Exhibit (k)(6)

EXECUTION COPY

INDENTURE

GSC INVESTMENT CORP. CLO 2007, LTD.
as Issuer,

GSC INVESTMENT CORP. CLO 2007, INC.
as Co-Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Custodian and Securities Intermediary

Dated as of January 22,2008

COLLATERALIZED DEBT OBLIGATIONS

ARTICLE 11 APPLICATION OF MONIES		189

Section 11.1	Disbursements of Monies from Payment Account	189
Section 11.2	Trust Account	196

ARTICLE 12 SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION		197

Section 12.1	Sale of Collateral Debt Securities and Reinvestment	197
Section 12.2	Eligibility Criteria and Trading Restrictions	200
Section 12.3	Conditions Applicable to all Transactions Involving Substitution	202
Section 12.4	Synthetic Securities	203

ARTICLE 13 NOTEHOLDERS’ RELATIONS		204

Section 13.1	Subordination	204
Section 13.2	Standard of Conduct	205
Section 13.3	Right to List of Holders	205

ARTICLE 14 MISCELLANEOUS		205

Section 14.1	Form of Documents Delivered to Trustee	205
Section 14.2	Acts of Noteholders and Subordinated Noteholders	206
Section 14.3	Notices, etc., to the Trustee, the Co-Issuers, the Collateral Manager, any Hedge Counterparty, Moody’s, S&P, the Subordinated Note Paying Agent, the Custodian and the Collateral Administrator	207
Section 14.4	Notices to Noteholders; Waiver	208
Section 14.5	Effect of Headings and Table of Contents	209
Section 14.6	Successors and Assigns	209
Section 14.7	Separability	209
Section 14.8	Benefits of Indenture	210
Section 14.9	Governing Law	210
Section 14.10	Submission to Jurisdiction	210
Section 14.11	Counterparts	210

ARTICLE 15 ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT AND HEDGE AGREEMENTS		210

Section 15.1	Assignment of Collateral Management Agreement and Hedge Agreement(s)	210

SCHEDULES

Schedule A	Collateral Debt Securities as of the Closing Date

Schedule B-1	Moody’s Industry Classification Group List
Schedule B-21	S&P Industry Classification Group List a
Schedule C	LIBOR Formul
Schedule D	Diversity Score Table
Schedule E	Determination of Recovery Rate Percentage

EXHIBITS

Exhibit A	Form of Regulation S Note
Exhibit B	Form of Rule 144A Note
Exhibit C-1	Form of Section 2.5 Transfer Certificate to Regulation S Note
Exhibit C-2	Form of Section 2.5 Transfer Certificate to Rule 144A Note
Exhibit D	Form of Certificate of Beneficial Ownership
Exhibit E	Form of Collateral Account Control Agreement
Exhibit F	Form of Opinion of Maples and Calder
Exhibit G	Form of Opinions of Stroock & Stroock & Lavan LLP
Exhibit H	Form of Opinion of Alston & Bird LLP
Exhibit I	Form of DTC Notice to Investors

INDENTURE, dated as of January 22, 2008, among GSC INVESTMENT CORP. CLO 2007, LTD., an exempted company with limited liability incorporated under the laws ofthe Cayman Islands (the “Issuer”), GSC INVESTMENT CORP. CLO 2007, INC., a corporation incorporated under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, called the “Trustee”), custodian and securities intermediary (the “Custodian” and the “Securities Intermediary,” respectively).

PRELIMINARY STATEMENT

The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. All covenants and agreements made by the Co Issuers herein are for the benefit and security ofthe Noteholders, the Collateral Manager, any Hedge Counterparties, the Collateral Administrator, the Subordinated Note Paying Agent, and the Trustee (collectively, the “Secured Parties”) and for the benefit of (but not as security for) the Subordinated Noteholders. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary to make this Indenture a valid agreement of the Co-Issuers in accordance with its terms have been done.

GRANTING CLAUSES

The Issuer hereby Grants to the Trustee, for the benefit ofthe Secured Parties all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all securities, loans, investments, accounts, instruments, financial assets, investment property, general intangibles, payment intangibles, chattel paper, documents, instruments, letter of credit rights, commercial tort claims, deposit accounts and all other property of any type or nature (subject, in the case of Synthetic Security Collateral, to the prior lien, if any, of the related Synthetic Security Counterparty) (the “Collateral”), including without limitation:

1.             all Collateral Debt Securities and Equity Securities, including any part thereof which consists of general intangibles or investment property (each, as defined in the UCC) that are (i) listed, as of the Closing Date, on Schedule A to this Indenture, (ii) listed, as of the Effective Date, on a schedule to be provided by the Issuer to the Trustee or (iii) Delivered or credited to the Trustee, or for which a Security Entitlement is delivered or credited to the Trustee or which are (or for which Security Entitlements are) credited to one or more ofthe Accounts on or after the Closing Date (directly or through the Securities Intermediary or a bailee) and, in each case, all payments thereon or with respect thereto;

2.             the Accounts;

3.             Eligible Investments purchased with funds on deposit in any Account, all funds on deposit in any Account and all income from the investments of funds in any Account;

4.             all Cash or Money delivered to the Trustee (or its bailee) including the Deposit;

5.             the Issuer’s rights under any Hedge Agreements (including any collateral pledged for the benefit of the Issuer thereunder);

6.             the Issuer’s rights under the Collateral Management Agreement as set forth in Article 15, the Collateral Administration Agreement and the Initial Purchase Agreement;

7.             any Synthetic Security Collateral subject to the prior lien of the Synthetic Security Counterparty; and

8.             all proceeds with respect to the foregoing;

excluding, however, the Excepted Property.

Such Grants are made to the Trustee in trust for the benefit of the Secured Parties, to secure, in accordance with the Priority of Payments, (i) the payment of all amounts due on the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise provided in this Indenture, including in Section 2.7, Article 5, Article 11 and Section 13.1, (ii) the payment of all other amounts owed under this Indenture, including without limitation, amounts payable to the Collateral Manager pursuant to the Collateral Management Agreement and amounts payable to any Hedge Counterparties under any Hedge Agreements and (iii) the Co-Issuers’ obligations under this Indenture, the Collateral Management Agreement and any Hedge Agreements (collectively, the “Secured Obligations”), all as provided in this Indenture.

Except to the extent otherwise provided in this Indenture, this Indenture shall constitute a security agreement under the laws ofthe State ofNew York applicable to agreements made and to be performed therein, for the benefit of the Secured Parties. Upon the occurrence of any Event of Default hereunder, and in addition to any other rights available under this Indenture or any other Instruments included in the Collateral held, subject to Section 6.16 hereof, for the benefit and security of the Secured Parties or otherwise available at law or in equity but subject to the terms hereof, the Trustee shall have all rights and remedies of a secured party on default under the laws of the State ofNew York and other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Indenture, to sell or apply any rights and other interests assigned or pledged hereby in accordance with the terms hereof at public and private sale.

The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein to the best of its ability such that the interests of the Secured Parties as stated herein may be adequately and effectively protected.

The Issuer hereby authorizes Stroock & Stroock & Lavan LLP to file, on behalf of the Trustee, a Record or Records (as such term is defined in the Uniform Commercial Code of the District of Columbia), including, without limitation, financing or continuation statements and amendments thereto, in all jurisdictions and with all filing offices as the Trustee may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Trustee in connection herewith. Such financing or continuation statements and amendments thereto may describe the collateral in the same manner as described in any security agreement or pledge agreement entered into by the parties in connection herewith or may contain an indication or description of collateral that describes such property in any other manner as the Trustee may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Trustee in connection herewith, including, without limitation, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired.”

ARTICLE 1

DEFINITIONS

Section 1.1               Definitions.

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

“Accountants’ Certificate”: A certificate of a firm of Independent certified public accountants of recognized international reputation appointed by the Collateral Manager on behalf of the Issuer pursuant to Section 10.7(a), which may be the firm of Independent accountants that audits the financial statements of the Issuer or the Collateral Manager.

“Accounts”: The Custodial Account, the Payment Account, the Interest Reserve Account, the Collection Account, the Expense Reserve Account, the Loan Funding Account, any Hedge Replacement Account, the Subordinated Note Distribution Account, the Quarterly Reserve Account, the Synthetic Letters of Credit Withholding Tax Account, any Hedge Termination Receipts Account and any Hedge Counterparty Collateral Account together with any successor accounts or replacements thereof.

“Act”: The meaning specified in Section 14.2.

“Administration Agreement”: The administration agreement, dated as of December 10, 2007, entered into between the Issuer and the Administrator, as amended from time to time.

“Administrative Expenses”: Amounts (including indemnities) due or accrued and unpaid with respect to any Payment Date to (i) the Trustee pursuant to Section 6.7; (ii) Moody’s for fees and expenses in connection with its rating ofNotes and credit estimate fees; (iii) S&P for fees and expenses in connection with its rating of the Notes, including ongoing surveillance fees and credit estimate fees with respect to the Notes and the Collateral Debt Securities; (iv) the Independent accountants, agents and counsel of the Issuer for fees and expenses; (v) the Collateral Administrator pursuant to the Collateral Administration Agreement; (vi) the Collateral

Manager pursuant to the Collateral Management Agreement (other than the Collateral Management Fees); (vii) the Subordinated Note Paying Agent pursuant to the Subordinated Note Paying Agency Agreement; (viii) the Administrator pursuant to the Administration Agreement in respect of certain services provided to the Issuer; (ix) any other Person in respect of any governmental fee, charge or tax (including, without limitation, Cayman Islands government registration and annual return fees and Registered Office fees); (x) the Initial Purchasers under the Initial Purchase Agreement and (xi) any other Person in respect of any other fees or expenses (other than Collateral Management Fees, but including any fees and expenses associated with effecting any Optional Redemption, Replacement or Pricing Amendment) permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture and the Notes; provided that Administrative Expenses shall not include amounts payable under any Hedge Agreement or under the Subordinated Notes.

“Administrator”: Maples Finance Limited, a licensed trust company incorporated in the Cayman Islands, acting in the capacity as administrator of the Issuer under the Administration Agreement, or any substitute Administrator duly appointed by the Board of Directors of the Issuer and in accordance with the Administration Agreement.

“Affiliate” or “Affiliated”: With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing; provided, that for the avoidance of doubt, the Affiliates of the Issuer shall not include the Administrator or any companies, other than the Issuer, controlled by the Administrator solely by virtue of such control or to which the Administrator provides directors and/or acts as Share Trustee.

“Aged Defaulted Obligations”: All Defaulted Obligations (including any Exchanged Defaulted Obligations received in exchange for Defaulted Obligations) that have been Defaulted Obligations for more than one month.

“Agent Members”: Members of, or participants in, a Depository.

“Aggregate Excess Spread”: As of any date of determination, the amount obtained by multiplying:

(a)              the amount (not less than zero) equal to LIBOR applicable to the Notes during the applicable Interest Accrual Period in which such date of determination occurs minus 0.25%; by

(b)              the amount (not less than zero) equal to (i) the aggregate principal amount of all Floating Rate Collateral Debt Securities (other than any Deferred Interest Obligations to the extent of any non-cash interest and the unfunded portion of any Delayed-Draw Loan or any

Revolving Credit Facility), as of such date of determination minus (ii) the Effective Date Par Amount.

“Aggregate Outstanding Amount”: When used with respect to any ofthe Notes or the Subordinated Notes, as of any date of determination, the aggregate principal amount of such Notes or Subordinated Notes Outstanding as of such date of determination (including, in the case of the Class C Notes, Class D Notes and Class E Notes, any Deferred Interest previously added to the principal amount of such Notes that remains unpaid).

“Applicable Recovery Rate”: With respect to any Collateral Debt Security, the lower of (A) the Moody’s Recovery Rate (for the category of assets of which such Collateral Debt Security is an example) for such Collateral Debt Security and (B) the Standard & Poor’s Recovery Rate (for the category of assets of which such Collateral Debt Security is an example) for such Collateral Debt Security and the rating corresponding to the rating on the Controlling Class.

“Applicable Threshold”: With respect to the Due Period immediately preceding the date of any Tax/Regulatory Redemption or proposed Tax/Regulatory Redemption, 5% or more of the aggregate interest payments on all of the Collateral Debt Securities during such Due Period.

“Asset Specific Counterparty”: The counterparty under any Asset Specific Hedge or any permitted assignee or successor under any Asset Specific Hedge (x) the Moody’s rating of which is at least equal to the rating required by clause (B) of the definition of”Minimum Rating” upon the date of entry into the Asset Specific Hedge and (y) the short-term credit rating of which is “A-1” by S&P or, if no short-term credit rating exists, the long-term credit rating of which is “A+” by S&P upon the date of entry into the Asset Specific Hedge or with respect to which Rating Agency Confirmation has been received.

“Asset Specific Hedge”: Any interest rate cap, swap or other agreement entered into between the Issuer and an Asset Specific Counterparty that addresses interest rate exposure in connection with the purchase or holding by the Issuer of a specified Fixed Rate Collateral Debt Security, and that entitles the Issuer to receive from the related Asset Specific Counterparty payments based on 3-month LIDOR, in the case of an obligation on which interest payments are made quarterly, or 6-month LIBOR, in the case of any obligation on which interest payments are made semi-annually, in each case at prevailing market rates, as determined by the Collateral Manager at the date of execution of such agreement. In addition to the foregoing, each Asset Specific Hedge will be subject to the following conditions: (a) the initial notional balance of each Asset Specific Hedge shall be equal to the scheduled principal amount of the related Asset Specific Hedged Collateral Debt Security, determined as of the effective date of each Asset Specific Hedge; (b) each Asset Specific Hedge will amortize according to the same schedule as (or according to the expected amortization of, as determined by the Collateral Manager) and terminate on or prior to the maturity date of, the related Asset Specific Hedged Collateral Debt Security; (c) the payment dates ofthe Asset Specific Hedge must match the payment dates of either the related Asset Specific Hedged Collateral Debt Security, or the Notes; (d) if the related Asset Specific Hedged Collateral Debt Security is sold by the Issuer, the Asset Specific Hedge must be terminated (and the Asset Specific Hedge shall be terminated in such circumstance) and the amount due or received in connection with such termination will be subtracted from or added to the Sale Proceeds received in connection with such sale; (e) if the related Asset Specific Hedged Collateral Debt Security is called or prepaid, the Asset Specific Hedge must be terminated (and the Asset Specific Hedge shall be terminated in such circumstance) and any amount received in connection with such termination will be considered Sale Proceeds and any amount payable in connection with such termination will be paid first from any call, redemption and prepayment premiums received from such related Asset Specific Hedged Collateral Debt Security and second from the Principal Proceeds received from such related Asset Specific Hedged Collateral Debt Security; (f) each Asset Specific Hedge will contain appropriate limited recourse and non-petition provisions that are equivalent (mutatis mutandis) to those contained in Sections 2.7(j) and 5.4(e) and are expressed to survive any termination of such Asset Specific Hedge; and (g) receipt by the Issuer of Rating Agency Confirmation (and, in the case of S&P, the recovery rate assigned by S&P) at the inception of any Asset Specific Hedge and receipt by the Issuer of a Rating Agency Confirmation from Moody’s upon termination of any Asset Specific Hedge (other than (x) in the case of a sale, exchange, transfer or other disposition of or the default of the related Asset Specific Hedged Collateral Debt Security or (y) a termination in respect of which no termination payment is payable by the Issuer (or the Trustee on its behalf)).

“Asset Specific Hedged Collateral Debt Security”: Any Fixed Rate Collateral Debt Security that is the subject of an Asset Specific Hedge. Such Asset Specific Hedged Collateral Debt Security will be considered a Floating Rate Collateral Debt Security and will be deemed to pay interest at the floating rate coupon resulting from adjusting the fixed rate coupon of the Fixed Rate Collateral Debt Security by the related Asset Specific Hedge. If such Asset Specific Hedged Collateral Debt Security is callable, the call premium of such Asset Specific Hedged Collateral Debt Security must be either a fixed call premium of at least 2% (at the time of purchase) or a make-whole call premium.

“Assumed Reinvestment Rate”: With respect to any account or fund securing the Notes, LIBOR determined as of the most recent LIBOR Determination Date minus 0.50% per annum; provided that in no event shall the “Assumed Reinvestment Rate” be less than 1%.

“Attached Equity Security”: Any Collateral Debt Security with a warrant, equity option, conversion feature or other equity feature that is purchased as a component of such Collateral Debt Security or in combination therewith.

“Attached Margin Security”: An Attached Equity Security constituting Margin Stock.

“Authenticating Agent”: With respect to any Class of the Notes, the Person designated by the Trustee to authenticate such Notes, on behalf of the Trustee pursuant to Section 6.14.

“Authorized Officer”: With respect to the Issuer or the Co-Issuer, any Officer who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer. With respect to the Collateral Manager, any officer, employee or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to U.S. Bank, in any of its capacities hereunder including, but not limited to, its capacity as

Collateral Administrator or as Custodian, any officer, employee or agent of U.S. Bank, who is authorized to act for U.S. Bank, in matters relating to, and binding upon, U.S. Bank, with respect to the subject matter of the request, certificate or order in question. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any Person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

“Available Subordinated Note Financed Amount”: As of any date of determination, an amount equal to the Subordinated Note Financed Amount, reduced by the aggregate purchase price of all Attached Margin Securities (including, with respect to any Attached Margin Security that constitutes a Revolving Credit Facility or a Delayed-Draw Loan, the amount on deposit in the Loan Funding Account with respect to such Attached Margin Security) that are included in the Collateral as of such date of determination.

“Average Life”: On any Measurement Date with respect to any Collateral Debt Security, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (rounded to the nearest one tenth thereof) from such Measurement Date to the respective dates of each successive Scheduled Distribution of principal of such Collateral Debt Security and (ii) the respective amounts of principal of such Scheduled Distribution by (b) the sum of all successive Scheduled Distributions of principal on such Collateral Debt Security. For purposes of this definition, the Scheduled Distributions in respect of a Collateral Debt Security shall include the par amount thereof (or such greater amount, if applicable) on the earliest date that a put option to the issuer of such security (or other equivalent right) may be exercised by the Issuer at a price that is equal to or greater than the par amount of such security or obligation.

“Balance”: On any date, with respect to Cash or Eligible Investments in any account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts, repurchase obligations and Reinvestment Agreements; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

“Bankruptcy Code”: The United States Bankruptcy Code, Title 11 of the United States Code, as amended from time to time (or any corresponding provisions of succeeding law) and/or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands.

“Benefit Plan Investor”: Any (A) “employee benefit plan” (as defined in Section 3(3) of ERISA), subject to the fiduciary responsibility provisions of Title I of ERISA, (B) “Plan” (as defined in Section 4975(e)(l) of the Code), subject to Section 4975 of the Code, including without limitation individual retirement accounts and Keogh Plans, or (C) entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in such entity, including without limitation, as applicable, an insurance company general account or a wholly owned subsidiary thereof.

“Board of Directors”: With respect to the Issuer, the directors of the Issuer duly appointed by the shareholders or the Board of Directors of the Issuer and with respect to the Co Issuer, the directors of the Co-Issuer duly appointed by the stockholders of the Co-Issuer.

“Board Resolution”: With respect to the Issuer, a resolution of the Board of Directors of the Issuer and with respect to the Co-Issuer, a resolution ofthe Board ofDirectors ofthe Co-Issuer.

“Bond”: A publicly issued or privately placed debt obligation of a corporation or other entity that is organized under the laws of any Moody’s Group Country or Tax Advantaged Jurisdiction (or any state or political subdivision thereof) which debt obligation is not a Loan or a Structured Finance Security and is able to be granted to the Trustee pursuant to this Indenture.

“Bond Obligation”: Any Bond or Synthetic Security the Reference Obligation with respect to which is a Bond.

“Bridge Security”: Any Collateral Debt Security that is a debt obligation incurred in connection with an actual or proposed merger, acquisition, consolidation, sale of all or substantially all of the assets of a person or entity, restructuring (other than a bankruptcy or similar restructuring) or similar transaction, which debt obligation by its terms is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions will have provided the issuer of such debt obligation with a binding written commitment to provide the same); provided, that each Bridge Security must be publicly rated by Moody’s or has been issued a credit estimate by Moody’s.

“Business Day”: Any day other than (i) Saturday or Sunday or (ii) a day on which banking institutions are authorized or obligated by applicable law, regulation or executive order to close in New York, New York, or the city in which the Corporate Trust Office is located (which, initially, shall be Charlotte, NC); provided that, if any action is required of the Irish Paying Agent, then, for purposes of determining when such Irish Paying Agent action is required, Dublin, Ireland shall be considered in determining the “Business Day.”

“Calculation Agent”: The meaning specified in Section 7.16.

“Cash”: Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

“CDS Principal Balance”:

(a) For the period commencing on the Closing Date and ending immediately prior to (and not including) the Effective Date, the Effective Date Par Amount; and

(b) On and after the Effective Date, without duplication, the aggregate principal balance (including, with respect to Revolving Credit Facilities and Delayed Draw Loans, amounts on deposit in the Loan Funding Account in respect of the unfunded portion thereof) of:

(i)            Collateral Debt Securities (excluding Defaulted Obligations and Equity Securities);

(ii)           Eligible Investments purchased with, and Cash constituting, Principal Proceeds;

(iii)          Eligible Investments purchased with, and Cash constituting, Unused Proceeds; and

(iv)          Purchased Accrued Interest.

provided, however, that any portion of such principal balance consisting of deferred or capitalized interest on a PIK Security or a Partial PIK Security shall be excluded.

“CERT”: A test that is satisfied if, as of any Determination Date related to the first Payment Date and any subsequent Measurement Date occurring during the Reinvestment Period, the Class E Overcollateralization Ratio is at least 105.1%.

“Certificate of Authentication”: The meaning specified in Section 2.1.

“Certificated Notes”: Notes issued in definitive, certificated form.

“Certificated Security”: The meaning specified in Section 8-102(a)(4) ofthe UCC.

“Class”: Each ofthe Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes, in any case, as the context may require.

“Class A Break Even Default Rate”: As of any Measurement Date, the maximum percentage of defaults which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application ofthe S&P CDO Monitor), such that after giving effect to S&P’s assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class A Notes in full by their Stated Maturity and the timely payment of interest on the Class A Notes.

“Class A Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of Class A Notes.

“Class A Interest Distribution Amount”: With respect to any Payment Date, the aggregate amount of interest accrued, at the Class A Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class A Notes on the first day of such Interest Accrual Period (after giving effect to any redemption ofthe Class A Notes on such first day).

“Class A Interest Rate”: With respect to any Class A Note for each Interest Accrual Period, the annual rate at which interest accrues on such Class A Note, which shall be equal to LIBOR for such Interest Accrual Period plus 0.75% per annum.

“Class A Loss Differential”: As of any Measurement Date, the rate calculated by subtracting the Class A Scenario Default Rate on such date from the Class A Break Even Default Rate on such date.

“Class A Notes”: The Class A Floating Rate Senior Notes due 2020.

“Class A Scenario Default Rate”: As of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of “AAA” by S&P, determined by application of the S&P CDO Monitor Test on such date.

“Class A/B Coverage Test”: A test comprised of the Class A/B Interest Coverage Ratio Test and the Class A/B Overcollateralization Ratio Test.

“Class A/B Interest Coverage Ratio”: As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) the Interest Coverage Numerator by (ii) the sum of (y) the Class A Interest Distribution Amount and (z) the Class B Interest Distribution Amount due on such Measurement Date (or, if such Measurement Date is not a Payment Date, the immediately succeeding Payment Date).

“Class A/B Interest Coverage Ratio Test”: A test that is satisfied if, on any Measurement Date occurring on or after the Determination Date related to the second Payment Date, the Class A/B Interest Coverage Ratio is at least 120.0%.

“Class A/B Overcollateralization Ratio”: As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) the Principal Collateral Value minus the sum of (x) the Excess Triple C Amount and (y) the Discount Amount; by (ii) the sum of the Aggregate Outstanding Amounts of the Class A Notes and the Class B Notes.

“Class A/B Overcollateralization Ratio Test”: A test that is satisfied if, as of any Measurement Date, the Class A/B Overcollateralization Ratio is at least 115.1%.

“Class B Break Even Default Rate”: As of any Measurement Date, the maximum percentage of defaults which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application ofthe S&P CDO Monitor), such that after giving effect to S&P’s assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class B Notes in full by their Stated Maturity and the timely payment of interest on the Class B Notes.

“Class B Interest Amount”: With respect to each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of Class B Notes.

“Class B Interest Distribution Amount”: With respect to any Payment Date, the aggregate amount of interest accrued, at the Class B Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class B Notes on the first day of such Interest Accrual Period (after giving effect to any redemption of the Class B Notes on such first day).

“Class B Interest Rate”:  With respect to any Class B Note, for each Interest Accrual Period, the annual rate at which interest accrues on such Class B Note, which shall be equal to LIBOR for such Interest Accrual Period plus 2.50% per annum.

“Class B Loss Differential”: As of any Measurement Date, the rate calculated by subtracting the Class B Scenario Default Rate on such date from the Class B Break Even Default Rate on such date.

“Class B Notes”:  The Class B Floating Rate Senior Notes due 2020.

“Class B Scenario Default Rate”:  As of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of “AA” by S&P, as determined by application of the S&P CDO Monitor Test on such date.

“Class C Break Even Default Rate”:  As of any Measurement Date, the maximum percentage of defaults which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application of the S&P CDO Monitor), such that after giving effect to S&P’s assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class C Notes in full by their Stated Maturity and the ultimate payment of interest on the Class C Notes.

“Class C Coverage Test”:  A test comprised of the Class C Overcollateralization Ratio Test and the Class C Interest Coverage Ratio Test.

“Class C Deferred Interest”:  The meaning specified in Section 2.7(a)(ii).

“Class C Interest Amount”:  With respect to each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of Class C Notes.

“Class C Interest Coverage Ratio”:  As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) the Interest Coverage Numerator by (ii) the sum of (x) the Class A Interest Distribution Amount, (y) the Class B Interest Distribution Amount and (z) the Class C Interest Distribution Amount due on such Measurement Date (or, if such Measurement Date is not a Payment Date, the immediately succeeding Payment Date).

“Class C Interest Coverage Ratio Test”:  A test that is satisfied on any Measurement Date occurring on or after the Determination Date related to the second Payment Date, if the Class C Interest Coverage Ratio is at least 114.0%.

“Class C Interest Distribution Amount”:  With respect to any Payment Date, the aggregate amount of interest accrued, at the Class C Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class C Notes on the first day of such Interest Accrual Period (after giving effect to any redemption of the Class C Notes on such first day).

“Class C Interest Rate”:  With respect to any Class C Note for each Interest Accrual Period, the annual rate at which interest accrues on such Class C Note, which shall be equal to LIBOR for such Interest Accrual Period plus 3.75% per annum.

“Class C Loss Differential”:   As of any Measurement Date, the rate calculated by subtracting the Class C Scenario Default Rate on such date from the Class C Break Even Default Rate on such date.

“Class C Notes”:  The Class C Deferrable Floating Rate Notes due 2020.

“Class C Overcollateralization Ratio”:  As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) Principal Collateral Value minus the sum of (x) the Excess Triple C Amount and (y) the Discount Amount; by (ii) the sum of the Aggregate Outstanding Amounts of the Class A Notes, the Class B Notes and the Class C Notes.

“Class C Overcollateralization Ratio Test”:  A test that is satisfied if, as of any Measurement Date, the Class C Overcollateralization Ratio is at least 111.8%.

“Class C Scenario Default Rate”:  As of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of “A” by S&P, as determined by application of the S&P CDO Monitor Test on such date.

“Class D Break Even Default Rate”:  As of any Measurement Date, the maximum percentage of defaults which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application of the S&P CDO Monitor), such that after giving effect to S&P’s assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for the payment of the Class D Notes in full by their Stated Maturity and the ultimate payment of interest on the Class D Notes.

“Class D Coverage Test”:  A test comprised of the Class D Overcollateralization Ratio Test and the Class D Interest Coverage Ratio Test.

“Class D Deferred Interest”:  The meaning specified in Section 2.7(a)(iii).

“Class D Interest Amount”:  With respect to each LIBOR Determination Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of Class D Notes.

“Class D Interest Coverage Ratio”:  As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) the Interest Coverage Numerator by (ii) the sum of(w) the Class A Interest Distribution Amount, (x) the Class B Interest Distribution Amount, (y) the Class C Interest Distribution Amount and (z) the Class D Interest Distribution Amount due on such Measurement Date (or, if such Measurement Date is not a Payment Date, the immediately succeeding Payment Date).

“Class D Interest Coverage Ratio Test”:  A test that is satisfied on any Measurement Date occurring on or after the Determination Date related to the second Payment Date, if the Class D Interest Coverage Ratio is at least 110.0%.

“Class D Interest Distribution Amount”:   With respect to any Payment Date, the aggregate amount of interest accrued, at the Class D Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class D Notes on the first day of such Interest Accrual Period (after giving effect to any redemption of the Class D Notes on such first day).

“Class D Interest Rate”:   With respect to any Class D Note for each Interest Accrual Period, the annual rate at which interest accrues on such Class D Nate, which shall be equal to LIBOR for such Interest Accrual Period plus 4.70% per annum.

“Class D Loss Differential”:  As of any Measurement Date, the rate calculated by subtracting the Class D Scenario Default Rate on such date from the Class D Break Even Default Rate on such date.

“Class D Notes”:  The Class D Deferrable Floating Rate Notes due 2020.

“Class D Overcollateralization Ratio”:  As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) Principal Collateral Value minus the sum of (x) the Excess Triple C Amount and (y) the Discount Amount; by (ii) the sum of the Aggregate Outstanding Amounts of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes.

“Class D Overcollateralization Ratio Test”:  A test that is satisfied if, as of any Measurement Date, the Class D Overcollateralization Ratio is at least 107.2%.

“Class D Scenario Default Rate”:  As of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of “BBB” by S&P, as determined by application of the S&P CDO Monitor Test on such date.

“Class E Break Even Default Rate”:  As of any Measurement Date, the maximum percentage of defaults which the Current Portfolio or the Proposed Portfolio, as applicable, can sustain (as determined through application of the S&P CDO Monitor), such that after giving effect to S&P’s  assumptions on recoveries and timing of defaults and interest rates and to the Priority of Payments, will result in sufficient funds remaining for the payment ofthe Class E Notes in full by their Stated Maturity and the ultimate payment of interest on the Class E Notes.

“Class E Deferred Interest”:  The meaning specified in Section 2.7(a)(iv).

“Class E Interest Amount”:   With respect to each LIBOR Determination  Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 outstanding principal amount of Class E Notes.

“Class E Interest Distribution Amount”:   With respect to any Payment Date, the aggregate amount of interest accrued, at the Class E Interest Rate, during the related Interest Accrual Period on the Aggregate Outstanding Amount of the Class E Notes on the first day of such Interest Accrual Period (after giving effect to any redemption of the Class E Notes on such first day).

“Class E Interest Rate”:  With respect to any Class E Note for each Interest Accrual Period, the annual rate at which interest accrues on such Class E Note, which shall be equal to LIBOR for such Interest Accrual Period plus 6.45% per annum.

“Class E Loss Differential”:   As of any Measurement Date, the rate calculated by subtracting the Class E Scenario Default Rate on such date from the Class E Break Even Default Rate on such date.

“Class E Notes”:  The Class E Deferrable Floating Rate Notes due 2020.

“Class E Overcollateralization Ratio”:  As of any Measurement Date, the ratio (expressed as a percentage) obtained by dividing: (i) Principal Collateral Value minus the sum of (x) the Excess Triple C Amount and (y) the Discount Amount; by (ii) the sum of the Aggregate Outstanding Amounts of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Class E Overcollateralization Ratio Test”:  A test that is satisfied if, as of any Measurement Date, the Class E Overcollateralization Ratio is at least 104.3%.

“Class E Scenario Default Rate”:  As of any Measurement Date, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with a rating of “BB” by S&P, as determined by application of the S&P CDO Monitor Test on such date.

“Clearing Agency”:  An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation”:   The meaning specified in Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security”:  A Collateral Debt Security that is a security that is (i) in bearer form or endorsed in blank by an appropriate Person or (ii) registered in the name of a Clearing Corporation or the nominee of such Clearing Corporation and, if a Certificated Security, is held in the custody of such Clearing Corporation.

“Clearstream”: Clearstream Banking, societe anonyme, a limited liability company organized under the laws of the Grand Duchy of Luxembourg, and any successor or successors thereto.

“Clearstream Security”:   A “security” (as defined in Section 8-102(a)(15) ofthe UCC) that (i) is a debt or equity security and (ii) is capable of being transferred to the Custodian’s account at Clearstream pursuant to Section 3.3(b) and the definition of “Deliver,” whether or not such transfer has occurred.

“Closing Date”:  January 22, 2008.

“Code”:   The United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Co-Issuer”:  GSC Investment Corp. CLO 2007, Inc., a corporation incorporated under the laws of the State of Delaware, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Co-Issuer” shall mean such successor Person.

“Co-Issuers”:  The Issuer and the Co-Issuer.

“Collateral”: The meaning specified in the Granting Clauses hereof.

“Collateral Account Control Agreement”:   The Collateral Account Control Agreement, dated as of the date hereof, between the Issuer, as debtor, the Trustee, as Secured Party, and U.S. Bank, as Securities Intermediary, as amended from time to time in accordance with the provisions hereof and thereof, in substantially the form attached hereto as Exhibit E.

“Collateral Administration Agreement”: The Collateral Administration Agreement, dated as of January 22, 2008, among the Issuer, the Collateral Manager and the Collateral Administrator, relating to certain administrative duties with respect to the Collateral, as amended from time to time in accordance with the terms hereof and thereof.

“Collateral Administrator”:   U.S. Bank National Association, in its capacity as collateral administrator under the Collateral Administration Agreement, until a successor Person shall become the collateral administrator pursuant to the provisions of the Collateral Administration Agreement, and thereafter “Collateral Administrator” shall mean such successor Person.

“Collateral Debt Security”:   Any asset that, as of the date of its acquisition (or commitment by the Issuer to acquire such asset):

(A)                               is:                                    (i)                                     a Loan Obligation; or

(ii)                                  a Bond Obligation; or

(iii)                               a Structured Finance Security; or

(iv)                              a Synthetic Security; and

(B)                               that:

(1)                                 is Dollar denominated and is not convertible into, or payable in, any other currency;

(2)                                 the obligor thereon or issuer thereof is organized in a Non-Emerging Market Country;

(3)                                 except with respect to a Deliverable Asset, is not a Credit Risk Obligation or a Defaulted Obligation (other than a Current Pay Obligation or an Exchanged Defaulted Obligation) (assuming solely for the purposes hereof that the reference in each such definition to a “Collateral Debt Security” is a reference to an obligation that would be a Collateral Debt Security but for this subclause (3));

(4)                                 except with respect to a Deliverable Asset, is not the subject of an Offer (other than an Offer to exchange such security for a security that constitutes a Collateral Debt Security and that such Offer is registered under the Securities Act or such security is issued pursuant to Rule 144A (or another exemption from registration) under the Securities Act, where the replacement security would have terms that are similar to, or more favorable to the Issuer than, the security being exchanged) and has not been called for redemption;

(5)                                 does not provide at any time over its life for conversion or exchange into an Equity Security, except at the option of the holder thereof;

(6)                                 is eligible to be entered into by, or sold, assigned or participated to, the Issuer and pledged to the Trustee;

(7)                                 any payments on such security or other asset are not subject to withholding tax if such asset is owned by the Issuer, unless the issuer or obligor thereunder (and the guarantor, if any) is required to make “gross-up” payments that cover the full amount of any such withholding tax (except in the case of (A) the equity component of any Attached Equity Securities and (B) withholding taxes with respect to commitment fees associated with the Collateral Debt Securities constituting Revolving Credit Facilities, Synthetic Letters of Credit or Delayed-Draw Loans);

(8)                                 is not a debt obligation pursuant to which future advances or payments may be required to be made by the holder thereof, other than a Synthetic Security, a Delayed-Draw Loan or a Revolving Credit Facility;

(9)                                 is an asset with a Moody’s Rating and an S&P Rating or is guaranteed as to the timely payment of principal and interest by the government of the United States or any agency or instrumentality thereof (provided, that the long-term debt of such agency or instrumentality is rated “Aaa” by Moody’s and “AAA” by S&P);

(10)                          with respect to any asset that is not a Synthetic Security, provides for payment in Cash of an amount of principal over the life of such security or obligation or at its stated maturity that is at least equal to its stated principal balance at the time of purchase or the time of maturity, with respect to Delayed Draw Loans and Revolving Credit Facilities;

(11)                          is not a debt security or loan whose S&P rating includes an “r,” “t,” “p,” “pi” or “q” subscript, unless the Issuer obtains Rating Agency Confirmation (from S&P only);

(12)                          is not a lease;

(13)                          is not a PIK Security that has any deferred or capitalized interest outstanding, unless such PIK Security is a Partial PIK Security or the payment of interest has resumed and the Collateral Manager, in its commercially reasonable judgment, expects the issuer of or obligor on such PIK Security to continue making such interest payments;

(14)                          with respect to any asset that is not a Synthetic Security or Attached Equity Security, is Registered (unless such asset is described in subclause (7) ofthis definition);

(15)                          if such asset is an Attached Equity Security, such asset satisfies the Equity Purchase Restriction;

(16)                          is not an obligation that, by its terms, provides for a decrease in coupon payments over time, unless such obligation is a loan or debt security or a Synthetic Security the coupon payments on which are subject to decrease as a result of an objective improvement in the creditworthiness of the obligor thereof (or, as applicable, the related Reference Obligation or Reference Obligor);

(17)                          is not an obligation or a security of an issuer or obligor located in a country that on the date such obligation or security is acquired by the Issuer, imposes foreign exchange controls that effectively limit the availability or use of Dollars to make when due the scheduled payments of principal of and interest on such obligation or security;

(18)                          provides for payment of interest at least semi-annually (except with respect to a Zero Coupon Security);

(19)                          will not cause either of the Co-Issuers or the pool of Collateral to become an investment company required to be registered under the Investment Company Act;

(20)                          is an asset, the terms of which have been fully negotiated prior to the date of the Issuer’s commitment to acquire such asset;

(21)                          is not an obligation whose repayment is subject to substantial non-credit related risk, as determined by the Collateral Manager in its commercially reasonable judgment, but in any event, is not a catastrophe bond;

(22)                          is not a U.S. Real Property Interest within the meaning of Section 897 ofthe Code;

(23)                          if such security is a Synthetic Security, then: (a) any Deliverable Asset that may be delivered in settlement of such Synthetic Security meets, at the time the Issuer acquires such Synthetic Security, this definition, (b) such Synthetic Security does not include any credit events other than “Failure to Pay’’ and “Bankruptcy”, (c)

each credit event is settled only through a physical delivery of a Deliverable Asset to the Issuer; (d) if a Reference Obligation is designated in the Synthetic Security, the applicable Reference Obligation has, in the judgment of the Collateral Manager, a Market Value greater than 80% of par (on the date on which the Issuer agrees to acquire or enter into the applicable Synthetic Security); (e) if a Reference Obligation is designated in the Synthetic Security and the Reference Obligation is a Senior Secured Loan, the Deliverable Asset must be a Senior Secured Loan, secured by a first priority security interest, which ranks at least pari passu with the Reference Obligation; (f) the “Deliverable Obligation Category” of the Deliverable Assets pursuant to such Synthetic Security does not include “Payment”; and (g) the “Deliverable Obligation Characteristics” of the Deliverable Assets pursuant to the applicable Synthetic Security includes “Not Subordinated”;

(24)                          if the issuer of the security is a U.S. entity or is engaged in a U.S. trade or business (for U.S. federal income tax purposes), the security is either not an equity interest (other than a grantor trust interest in securities that would qualify under this subclause (24)) for U.S. federal income tax purposes or the issuer is a corporation for U.S. federal income tax purposes;

(25)                          if the security is a debt obligation for U.S. federal income tax purposes (or a grantor trust interest in debt obligations for U.S. federal income tax purposes), such debt obligations are issued after July 18, 1984 and the debt obligations (or, in the case of a grantor trust, such grantor trust interests) are in registered form for federal income tax purposes; and

(26)                          if acquired would not cause the Issuer to be engaged in a U.S. trade or business (for U.S. federal income tax purposes) or otherwise subject the Issuer to taxation.

A debt security which is exchanged for, or results from an amendment, modification or waiver of the terms of, a Collateral Debt Security, pursuant to an Offer shall be deemed to be delivered for all purposes of this Indenture (including the Reinvestment Criteria) as of the date of such exchange, amendment, modification or waiver.

“Collateral Management Agreement”: The Collateral Management Agreement, dated as of January 22, 2008, between the Issuer and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.

“Collateral Management Fees”:  The Senior Collateral Management Fee, the Subordinated Collateral Management Fee and the Incentive Management Fee.

“Collateral Manager”:  GSC Investment Corp., a non-diversified closed end investment company that has elected to be treated as a business development company under the Investment Company Act incorporated in the State of Maryland, in its capacity as Collateral Manager under the Collateral Management Agreement until a successor Person shall become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter “Collateral Manager” shall mean such successor Person.

“Collateral Manager Securities”:  Any Securities held by the Collateral Manager, an Affiliate of the Collateral Manager or any other entity as to which the Collateral Manager or an Affiliate has discretionary authority over the voting of such Securities; provided that “Collateral Manager Securities” shall not include Securities held by an entity for which the Collateral Manager or an Affiliate acts as external investment adviser, if the voting of such Securities with respect to the matter in question is in fact directed by a board of directors or similar governing body with a Majority of members that are independent from the Collateral Manager and its Affiliates.

“Collateral Quality Test Modification”:  The meaning specified in Section 8.1.

“Collateral Quality Tests”:  The Diversity Test, the Weighted Average Life Test, the Weighted Average Spread Test, the Weighted Average Coupon Test, the Weighted Average Rating Test, the Moody’s Weighted Average Recovery Rate Test, the S&P Weighted Average Recovery Rate Test and the S&P CDO Monitor Test.

“Collection Account”:  The Note Financed Collection Account and the Subordinated Note Financed Collection Account.

“Company Announcements Office”:  The Company Announcements Office of the Irish Stock Exchange.

“Controlling Class”:  The Class A Notes, so long as any Class A Notes are Outstanding, then (after the Class A Notes are no longer Outstanding) the Class B Notes, so long as any Class B Notes are Outstanding, then (after the Class B Notes are no longer Outstanding) the Class C Notes, so long as any Class C Notes are Outstanding, then (after the Class C Notes are no longer Outstanding) the Class D Notes, so long as any Class D Notes are Outstanding, then (after the Class D Notes are no longer Outstanding) the Class E Notes, so long as any Class E Notes are Outstanding and then (after the Class E Notes are no longer Outstanding) the Subordinated Notes.

“Controlling Person”:  Any Person, other than a Benefit Plan Investor, exercising control over the assets of the entity or providing investment advice to the entity for a fee (direct or indirect) or any affiliate of such Person.

“Corporate Trust Office”:  The principal corporate trust office of the Trustee, currently located at 214 North Tryon Street, 26th Floor, Charlotte, North Carolina, 28202, Attention: CDO Trust Services — GSC Investment Corp. CLO 2007, Ltd. or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Collateral Manager, the Custodian, the Collateral Administrator and the Co-Issuers or the principal corporate trust office of any successor Trustee.

“Coverage Test Modification”:  The meaning specified in Section 8.1.

“Coverage Tests”:  The Overcollateralization Ratio Tests and the Interest Coverage Ratio Tests.

“Credit Improved Objective Criteria”:   Criteria satisfied with respect to a Collateral Debt Security if the Collateral Manager, in its commercially reasonable judgment, believes such Collateral Debt Security has improved in credit quality or has improved financial prospects and:

(A)                                       such Collateral Debt Security has been upgraded by at least one rating subcategory by Moody’s or put on a watch list for possible upgrade by Moody’s since the date it was acquired by the Issuer; or

(B)                                       (x) in the case of a Bond Obligation, such Bond Obligation has changed in Market Value during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either 3% more positive, or 3% less negative, as the case may be, than the percentage change in the Merrill Lynch High Yield Index, Bloomberg ticker JOAO, Average Price Option, over the same period or (y) in the case of a Loan Obligation, such Loan Obligation has changed in Market Value during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either 0.50% more positive, or 0.50% less negative, as the case may be, than the percentage change in the average price of an Eligible Loan Index over the same period; or

(C)                                       such Collateral Debt Security has experienced a decrease in credit spread (x) by 0.5% or more, in the event that the original credit spread was 4% or more, (y) by 0.375% or more, in the event that the original credit spread was 2% or more but less than 4% or (z) by 0.25% or more, in the event that the original credit spread was under 2%, in each case since the date on which such Collateral Debt Security was purchased by or on behalf of the Issuer.

“Credit Improved Obligation”:   Any Collateral Debt Security that, in the Collateral Manager’s commercially reasonable judgment, has significantly improved in credit quality or has improved financial prospects or that meets the Credit Improved Objective Criteria.

“Credit Risk Objective Criteria”:  Any Collateral Debt Security that, in the Collateral Manager’s commercially reasonable judgment, has a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Obligation and:

(A)                                        such Collateral Debt Security has been downgraded by at least one rating subcategory by Moody’s or put on a watch list for possible downgrade by Moody’s since the date it was acquired by the Issuer; or

(B)                                        (X) in the case of a Bond Obligation, such Bond Obligation has changed in Market Value during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either 3% more negative, or 3% less positive, as the case may be, than the percentage change in the Merrill Lynch High Yield Index, Bloomberg ticker JOAO, Average Price Option, over the same period or (Y) in the case of a Loan Obligation, such Loan Obligation has changed in Market Value during the period from the date on which it was acquired by the Issuer to the date of determination by a percentage either 0.50% more negative, or 0.50% less positive, as the case may be, than the percentage change in the average price of an Eligible Loan Index over the same period; or

(C)                                          such Collateral Debt Security has experienced an increase in credit spread (x) by 0.5% or more, in the event that the original credit spread was 4% or more, (y) by 0.375% or more, in the event that the original credit spread was 2% or more but less than 4%, or (z) by 0.25% or more, in the event that the original credit spread was under 2%, in each case since the date on which such Collateral Debt Security was purchased by or on behalf of the Issuer; or

(D)                                       such Collateral Debt Security is not current on scheduled Cash interest payments due to a deferral of interest provision.

“Credit Risk Obligation”:   Any Collateral Debt Security that, in the Collateral Manager’s commercially reasonable judgment, has a significant risk of declining in credit quality and, with lapse of time, becoming a Defaulted Obligation or that meets the Credit Risk Objective Criteria.

“Current Pay Obligation”:   A Collateral Debt Security (other than a DIP Loan) that would otherwise be a Defaulted Obligation but as to which (i) no scheduled interest or principal payments (including previously deferred interest) are currently due and payable and unpaid, (ii) if the issuer of or obligor on such Collateral Debt Security is subject to a bankruptcy proceeding, a bankruptcy court has authorized the payment of interest due and payable on such Collateral Debt Security, (iii) has a Moody’s Rating of at least “Caa2” (if rated by Moody’s) (or, if Moody’s has withdrawn its rating on such Collateral Debt Security, the Moody’s Rating for such Collateral Debt Security shall have been at least “Caa2” prior to any such withdrawal) and (iv) the Market Value (determined pursuant to clause (a) or (b) of the definition of Market Value) of such Collateral Debt Security is at least 80% of par or, if such Collateral Debt Security’s Moody’s Rating is “Caa2”, the Market Value (determined pursuant to clause (a) or (b) of the definition of Market Value) thereof is at least 85% of par.

“Current Portfolio”:  The portfolio (measured by principal balance) of Collateral Debt Securities, Principal Proceeds and Unused Proceeds held as Cash and Eligible Investments purchased with Principal Proceeds and Unused Proceeds, existing immediately prior to the maturation, sale or other disposition of a Collateral Debt Security or immediately prior to the acquisition of a Collateral Debt Security, as the case may be.

“Custodial Account”:  A custodial account in the United States at the Custodian, established in the name of the Trustee pursuant to Section 10.3(f).

“Custodian”: The initial Securities Intermediary appointed pursuant to Section 6.15, and each other securities intermediary with which an Account is maintained, as the context may require.  Any successor custodian shall be a Qualified Financial Institution having a combined capital and surplus of at least U.S.$200,000,000, shall be subject to supervision or examination by federal or state banking authority and shall have an office within the United States.

“Daily Official List”:  The list of securities or units admitted to listing on the Irish Stock Exchange which is published by the Irish Stock Exchange on a daily basis.

“Default”:  Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Hedge Termination Payment”:  Any termination payment required to be made by the Issuer to a Hedge Counterparty pursuant to any Hedge Agreement in the event of a termination of such Hedge Agreement resulting from an “event of default” in respect of which such Hedge Counterparty is the sole “defaulting party” or a “termination event” in respect of which such Hedge Counterparty is the sole “affected party” (each, as defined in the applicable Hedge Agreement).

“Defaulted Interest”:  Any scheduled interest due and payable in respect of any Class A Note or Class B Note or, if no Class A Notes or Class B Notes are Outstanding, in respect of any Class C Note or, if no Class A Notes, Class B Notes or Class C Notes are Outstanding, in respect of any Class D Note or, if no Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, in respect of any Class E Note, including any interest on such interest (accrued at the applicable Note Interest Rate), that is not punctually paid or duly provided for on the applicable Payment Date or at the Stated Maturity of the applicable Note.  For the avoidance of doubt, Class C Deferred Interest, Class D Deferred Interest or Class E Deferred Interest, as applicable, that is added to the Aggregate Outstanding Amount of the Class C Notes, the Class D Notes or the Class E Notes, as applicable, shall not constitute Defaulted Interest.

“Defaulted Obligation”:   Any Collateral Debt Security (including a Deliverable Asset) as to which any of the following have occurred:

(1)                                        Payment Default.  There has occurred and is continuing a payment default, without giving effect to any applicable waiver or grace period (provided, that a payment default of up to five days that in the Collateral Manager’s commercially reasonable judgment, as certified in writing by the Collateral Manager to the Trustee, is due to non-credit related reasons shall not cause a security or obligation to be a Defaulted Obligation).

(2)                                         Other Default and Acceleration.  There is known to the Issuer or the Collateral Manager to exist a default (other than any payment default) and the holders thereof have accelerated the maturity of all or a portion of the principal amount of such obligation, but only until such default has been cured or waived and such security satisfies the criteria for inclusion of securities in the Collateral described in the definition of “Collateral Debt Security” or “Eligible Investment,” as applicable.

(3)                                        Bankruptcy and Certain Distressed Exchanges.  Any bankruptcy, insolvency or receivership proceeding has been initiated by or against the issuer or obligor of such security or obligation and is unstayed and undismissed or there has been effected any distressed exchange or other debt restructuring where the issuer or obligor of such security or obligation offered the debt holders a new security or package of securities that in the Collateral Manager’s commercially reasonable judgment either amounts to a diminished financial obligation or has the purpose of helping the issuer or obligor to avoid default.

(4)                                          Cross Default.  The Collateral Manager has actual knowledge that the obligor thereof is in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on any other obligation of such obligor that is senior to or pari passu with the Collateral Debt Security in right of payment (and such default has not been cured) and at least one of the following conditions is satisfied: (i) both such other obligation and the Collateral Debt Security are full recourse unsecured obligations or (ii) the security interest securing the other obligation is senior to or pari passu with the security interest securing the Collateral Debt Security; provided, however, that a Collateral Debt Security shall not constitute a

Defaulted Security under this clause (4) if it is a Current Pay Obligation or DIP Loan unless the other obligation in default as described above in this clause (4) became defaulted after the date on which such Current Pay Obligation or DIP Loan was acquired, or, if later, the date on which it satisfied the definition of Current Pay Obligation or DIP Loan, as applicable.

(5)                                        Default Rating.  It has a Moody’s Rating of”D” or had a rating of”D” prior to the rating having been withdrawn or has an S&P Rating of “D” or “SD” or had a rating of “D” or “SD” prior to the rating having been withdrawn.

(6)                                         Structured Finance Security Default Rating.  It is a Structured Finance Security and has a Moody’s Rating of “Ca” or lower or an S&P Rating of “CC” or lower, or with respect to which the issuer rating of “Ca” or lower by Moody’s or any issuer rating by S&P has been subsequently withdrawn by Moody’s or S&P, as applicable, and has not been reinstated as of the date of determination.

(7)                                        Defaulted Partial PIK Security.  A Partial PIK Security if the portion of interest that is required to be paid in Cash thereon has not been paid in full when due.

(8)                                        Defaulted Synthetic Security.  It is a Synthetic Security:

(A)                                       referencing a Reference Obligation that would, if such Reference Obligation were a Collateral Debt Security, constitute a “Defaulted  Obligation” under this definition; or

(B)                                       with respect to which the Synthetic Security Counterparty has defaulted in the performance of any of its payment obligations under the Synthetic Security or has an S&P Rating of “D” or “SD.”

(9)                                        Defaulted Participation.  It is a Participation in a loan or security:

(1)                                         that would, if such loan or security were a Collateral Debt Security owned directly by the Issuer, constitute a “Defaulted Obligation” under this definition; or

(2)                                         with respect to which the Selling Institution has defaulted in the performance of any of its payment obligations under the related participation agreement or has an S&P Rating of “D” or “SD.”

Notwithstanding the foregoing, a Collateral Debt Security will not constitute a “Defaulted Obligation” under the following circumstances:

(A)                                        Qualifying Collateral Debt Security Acquired in Distressed Exchange or as Deliverable Asset.  A security or obligation will not constitute a “Defaulted Obligation” under clause (3) or (4) of the definition thereofif(i) it has been acquired in a distressed exchange or other debt restructuring (including an Exchanged Defaulted Obligation) or is a Deliverable Asset and the most recent interest payment and any scheduled principal payment due on such date thereon has been paid and such security or obligation otherwise meets the definition of “Collateral Debt Security”, (ii) in the case of a Deliverable Asset, it would have satisfied the definition of “Collateral Debt Security” if it had been acquired on such date other than in connection with a Synthetic Security (and, if multiple securities are received in exchange for a

Collateral Debt Security, each security so received shall be considered individually in determining whether such security meets the definition of “Collateral Debt Security”) and (iii) it is not a “Defaulted Obligation” under any clause other than clause (3) or (4) ofthe definition thereof; provided further that a security or obligation excepted from the definition of “Defaulted Obligation” pursuant to this clause (A) may become a Defaulted Obligation if the circumstances described under clause (3) or (4) occur with respect to such security or obligation on a subsequent occasion.

(B)                                        Current Pay Obligations and DIP Loans.  Neither a Current Pay Obligation nor a DIP Loan will constitute a “Defaulted Obligation” under clause (3) or (4) ofthe definition thereof; provided that the aggregate principal amount of Current Pay Obligations so excluded from this definition is not in excess of7.5% ofthe CDS Principal Balance.

Notwithstanding the foregoing, the Collateral Manager may designate any Collateral Debt Security as a Defaulted Obligation if, in the Collateral Manager’s commercially reasonable judgment (which judgment shall not be questioned as a result of subsequent events), the credit quality of the issuer or obligor (or, in the case of a Synthetic Security, the Synthetic Security Counterparty or the Reference Obligor) of such Collateral Debt Security has significantly deteriorated such that there is a reasonable expectation of payment default as of the next scheduled distribution date with respect to such Collateral Debt Security.

“Defaulted Synthetic Security Termination Payment”:  Any termination payment required to be made by the Issuer to a Synthetic Security Counterparty pursuant to any Synthetic Security (and calculated as set forth in such Synthetic Security) as a result of an “event of default” or “termination event” as to which the Synthetic Security Counterparty is the sole “defaulting party” or the sole “affected party” (each, as defined in the applicable Synthetic Security).

“Deferred Interest”:  Class C Deferred Interest, Class D Deferred Interest and/or Class E Deferred Interest, as applicable.

“Deferred Interest Obligation”:   Any PIK Security (other than a Defaulted Obligation) that is currently deferring interest or paying interest in kind and has been deferring interest or paying interest in kind for the lesser of twelve full calendar months or two consecutive payment dates with respect to the full amount of any regularly scheduled interest payment on such security.

“Delayed-Draw Loan”:  A Loan with respect to which the Issuer may be obligated to make or otherwise fund future term-loan advances to a borrower.  Except as provided to the contrary herein or as the context requires otherwise, the principal balance of a Delayed-Draw Loan shall be deemed to include amounts on deposit in the Loan Funding Account in respect of the unfunded portion thereof.  For avoidance of doubt, a Collateral Debt Security no longer shall constitute a Delayed-Draw Loan after the Issuer’s commitment to make future advances thereunder has been reduced to zero.

“Deliver” or “Delivered” or “Delivery”: The taking of the following steps:

(i)                                             in the case of each Certificated Security or Instrument (other than a Clearing Corporation Security, Euroclear Security or Clearstream Security or an Instrument referred to in clause (vii) below), (A) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed, by an effective endorsement, to the Custodian or in blank, (B) causing the Custodian to identify continuously on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (C) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)                                          in the case of each Uncertificated Security (other than a Clearing Corporation Security, Euroclear Security or Clearstream Security), (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian and (B) causing the Custodian to identify continuously on its books and records that such Uncertificated Security is credited to the relevant Account;

(iii)                                       in the case of each Clearing Corporation Security, causing (A) the relevant Clearing Corporation to credit such Clearing Corporation Security to a securities account of the Custodian at such Clearing Corporation, (B) the Custodian to identify continuously on its books and records that such Clearing Corporation Security is credited to the relevant Account, and (C) such Clearing Corporation Security to be (1) continuously registered to the Clearing Corporation or its nominee and (in the case of a Clearing Corporation Security that is a Certificated Security) continuously maintained in the possession of such Clearing Corporation and (2) continuously credited by such Clearing Corporation to the securities account of the Custodian;

(iv)                                      in the case of each Euroclear Security and Clearstream Security, causing (A) Euroclear or Clearstream, as the case may be, to credit such Euroclear Security or Clearstream Security to the Custodian’s client securities account at Euroclear or Clearstream, as the case may be, (B) the Custodian to identify continuously on its books and records that such Euroclear Security or Clearstream Security is credited to the relevant Account, and (C) such Euroclear Security or Clearstream Security to be (1) continuously registered to Euroclear or Clearstream, as the case may be, and (2) continuously identified on the books and records of Euroclear or Clearstream, as the case may be, as credited to the securities account of the Custodian;

(v)                                          in the case of each Government Security, causing (A) the crediting of such Government Security to a securities account of the Custodian at a Federal Reserve Bank, (B) the Custodian to identify continuously on its books and records that such Government Security is credited to the relevant Account, and (C) the continuous crediting of such Government Security to one or more book-entry accounts for the Custodian at such Federal Reserve Bank;

(vi)                                       in the case of each financial asset (as defined in Section 8-102(a)(9) ofthe UCC) not covered by the foregoing clauses (i) through (v), causing the transfer of such financial asset to the Custodian in accordance with applicable law and regulation and causing the Custodian to credit such financial asset to the relevant Account;

(vii)                                      in the case of each bank loan, Participation or subparticipation, (A) if such bank loan, Participation or subparticipation, as applicable, is evidenced by an instrument or certificated security by complying with clause (i) above or (B) if such bank loan, Participation or subparticipation, as applicable, is not evidenced by an instrument or certificated security by (x) causing the Issuer or the Trustee to become and remain the registered owner thereof and (y) complying with Section 7.5 relating to Financing Statements;

(viii)                                in the case of any other general intangible, by complying with Section 7.5 with respect to Financing Statements and obtaining any necessary consents to the security interest of the Trustee therein (such consent shall not be necessary with respect to those general intangibles that are “payment intangibles” to the extent that any anti-assignment clause is rendered ineffective under the UCC); and

(ix)                                      in the case of any Account or Eligible Investment which constitutes a “deposit account” (as defined in Section 9-102(a)(29) of the UCC) by causing the bank maintaining such deposit account to agree in writing that it shall comply with all instructions originated by the Trustee and directing the disposition of funds in such deposit account without further consent of the Issuer.

“Deliverable Asset”:  An asset that is delivered to the Issuer upon the occurrence of a “credit event” or other event resulting in physical delivery of a security or obligation under a Synthetic Security.

“Deposit”:  Any Cash or Money deposited with the Trustee by the Issuer on the Closing Date for inclusion as Collateral and deposited by the Trustee in the Collection Account on the Closing Date.

“Depository”: The Depository Trust Company, its nominees, and their respective successors.

“Designated Maturity”:   The meaning specified in Schedule C attached hereto.

“Determination Date”:  The last day of each Due Period.

“DIP Loan”:  Any interest in a loan or financing facility with a Moody’s Rating and an S&P Rating that is acquired directly by way of assignment (i) which is an obligation of a debtor in-possession as described in §1107 of the Bankruptcy Code or a trustee (if appointment of such trustee has been ordered pursuant to § 1104 of the Bankruptcy Code) (a “Debtor”) organized under the laws of the United States or any State therein, (ii) which is paying interest in Cash on a current basis; (iii) the terms of which have been approved by an order of the United States Bankruptcy Court, the United States District Court, or any other court of competent jurisdiction, the enforceability of which order is not subject to any pending contested matter or proceeding (as such terms are defined in the Federal Rules of Bankruptcy Procedure) and which order provides that: (a) such Loan is secured by liens on the Debtor’s otherwise unencumbered assets pursuant to§ 364(c)(2) of the Bankruptcy Code; or (b) such Loan is secured by liens of equal or senior priority on property of the Debtor’s estate that is otherwise subject to a lien pursuant to § 364(d) of the Bankruptcy Code; and (iv) unless the Issuer obtains confirmation from each of the Rating Agencies that the acquisition of such Loan would not result in a qualification, downgrade or withdrawal of its then current rating of any of the Notes, such Collateral Debt Security has (x) a rating from Moody’s of at least “Caa1” and (y) an S&P Rating of at least “CCC” (which rating shall have been confirmed by S&P since the most recent filing of any petition or material proceeding in bankruptcy). The Issuer shall notify each Rating Agency in writing of any amendment to any DIP Loan promptly upon receipt by the Issuer of notice thereof.

“Discount-Adjusted Spread”:  With respect to any Purchased Discount Asset (excluding any Defaulted Obligation, any PIK Security and any Partial PIK Security to the extent of any capitalized interest thereon, and the unfunded portion of any Revolving Credit Facility or Delayed-Draw Loan), the lesser of (a) the number obtained by dividing the Effective Spread of each Purchased Discount Asset by its purchase price (expressed as a percentage of the par value of such Purchased Discount Asset) and (b) the Effective Spread of such Purchased Discount Asset plus 0.50%.

“Discount Amount”:  An amount equal to the sum of the product (for each Discount Asset and each Purchased Discount Asset (without duplication)) of (A) the principal balance of such Collateral Debt Security as of such date and (B) one minus the purchase price (expressed as a percentage of par) at which such Collateral Debt Security was acquired by the Issuer; provided that a Collateral Debt Security shall only be included in one of the definitions of “Excess Triple C Amount” or “Discount Amount,” which shall be the applicable definition that results in the greatest sum of Excess Triple C Amount and Discount Amount.

“Discount Asset”:  Any Collateral Debt Security (excluding any Current Pay Obligation, Defaulted Obligation, Zero Coupon Security or Step-Up Coupon Security), that is:

(i)                                              in the case of a Loan Obligation (A) if such Loan Obligation has a Moody’s rating of less than “B3” or a Moody’s rating of “B3” on credit watch for downgrade, such Loan is acquired by the Issuer at a purchase price which is less than 85% of its principal balance or (B) if such Loan Obligation has a Moody’s Rating of at least “B3” (and not on credit watch for downgrade), such Loan is acquired by the Issuer at a purchase price which is less than 80% of its principal balance, in each case, until such time as the Market Value of such Loan Obligation exceeds 90% of its principal balance for 30 consecutive days; or

(ii)                                           in the case of a Bond Obligation or Structured Finance Security (A) if such Collateral Debt Security has a Moody’s rating of less than “B3” or a Moody’s rating of “B3” on credit watch for downgrade, such Bond Obligation or Structured Finance Security is acquired by the Issuer at a purchase price which is less than 80% of its principal balance or (B) if such Bond Obligation or Structured Finance Security has a Moody’s Rating of at least “B3” (and not on credit watch for downgrade), such Bond Obligation or Structured Finance Security is acquired by the Issuer at a purchase price which is less than 75% of its principal balance, in each case, until such time as the Market Value of such Bond Obligation or Structured Finance Security exceeds 85% of its principal balance for 30 consecutive days and 60 consecutive days, respectively.

“Distribution”: Any payment of principal or interest or any dividend or premium payment made on, or any other distribution in respect of, a security or loan. For the avoidance of doubt, any Collateral Debt Securities and/or Equity Securities received in connection with an Offer or distressed (or other) exchange shall not constitute a Distribution.

“Diversity Score”:  A single number that indicates Collateral Debt Security concentration in terms ofboth issuer and industry concentration.  The Diversity Score for the Collateral Debt

Securities (other than Collateral Debt Securities that are collateralized loan obligations backed primarily by high-yield Loans) is calculated by summing each of the Industry Diversity Scores, which are calculated as follows:

(i)                                             An “Average Par Amount” is calculated by summing the Issuer Par Amounts and dividing such amount by the sum of the number of issuers of and obligors on Collateral Debt Securities (other than the issuers of or obligors on Defaulted Obligations and obligations described in clauses (iii) and (iv) of the proviso to the definition of “Diversity Score”); provided, that all Affiliated issuers or obligors shall be considered to be one issuer or one obligor, as the case maybe.

(ii)                                          An “Issuer Par Amount” is calculated for each issuer or obligor of Collateral Debt Securities (other than issuers of and obligors on Defaulted Obligations) by summing the principal balances of all Collateral Debt Securities in the Collateral issued by such issuer or such obligor (excluding, in the case of PIK Securities, the portion of such principal balance constituting deferred or capitalized interest); provided, that in calculating the Issuer Par Amount for each issuer or obligor, Affiliated issuers or obligors shall be considered to be a single issuer or obligor to the extent provided in the definition of “Average Par Amount.”

(iii)                                       An “Equivalent Unit Score” is calculated for each issuer or obligor of Collateral Debt Securities (other than the issuers of and obligors on Defaulted Obligations) as the lesser of (A) one and (B) the Issuer Par Amount for such issuer or obligor divided by the Average Par Amount.

(iv)                                      An “Aggregate Industry Equivalent Unit Score” is then calculated for each of the Moody’s Industry Classification Group listed on Schedule B-1 hereto, by summing the Equivalent Unit Scores for each issuer (other than the issuers of and obligors on Defaulted Obligations) in such Moody’s Industry Classification Group.

(v)                                         An “Industry Diversity Score” is then established by reference to the Diversity Score Table set forth in Schedule D hereto for the related Aggregate Industry Equivalent Unit Score; provided, that if the Aggregate Industry Equivalent Unit Score falls between any two such scores shown in the Diversity Score Table, then the Industry Diversity Score shall be the lower of the two Industry Diversity Scores in the Diversity Score Table.

For purposes of calculating the Diversity Score, (i) a Synthetic Security shall be included as a Collateral Debt Security having the characteristics of the related Reference Obligation (and not of the Synthetic Security), and the issuer of such related Reference Obligation shall be deemed to be the related Reference Obligor, (ii) all Affiliates of an obligor shall be treated as a single obligor together with such obligor, except as otherwise specified by Moody’s on a case by case basis, (iii) any Collateral Debt Security that is an obligation issued in connection with a collateralized loan obligation transaction shall be disregarded and (iv) any Synthetic Security constituting a leveraged index synthetic shall be disregarded.

In the event Moody’s modifies the Moody’s Industry Classification Groups, the Collateral Manager may elect to have each Collateral Debt Security reallocated among such modified Moody’s Industry Classification Groups for purposes of determining the Industry

Diversity Score and the Diversity Score; provided, that (i) the Collateral Manager shall have provided written notice of such election to Moody’s and (ii) Rating Agency Confirmation has been obtained from Moody’s with respect to such reallocation.

“Diversity Test”:  A test that is satisfied if, as of the Effective Date and any subsequent Measurement Date, the Diversity Score (rounded to the nearest whole number) equals or exceeds 45.

“Dollar” or “U.S.$”:  A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

“Downgrade Event”:  As of the applicable Measurement Date, that Moody’s has (A) withdrawn its rating on any of the Notes (unless such rating has been subsequently restored); (B) reduced its rating on the Class A Notes or the Class B Notes at least one subcategory below the initial rating as in effect on the Closing Date (unless such rating has been subsequently upgraded back to such initial rating); or (C) reduced its rating on the Class C Notes, the Class D Notes and/or the Class E Notes at least two subcategories below the initial rating as in effect on the Closing Date (unless such rating has been subsequently upgraded to a level that is no more than one subcategory below such initial rating); provided, that at least a Majority of the Controlling Class have not voted to suspend the application of the Downgrade Event (during which suspension no Downgrade Event shall be deemed to have occurred), which vote must be repeated if the rating of any such Class of Notes is subsequently further reduced or withdrawn by Moody’s.

“Due Date”:  Each date on which a Distribution is due on a Pledged Security.

“Due Period”:  With respect to any Payment Date, the period commencing on (and including) the day immediately following the seventh Business Day prior to the preceding Payment Date (or commencing on (and including) the Closing Date, in the case ofthe Due Period relating to the first Payment Date), and ending on (and including) the seventh Business Day prior to such current Payment Date (or ending on (and including) the day preceding such current Payment Date, in the case of a Due Period that is applicable to the Payment Date relating to the Stated Maturity of any Note).

“Effective Date”:  The date determined in accordance with Section 3.4(a)(iii).

“Effective Date Par Amount”:  U.S.$400,894,000.

“Effective Date Ratings Downgrade”:   The meaning specified in Section 7.14(a).

“Effective Spread”:  With respect to any Floating Rate Collateral Debt Security, the current per annum rate at which it pays interest in excess of LIBOR or, if such Floating Rate Collateral Debt Security bears interest based on a floating rate index other than LIBOR, the Effective Spread will be the then-current base rate applicable to such Floating Rate Collateral Debt Security plus the rate at which such Floating Rate Collateral Debt Security pays interest in excess of such base rate minus three-month LIBOR; provided, that the Effective Spread for any Revolving Credit Facility or Delayed-Draw Loan for which an amount is deposited to the Loan Funding Account in respect of the unfunded portion of such loan, shall be the sum of (i) any commitment fee paid in respect of such Revolving Credit Facility or Delayed-Draw Loan during the related Due Period expressed as a per annum rate, multiplied by a ratio with a numerator equal to the unfunded amount and a denominator equal to the principal balance of such Delayed Draw Loan or Revolving Credit Facility and (ii) the per annum rate payable in respect of any funded amount in excess of the per annum rate implied by the current three-month LIBOR multiplied by a ratio with a numerator equal to the funded amount and a denominator equal to principal balance of such Delayed-Draw Loan or Revolving Credit Facility; provided, further, that the Effective Spread for any Synthetic Letter of Credit with respect to which the applicable Notes Paying Agent and/or Subordinated Note Paying Agent is not withholding from amounts payable to the Issuer any amount in respect of taxes shall be the Effective Spread as would otherwise be calculated under this definition multiplied by 70.0%.

“EI Minimum Long-Term Rating”:  A credit rating of “Aa2” by Moody’s (or, in the case of a money market fund, a Moody’s mutual fund market risk rating of at least “MR1+”and a long term rating of “Aaa” by Moody’s; or, in the case of a money market fund that is registered as a 2a-7 fund under the Investment Company Act of 1940, a long term rating of “Aaa” by Moody’s) and “AA-” by S&P (or, in the case of a money market fund, “AAAm” or ‘‘AAAm-G’’).

“EI Minimum Short-Term Rating”:   A credit rating of “P-1” by Moody’s and “A-1+”by S&P or if the related Eligible Investment matures by the earlier of 60th day after acquisition and the next Payment Date, “A-1” by S&P.

“Eligible Investments”:   Any Dollar denominated investment that, at the time it is Delivered to the Trustee (directly or through the Securities Intermediary or bailee), is one or more of the following obligations or securities, including, without limitation, any Eligible Investments for which the Trustee or an Affiliate of the Trustee or the Custodian or an Affiliate of the Custodian provides services or receives a fee as sponsor, administrative agent or in any similar capacity:

(i)                                     direct Registered obligations of, and Registered obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America or is expressly backed by the full faith and credit of the United States of America;

(ii)                                  demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including U.S. Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities so long as the commercial paper or debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating not less than (A) the EI Minimum Short-Term Rating, in the case of commercial paper and short-term obligations or (B) the EI Minimum Long-Term Rating, in the case of long-term obligations; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than the EI Minimum Long-Term Rating;

(iii)                     unleveraged repurchase obligations with respect to (a) any security described in clause (i) or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) or entered into with a corporation (acting as principal) whose obligations are rated not less than (A) the EI Minimum Short-Term Rating, in the case of commercial paper and short-term obligations or (B) the EI Minimum Long-Term Rating, in the case of long-term obligations; provided, that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than the EI Minimum Long-Term Rating;

(iv)                    Registered debt securities (other than mortgage-backed securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating not less than the EI Minimum Long Term Rating at the time of such investment or contractual commitment providing for such investment;

(v)                       commercial paper or other short-term obligations having at the time of such investment a credit rating of not less than the EI Minimum Short-Term Rating, and that are Registered and either are bearing interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; provided, that if such commercial paper or short-term debt obligations have a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than the EI Minimum Long-Term Rating;

(vi)                    a Reinvestment Agreement issued by any bank (if treated as a deposit by such bank), or a Registered Reinvestment  Agreement issued by any insurance company or other corporation or entity (if treated as indebtedness for United States federal income tax purposes), in each case that has a credit rating of not less than the EI Minimum Short-Term Rating; provided, that if such agreement has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than the EI Minimum Long-Term Rating; provided, further, that the Issuer may invest in Reinvestment Agreements only if (x) Rating Agency Confirmation is received from Standard & Poor’s with regard to such investment and (y) upon the liquidation thereof or otherwise the Issuer shall receive no less than the par value of such investment;

(vii)                 money market funds the investments of which are limited to any investments described in clauses (i) through (vi) (without regard to any limitations  therein relating to maturity, rating, jurisdictions in which issuers are organized or to whose laws or regulations issuers are subject or whether a security or obligation is Registered, except that in the case of a money market fund organized in the United States, all of its investments must be registered in securities issued by the government of the United States or any agency or instrumentality thereof and dividends must be “interest related dividends” within the meaning of Code section 871(k)) and which funds have, at all times, a credit rating of not less than the EI Minimum Long-Term

Rating (including any such funds in which the Trustee or any of its Affiliates, or the Custodian or any of its Affiliates, is collateral manager or investment adviser)

(viii)              solely prior to the Effective Date and solely with respect to Unused Proceeds, Registered debt securities issued or fully guaranteed as to the timely payment of principal and interest by the government  of the United States or any agency or instrumentality thereof; provided, that the long-term debt of such agency or instrumentality is rated “Aaa” by Moody’s or “AAA” by S&P;

and, in each case, with a Stated Maturity or right of withdrawal (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date immediately following the Due Period in which the date of investment occurs; provided, that Eligible Investments shall not include any interest-only security, any mortgage-backed security, any security purchased at a price in excess of 100% of par, any security subject to an Offer, any security whose rating by S&P includes an “f,” “r,” “t,” “p,” “pi” or “q” subscript (unless Rating Agency Confirmation has been received with respect to the acquisition of such security) or any security whose repayment is subject to substantial non-credit related risk as determined in good faith by the Collateral Manager; and provided, further, that the payments in respect of the investment will not be subject to withholding tax unless the issuer or obligor (and guarantor, if any) thereof is required to make “gross-up” payments that cover the full amount of any such withholding tax on an after tax basis.

“Eligible Loan Index”: With respect to each Collateral Debt Security that is a Loan Obligation, one of the following indices: the CSFB Leveraged Loan Indices (formerly D.J. Leveraged Loan Index Plus), the Deutsche Bank Leveraged Loan Index, the Goldman Sachs / Loan Pricing Corporation Liquid Leveraged Loan Index, the Bane of America Securities Leveraged Loan Index, the S&P / LSTA Leveraged Loan Indices or any other loan index as reasonably determined by the Collateral Manager.

“Enhanced Bond”: A Collateral Debt Security created by combining one or more Zero Coupon Securities or Step-Up Coupon Securities (the “principal asset”) with one or more contracts or securities to create or enhance quarterly or semi-annual cash payments (the “interest asset”); provided, however, that:

(A)                             (i) in the case of an interest asset consisting of a security, the issuer thereof must be rated (x) at the time of purchase at least “A2” by Moody’s and (y) at all other times at least “A3” by Moody’s and at least “A” by S&P, (ii) in the case of an interest asset consisting of a contract, Rating Agency Confirmation has been received with respect to the purchase thereof or (iii) the obligation of the issuer or counterparty of such interest asset must be fully collateralized in accordance with the applicable security or contract or unwound; and

(B)                             the coupon created by the cash payments payable on the interest asset shall be equal to or greater than the market coupon for assets with ratings equivalent to the rating of the principal asset, as determined in the reasonable discretion of the Collateral Manager.

All quarterly or semi-annual cash payments made with respect to Enhanced Bonds excluding principal paid on the underlying principal asset will be deemed Interest Proceeds. For the purpose of the definition of “Collateral Debt Security,” Enhanced Bonds will not be deemed Zero Coupon Securities or Step-Up Coupon Securities, and the principal assets, but not the interest assets, will be included in the principal amount of the Collateral Debt Securities. Upon the sale of the principal asset component of an Enhanced Bond, the interest asset component must also be sold or unwound within five Business Days of such sale. If the interest asset component of an Enhanced Bond (or relevant portion thereof) is sold or unwound, the principal asset component will no longer be treated as an Enhanced Bond, but instead shall be treated as a Zero Coupon Security or Step-Up Coupon Security, as applicable. For purposes of the Diversity Test and the Weighted Average Rating Test, an Enhanced Bond will be included as a Collateral Debt Security having the relevant characteristics of the principal asset component and not of the interest asset component. Any such contracts that apply to more than one bond will provide for partial termination upon the sale of any such bond.

“Entitlement Holder”: The meaning specified in Section 8-102(a)(7) of the UCC.

“Equity Purchase Restriction”: With respect to the purchase of any Attached Equity Security, a restriction on the purchase of such Collateral Debt Security that is satisfied if the equity component (including any warrants, equity option or conversion feature value, as applicable) is equal to or less than 2% of the total purchase price of such Collateral Debt Security as determined in the sole discretion of the Collateral Manager.

“Equity Security”: Any equity security or other security or obligation that is not, as of the date of its acquisition (or commitment by the Issuer to acquire such asset), eligible for purchase on its own by the Issuer as a Collateral Debt Security (including, without limitation, any equity security or other security or obligation received by the Issuer pursuant to a distressed exchange or other debt restructuring by an issuer of a Defaulted Obligation not constituting a Collateral Debt Security), including a security or obligation that has been purchased by the Issuer but is subsequently determined by the Collateral Manager in its commercially reasonable judgment, not to have been a Collateral Debt Security at the time of purchase thereof. For the avoidance of doubt, once the equity component of an Attached Equity Security may be sold separately from the related debt instrument then such equity component shall become an Equity Security and, before that time, an Attached Equity Security is not an Equity Security. If the issuer of the equity security is a U.S. entity (or is engaged in a U.S. trade or business for U.S. federal income tax purposes), the issuer must be a corporation for U.S. federal income tax purposes in order for such equity security to be eligible for purchase by the Issuer.

“ERISA”:  The United States Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding law).

“ERISA Plans”: “Employee benefit plans” (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, and any entity whose underlying assets include the assets of any such plan.

“Euroclear”: Euroclear Bank S.A./N.V., as operator of the Euroclear system, and any successor or successors thereto.

“Euroclear Security”:  A “security’’ (as defined in Section 8-102(a)(15) of the UCC) that (i) is a debt or equity security and (ii) is (or a Security Entitlement in respect thereto is) capable of being transferred to the Custodian’s account at Euroclear pursuant to Section 3.3(b) and the definition of “Deliver,” whether or not such transfer has occurred.

“Event of Default”: The meaning specified in Section 5.1.

“Excel Default Model Input File”: An electronic spreadsheet file to be provided to S&P, which file shall include (subject to the Issuer’s ability to obtain such information from the Trustee), the cash balances in the Accounts as of the last day of the most recently concluded Due Period and the following information (to the extent such information is not confidential) with respect to each Collateral Debt Security (or for Synthetic Securities with respect to related Reference Obligations) and, with respect to clause (1), the Accounts: (a) the name and country of organization of the issuer thereof and the particular issue held by the Issuer, (b) the CUSIP or other applicable identification number associated with such Collateral Debt Security, if available (c) the par value of such Collateral Debt Security, (d) the type of issue (including, by way of example, whether such Collateral Debt Security is a bond or loan), using such abbreviations as may be selected by the Trustee, (e) a description of the index or other applicable benchmark upon which the interest payable on such Collateral Debt Security is based (including, by way of example, fixed rate, step-up rate, zero coupon and LIBOR), (f) the coupon (in the case of a Collateral Debt Security which bears interest at a fixed rate) or the spread over the applicable index (in the case of a Collateral Debt Security which bears interest at a floating rate), (g) the S&P Industry Classification Group for such Collateral Debt Security, (h) the stated maturity date of such Collateral Debt Security, (i) the S&P rating of such Collateral Debt Security or the issuer thereof, as applicable, (j) the priority category assigned by S&P to such Collateral Debt Security, if available, (k) whether such Collateral Debt Security is a Cov-Lite Loan (as defined in Scheduled E hereto) and (1) such other information as the Trustee may determine to include in such file.

“Excepted Property”:  (i) The account maintained by the Administrator on behalf of the Issuer in the Cayman Islands for the deposit of the proceeds of the paid up share capital of the Issuer’s ordinary shares and amounts on deposit therein; (ii) the Subordinated Note Distribution Account and the amounts on deposit therein from time to time; (iii) Eligible Investments purchased with funds on deposit in the Subordinated Note Distribution Account and financial assets and investment properties credited thereto and income from the investment of funds therein, including any part thereof which consists of general intangibles or investment properties (each, as defined in the UCC) relating thereto; (iv) all transaction fees received by the Issuer in respect of the issue of the Securities; and (v) the paid up share capital of the Co-Issuer from the issue of its common stock together with, in each case, interest and income thereon and the proceeds thereof

“Excess Triple C Amount”:  With respect to any Measurement Date and with respect to each Triple C Obligation held by the Issuer on such Measurement Date, an amount equal to the excess, if any, of (I) the aggregate principal balance thereof over (II) the Market Value thereof; provided that a Collateral Debt Security shall only be included in one of the definitions of “Excess Triple C Amount” or “Discount Amount,” which shall be the applicable definition that results in the greatest sum of Excess Triple C Amount and Discount Amount.

For purposes of calculating the Excess Triple C Amount, the principal balance of a Triple C Obligation that is a PIK Security or Partial PIK Security shall exclude any portion of such principal balance consisting of deferred or capitalized interest.

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended from time to time (or any corresponding provisions of succeeding law).

“Exchanged Defaulted Obligation”:  The meaning specified in Section 12.2(m).

“Exchanged Equity Security”: Any Equity Security received in exchange for or in connection with a Collateral Debt Security pursuant to an Offer or in connection with a distressed exchange or other restructuring.

“Exchanged Margin Security”: Any Exchanged Equity Security constituting Margin Stock.

“Expense Reserve Account”: The trust account established pursuant to Section 10.3(e).

“Financing Statements”:  Financing statements relating to the Collateral naming the Issuer as debtor and the Trustee as secured party.

“Fixed Rate Collateral Debt Securities”:  Collateral Debt Securities (other than Defaulted Obligations) that bear interest at a fixed rate (and shall include Zero Coupon Securities and Step Up Coupon Securities that do not currently bear interest).

“Fixed Rate Excess”: As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is the product of(i) the greater of zero and the excess of the Weighted Average Coupon for such Measurement Date over the minimum percentage necessary to pass the Weighted Average Coupon Test on such Measurement Date and (ii) the aggregate principal amount of all Fixed Rate Collateral Debt Securities held by the Issuer as of such Measurement Date, and the denominator of which is the aggregate principal amount of all Floating Rate Collateral Debt Securities held by the Issuer as of such Measurement Date. In computing the Fixed Rate Excess on any Measurement Date, the Weighted Average Coupon for the Measurement Date will be computed as if the Spread Excess were equal to zero.

“Floating Amounts”: The Class A Interest Amount, the Class B Interest Amount, the Class C Interest Amount, the Class D Interest Amount and the Class E Interest Amount.

“Floating Rate Collateral Debt Securities”: Collateral Debt Securities (other than Defaulted Obligations) that bear interest at a floating rate.

“Floating Rates”: The Class A Interest Rate, the Class B Interest Rate, the Class C Interest Rate, the Class D Interest Rate and the Class E Interest Rate.

“Form-Approved Synthetic Security”: A Synthetic Security:

(i)                                     the documentation of which conforms (but for the amount and timing of periodic payments, the name of the Reference Obligation, the notional amount, the effective date, the termination date and other similarly necessary changes) to a form in respect of which a Rating Agency Confirmation was previously obtained for use in this transaction (which form provides, or provides a methodology for determining, the S&P Rating, the Moody’s Rating, the Standard & Poor’s Recovery Rate and the Moody’s Recovery Rate with respect to Synthetic Securities entered into thereunder); and

(ii)                                for which the Issuer has provided Moody’s and S&P notice of the purchase of such Synthetic Security no less than five Business Days after such purchase;

provided, that Moody’s or S&P may revoke its consent to a Form Approved Synthetic Security, effective with respect to Synthetic Securities thereafter acquired or entered into (except in respect of trades executed but not settled) upon receipt of notice by the Issuer, who shall provide notice of such revocation to the Trustee.

“Forward Sale Agreement”: The forward sale agreement dated December 10, 2007 between the Issuer and Lehman Commercial Paper Inc.

“GAAP”: The meaning specified in Section 6.3(k).

“Global Notes”: The meaning specified in Section 2.2(c).

“Global Securities”: Collectively, the Global Notes.

“Government Security”: A security (other than a security issued by the Government National Mortgage Association) issued or guaranteed by the United States of America or an agency or instrumentality thereof representing a full faith and credit obligation of the United States of America and, with respect to each of the foregoing, that is maintained in book-entry form on the records of a Federal Reserve Bank.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, demise, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Pledged Securities, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged Securities, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Hedge Agreements”:  An Interest Rate Hedge, Timing Hedge or Asset Specific Hedge, as the context may require.

“Hedge Counterparty”:  An Interest Rate Hedge Counterparty, Timing Hedge Counterparty or Asset Specific Counterparty, as the context may require.

“Hedge Counterpartv Collateral Account”: The trust account established by the Trustee pursuant to Section 7.18(j).

“Hedge Payment Amount”: With respect to any Hedge Agreements and any Payment Date, the net amount, if any, then due and payable by the Issuer to the related Hedge Counterparties, including any amounts so payable in respect of a termination or notional reduction of any Hedge Agreement.

“Hedge Receipt Amount”:  With respect to any Hedge Agreements and any Payment Date, the net amount, if any, then due and payable to the Issuer by the related Hedge Counterparties, including any amounts so payable in respect of a termination or notional reduction of any Hedge Agreement.

“Hedge Replacement Account”: The meaning specified in Section 7.18(b).

“Hedge Replacement Proceeds”: With respect to any Replacement Hedge, any amounts received from the counterparty thereto in consideration for entering into a replacement agreement that preserves for the Issuer the economic equivalent of the terminated Interest Rate Hedge.

“Hedge Shortfall Amount”: The amount by which the costs of entering into a Replacement Hedge exceed the funds available therefor in the Hedge Termination Receipts Account.

“Hedge Termination Receipts”:  The meaning specified in Section 7.18(b).

“Hedge Termination Receipts Account”:  The meaning specified in Section 7.18(b).

“Holder,” or (with respect only to Notes) “Noteholder” or (with respect only to Subordinated Notes) “Subordinated Noteholder”:  With respect to any Note, the Registered Holder; and, with respect to any Subordinated Note, the Person in whose name such Subordinated Note is registered in the Subordinated Note Register.

“Incentive Management Fee”: A quarterly fee payable in arrears to the Collateral Manager on each Payment Date, in accordance with the Priority of Payments, in an amount equal to 20% of the amounts available for distribution on each such Payment Date pursuant to Sections ll.l(a)(i)(W) and ll.l(a)(ii)(L).

“Indenture”: This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated Articles, Sections, subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, subsection or other subdivision.

“Independent”: As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Ethics of the American Institute of Certified Public Accountants. Whenever any Independent Person’s opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

“Initial Purchase Agreement”:  The purchase agreement dated on or about the date the Securities were priced, among the Co-Issuers and the Initial Purchasers, relating to the offer and sale of the Initial Purchaser Securities.

“Initial Purchasers”:  Lehman Brothers Inc. and Lehman Brothers International (Europe) in their capacities as initial purchasers of the Initial Purchaser Securities under the Initial Purchase Agreement.

“Initial Purchaser Securities”:  The Notes and the Subordinated Notes.

“Instruments”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest Accrual Period”: (i) with respect to the first Payment Date, the period from (and including) the Closing Date to (but excluding) such first Payment Date and (ii) with respect to each Payment Date thereafter, the period from (and including) the immediately preceding Payment Date to (but excluding) such current Payment Date, in each case until the principal of the Notes is paid or made available for payment.

“Interest Coverage Numerator”:  With respect to any Measurement Date, the number obtained by summing:

(a)                                        the scheduled interest payments due (in each case regardless of whether the due date for any such interest payment has yet occurred) in the Due Period in which such Measurement Date occurs on (1) the Collateral Debt Securities (excluding Purchased Accrued Interest to the extent it would constitute Principal Proceeds under clause (ix) of the definition thereof, accrued and unpaid interest on Defaulted Obligations except to the extent such amounts are Interest Proceeds under clause (vii) of the definition of “lnterest Proceeds” and Collateral Debt Securities that have deferred or capitalized interest outstanding); provided, that no interest shall be included with respect to any Collateral Debt Security to the extent that such Collateral Debt Security, although not a Defaulted Obligation, does not provide for the scheduled payment of interest in Cash or with respect to which the Collateral Manager has actual knowledge that such payment of interest will not be made, and (2) the Eligible Investments held by the Issuer; plus

(b)                                        any other Interest Proceeds scheduled to be received or applied with respect to the related Payment Date; plus

(c)                                         any net amount (without duplication) scheduled to be paid (which shall be a negative amount) or received (which shall be a positive amount) by the Issuer to or from any Hedge Counterparty under any Hedge Agreement on or before the following Payment Date (other than Hedge Termination Receipts); plus

(d)                                        any amounts (without duplication) in the Interest Reserve Account that are designated as Interest Proceeds at the discretion of the Collateral Manager; minus

(e)                                        the amounts payable pursuant to subclauses (A) through (D) of Section 11.1(a)(i) on such related Payment Date.

“Interest Coverage Ratio Tests”: The Class A/B Interest Coverage Ratio Test, the Class C Interest Coverage Ratio Test and the Class D Interest Coverage Ratio Test.

“Interest Distribution Amount”:  With respect to any Payment Date, the sum of the Class A Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount, Class D Interest Distribution Amount and Class E Interest Distribution Amount.

“Interest Proceeds”: With respect to any Payment Date (without duplication and excluding the Excepted Property and any proceeds thereof), to the extent (except as specified in clauses (iv) and (vi) below) received in Cash during the related Due Period, provided that Quarterly Pay Reserve Amounts received in a Due Period shall be deemed to be received in the next following Due Period, shall consist of:

(i)                                        all payments of interest or dividends on:

(A)                              Collateral Debt Securities (other than Defaulted Obligations except as provided in clause (vii) below);

(B)                              Eligible Investments; and

(C)                               in accordance with Section 12.4, any Synthetic Security Collateral;

excluding, however, in each case, any Purchased Accrued Interest to the extent included in clause (ix) of the definition of “Principal Proceeds”;

(ii)                                      the portion of the Sale Proceeds of a Collateral Debt Security or Eligible Investment that represents compensation to the Issuer for accrued and unpaid interest on such asset (except to the extent that such amount represents Purchased Accrued Interest, to the extent included in clause (ix) of the definition of “Principal Proceeds”);

(iii)                                   all late payment fees, all commitment fees and all other fees and commissions received in connection with the Collateral Debt Securities and Eligible Investments (other than fees and commissions received in connection with the purchase, sale, restructuring or default of

Collateral Debt Securities and Eligible Investments) and, unless designated as Principal Proceeds in the discretion of the Collateral Manager, all amendment and waiver fees;

(iv)                                 all payments pursuant to any Hedge Agreements received by the Issuer on or prior to such Payment Date (including payments under Timing Hedges, but excluding Hedge Termination Receipts);

(v)                                     all payments of principal of Eligible Investments acquired with Interest Proceeds and Eligible Investments in the Expense Reserve Account;

(vi)                                 any amounts in the Interest Reserve Account that are designated as Interest Proceeds at the discretion of the Collateral Manager; and

(vii)                              all payments or distributions of any kind (including principal payments) or recoveries on Defaulted Obligations, Exchanged Equity Securities or Equity Securities that are not included in clause (ii) of the definition of “Principal Proceeds” and all quarterly or semi-annual Cash payments made with respect to Enhanced Bonds excluding principal paid on the underlying “principal assets” (as defined in the definition of Enhanced Bond).

For the avoidance of doubt, “Interest Proceeds” shall not at any time include Excepted Property.

“Interest Rate Hedge”: The interest rate cap, swap and other agreements that address interest rate exposure entered into between the Issuer and any Interest Rate Hedge Counterparty (other than an Asset Specific Hedge or a Timing Hedge); provided, that each Interest Rate Hedge will contain appropriate limited recourse and non-petition provisions that are equivalent (mutatis mutandis) to those contained in Sections 2.7(j) and 5.4(e) and are expressed to survive termination.

“Interest Rate Hedge Counterparty”:  Any institution or institutions with whom the Issuer enters into an Interest Rate Hedge or any permitted assignees or successors of such institutions under any such Interest Rate Hedge in accordance with Section 7.18 and with respect to which Rating Agency Confirmation has been received (provided, that such approval and Rating Agency Confirmation shall be deemed to have been given with respect to any Interest Rate Hedge entered into on the Closing Date).

“Interest Reserve Account”: The trust account established pursuant to Section 10.3(g).

“Investment Company Act”: The United States Investment Company Act of 1940, as (amended from time to time (or any corresponding provisions of succeeding law).

“Irish Paying Agent”: The meaning specified in Section 7.2.

“Issuer”:  GSC Investment Corp. CLO 2007, Ltd., a limited liability company incorporated under the laws of the Cayman Islands, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person.

“Issuer Charter”: The Memorandum and Articles of Association of the Issuer, as the same may be further amended, supplemented or otherwise modified and in effect from time to time.

“Issuer Order” and “Issuer Request”: A written order or request dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by an Authorized Officer of the Collateral Manager where permitted pursuant to the Collateral Management Agreement, as the context may require or permit.

“LIBOR”: The meaning specified in Schedule C attached hereto.

“LIBOR Determination Date”: The meaning specified in Schedule C attached hereto.

“Loan”: Any secured or unsecured loan (which may be in the form of a Revolving Credit Facility, Synthetic Letter of Credit, Delayed-Draw Loan, Current Pay Obligation or DIP Loan and may include an Attached Equity Security) governed by a credit agreement, loan agreement or similar agreement.

“Loan Funding Account”: The trust account established pursuant to Section 10.3(b).

“Loan Obligations”: Any Loans, Participations or Synthetic Securities the Reference Obligations with respect to which are Loans.

“London Banking Day’’: The meaning specified in Schedule C attached hereto.

“Majority”: With respect to any Class or Classes of Notes or the Subordinated Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes, as the case may be.

“Margin Stock”: “Margin Stock” as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

“Market Value”: On any Measurement Date with respect to a Collateral Debt Security (including any Defaulted Obligation and, for the purposes of this definition only, a Reference Obligation), (a) the price supplied by Loan Pricing Corp., Markit (as successor to LoanX, Inc.) or Interactive Data Corporation or another Independent nationally recognized pricing service (provided, that each such other pricing service has been pre-approved by the Rating Agencies or the Issuer shall have received Rating Agency Confirmation with respect to each such other pricing service), in each case as selected by the Collateral Manager, (b) if no pricing service referred to in clause (a) (including any such other pricing service selected by the Collateral Manager) is then reporting the price for such Collateral Debt Security, the arithmetic average of bid-side quotations for the purchase of the Collateral Debt Security obtained by the Collateral Manager from three Independent broker-dealers (including the administrative agent or other Person acting in similar capacity with respect to such Collateral Debt Security, if any) in the relevant market (or, in the event that, notwithstanding the Collateral Manager’s reasonable efforts, there are only two Independent broker-dealers (including the administrative agent or other Person acting in similar capacity with respect to such Collateral Debt Security, if any) from which a bid price can be obtained, the lower of the bid prices from such dealers, or, in the event that, notwithstanding the Collateral Manager’s reasonable efforts, there is only one Independent broker-dealer (including the administrative agent or other Person acting in similar capacity with respect to such Collateral Debt Security, if any) from which a bid price can be obtained, the one bid price from such dealer, or (c) if the value cannot be determined in the manner described in clause (a) or (b) above, an amount equal to the lesser of (A) the value of such Collateral Debt Security as determined by the Collateral Manager in good faith using its commercially reasonable business judgment; provided that, if the Collateral Manager is contemporaneously assigning a market value to such security for other portfolios that it manages, the value assigned pursuant to this clause (c)(A) must be the same value as determined for such other portfolios; provided further, that if the Collateral Manager (or its external investment adviser) is not subject to the Investment Adviser’s Act of 1940 a value pursuant to this clause (c)(A) shall be reduced to zero from and after the date that is 30 days after the date such value is assigned pursuant to this clause (c)(A), and (B) the Principal Balance of the Collateral Debt Security as of such date multiplied by the greater of 70% or the Standard & Poor’s Recovery Rate, as determined for the Controlling Class, applicable to such Collateral Debt Security.

“Master Participation Agreement”: The participation agreement dated January 22, 2008 between the Issuer and Lehman Commercial Paper Inc.

“Maturity”: With respect to any Note, the date on which the Aggregate Outstanding Amount of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise. When used in respect of a Collateral Debt Security for purposes of such calculations in respect of the Portfolio Profile Test, the Ramp-Up Test, and the Weighted Average Life Test, the maturity of a security or obligation shall, at the option of the Collateral Manager, be deemed to be the earliest date that a put option to the issuer of such security (or other equivalent right) may be exercised by the Issuer at a price that is equal to or greater than the par amount of such security or obligation; provided, however, that the Issuer shall exercise any such put option prior to the Stated Maturity of the Notes.

“Measurement Date”: (i) The Effective Date, (ii) after the Effective Date, any day on which a purchase, sale or substitution of or default in respect of a Collateral Debt Security occurs, (iii) any Determination Date and (iv) any other Business Day, with not less than two Business Days’ notice, requested by Moody’s or by S&P.

“Minimum Aggregate Par Amount”: With respect to the Ramp-Up Matrix, the aggregate par amount of Collateral Debt Securities set forth in the row for such period next to the phrase “Minimum Aggregate Par Amount.”

“Minimum Rating”: At any time with respect to any Hedge Counterparty on any Hedge Agreement (or a guarantor of any Hedge Counterparty’s obligations under any Hedge Agreement under an unconditional guarantee):

(A)          either (A) a short-term rating by S&P of”A-1” or above or (B), if no short-term rating exists, a long-term unsecured debt or counterparty rating by S&P of “A+” or above; and

(B)          if the Hedge Counterparty has a short-term rating by Moody’s, a short- term rating by Moody’s of”P-1” or above and a long-term unsecured debt or counterparty rating by Moody’s of”A1” or above and (B) otherwise a long-term unsecured debt or counterparty rating by Moody’s of “Aa3” or above.

For purposes of calculating a Minimum Rating, each applicable rating on credit watch by Moody’s with positive or negative implication at the time of such calculation will be treated as having been upgraded or downgraded by one rating subcategory, as the case may be.

“Money”: The meaning specified in Section 1-201(24) of the UCC.

“Monthly Report”: The meaning specified in Section 10.5(a).

“Moody’s”: Moody’s Investors Service, Inc. and any successor or successors thereto.

“Moody’s Default Probability Rating”: The meaning specified in Schedule E attached hereto.

“Moody’s Group Countries”: The Moody’s Group I Countries, Moody’s Group II Countries, Moody’s Group III Countries and Moody’s Group IV Countries, collectively, and each one individually being a “Moody’s Group Country,” and, within each group, with respect to any particular country, so long as such country has a long-term foreign currency rating of at least “AA” by Standard & Poor’s and “Aa2” by Moody’s as of the applicable date of determination.

“Moody’s Group I Country”: Any of the following countries (so long as the unguaranteed, unsecured and otherwise unsupported long term U.S. Dollar sovereign debt obligations of such country are rated “Aa2” or better by Moody’s): Australia, the Netherlands, the United Kingdom and any country subsequently determined by Moody’s to be a Moody’s Group I Country; provided, that a Collateral Debt Security issued by an issuer organized or with headquarters in Bermuda or the Cayman Islands shall only be treated as issued by an issuer in a Moody’s Group I Country if in the commercially reasonable judgment of the Collateral Manager, the revenues of such issuer are originated primarily in any Moody’s Group I Country (other than Bermuda or the Cayman Islands) or the United States or Canada.

“Moody’s Group II Country”: Any of the following countries (so long as the unguaranteed, unsecured and otherwise unsupported long term U.S. Dollar sovereign debt obligations of such country are rated “Aa2” or better by Moody’s): Germany, Ireland, Sweden, Switzerland and any country subsequently determined by Moody’s to be a Moody’s Group II Country.

“Moody’s Group III Country”: Any of the following countries (so long as the unguaranteed, unsecured and otherwise unsupported long term U.S. Dollar sovereign debt obligations of such country are rated “Aa2” or better by Moody’s): Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg, Norway, Spain and any country subsequently determined by Moody’s to be a Moody’s Group III Country.

“Moody’s Group IV Country”: Any of the following countries (so long as the unguaranteed, unsecured and otherwise unsupported long term U.S. Dollar sovereign debt obligations of such country are rated “Aa2” or better by Moody’s): Greece, Italy, Portugal, Japan and any country subsequently determined by Moody’s to be a Moody’s Group IV Country.

“Moody’s Industry Classification Group”: Any of the industrial classification groups set forth in Schedule B-1 hereto, and any such classification groups that may be subsequently established by Moody’s and provided by the Collateral Manager or Moody’s to the Trustee and the Collateral Administrator.

“Moody’s Rating”: The meaning specified in Schedule E attached hereto.

“Moody’s Rating Factor”: For purposes of computing the Weighted Average Rating Test, the number assigned below to the applicable Moody’s Default Probability Rating of each Collateral Debt Security or, in the event Moody’s establishes additional Moody’s Ratings, such other numbers as may be assigned by Moody’s and provided by the Collateral Manager or Moody’s to the Trustee.

Moody’s Default	Moody’s Rating	Moody’s Default	Moody’s
Probability Rating	Factor	Probability Rating	Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1350
Aa2	20	Ba3	1766
Aa3	40	B1	2220
A1	70	B2	2720
A2	120	B3	3490
A3	180	Caa1	4770
Baa1	260	Caa2	6500
Baa2	360	Caa3	8070
Baa3	610	Ca or lower	10000

The Moody’s Rating Factor for any Collateral Debt Security that is a Structured Finance Security shall be equal to:                A x 55%

 1–B

where: “A” means the number determined with respect to such Collateral Debt Security pursuant to the table above; and “B” means the Moody’s Priority Category Recovery Rate with respect to such Collateral Debt Security.

Short-term securities rated “P-1” shall be assigned a Moody’s Rating Factor equivalent to that of the senior unsecured rating of the issuer. Short-term securities rated “P-1” of an issuer that does not have such a senior unsecured rating shall be assigned a Moody’s Rating Factor of 120.

For purposes of the Weighted Average Rating Test, any Collateral Debt Security issued or guaranteed by the United States government or any agency or instrumentality thereof is assigned a Moody’s Weighted Average Rating Factor of 1.

“Moody’s Recovery Rate”: With respect to any Collateral Debt Security, the recovery rate determined in accordance with the tables applicable to Moody’s set forth in Schedule E.

“Moody’s Test Matrix”: Subject to the provisions provided below, on and after the Effective Date, the following chart will be used to determine compliance with the Weighted Average Rating Test. If the Diversity Score and/or the Weighted Average Spread falls between rows and/or columns, interpolation will be taken between two adjacent rows and/or two adjacent columns, as applicable, on a straight-line basis, with the result being rounded to two decimal points, and such result shall be the applicable maximum Weighted Average Rating Factor; provided, that for purposes of this matrix, (a) if the Weighted Average Spread of the Collateral Debt Securities is above 3.50%, the row corresponding to 3.50% will be used, (b) if the Weighted Average Spread of the Collateral Debt Securities is below 2.40%, the row corresponding to 2.40% will be used, (c) if the Diversity Score of the Collateral Debt Securities is above 75, the column corresponding to 75 will be used, and (d) if the Diversity Score of the Collateral Debt Securities is below 45, the column corresponding to 45 will be used.

	Diversity
Weighted Average Spread	45	55	60	65	75
2.40%	2,090	2,135	2,160	2,180	2,200
2.50%	2,175	2,235	2,260	2,280	2,325
2.60%	2,235	2,310	2,340	2,365	2,420
2.70%	2,305	2,375	2,390	2,400	2,460
2.80%	2,350	2,440	2,475	2,500	2,560
2.90%	2,385	2,510	2,560	2,575	2,630
3.00%	2,420	2,550	2,600	2,615	2,695
3.10%	2,455	2,585	2,640	2,655	2,755
3.20%	2,490	2,620	2,670	2,695	2,795
3.30%	2,525	2,660	2,710	2,735	2,835
3.40%	2,560	2,690	2,750	2,795	2,875
3.50%	2,600	2,725	2,790	2,830	2,900
	Maximum Weighted Average Rating Factor(1)

(1) In each case, plus the Recovery Rate Modifier (as defined herein).

“Moody’s Weighted Average Recovery Rate Test”: A test that is satisfied as of any Measurement Date if the Weighted Average Recovery Rate (Moody’s) is greater than or equal to 45.0%.

“Newly Defaulted Obligations”: All Defaulted Obligations that have been Defaulted Obligations for less than one month.

“New York Presenting Agent”: The meaning specified in Section 2.10(b).

“Non-Call Period”: The period from (and including) the Closing Date to (and excluding) the Payment Date in January 2011.

“Non-Emerging Market Countrv”: Any of Australia, Austria, the Bahamas, Belgium, Bermuda, the British Virgin Islands, Canada, the Cayman Islands, the Channel Islands, Denmark, Finland, France, Germany, Ireland, the Isle of Man, Italy, Luxembourg, the Netherlands, the Netherlands Antilles, New Zealand, Norway, Portugal, Spain, Sweden, Switzerland, the United Kingdom and the United States; provided, that such country has a long-

term Sovereign rating with respect to Dollar denominated obligations of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA’’ by S&P.

“Non-Permitted Holder”: The meaning specified in Section 2.11(b).

“Note Financed Collateral Debt Securities”: All Collateral Debt Securities other than Subordinated Note Financed Collateral Debt Securities.

“Note Financed Collection Account”: The trust account designated the “Note Financed Collection Account” established pursuant to Section 10.2(a).

“Note Financed Loan Funding Subaccount”: The subaccount of the Loan Funding Account designated as the “Note Financed Loan Funding Subaccount” pursuant to Section 10.3(c).

“Note Interest Rate”: With respect to the Notes of any Class, the annual rate at which interest accrues on the Notes of such Class, as specified in Section 2.3 and in such Notes.

“Note Register” and “Note Registrar”: The respective meanings specified in Section 2.5(a).

“Note Unused Proceeds”: Any Unused Proceeds other than Subordinated Note Unused Proceeds.

“Noteholder”: See “Holder” above.

“Notes”: The Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes.

“Notes Paying Agent”: Any Person authorized by the Issuer to pay any amounts to be paid on any Notes on behalf of the Issuer as specified in Section 7.2.

“Offer”: With respect to any Collateral Debt Security, (i) any offer by the issuer of such Collateral Debt Security or by any other Person made to all of the holders of such Collateral Debt Security to purchase or otherwise acquire such Collateral Debt Security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments) or to convert or exchange such Collateral Debt Security into or for Cash, securities or any other type of consideration or (ii) any solicitation by the issuer of such Collateral Debt Security or any other Person to amend, modify or waive any provision of such Collateral Debt Security or any related Underlying Instrument.

“Offering Memorandum”: The Offering Memorandum with respect to the Securities dated January 16, 2008.

“Officer”: With respect to the Issuer, the Co-Issuer and any other corporation, the Chairman of the Board of Directors, any Director, the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity; with respect to any partnership, any general partner thereof; and with respect to any bank or trust company acting as trustee of an express trust or as custodian, any Trust Officer.

“Opinion of Counsel”: A written opinion addressed to the Trustee, and, if applicable, Moody’s and S&P, in form and substance reasonably satisfactory to such addressees of an attorney at law admitted to practice in any state of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, as the case may be, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee, Moody’s and/or S&P, as applicable, or shall state that the Trustee, Moody’s and S&P, as applicable, shall be entitled to rely thereon.

“Optional Redemption”: The meaning specified in Section 9.l(a)(ii).

“Outstanding”: With respect to the Subordinated Notes, means the outstanding and issued Subordinated Notes of the Issuer that are Outstanding under the Subordinated Note Paying Agency Agreement. With respect to the Notes, any Classes of Notes, as of any Measurement Date, all of such Notes, Classes of Notes, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)           Notes theretofore canceled by the Note Registrar or the Subordinated Note Registrar, as applicable, or delivered to the Note Registrar or Subordinated Note Registrar for cancellation;

(ii)          Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Notes Paying Agent in trust for the Holders of such Notes; provided, that, if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)         Notes in exchange for or in lieu of which other Notes, as applicable, have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes, as applicable, are held by a holder in due course; and

(iv)         Notes alleged to have been mutilated, defaced, destroyed, lost or stolen for which replacement Notes, as applicable, have been issued as provided in Section 2.6;

provided, that in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Notes owned by the Issuer, the Co-Issuer or any Affiliate thereof (excluding the Collateral Manager and its Affiliates) shall be disregarded and deemed not to be Outstanding, except that, with respect to this clause, in determining whether the Trustee or its agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, the Co-Issuer or any Affiliate thereof (excluding the Collateral Manager and its Affiliates).

“Overcollateralization Ratio Tests”: The Class A/B Overcollateralization Ratio Test, the Class C Overcollateralization Ratio Test, the Class D Overcollateralization Ratio Test and the Class E Overcollateralization Ratio Test.

“Partial PIK Security”: Any Collateral Debt Security with respect to which (i) the related underlying instruments require a portion of the interest due thereon to be paid in Cash on each payment date therefor and do not permit such portion to be deferred or capitalized, (ii) such underlying instruments permit the obligor thereon (or, in the case of a Synthetic Security, the related Reference Obligor) to defer or capitalize the remaining portion of the interest due thereon, and (iii) if such Collateral Debt Security is a Fixed Rate Collateral Debt Security, the interest rate applicable thereto required to be paid in Cash is greater than the interpolated swap rate, or, if such Collateral Debt Security is a Floating Rate Collateral Debt Security, the interest rate applicable thereto required to be paid in Cash is greater than 0.50% plus LIBOR or such other floating rate benchmark as may be applicable to such Floating Rate Collateral Debt Security. For purposes of determining the applicable interpolated swap rate, the designated maturity shall be deemed to equal to the average life of the Partial PIK Security, as determined by the Collateral Manager at the time of the acquisition thereof. For purposes of the Weighted Average Spread Test and the Weighted Average Coupon Test, the Effective Spread or per annum fixed rate, as applicable, of a Partial PIK Security shall be deemed to equal the rate at which interest was required to be paid in Cash on the most recently scheduled payment date on the outstanding balance of such security.

“Participation”: A participation or subparticipation interest in a Loan, including a Synthetic Letter of Credit structured as a participation, but excluding any participation interest relating to Pre-Closing Collateral Debt Securities, the settlement dates for which have not yet occurred.

“Payment Account”: The trust account established pursuant to Section 10.3(a).

“Payment Date”: The 20th day of each January, April, July and October of each calendar year or, if any such date is not a Business Day, the immediately following Business Day, and the Stated Maturity, commencing in July 2008.

“Payment Date Report”: The meaning specified in Section 10.5(b).

“Person”: An individual, corporation (including a business trust or a limited liability company), partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

“PIK Security”: A security (other than a Partial PIK Security) that (i) permits deferral and/or capitalization of interest or other periodic distribution otherwise due including, without limitation, by providing for the payment of interest through the issuance of additional debt securities identical to such debt security or through additions to the principal amount thereof for a specified period in the future or for the remainder of its life or by capitalizing interest due on such debt security as principal, and (ii) expressly provides that such deferral and/or capitalization does not constitute a default or event of default (however denominated) under such security or the related Underlying Instruments. Each Collateral Debt Security constituting a PIK Security will be considered as having a principal balance which excludes any deferred or capitalized interest thereon.

“Placement Agency Agreement”: The placement agency agreement dated as of January 22, 2008 among the Issuer, Lehman Brothers Inc. and Lehman Brothers International (Europe).

“Plan” or “Plans”: “Plans” as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, together with ERISA Plans.

“Pledged Securities”: As of any Measurement Date, the Collateral Debt Securities, the Eligible Investments (excluding Eligible Investments on deposit in or otherwise credited to the Subordinated Note Distribution Account) and any Equity Securities that have been Granted to the Trustee.

“Portfolio Profile Test”: A test that is satisfied if, as of the Effective Date and any subsequent Measurement Date, in the aggregate, the Collateral Debt Securities comply with all of the minimum and maximum percentage requirements set forth below:

(1)                                 not less than 90.0% of the CDS Principal Balance shall consist of Senior Secured Loans, when taken together with Cash constituting Principal Proceeds, Unused Proceeds and Eligible Investments purchased with Principal Proceeds and Unused Proceeds;

(2)                                 not less than 95.0% of the CDS Principal Balance shall consist of Floating Rate Collateral Debt Securities, Participations in Floating Rate Collateral Debt Securities and Synthetic Securities the Reference Obligations with respect to which are Floating Rate Collateral Debt Securities, when taken together with Cash constituting Principal Proceeds, Unused Proceeds and Eligible Investments purchased with Principal Proceeds and Unused Proceeds;

(3)                                 not more than 10.0% of the CDS Principal Balance will consist of Second Lien Loans, Senior Unsecured Loans, Bonds and Structured Finance Securities in the aggregate; provided that Second Lien Loans may in the aggregate constitute up to 10.0% of the CDS Principal Balance; provided, further, that Senior Unsecured Loans may in the aggregate constitute up to 5.0% of the CDS Principal Balance; provided, further, that Bonds may in the aggregate constitute up to 5.0% of the CDS Principal Balance; provided, further, that Structured Finance Securities may in the aggregate constitute up to 5.0% of the CDS Principal Balance;

(4)                                 not more than 10.0% of the CDS Principal Balance shall consist of Revolving Credit Facilities and Delayed-Draw Loans;

(5)                                 not more than 20.0% of the CDS Principal Balance shall consist of Synthetic Securities and Participations (including, for the avoidance of doubt, any Synthetic Letter of Credit that is structured as a Participation);

(6)                                 the percentage of the CDS Principal Balance that represents (i) the aggregate of Participations and Synthetic Securities entered into with a single Person as Selling Institution and/or, in the case of Moody’s only, Synthetic Security Counterparty shall not exceed the percentage set forth opposite the credit rating of such Person in the column entitled “Individual Selling Institution/Synthetic Security Counterparty Limit” in the table below and (ii) the aggregate of Participations and/or Synthetic Securities entered into with Selling Institutions and/or, in the case of Moody’s only, Synthetic Security Counterparties, as the case may be, having the same credit rating shall not exceed the percentage set forth opposite such rating in the column entitled “Aggregate Selling Institution/ Synthetic Security Counterparty Limit” in the table below:

Long-Term Senior Unsecured
Debt Rating of Selling		Individual Selling	Aggregate Selling
Institution or Synthetic		Institution / Synthetic	Institution / Synthetic
Security Counterparty***		Security	Security Counterparty
Moody’s	S&P	Counterparty Limit	Limit
Aaa	AAA	20%	20%
Aa1	AA+	10%	10%
Aa2	AA	10%	10%
Aa3	AA-	10%	10%
A1	A+	5%	5%
A2*	A**	5%	5%

*                                    Applies only so long as Moody’s short-term unsecured debt rating is “P-l.”

**                             Applies only so long as the S&P short-term unsecured debt rating is at least “A-1.”

***                     For purposes of determining compliance with this credit rating requirement, so long as the actively-monitored Moody’s long-term senior unsecured debt rating of a Selling Institution or Synthetic Security Counterparty is on watch list for possible downgrade by Moody’s, such credit rating shall be one subcategory below its then current Moody’s rating or, so long as such credit rating is on watch list for possible upgrade by Moody’s, such credit rating shall be one subcategory above its then current Moody’s rating.

provided, however, that the Issuer may enter into a Participation with a Selling Institution or enter into a Synthetic Security with a Synthetic Security Counterparty, in either case having, at such time, a long-term senior unsecured debt rating below “A2” by Moody’s and “A” by S&P (or otherwise in excess ofthe limitations specified in the table above) if Rating Agency Confirmation (from S&P only) has been obtained; provided, further, for the avoidance of doubt, the limitations set forth above with respect to a Synthetic Security Counterparty will not apply to S&P, and, subject to the limitations with respect to Moody’s specified in the table above, the Issuer may enter into a Synthetic Security with any Synthetic Security Counterparty having at such time a long-term senior unsecured debt rating of at least “A+” by S&P;

(7)           not more than 1.5% of the CDS Principal Balance shall consist of securities issued by or loans to a single obligor; provided that any three single issuers or obligors (other than issuers of DIP Loans) may each represent up to 2.0% of the CDS Principal Balance;

(8)           not more than 10.0% of the CDS Principal Balance shall consist of Collateral Debt Securities belonging to the same Moody’s industry classification group; provided that any three Moody’s industry classification groups may each constitute up to 12.0% of the CDS Principal Balance; provided, further, that with respect to any Synthetic Security, the Moody’s industry classification group shall be based on the Reference Obligor and not the Synthetic Security Counterparty;

(9)           not more than 10.0% of the CDS Principal Balance will consist of Collateral Debt Securities belonging to the same S&P Industry Classification Group; provided that any three S&P Industry Classification Group may each constitute up to 12.0% of the CDS Principal Balance; provided, further, that with respect to any Synthetic Security, the S&P industry classification group will be based on the Reference Obligor and not the Synthetic Security Counterparty;

(10)         (a)       not more than 20.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated in any country other than the United States and its territories; (b) not more than 20.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated under the laws of Moody’s Group I Countries; provided that not more than 10.0% of the CDS Principal Balance shall consist of Collateral Debt Securities that are issued by issuers organized or incorporated under the laws of any one Moody’s Group I Country other than Canada; provided further that not more than 15.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated under the laws of Canada; (c) not more than 5.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated under the laws of Moody’s Group II Countries; provided that not more than 2.5% of the CDS Principal Balance shall consist of Collateral Debt Securities that are issued by issuers organized or incorporated under the laws of any one Moody’s Group II Country; (d) not more than 5.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated under the laws of Moody’s Group III Countries; provided that not more than 2.5% of the CDS Principal Balance shall consist of Collateral Debt Securities that are issued by issuers organized or incorporated under the laws of any one Moody’s Group III Country; (e) not more than 3.0% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated under the laws of Moody’s Group IV Countries provided that not more than 1.5% of the CDS Principal Balance shall consist of Collateral Debt Securities that are issued by issuers organized or incorporated under the laws of any one Moody’s Group IV Country; and (f) not more than 7.5% of the CDS Principal Balance shall consist of Collateral Debt Securities, in the aggregate, that are issued by issuers organized or incorporated in any Tax Advantaged Jurisdiction.

(11)         not more than 7.5% of the CDS Principal Balance shall consist of Collateral Debt Securities with an S&P Rating of “CCC+” or lower (provided, however, that the Issuer may purchase a Collateral Debt Security with the proceeds of the disposition of, or receive a Collateral Debt Security in exchange for, a Collateral Debt Security of the same issuer or obligor so long as such Collateral Debt Security has an S&P Rating of “CCC-” or above, and is pari passu with, or senior to, and has an S&P Rating that is no lower than, the Collateral Debt Security so sold or exchanged, without violating the Reinvestment Criteria herein notwithstanding that the limitation described in this clause (11) is exceeded);

(12)         not more than 7.5% of the CDS Principal Balance shall consist of Collateral Debt Securities with a Moody’s Default Probability Rating of “Caa1” or lower (provided, however, that the Issuer may purchase a Collateral Debt Security with the proceeds of the disposition of, or receive a Collateral Debt Security in exchange for, a Collateral Debt Security of the same issuer or obligor so long as such Collateral Debt Security has a Moody’s Default Probability Rating of “Caa3” or above, and is pari passu with, or senior to, and has a Moody’s Default Probability Rating that is no lower than, the Collateral Debt Security so sold or exchanged, without violating the Reinvestment Criteria herein notwithstanding that the limitation described in this clause (12) is exceeded);

(13)         not more than 5.0% of the CDS Principal Balance shall consist of Attached Equity Securities;

(14)         not more than 5.0% of the CDS Principal Balance shall consist of PIK Securities;

(15)         not more than 5.0% of the CDS Principal Balance shall consist of Partial PIK Securities;

(16)         not more than 7.5% of the CDS Principal Balance shall consist of DIP Loans;

(17)         not more than 7.5% of the CDS Principal Balance shall consist of Current Pay Obligations which were Current Pay Obligations at the time of the purchase or commitment to purchase by the Issuer;

(18)         not more than 5.0% of the CDS Principal Balance shall consist of Collateral Debt Securities that mature after the Stated Maturity of the Notes;

(19)         not more than 5.0% of the CDS Principal Balance shall consist of Exchanged Defaulted Obligations;

(20)         not more than 5.0% of the CDS Principal Balance shall consist of Fixed Rate Collateral Securities;

(21)         not more than 5.0% of the CDS Principal Balance shall consist of securities that pay interest less frequently than quarterly; provided that no more than 0% of the CDS Principal Balance shall consist of securities that pay interest less frequently than semi-annually;

(22)         not more than 5.0% of the CDS Principal Balance shall consist of Asset Specific Hedged Collateral Debt Securities;

(23)         not more than 0.0% of the CDS Principal Balance shall consist of Enhanced Bonds;

(24)         not more than 10.0% of CDS Principal Balance shall consist of Collateral Debt Securities as to which the S&P Rating for such Collateral Debt Security is derived from another rating;

(25)         not more than 5.0% of the CDS Principal Balance shall consist of Bridge Securities;

(26)         not more than 5.0% of the CDS Principal Balance shall consist of Step-Up Coupon Securities;

(27)         not more than 5.0% of the CDS Principal Balance shall consist of Zero Coupon Securities;

(28)         not more than 5.0% of the CDS Principal Balance shall consist of Synthetic Letters of Credit; and

(29)         not more than 10.0% of the CDS Principal Balance shall consist of Loans (or Participations therein) of obligors whose outstanding credit facilities have a maximum aggregate principal balance of less than $100,000,000.

“Pre-Closing Collateral Debt Securities”: The Collateral Debt Securities to be purchased by the Issuer as of the Closing Date pursuant to the Forward Sale Agreement (the “Pre-Closing Collateral Debt Securities”).

“Pricing Amendment”: The meaning specified in Section 9.7.

“Principal Collateral Value”: As of any Measurement Date, the sum of:

(a)           the CDS Principal Balance (excluding that portion, if any, that represents (A) amounts in the Expense Reserve Account, (B) any amounts in the Interest Reserve Account, (C) Zero Coupon Securities, (D) Step-Up Coupon Securities and (E) Deferred Interest Obligations);

(b)           the aggregate accreted value of Collateral Debt Securities (excluding Defaulted Obligations, Deferred Interest Obligations and Current Pay Obligations) that are (i) Zero Coupon Securities or (ii) Step-Up Coupon Securities;

(c)           the amount obtained by summing, with respect to each Defaulted Obligation, the least of:

(i)            in the case of an Aged Defaulted Obligation only, the Market Value of such Defaulted Obligation;

(ii)           in the case of a Newly Defaulted Obligation or an Aged Defaulted Obligation, the product of: (x) the principal balance (excluding, in the case of a PIK Security or a Partial PIK Security, any portion of such principal balance consisting of deferred or capitalized interest) of such Defaulted Obligation or, if such Defaulted Obligation is a Zero Coupon Security or Step-Up Coupon Security, the accreted value thereof and (y) the Applicable Recovery Rate with respect to such Defaulted Obligation; and

(iii)          in the case of an Aged Defaulted Obligation that has been a Defaulted Obligation for more than two years (including, in the case of any Exchanged Defaulted Obligation, the period that the exchanged Collateral Debt Security constituted a Defaulted Obligation), zero; and

(d)          the amount obtained by summing, for each Deferred Interest Obligation, the lesser of (i) the Market Value of such Deferred Interest Obligation or (ii) the product of (x) the principal balance (excluding, in the case of a PIK Security or a Partial PIK Security, any portion of such principal balance consisting of deferred or capitalized interest) of such Deferred Interest Obligation or, if such Deferred Interest Obligation is a Zero Coupon Security or a Step-Up Coupon Security, the accreted value thereof and (y) the Applicable Recovery Rate with respect to such Deferred Interest Obligation.

“Principal Proceeds”: With respect to any Payment Date (without duplication and excluding the Excepted Property and any proceeds thereof) to the extent received in Cash during the related Due Period (except as specified in clauses (vi), (vii), (viii), (x), (xi) and (xiii) below) consist of:

(i)            all principal payments (including scheduled payments, Unscheduled Principal Payments and prepayment premiums) on Eligible Investments (other than Eligible Investments purchased with Interest Proceeds and Eligible Investments in the Expense Reserve Account) and Collateral Debt Securities;

(ii)           all payments or distributions of any kind (including interest payments) or recoveries on (x) Defaulted Obligations to the extent that the aggregate amount received (from and including the date that such asset became a Defaulted Obligation) is less than the par amount of such asset as of the date such asset became a Defaulted Obligation, (y) Exchanged Equity Securities, to the extent that the aggregate amount received from and including the date on which such Exchanged Equity Securities were received, when taken together with the amount described in subclause (x) of this clause (ii) with respect to such asset (or the Defaulted Obligation in respect of which such asset was received), is less than the par amount of the Collateral Debt Security in respect of which such Exchanged Equity Security was received and (z) Equity Securities other than Exchanged Equity Securities;

(iii)          all principal payments with respect to any Synthetic Security Collateral to the extent described under Section 12.4;

(iv)          all fees and commissions (such as syndication fees), other than fees and commissions of the type referred to in clause (iii) of the definition of “Interest Proceeds” above, unless designated as Principal Proceeds at the discretion of the Collateral Manager pursuant to such clause;

(v)           Sale Proceeds of Collateral Debt Securities (including the “interest asset” component of an Enhanced Bond, but excluding amounts described in clauses (ii) and (vii) of the definition of “Interest Proceeds”);

(vi)          all amounts on deposit in the Loan Funding Account that are transferred to the Payment Account for application as Principal Proceeds pursuant to Section 10.3(d);

(vii)        any Hedge Receipt Amounts constituting Hedge Termination Receipts received on or prior to such Payment Date, to the extent not used to enter into a Replacement Hedge in accordance with Section 7.18, and all upfront premiums or payments received by the Issuer from a Hedge Counterparty or Synthetic Security Counterparty in consideration for entering into any Hedge Agreement or Synthetic Security, as the case may be, other than with respect to a Hedge Agreement, to the extent that such amounts constitute Hedge Replacement Proceeds that are required to be deposited into the Hedge Replacement Account pursuant to Section 7.18(b);

(viii)        any Unused Proceeds on deposit in the Collection Account on the Effective Date;

(ix)          with respect to any Collateral Debt Securities or Eligible Investments, the interest payment actually received on the first payment date of such asset occurring after the date of acquisition by the Issuer to the extent that such amount represents Purchased Accrued Interest;

(x)           amounts that are retained or deposited into the Collection Account to be treated as Principal Proceeds pursuant to Section 11.1(a)(i)(Q) if the CERT is not satisfied;

(xi)          any amounts in the Interest Reserve Account and the Expense Reserve Account that are designated as Principal Proceeds at the discretion of the Collateral Manager;

(xii)         all principal paid with respect to Enhanced Bonds on the underlying principal assets (as defined in the definition of Enhanced Bond);

(xiii)        Unused Proceeds to the extent the Collateral Manager designates an amount thereof to be applied as a Special Amortization Amount in accordance with this Indenture; and

(xiv)        all other payments received in connection with the Collateral that are not included in the definition of “Interest Proceeds.”

For the avoidance of doubt, “Principal Proceeds” shall not at any time include Excepted Property.

“Priority of Payments”: At any time, the order of priority of payments set forth in Section 5.7 or Section 11.1(a), as may be applicable at such time.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proposed Portfolio”: The portfolio (measured by the aggregate principal balance) of Collateral Debt Securities, Principal Proceeds and Unused Proceeds held as Cash and Eligible Investments purchased with Principal Proceeds or Unused Proceeds that would result from the proposed maturation, sale or other disposition of a Collateral Debt Security or a proposed purchase of a Collateral Debt Security, as the case may be.

“Purchased Accrued Interest”: With respect to any Collateral Debt Security, accrued interest on such Collateral Debt Security purchased with Principal Proceeds or Unused Proceeds.

“Purchased Discount Asset”: As of any Measurement Date, with respect to Floating Rate Collateral Debt Securities (other than Discount Assets, which may not be Purchased Discount Assets), an asset that has been purchased at a purchase price (expressed as a percentage of the principal balance of such asset) of less than 100% and that has been irrevocably designated as a Purchased Discount Asset in the sole discretion of the Collateral Manager in a notice delivered to the Trustee on or prior to the first Payment Date after the acquisition of such asset by the Issuer; provided, that an asset shall only be deemed to be a Purchased Discount Asset if as of such Measurement Date, (i) the Class E Overcollateralization Ratio Test has not declined since the Effective Date and (ii) each of the Reinvestment Criteria for the Collateral Debt Securities is satisfied.

“QIB”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is a qualified institutional buyer within the meaning of Rule 144A.

“QIB/QP”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Securities, is both a QIB and a Qualified Purchaser.

“Qualified Financial Institution”: Any financial institution having a long-term debt rating of at least “Baal” and a short-term debt rating of at least “P-1” by Moody’s and a long-term debt rating of at least “BBB+” and a short-term debt rating of at least “A-1” by S&P.

“Qualified Purchaser”: Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act.

“Qualified Replacement Counterparty”: At any time an Interest Rate Hedge Counterparty or proposed Interest Rate Hedge Counterparty with respect to any Interest Rate Hedge:

(a)            that at such time has (or has obtained an unconditional guarantee of performance of its obligations under such Hedge Agreement from an entity that has) ratings from Moody’s and S&P that are sufficient to constitute the Required Rating; and

(b)            Rating Agency Confirmation has been received with respect to such Hedge Counterparty.

“Quarterly Asset Amount”: With respect to any Payment Date (or other relevant date), the sum of (i) the aggregate principal balance of all Collateral Debt Securities and Eligible Investments purchased with Principal Proceeds or Unused Proceeds and (ii) Cash representing Principal Proceeds or Unused Proceeds, in each case as of the first day of the Due Period preceding such Payment Date (or the date immediately preceding such other relevant date).

“Quarterly Pay Reserve Amount”: With respect to a Due Period and any Quarterly Reserve Security, an amount equal to 50% of the Interest Proceeds received by the Issuer in respect of such Quarterly Reserve Security in such Due Period.

“Quarterly Reserve Account”: The trust account established pursuant to Section 10.3(h).

“Quarterly Reserve Security”: A Collateral Debt Security as to which the payment of interest occurs less frequently than quarterly.

“Ramp-Up Matrix”: The following chart setting forth the amount or percentage, as applicable, used to determine satisfaction for each of the Weighted Average Spread Test, Diversity Test, Moody’s Weighted Average Recovery Rate Test and Weighted Average Rating Test when each such test is applied as a component of the Ramp-Up Test during the Ramp-Up Period and setting forth the expected Minimum Aggregate Par Amount as set forth below:

	On the 58th Day after the Closing Date		On the 119th Day after the Closing Date
Weighted Average Spread Test	2.50%		2.60%
Diversity Test	40		55
Moody’s Weighted Average Recovery Rate Test	42.0%		44.0%
Weighted Average Rating Test	2,550		2,450
Minimum Aggregate Par Amount	U.S.$	300,000,000	U.S.$	360,000,000

“Ramp-Up Period”: The period from (and including) the Closing Date to (and including) the Effective Date.

“Ramp-Up Test”: A test that is satisfied on the 58th day and the 119th day after the Closing Date if on such date, each of the Weighted Average Spread Test, Diversity Test, Moody’s Weighted Average Recovery Rate Test and Weighted Average Rating Test is satisfied and the Issuer has acquired Collateral Debt Securities with an aggregate par amount at least equal to the Minimum Aggregate Par Amount as of such date on the related amount or percentage that is set forth in the Ramp-Up Matrix.

“Rating Agencies”: S&P and Moody’s, collectively.

“Rating Agency Confirmation”: With respect to any specified action or determination, receipt of written confirmation (i) by Moody’s, for so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding and rated by Moody’s and (ii) by S&P, for so long as any Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes are Outstanding and rated by S&P, that such specified action or determination will not result in the reduction or withdrawal of their then-current ratings on the applicable Classes of Notes.

“Record Date”: The date on which the Holders of Notes that are entitled to receive a payment in respect of principal, interest or otherwise on the succeeding Payment Date is determined, such date as to any Payment Date being the fifteenth day (whether or not a Business Day) prior to the applicable Payment Date.

“Recovery Rate Modifier”: As of any Measurement Date, the lesser of (i) the number (not less than zero) that equals the product of(a) the Weighted Average Recovery Rate (Moody’s) as of such Measurement Date minus 45.0% and (b) 6,400; provided, that if the Weighted Average Recovery Rate (Moody’s) shall be (x) greater than or equal to 60.0%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Weighted Average Recovery Rate (Moody’s) shall be equal to 60.0%, or (y) less than or equal to 45.0%, then solely for the purposes of the calculation of the Recovery Rate Modifier, the Weighted Average Recovery Rate (Moody’s) shall be equal to 45.0% and (ii) the amount designated by the Collateral Manager in its sole discretion as the Recovery Rate Modifier.

“Redemption Advance Rates”: The meaning specified in Section 9.1(b)(ii).

“Redemption Date”: Any date specified for a redemption or replacement of Notes pursuant to Section 9.1 or if such date is not a Business Day, the next following Business Day, unless such Business Day is the first Business Day of the next succeeding calendar month, in which case, the immediately preceding Business Day.

“Redemption Date Statement”: The meaning specified in Section 10.5(e).

“Redemption Price”: With respect to any Note to be redeemed pursuant to Section 9.1, an amount equal to 100% of the Aggregate Outstanding Amount of such Note to be redeemed, together with accrued and unpaid interest thereon at the applicable Note Interest Rate, (in the case of the Class C Notes, Class C Deferred Interest, in the case of the Class D Notes, Class D Deferred Interest, and in the case of the Class E Notes, Class E Deferred Interest) to but excluding the Redemption Date.

“Reference Banks”: The meaning specified in Schedule C attached hereto.

“Reference Obligation”: An obligation that:

(1)           is the subject of a Synthetic Security;

(2)           constitutes a Loan, a Structured Finance Security or a Bond; and

(3)          would independently satisfy the definition of Collateral Debt Security (except that clauses (B)(6), (B)(7), (B)(8), (B)(10), (B)(16) and (B)(20) of such definition need not be satisfied) if the Issuer were to acquire it directly.

“Reference Obligor”: An issuer of or obligor on a Reference Obligation.

“Refinancing”: The meaning specified in Section 9.1(b).

“Refinancing Notes”: The meaning specified in Section 9.1(b).

“Refinancing Proceeds”: The proceeds from the issuance of Refinancing Notes.

“Registered”: With respect to any debt obligation, a debt obligation that is issued after July 18, 1984 and that is in registered form within the meaning of Section 881(c)(2)(B)(i) of the Code and the Treasury regulations promulgated thereunder.

“Registered Holder”: With respect to any Note, the Person whose name appears on the Note Register as the registered Holder of such Note, as applicable.

“Registered Office”: The registered office of the Issuer, which shall be located outside of the United States.

“RegulationS”: RegulationS under the Securities Act.

“RegulationS Global Notes”: The meaning specified in Section 2.2(b).

“Reinvestment Agreement”: A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity; provided, that such agreement provides that it is terminable by the purchaser, without penalty, in the event that the rating assigned to such agreement by Moody’s and S&P is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

“Reinvestment Criteria”: The meaning specified in Section 12.2.

“Reinvestment Income”: Any interest or other earnings on funds and accounts that are part of the Collateral (other than interest on Collateral Debt Securities).

“Reinvestment Period”: The period from (and including) the Closing Date to (and including) the Payment Date occurring in January 2013.

“Replaced Notes”: The meaning specified in Section 9.1(c).

“Replacement”: The meaning specified in Section 9.1(c).

“Replacement Hedge”: The meaning specified in Section 7.18(c).

“Replacement Notes”: The meaning specified in Section 9.1(c).

“Replacement Proceeds”: The proceeds from the issuance of Replacement Notes.

“Repricing Notice”: The meaning specified in Section 9.7.

“Required Rating”: With respect to any Hedge Counterparty (or a guarantor of any Hedge Counterparty’s obligations under any Hedge Agreement under an unconditional guarantee):

(A)          either (i) if such Hedge Counterparty (or such guarantor) has only a long- term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “long-term rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such Hedge Counterparty (or such guarantor) has a long-term rating and a short-term rating by Moody’s, a long-term rating of at least “A1” by Moody’s and a short-term rating of”P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and

(B)          (i) a short-term rating of at least “A-1” by S&P or (ii) if such Hedge Counterparty (or such guarantor) does not have a short-term rating by S&P, a long-term rating of at least “A+” by S&P.

“Revolving Credit Facility”: A senior secured or senior unsecured debt instrument which provides a borrower with a line of credit against which one or more borrowings may be made to the stated principal amount of such facility and which provides that such borrowed amount may be repaid and, in certain cases, re-borrowed from time to time. Except as provided to the contrary herein or as the context requires otherwise, the principal balance of a Revolving Credit Facility shall be deemed to include amounts on deposit in the Loan Funding Account in respect of the unfunded portion thereof. For avoidance of doubt, a Collateral Debt Security shall no longer constitute a Revolving Credit Facility after the Issuer’s commitment to make future advances thereunder has been reduced to zero.

“Rule 144A”: Rule 144A under the Securities Act.

“Rule 144A Global Note”: The meaning specified in Section 2.2(c).

“Rule 144A Information”: The meaning specified in Section 7.15.

“Sale”: The meaning specified in Section 5.17(a).

“Sale Proceeds”: All proceeds (including accrued interest) received by the Issuer with respect to Collateral Debt Securities and Equity Securities (including the “interest asset” with respect to an Enhanced Bond) as a result of sales of such Collateral Debt Securities and Equity Securities pursuant to Section 9.1 or Section 12.1.

“Scenario Default Rates”: means each of the Class A Scenario Default Rate, the Class B Scenario Default Rate, the Class C Scenario Default Rate, the Class D Scenario Default Rate and the Class E Scenario Default Rate.

“Schedule of Collateral Debt Securities”: The Collateral Debt Securities listed on Schedule A hereto and supplemented by Collateral Debt Securities Delivered on or before the Effective Date and securing the Notes, which Schedule shall include the principal balance, issuer or obligor name, interest rate (if the security bears interest at a fixed rate) or the spread (if the security bears interest at a floating rate), the Stated Maturity, CUSIP identification number, if applicable, Moody’s or S&P Industry Classification Group and the Moody’s Rating and S&P Rating of each Collateral Debt Security, as amended from time to time to reflect the release of Collateral Debt Securities pursuant to Section 10.6, and the inclusion of Collateral Debt Securities as provided in Section 12.2.

“Scheduled Distribution”: With respect to any Pledged Security, for each Due Date, the scheduled payment of principal and/or interest and/or other distribution due on such Due Date with respect to such Pledged Security, determined in accordance with the assumptions specified in Section 1.2.

“Second Lien Loan”: Any assignment of or Participation in or other interest in (including a Synthetic Security relating to) a Loan, other than a Senior Secured Loan, that: (i) is not (and by its terms is not permitted to become) subordinate (other than liquidation preferences in respect of pledged collateral) in right of payment to any other debt for borrowed money incurred by the obligor of the Loan, other than a Senior Secured Loan; (ii) is secured by a valid and perfected security interest or lien on specified collateral securing the obligor’s obligations under the Loan, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral; and (iii) with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, such as, but not limited to, tax liens.

“Section 3(c)(7) Reminder Notice”: A notice from the Issuer to the Noteholders in the form specified in, and to be delivered in accordance with Section 10.5.

“Secured Obligations”: The meaning specified in the Granting Clause hereof.

“Secured Parties”: The meaning specified in the Preliminary Statement hereof.

“Securities”: The Notes and the Subordinated Notes.

“Securities Account”: The meaning set forth in Section 8-501(a) of the UCC.

“Securities Act”: The United States Securities Act of 1933, as amended from time to time (or any corresponding provisions of succeeding law).

“Securities Intermediary”: The meaning specified in the first sentence of Section 6.15(a).

“Security Entitlement”: The meaning set forth in Section 8-102(a)(17) of the UCC.

“Selling Institutions”: Each institution from which a Participation is acquired by the Issuer.

“Senior”: means (i) with respect to the Subordinated Notes, all Classes of Notes, (ii) with respect to the Class E Notes, all other Classes of Notes, (iii) with respect to the Class D Notes, the Class A Notes, the Class B Notes and the Class C Notes, (iv) with respect to the Class C Notes, the Class A Notes and the Class B Notes, (v) with respect to the Class B Notes, the Class A Notes and (vi) with respect to the Class A Notes, none.

“Senior Collateral Management Fee”: A quarterly fee payable in arrears to the Collateral Manager on each Payment Date, in accordance with the Priority of Payments, in an amount equal to 0.10% per annum of the Quarterly Asset Amount for each such Payment Date (computed on the basis of a 360 day year of twelve 30-day months).

“Senior Secured Loan”: Any assignment of or Participation in or other interest in (including a Synthetic Security relating to) a Loan (i) that is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt obligation of the obligor with respect to such Loan, (ii) that is secured by a valid first priority perfected security interest or lien on specified collateral securing the obligor’s obligations under such Loan, which security interest or lien is not subordinate to the security interest or lien securing any other obligation of the obligor with respect to such Loan, (iii) as to which the value of the collateral securing such Loan, together with other attributes of the obligor with respect to such Loan made to the obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other obligations and liabilities of such obligor that may be satisfied from such cash flow) is adequate, in the reasonable judgment of the Collateral Manager, to repay such Loan in accordance with its terms and to repay all other Loans of equal seniority which are secured by a first priority perfected security interest or lien on the same collateral and (iv) is not secured primarily by equity interests in entities that are not affiliated with the obligor; provided, however, that with respect to clauses (i) and (ii) above, such right of payment, security interest or lien may be subordinate to customary permitted liens, such as, but not limited to, tax liens.

For purposes of the determining the Moody’s Default Probability Rating and the Moody’s Recovery Rate, “Senior Secured Loan” will include, in addition to Loan Obligations meeting the definition above:

(a)           Any Loan that: (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor on the Loan, (ii) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan, and (iii) the value of the collateral securing the Loan together with other attributes of the obligor (including its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other loans of equal seniority secured by a first lien or security interest in the same collateral), and

(b)          Any Loan that: (i) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor on the Loan, other than, with respect to a Loan described in clause (a) above, with respect to the liquidation of such obligor or the collateral for such loan, (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the obligor’s obligations under the Loan, (iii) the value of the collateral securing the Loan together with other attributes of the obligor (including its general financial condition, ability to generate is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terns and to repay all other loans of equal or higher seniority secured by a first or second lien or security interest in the same collateral), and (iv) such loan has an assigned rating from Moody’s that is not lower than the corporate family rating;

provided, in each case of (a) and (b), that the Loan is not: (i) a DIP Loan, (ii) a Loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof, or (iii) a type of loan that Moody’s has identified to the Collateral Manager as having unusual terms and with respect to which its Moody’s Recovery Rate has been or is to be determined on a case-by-case basis.

“Senior Unsecured Loan”: Any unsecured Loan that is not subordinated to any other unsecured indebtedness of the borrower.

“Share Trustee”: Maples Finance Limited, a licensed trust company incorporated in the Cayman Islands, acting in the capacity as share trustee pursuant to a declaration of trust.

“Sovereign”: With respect to any jurisdiction, the central government of such jurisdiction or any agency or instrumentality thereof.

“Special Amortization”: The meaning specified in Section 9.6.

“Special Amortization Amount”: The meaning specified in Section 9.6.

“Specified Amendment”: The meaning specified in Section 14.14.

“Spread Excess”: As of any Measurement Date, a fraction (expressed as a percentage) the numerator of which is the product of (i) the greater of zero and the excess of the Weighted Average Spread for such Measurement Date over the minimum percentage necessary to pass the Weighted Average Spread Test on such Measurement Date and (ii) the aggregate principal amount of all Floating Rate Collateral Debt Securities Collateral Debt Securities held by the Issuer as of such Measurement Date, and the denominator of which is the aggregate principal amount of all Fixed Rate Collateral Debt Securities held by the Issuer as of such Measurement Date. In computing the Spread Excess on any Measurement Date, the Weighted Average Spread for the Measurement Date is computed as if the Fixed Rate Excess were equal to zero.

“S&P” or “Standard & Poor’s”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

“S&P CDO Monitor”: A dynamic, analytical computer program developed by S&P and used to determine the default risk of Collateral Debt Securities and provided to the Collateral Manager and the Collateral Administrator (along with all assumptions and instructions necessary to run such model) on or before the Effective Date, as such model may be modified by S&P from time to time in connection with its confirmation of the ratings of the Notes following the Closing Date. For purposes of applying the S&P CDO Monitor, the applicable weighted average spread in determining the Class A Break Even Default Rate, the Class B Break Even Default Rate, the Class C Break Even Default Rate, the Class D Break Even Default Rate and the Class E Break Even Default Rate will be the maximum of(i) 2.40%, (ii) 2.50%, (iii) 2.60%, (iv) 2.70%, (v) 2.80%, (vi) 2.90%, (vii) 3.00%, (viii) 3.10%, (ix) 3.20%, (x) 3.30%, (xi) 3.40% and (xii) 3.50%, which in each case corresponds to the Weighted Average Spread (without exceeding the Weighted Average Spread) as of such Measurement Date.

“S&P CDO Monitor Test”: A test that is satisfied if, after giving effect to the sale of a Collateral Debt Security or the purchase of a Collateral Debt Security (or both), as the case may be, (i) either (x) the Class A Loss Differential is positive or (y) the Class A Loss Differential of the Proposed Portfolio is greater than the Class A Loss Differential of the Current Portfolio, (ii) either (x) the Class B Loss Differential is positive or (y) the Class B Loss Differential of the Proposed Portfolio is greater than the Class B Loss Differential of the Current Portfolio, (iii) either (x) the Class C Loss Differential is positive or (y) the Class C Loss Differential of the Proposed Portfolio is greater than the Class C Loss Differential of the Current Portfolio, (iv) either (x) the Class D Loss Differential is positive or (y) the Class D Loss Differential of the Proposed Portfolio is greater than the Class D Loss Differential of the Current Portfolio, or (v) either (x) the Class E Loss Differential is positive or (y) the Class E Loss Differential of the Proposed Portfolio is greater than the Class E Loss Differential of the Current Portfolio. In determining whether the S&P CDO Monitor Test is met, the S&P Rating on any Synthetic Security will be the rating assigned to such Synthetic Security at the time of acquisition thereof by the Issuer and the related S&P Industry Classification Group will be the same as that of the related Reference Obligation; provided, that notwithstanding anything herein to the contrary, the determination of whether the S&P CDO Monitor Test has been maintained or improved will be ascertained according to instructions provided to the Issuer or the Collateral Manager on behalf of the Issuer by Standard & Poor’s (and shall be provided to the Collateral Administrator by the Collateral Manager).

“S&P Industry Classification Group”: Any of the industry categories established by Standard & Poor’s and set forth in Schedule B-2 hereto, including any such modifications that may be made thereto or such additional categories that may be subsequently established by Standard & Poor’s and provided by the Collateral Manager or Standard & Poor’s to the Trustee.

“S&P Rating”: With respect to any Collateral Debt Security shall be determined as of any Measurement Date as follows (provided that the S&P Rating with respect to any Synthetic Security, Current Pay Obligation or DIP Loan shall be determined only in accordance with the provisions of clause (iii), (iv) or (v) respectively, of this definition):

(i)            if there is a long-term issuer credit rating by S&P of the issuer of such Collateral Debt Security, or the guarantor who unconditionally and irrevocably guarantees the timely payment of principal and interest on such Collateral Debt Security, then the S&P Rating of such issuer, or the guarantor, shall be such rating (regardless of whether there is a published rating by S&P on such Collateral Debt Security) (for private/confidential ratings, the consent of S&P must be received to disclose such rating);

(ii)          if there is no issuer credit rating of the issuer of such Collateral Debt Security but such Collateral Debt Security is rated by S&P, then the S&P rating shall be such rating and if such Collateral Debt Security is not rated by S&P, then the Issuer or the Collateral Manager on behalf of the Issuer, may apply to S&P for a written credit estimate on or prior to the date of the acquisition of such Collateral Debt Security, which shall be its S&P Rating (provided that such credit estimate shall expire on each one year anniversary of the delivery of such credit estimate unless confirmed by annual review of S&P); provided that, if the Collateral Manager has provided S&P with sufficient information to issue a confidential credit estimate or confirm such estimate but S&P has not yet responded to such request, such Collateral Debt Security shall have a S&P Rating as determined by the Collateral Manager or per the prior estimate, as applicable (provided, further, that, the aggregate principal balance of the Collateral Debt Securities that shall be deemed to have an S&P Rating based on this proviso may not exceed 10% of the CDS Principal Balance); provided further that; if S&P has not responded to such request after 90 days (or such longer period as agreed by S&P) after receipt of such request, then such Collateral Debt Security shall have a S&P Rating of ”CCC-” until such time, if any, that S&P provides a written estimate;

(iii)       with respect to any Collateral Debt Security that is a Synthetic Security, (A) in the case of a Synthetic Security that is not a Form-Approved Synthetic Security, the rating or written credit estimate assigned by S&P in connection with the acquisition thereof by the Issuer upon the request of the Issuer or the Collateral Manager and (B) with respect to a Form-Approved Synthetic Security, the S&P Rating determined by reference to the methodology set forth therein;

(iv)         with respect to any Collateral Debt Security that is a Current Pay Obligation, the S&P Rating of such Collateral Debt Security shall be (a) the rating or written credit estimate assigned by S&P upon the request of the Issuer or the Collateral Manager or (b) if no such rating or credit estimate has been assigned, “CCC-”;

(v)          with respect to any Collateral Debt Security that is a DIP Loan, the S&P Rating of such Collateral Debt Security shall be (a) the rating assigned thereto by S&P either publicly or privately or (b) the rating or credit estimate assigned by S&P in connection with the acquisition thereof by the Issuer upon the request of the Issuer or the Collateral Manager;

(vi)         if there is no issuer credit rating of the issuer of such Collateral Debt Security and such Collateral Debt Security is not rated by S&P, but any other security or obligation of the issuer is rated by S&P and neither the Issuer nor the Collateral Manager obtains an S&P Rating for such Collateral Debt Security pursuant to subclause (ii) above, then, the S&P Rating of such Collateral Debt Security shall be determined as follows: (a) if there is a rating on a senior secured obligation of the issuer, then the S&P Rating of such Collateral Debt Security shall be one subcategory below such rating; (b) if there is a rating on a senior unsecured obligation of the issuer, then the S&P Rating of such Collateral Debt Security shall equal such rating; and (c) if there is a rating on a subordinated obligation of the issuer, then the S&P Rating of such Collateral Debt Security shall be one subcategory above such rating;

(vii)        if there is no issuer credit rating published by S&P and such Collateral Debt Security is not rated by S&P, and no other security or obligation of the issuer is rated by S&P and neither the Issuer nor the Collateral Manager obtains an S&P Rating for such Collateral Debt Security pursuant to subclause (ii) above, if such Collateral Debt Security is publicly rated by Moody’s, then the S&P Rating of such Collateral Debt Security shall be (A) one subcategory below the S&P equivalent of the public rating assigned by Moody’s if such Collateral Debt Security is rated “Baa3” or higher by Moody’s and (B) two subcategories below the S&P equivalent of the public rating assigned by Moody’s if such Collateral Debt Security is rated “Bal” or lower by Moody’s; provided, however, that the aggregate principal balance of the Collateral Debt Securities that shall be deemed to have an S&P Rating based on this subclause (vii) may not exceed 10% of the aggregate principal balance of all Collateral Debt Securities; and

(viii)       if no S&P Rating is assigned pursuant to clauses (i) through (vii) above with respect to such Collateral Debt Security, then (A) if (I) neither the issuer nor any of its Affiliates are subject to reorganization or bankruptcy proceedings and (II) no debt securities or obligations of the issuer have been in default during the past two years, the S&P Rating of such Collateral Debt Security will be “CCC-” and (B) otherwise, the S&P Rating of such Collateral Debt Security will be “D.”

Notwithstanding anything to the contrary in any of the foregoing:

(a)          for purposes of the S&P CDO Monitor Test, if the S&P credit rating of any Collateral Debt Security or obligor (or guarantor, as applicable) is on S&P’s CreditWatch list with a “Positive” designation, then such credit rating shall be raised by one rating subcategory; and if the S&P credit rating of any Collateral Debt Security or obligor (or guarantor, as applicable) is equal to or greater than “CCC” and is on S&P’s CreditWatch list with a “Negative” designation, then such credit rating shall be lowered by one rating subcategory;

(b)          if such obligor (or guarantor, as applicable) is not organized in the United States and its territories, then any reference to the S&P issuer credit rating in this definition shall mean the S&P foreign currency issuer credit rating; and

(c)           any S&P credit rating that contains a qualifier, including “p,” “pi,” “t,” “r,” or “q” shall not be a valid credit rating for use in this definition unless a Rating Agency Confirmation has been received with respect to such use.

“S&P Weighted Average Recovery Rate Test”: A test that is satisfied as of any Measurement Date if the Weighted Average Recovery Rate (Standard & Poor’s) is greater than or equal to 65.0% if the Class A Notes are the Controlling Class, 68.0% if the Class B Notes are the Controlling Class, 70.8% if the Class C Notes are the Controlling Class, 73.4% if the Class D Notes are the Controlling Class and 76.0% if the Class E Notes are the Controlling Class.

“Standard & Poor’s Recovery Rate”: The meaning specified in Schedule E attached hereto.

“Stated Maturity”: With respect to any security, the date specified in such security, and with respect to any Note, the date specified in such Note and in Section 2.3, as the fixed date on which the final payment of the principal amount of such security or Note, as the case may be, is due and payable, or, if such date is not a Business Day, the next following Business Day.

“Stated Redemption Date”: With respect to the Subordinated Notes, the stated redemption date thereof, which is January 21, 2020, or if such date is not a Business Day, the next following Business Day.

“Step-Up Coupon Security”: A security (i) that does not currently provide for the payment of interest but which provides for the payment of interest after the expiration of a specified period of time ending prior to its maturity or (ii) the interest rate of which is scheduled to increase over a specified period of time (which period shall not have expired), other than due to the increase of the index relating to a Collateral Debt Security.

“Structured Finance Security”: Any Registered security that is a collateralized loan obligation, equipment trust certificate or similar obligation, the pool of underlying assets of which is not managed by the Collateral Manager or any of its Affiliates or GSCP (NJ), L.P.

“Subordinate Interests”: means (i) with respect to the Class A Notes, all other Classes of Notes, (ii) with respect to the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes, (iii) with respect to the Class C Notes, the Class D Notes, the Class E Notes and the Subordinated Notes, (iv) with respect to the Class D Notes, the Class E Notes and the Subordinated Notes and (v) with respect to the Subordinated Notes, none.

“Subordinated Collateral Management Fee”: A quarterly fee payable in arrears to the Collateral Manager on each Payment Date, in accordance with the Priority of Payments, in an amount equal to 0.40% per annum of the Quarterly Asset Amount for such Payment Date (computed on the basis of a 360 day year of twelve 30-day months).

“Subordinated Note Distribution Account”: The segregated trust account of the Issuer designated as the “Subordinated Note Distribution Account” established by the Subordinated Note Paying Agent pursuant to the Subordinated Note Paying Agency Agreement.

“Subordinated Note Financed Amount”: An amount equal to the portion of the proceeds received by the Issuer from the issuance and sale of the of the Subordinated Notes less the aggregate amount of expenses incurred in connection with such issuance and sale and paid by the Issuer on the Closing Date.

“Subordinated Note Financed Collateral Debt Securities”: The Collateral Debt Securities that are (i) held by the Issuer on the Closing Date and designated as Subordinated Note Financed Collateral Debt Securities pursuant to Section 3.5(a)(i) and(ii) acquired after the Closing Date with amounts on deposit in the Subordinated Note Financed Collection Account.

“Subordinated Note Financed Collection Account”: The trust account designated as the “Subordinated Note Financed Collection Account” established pursuant to Section 10.2(b).

“Subordinated Note Financed Loan Funding Subaccount”: The subaccount of the Loan Funding Account designated as the “Subordinated Note Financed Loan Funding Subaccount” pursuant to Section 10.3(c).

“Subordinated Note Internal Rate of Return”: Means, with respect to any Payment Date (or other relevant date), the annualized discount rate at which the sum of the discounted values of the following cash flows (based on the date of actual distribution or payment thereof, as applicable) is equal to zero (as calculated using the “XIRR” function of Microsoft® Office Excel 2003 or equivalent software achieving the same result): (i) the Aggregate Outstanding Amount of Subordinated Notes issued on the Closing Date (which amount will be deemed to be negative for purposes of this calculation); and (ii) each distribution made to the Subordinated Note Paying Agent (for payment to holders of the Subordinated Notes pursuant to the Subordinated Note Paying Agency Agreement) on any prior Payment Date (or other relevant date) (which amount will be deemed to be positive for purposes of this calculation) and, to the extent necessary to reach the applicable Subordinated Note Internal Rate of Return, such Payment Date (or other relevant date).

“Subordinated Note Paying Agency Agreement”: The Subordinated Note Paying Agency Agreement, dated as of the Closing Date, between the Issuer and the Subordinated Note Paying Agent, as amended from time to time in accordance with the terms thereof.

“Subordinated Note Paying Agent”: U.S. Bank, in its capacity as Subordinated Note Paying Agent under the Subordinated Note Paying Agency Agreement, unless a successor Person shall have become the Subordinated Note Paying Agent pursuant to the applicable provisions of the Subordinated Note Paying Agency Agreement, and thereafter “Subordinated Note Paying Agent” shall mean such successor Person.

“Subordinated Note Register”: The Subordinated Note Register maintained with respect to the Subordinated Notes by the Subordinated Note Registrar pursuant to the Subordinated Note Paying Agency Agreement.

“Subordinated Note Registrar”: U.S. Bank, as Subordinated Note Registrar under the Subordinated Note Paying Agency Agreement, or any successor Subordinated Note Registrar pursuant thereto.

“Subordinated Note Reissuance”: The meaning specified in Section 8.l(q).

“Subordinated Note Unused Proceeds”: The Unused Proceeds deposited into the Subordinated Note Financed Collection Account on the Closing Date pursuant to Section 3.5(a)(ii), as reduced by any amounts that are subsequently applied to purchase Collateral Debt Securities.

“Subordinated Noteholder”: See “Holder” above.

“Subordinated Noteholder Report”: The meaning specified in Section 10.5(c).

“Subordinated Notes”: The Subordinated Notes due 2020, issued under the Subordinated Note Paying Agency Agreement.

“Synthetic Letter of Credit”: Any letter of credit facility that requires a lender party thereto to fund in full its obligations thereunder; provided, that any such lender (a) shall have no further funding obligation thereunder and (b) shall have a right to be reimbursed or repaid by the borrower its pro rata share of any draws on a letter of credit issued thereunder; provided, further, that the Person specified in the Collateral Debt Security that holds the deposit of the pre-funded amounts in respect of a letter of credit facility shall satisfy the Synthetic Letter of Credit Deposit Requirement at the time of such deposit.

“Synthetic Letter of Credit Deposit Requirement”: A requirement that will be satisfied with respect to the deposit of the pre-funded amounts in respect of a Synthetic Letter of Credit if, as of the time of determination, such amounts are held (a) in one or more accounts at a federal or state chartered depository institution with a short-term rating of at least “A-1” by Standard & Poor’s (or a long-term rating of at least “A+” by Standard & Poor’s if such institution has no short-term rating) and if such institution’s short-term rating falls below “A-1” by Standard & Poor’s (or its long-term rating falls below “A+” by Standard & Poor’s if such institution has no short-term rating), the assets held in such Account shall be transferred within 60 calendar days to another institution that has a short-term rating of at least “A-1” by Standard & Poor’s (or which has a long-term rating of at least “A+” by Standard & Poor’s if such institution has no short-term rating) or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b).

“Synthetic Letters of Credit Withholding Tax Account”: A single, segregated trust account designated the “Synthetic Letters of Credit Withholding Tax Account” established pursuant to Section 10.3(i).

“Synthetic Security”: Any Dollar denominated swap transaction (which may require Synthetic Security Collateral as described in Section 12.4), debt security, security issued by a trust or similar vehicle or other investment (Registered, in the case of a U.S. issuer) purchased from or entered into by the Issuer with a Synthetic Security Counterparty, the returns on which (as determined by the Collateral Manager) are linked to the credit performance of a single Reference Obligation but which may provide for different maturities, payment dates, interest rates, credit exposure or other credit or non-credit related characteristics than such Reference Obligation; provided, that (1) all scheduled payments made pursuant to the terms of such Synthetic Security are at a fixed interest rate, are at a variable interest rate based on an interest rate used for financings in domestic or international markets or are linked to the payments on one or more Reference Obligations (which payments are themselves at a fixed interest rate or a variable interest rate based on an interest rate used for financings in domestic or international markets), (2) such Synthetic Security will not constitute an agreement, contract or transaction that is subject to the Commodity Exchange Act, as amended by the Commodity Futures Modernization Act of2000, (3) such Synthetic Security contains appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(j) and 6.7(c), (4) such Synthetic Security is not a U.S. Real Property Interest within the meaning of Section 897 of the Code, (5) unless such Synthetic Security is a Form-Approved Synthetic Security, (x) Rating Agency Confirmation (from S&P only) has been received with respect to the purchase thereof, (y) the Issuer shall have applied to Moody’s to receive a Moody’s Rating and a Moody’s Recovery Rate with respect thereto and (z) the Issuer shall have applied to receive an S&P Rating and an Standard & Poor’s Recovery Rate with respect thereto, and (6) if the Synthetic Security provides for physical settlement, the Synthetic Security shall provide (or contain a warranty by the Synthetic Security Counterparty) that, unless the Issuer receives an indemnity acceptable to the Issuer from the Synthetic Security Counterparty with respect to the following, delivery of any Deliverable Asset thereunder to the Issuer and transfer of such Deliverable Asset by the Issuer to a third party will not require or cause the Issuer to assume, and will not subject the Issuer to, any obligation or liability (other than immaterial, nonpayment obligations).

Except as provided below in this definition, for purposes of the (i) Coverage Tests, the Weighted Average Life Test, the Weighted Average Rating Test and the Weighted Average Spread Test, (ii) the limits set forth in clause (B) of the definition of “Collateral Debt Security” and (iii) subclauses (5), (6), (14), (15), (18), (20), (21), (26) and (27) ofthe Portfolio Profile Test (and as specified within a subclause of the Portfolio Profile Test), a Synthetic Security will be included as a Collateral Debt Security having the relevant characteristics of the Synthetic Security and not of the related Reference Obligation, unless the Collateral Manager determines otherwise and receives Rating Agency Confirmation (from S&P only). A Synthetic Security shall constitute a Credit Risk Obligation or a Credit Improved Obligation or shall meet the Credit Improved Objective Criteria or the Credit Risk Objective Criteria if either the Synthetic Security itself or the Reference Obligation meets such definition or criteria, as the case may be.

For purposes of determining the jurisdiction in which the issuer or obligor of a Synthetic Security is organized, a Synthetic Security will be included as a Collateral Debt Security organized in the jurisdiction of organization of the issuer or obligor of the related Reference Obligation and not of the Synthetic Security.

For purposes of the Collateral Quality Tests (other than the Diversity Test), a Synthetic Security will be included as a Collateral Debt Security having the characteristics of the Synthetic Security and not of the related Reference Obligation. For purposes of the Diversity Test and S&P Industry Classification Group, a Synthetic Security will be included as a Collateral Debt Security having the relevant characteristics of the related Reference Obligation and not of the Synthetic Security, unless the Collateral Manager determines otherwise and receives Rating Agency Confirmation (from S&P only).

For purposes of determining the principal balance of a Synthetic Security, the Synthetic Security will be deemed to have a principal balance equal to the actual outstanding principal amount or notional amount of such Synthetic Security, if any, unless the Collateral Manager determines otherwise and has received Rating Agency Confirmation (from S&P only).

The interest rate or coupon of a fixed rate Synthetic Security will be a fraction, expressed as a percentage and annualized, the numerator of which is the current stated periodic payments of interest (or fixed payments or fixed amounts) scheduled to be received by the Issuer from the related Synthetic Security Counterparty and the denominator of which is the principal amount or notional balance of such Synthetic Security. The interest rate or spread of a floating rate Synthetic Security will be a fraction, expressed as a percentage and annualized, the numerator of which is the current stated periodic spread over LIBOR (or the floating payments or floating amounts expressed as a spread over LIBOR) scheduled to be received by the Issuer from the related Synthetic Security Counterparty and the denominator of which is the principal amount or notional balance of such Synthetic Security.

“Synthetic Security Collateral”: The meaning specified in Section 12.4.

“Synthetic Security Counterparty”: Any entity required to make payments to the Issuer on a Synthetic Security pursuant to the terms of such Synthetic Security or any guarantee thereof.

“Tax Advantaged Jurisdiction”: Each of the Cayman Islands, the British Virgin Islands, Bermuda, Netherlands Antilles, the Channel Islands and the Bahamas. The Issuer and/or the Collateral Manager may designate any other country as a Tax Advantaged Jurisdiction so long as a Rating Agency Confirmation is obtained with respect thereto. The issuers of Structured Finance Securities that are bankruptcy-remote entities domiciled in Tax Advantaged Jurisdictions will be treated as domiciled in the U.S. for purposes of each provision of clause (10) of the Portfolio Profile Test, other than subclause (f) thereof. “Tax/Regulatory Event”: The meaning specified in Section 9.1(b).

“Tax/Regulatory Redemption”: The meaning specified in Section 9.1(a)(i).

“Threshold Amount”: As of any date of determination with respect to the sale of a Collateral Debt Security on or after the Effective Date, the aggregate principal balance of all of the Collateral Debt Securities determined at the later of (1) the Effective Date and (2) the date occurring twelve months prior to the date of such sale.

“Timing Hedge”: One or more of the timing hedges that the Issuer may enter into with one or more counterparties in order to (i) manage potential mismatches between the timing of receipts of interest on the Collateral Debt Securities and Eligible Investments and the timing of interest payments due on the Notes and distributions to the Subordinated Notes and (ii) provide additional Interest Proceeds to the Issuer in an up-front payment, on a certain date, in exchange for the Issuer’s obligation to make payments to the counterparty on one or more Payment Dates in accordance with the Priority of Payments.

“Timing Hedge Counterparty”: The counterparty under any Timing Hedge or any permitted assignee or successor under any Timing Hedge.

“Total Redemption Amount”: The meaning specified in Section 9.1(b)(i).

“Transaction Documents”: The Administration Agreement, the Collateral Account Control Agreement, the Collateral Administration Agreement, the Collateral Management Agreement, the Forward Sale Agreement, the Indenture, the Initial Purchase Agreement, the Placement Agency Agreement, the Master Participation Agreement and the Subordinated Note Paying Agency Agreement.

“Transfer Agent”: The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes, as specified in Section 7.2.

“Transferring Noteholder”: The meaning specified in Section 9.7.

“Triple C Obligation”: Each Collateral Debt Security (excluding any Defaulted Obligation) included (determined by aggregate principal balance) in the greater of (a) the

Collateral Debt Securities with a Moody’s Obligation Rating of “Caal” or below (in order of ascending Market Value, starting with the lowest Market Value) having an aggregate principal balance in excess of7.5% of the CDS Principal Balance and (b) the Collateral Debt Securities with an S&P Rating of “CCC+” or below (in order of ascending Market Value, starting with the lowest Market Value) having an aggregate principal balance in excess of7.5% of the CDS Principal Balance.

“Trust Officer”: When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) authorized to act for and on behalf of the Trustee, including any vice president, assistant vice president, or other officer of the Trustee customarily performing functions similar to those performed by the aforementioned Persons, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

“Trustee”: U.S. Bank, solely in its capacity as Trustee hereunder, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Person.

“UCC” or “Uniform Commercial Code”: The Uniform Commercial Code as in effect in the State of New York.

“Uncertificated Security”: The meaning specified in Section 8-102(a)(18) of the UCC.

“Underlying Instrument”: The indenture or other agreement pursuant to which a Pledged Security has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Pledged Security or of which the holders of such Pledged Security are the beneficiaries.

“Unregistered Securities”: The meaning specified in Section 5.17(c).

“Unscheduled Principal Payments”: Cash payments received on Collateral Debt Securities as a result of optional redemptions, prepayments or Offers.

“Unused Proceeds”: At all times prior to the Effective Date, the Deposit together with, on any date subsequent to the Closing Date, the net proceeds from the issuance of additional Securities, to the extent that such Deposit and proceeds have not theretofore been (i) deposited into the Interest Reserve Account, (ii) deposited into the Expense Reserve Account, (iii) invested in Collateral Debt Securities, (iv) used to enter into any Hedge Agreement, or (v) deposited into the Loan Funding Account.

“USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of2001.

“U.S. Person”: The meaning specified under Regulation S.

“U.S. Resident”: A U.S. resident for purposes of the Investment Company Act.

“U.S. Bank”: U.S. Bank National Association, a national banking association organized and existing under the laws of the United States.

“Weighted Average Coupon”: As of any Measurement Date, a fraction (expressed as a percentage) obtained by (i) multiplying the principal balance of each Fixed Rate Collateral Debt Security (other than Deferred Interest Obligations) held by the Issuer as of such Measurement Date by the current per annum rate at which it bears interest, (ii) summing the amounts determined pursuant to clause (i), (iii) dividing the sum determined pursuant to clause (ii) by the aggregate principal amount of all Fixed Rate Collateral Debt Securities (other than Deferred Interest Obligations) held by the Issuer as of such Measurement Date and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Coupon Test, adding to such sum the amount of the Spread Excess, if any, as of such Measurement Date.

“Weighted Average Coupon Test”: A test that is applicable as of any Measurement Date that the aggregate principal amount of all Fixed Rate Collateral Debt Securities (other than Deferred Interest Obligations) is greater than zero, and, if applicable, such test is satisfied if the Weighted Average Coupon is greater than or equal to 7.75%.

“Weighted Average Life”: On any Measurement Date, the number obtained by (a) summing the products obtained by multiplying (i) the Average Life at such time of each Collateral Debt Security included in the Collateral (excluding Defaulted Obligations) by (ii) the principal balance of such Collateral Debt Security and (b) dividing such sum by the aggregate principal balance of such Collateral Debt Securities as of such Measurement Date (excluding Defaulted Obligations). For purposes of determining the Weighted Average Life of a Collateral Debt Security which matures after the Stated Maturity, such Collateral Debt Security will be deemed to mature at the Stated Maturity.

“Weighted Average Life Adjustment Amount”: As of any Measurement Date, a number equal to the greater of 0 and the lesser of (a) (i) the maximum Weighted Average Rating Factor applicable as of such Measurement Date in accordance with the Moody’s Test Matrix plus the Weighted Average Life Adjustment Election Amount minus the Weighted Average Rating Factor divided by (ii) 200 and (b) 2.

“Weighted Average Life Adjustment Election Amount”: As of any Measurement Date, a number that is the excess, if any, of (a) the amount calculated pursuant to clause (i) of the definition of Recovery Rate Modifier over (b) the amount specified in clause (ii) of the definition of Recovery Rate Modifier.

“Weighted Average Life Test”: A test that is satisfied on the Closing Date and any Measurement Date during the Reinvestment Period if the weighted average life of the Collateral Debt Securities (excluding Defaulted Obligations, if any) as of such date (as determined by the Collateral Manager) is less than or equal to (i) 9.0 less (ii) the number of full years elapsed since the Closing Date plus (iii) the Weighted Average Life Adjustment Amount. The Weighted Average Life Test will not be applicable following the Reinvestment Period.

“Weighted Average Rating Factor”: The number obtained by summing the products obtained by multiplying the principal balance of each Collateral Debt Security, excluding Defaulted Obligations and Eligible Investments, by its Moody’s Rating Factor, dividing such sum by the aggregate principal amount of all such Collateral Debt Securities and rounding the result up to the nearest whole number.

“Weighted Average Rating Test”: A test that is satisfied as of any Measurement Date, if the Weighted Average Rating Factor of the Collateral Debt Securities as of such Measurement Date is equal to or less than the maximum rating factor corresponding to the Diversity Score and the Weighted Average Spread as of such Measurement Date, in accordance with the Moody’s Test Matrix (taking into account the Recovery Rate Modifier).

“Weighted Average Recovery Rate (Moody’s)” and the “Weighted Average Recovery Rate (Standard & Poor’s)” (each, a “Weighted Average Recovery Rate”): As of any Measurement Date, the number obtained by adding the products obtained by multiplying the principal balance of each Collateral Debt Security by the applicable recovery rate set forth in Schedule E (in the section with respect to Moody’s, in the case of the Weighted Average Recovery Rate (Moody’s), and in the section with respect to Standard & Poor’s, in the case of the Weighted Average Recovery Rate (Standard & Poor’s)), and dividing such sum by the aggregate principal amount of all such Collateral Debt Securities and rounding up to the first decimal.

“Weighted Average Recovery Rate Test”: The Moody’s Weighted Average Recovery Rate Test or the S&P Weighted Average Recovery Rate Test, as applicable. The required Weighted Average Recovery Rate may be modified from time to time after the Closing Date upon receipt of Rating Agency Confirmation from Moody’s or Standard & Poor’s, as applicable.

“Weighted Average Spread”: As of any Measurement Date, the fraction (expressed as a percentage) obtained by (i) multiplying the principal balance of each Floating Rate Collateral Debt Security (other than Deferred Interest Obligations) that is held by the Issuer as of such Measurement Date, by (a) for all Floating Rate Collateral Debt Securities that are not Purchased Discount Assets, its Effective Spread and (b) for all Floating Rate Collateral Debt Securities that are Purchased Discount Assets, its Discount-Adjusted Spread, (ii) summing (a) the amounts determined pursuant to clause (i) and (b) the Aggregate Excess Spread, (iii) dividing the sum determined pursuant to clause (ii) by the aggregate principal balance of all Floating Rate Collateral Debt Securities held by the Issuer as of such Measurement Date, and (iv) if the result obtained in clause (iii) is less than the minimum percentage necessary to pass the Weighted Average Spread Test, adding to such sum the amount of the Fixed Rate Excess, if any, as of the Measurement Date. For purposes of calculating the Weighted Average Spread, any Fixed Rate Collateral Debt Security that is the subject of an Asset Specific Hedge will be considered a Floating Rate Collateral Debt Security bearing interest at a floating rate equal to the implied spread over LIBOR receivable by the Issuer pursuant to such Asset Specific Hedge.

“Weighted Average Spread Test”: A test that is satisfied as of any Measurement Date if the Weighted Average Spread of the Floating Rate Collateral Debt Securities (other than Deferred Interest Obligations) as of such Measurement Date is equal to or greater than 2.40% or such lower level as is proposed by the Collateral Manager and approved by the Rating Agencies.

“Zero Coupon Security”: A security (other than a Step-Up Coupon Security, a PIK Security or a Partial PIK Security) that, at the time of determination, by its terms does not make periodic payments of interest.

Section 1.2                            Assumptions as to Collateral Debt Securities; Definitional Conventions.

(a)                                 In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged Security, or any payments on any other assets included in the Collateral, and with respect to the income that can be earned on Scheduled Distributions on such Pledged Securities and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.

(b)                                 All calculations with respect to Scheduled Distributions on the Pledged Securities shall be made on the basis of information as to the terms of each such Pledged Security and upon report of payments, if any, received on such Pledged Security that are furnished by or on behalf of the issuer of or obligor on such Pledged Security and, to the extent that they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations.

(c)                                  For each Due Period, the Scheduled Distribution on any Pledged Security (other than a Defaulted Obligation, an Equity Security or a PIK Security that has deferred interest outstanding or that the Collateral Manager, in its commercially reasonable judgment, expects to defer or capitalize interest prior to the end of such Due Period, each of which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections scheduled to be received in respect of such Pledged Security in such Due Period (including the proceeds of the sale of such Pledged Security received during the Due Period and not (x) reinvested in Collateral Debt Securities or (y) retained in the Collection Account for subsequent reinvestment) and (ii) any such amounts received in prior Due Periods that were not disbursed on a previous Payment Date, that, if paid as scheduled, shall be available for payment on the Notes and of certain expenses of the Issuer and the Co-Issuer in the Collection Account at the end of the Due Period.

(d)                                 Each Scheduled Distribution receivable with respect to a Pledged Security shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account and, except as otherwise specified, to earn interest at the Assumed Reinvestment Rate. All such funds assumed to earn interest as provided herein shall be assumed to continue to earn interest until the date on which they are applied to purchase additional Collateral Debt Securities or required to be available in the Collection Account for transfer to the Payment Account and application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture.

(e)                                  For accounting and reporting purposes only, for each Pledged Security that bears interest based on a floating rate index, all calculations involving such floating rate index for the current period shall be assumed to be equal to the then current rate as had been set in accordance with the terms of the Pledged Security and all calculations involving such floating rate index for future periods shall be assumed to be equal to the applicable floating rate on the relevant Measurement Date. All references in this instrument to designated “Articles,” “Sections,” “subsections” and other subdivisions are to the designated Articles, Sections, subsections and other subdivisions of this instrument as originally executed. The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, subsection or other subdivision. The words “include,” “including” and “included” shall be illustrative and shall not imply any limitation or exclusion unless the context clearly indicates otherwise.

(f)                                   Unless otherwise specifically provided herein, all calculations required to be made and all reports which are to be prepared pursuant to this Indenture shall be made on the basis of the settlement date for the acquisition, purchase, sale, disposition, liquidation or other transfer of an asset

ARTICLE 2

THE NOTES

Section 2.1                                    Forms Generally.

The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication thereon (the “Certificate of Authentication”) shall be in substantially the forms required by this Article 2, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer or Co-Issuers, as applicable, executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2                                    Forms of Notes and Certificate of Authentication.

(a)                                 The form of the Notes, including the Certificate of Authentication, shall be as set forth, in the case of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, as Exhibits A and B hereto.

(b)                                 Except as provided herein, respectively, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes, in each case, that are sold outside the United States to Persons that are neither U.S. Persons nor U.S. Residents in reliance on Regulation S under the Securities Act (a “Regulation S Global Note”) shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons as set forth in Exhibit A, with the applicable legends substantially as set forth in such exhibit, which shall be deposited on behalf of the subscribers for such Securities represented thereby with the Trustee or its agent as custodian for the Depository and registered in the name of a nominee of the Depository for the respective accounts of Euroclear and Clearstream, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

(c)                                  Except as provided herein, the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes sold in the United States to investors who are QIBs/QPs in reliance on Rule 144A of the Securities Act and qualified for resale under Rule 144A shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons as set forth in Exhibit B, with the applicable legends substantially as set forth in such exhibit (each, a “Rule 144A Global Note” and, together with the Regulation S Global Notes, the “Global Notes”), which shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee or its agent as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Co-Issuers and authenticated by the Trustee or the Authenticating Agent, as hereinafter provided. The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, the Note Registrar or the Depository or its nominee, as the case may be, as hereinafter provided.

(d)                                 Book-Entry Provisions. This Section 2.2(d) shall apply only to Global Securities deposited with or on behalf of the Depository.

The Co-Issuers (with respect to the Class A Notes, Class B Notes, Class C Notes and Class D Notes) and the Issuer (with respect to the Class E Notes) shall execute and the Trustee or the Authenticating Agent shall, in accordance with this Section 2.2(d), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the nominee of the Depository for such Global Security or Global Securities and (ii) shall be delivered by the Trustee or its agent to such Depository or pursuant to such Depository’s instructions or held by the Trustee’s agent as custodian for the Depository.

Agent Members shall have no rights as Holders under this Indenture with respect to any Global Security held on their behalf by the Trustee or its agent as custodian for the Depository or under the Global Security, and the Depository may be treated by the Co-Issuers, the Trustee and any agent of the Co-Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

(e)                                  Certificated Notes. Except as provided in Section 2.10, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Notes.

Section 2.3                                    Authorized Amount; Note Interest Rate; Stated Maturity; Denominations.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$370,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.5, 2.6, 2.10 or 8.6 and Notes issued pursuant to and in accordance with Section 7.8(b).

Such Notes shall be divided into Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, having designations, original principal amounts, Note Interest Rates and Stated Maturities as follows:

Security	Original Principal Amount	Note Interest Rate	Stated Maturity
Class A Notes	U.S.$296,000,000	LIBOR(1) + 0.75%	January 21, 2020(2)
Class B Notes	U.S.$22,000,000	LIBOR(1) + 2.50%	January 21, 2020(2)
Class C Notes	U.S.$14,000,000	LIBOR(1) + 3.75%	January 21, 2020(2)
Class D Notes	U.S.$16,000,000	LIBOR(1) + 4.70%	January 21, 2020(2)
Class E Notes	U.S.$22,000,000	LIBOR(1) + 6.45%	January 21, 2020(2)

(1) LIBOR refers to LIBOR for the applicable Interest Accrual Period.

(2) Or, if such day is not a Business Day, the next Business Day.

Section 2.4                                    Execution, Authentication, Delivery and Dating.

The Notes (other than the Class E Notes) shall be executed on behalf of the Co Issuers and the Class E Notes shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer and the Co-Issuer, respectively. The signature of such Authorized Officers on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer and, as applicable, the Co-Issuer shall bind the Issuer and the Co-Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Co-Issuers may deliver Notes (other than the Class E Notes) and the Issuer may deliver the Class E Notes executed by the Issuer and, as applicable, Co-Issuer to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes, as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes, as applicable, shall be issued in authorized denominations reflecting the original aggregate principal amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note, the original principal amount of such Note, shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount or maximum principal amount, as the case may be, of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their respective Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note, has been duly authenticated and delivered hereunder.

Section 2.5                                    Registration, Registration of Transfer and Exchange.

(a)                                 The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. U.S. Bank is hereby appointed Note Registrar (the “Note Registrar”) for the purpose of registering Notes and registering transfers of such Notes as herein provided and U.S. Bank hereby accepts such appointment. The Note Registrar shall provide a copy of the Note Register to the Notes Paying Agent and the Trustee within five Business Days prior to each Payment Date, and at any other time as reasonably requested in writing by the Notes Paying Agent or the Trustee. Upon any resignation or removal of the Note Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Note Registrar.

If a Person other than U.S. Bank is appointed by the Issuer as Note Registrar, the Issuer will give the Trustee prompt notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Officer thereof as to the names and addresses of the Holders of Notes and the principal amounts and numbers of such Notes.

Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Co Issuers or the Issuer (in the case of the Class E Notes) shall execute, and the Trustee or the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denomination and of like terms and a like aggregate principal amount.

At the option of the Holder, Notes may be exchanged for Notes, as applicable, of like terms, in any authorized denominations and of like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Co-Issuers shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver the Notes that the Holder making the exchange is entitled to receive.

All Notes issued, authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Co-Issuers or the Issuer, as applicable, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Co-Issuer (in the case of the Class A Notes, Class B Notes, Class C Notes and Class D Notes) and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee, the Authenticating Agent or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Co-Issuers shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection of Notes to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption.

(b)                                No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act and is exempt under applicable state securities laws.

No Note or interest therein may be offered, sold or delivered within the United States or to, or for the benefit of, U.S. Persons or U.S. Residents except in accordance with Rule 144A or another exemption from the registration requirements of the Securities Act, to Persons purchasing for their own account or for the accounts of one or more QIBs for which the purchaser is acting as fiduciary or agent. Interests in the Notes may be sold or resold, as the case may be, in offshore transactions to Persons that are neither U.S. Persons nor U.S. Residents in reliance on Regulation S under the Securities Act. In addition, no Rule 144A Global Note or any interest therein may at any time be held by or on behalf of U.S. Persons or U.S. Residents that are not QIBs/QPs, and no Regulation S Global Note or any interest therein may at any time be held by or on behalf of U.S. Persons or U.S. Residents, as applicable. None of the Co-Issuers, the Trustee or any other Person may register the Notes under the Securities Act or any state securities laws.

(c)                                  For so long as any of the Notes are Outstanding, the Issuer shall not transfer any ordinary shares of the Issuer to U.S. Persons or U.S. Residents and the Co-Issuer shall not transfer any stock of the Co-Issuer to U.S. Persons or U.S. Residents.

(d)                                 Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of the Transfer Agent; provided, that ifthere is delivered to the Co-Issuers, the Transfer Agent and the Trustee such security or indemnity as may be reasonably satisfactory to each of them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer, the Co-Issuer, the Transfer Agent or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender.

(e)                                  So long as a Global Security remains outstanding and is held by or on behalf of the Depository, transfers of a Global Security, in whole or in part, shall only be made in accordance with Section 2.5(b) and this Section 2.5(e).

(i)                                     Subject to this Section 2.5(e), transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)                                  Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note, such holder (provided such holder or, in the case of a transfer, the transferee is not a U.S. Person or U.S. Resident) may, subject to the rules and procedures of the Depository, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the Regulation S Global Note. Upon receipt by the Trustee or Note Registrar of (A) instructions given in accordance with the Depository’s procedures from an Agent Member directing the Trustee or Note Registrar to cause to be credited a beneficial interest in a Regulation S Global Note in an amount equal to the beneficial interest in such Rule 144A Global Note, but not less than the minimum denomination applicable to such holder’s Notes held through a Regulation S Global Note, to be exchanged or transferred, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit C-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the holder or the transferee, as applicable, is not a U.S. Person or U.S. Resident, and pursuant to and in accordance with Regulation S, the Trustee or Note Registrar shall instruct the Depository to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account ofthe Person specified in such instructions a beneficial interest in the Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(iii)                               Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with the Depository wishes at any time to exchange its interest in a Regulation S Global Note for an interest in a Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note, such holder may, subject to the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, exchange or transfer or cause the exchange or transfer of such interest for an equivalent beneficial interest in a Rule 144A Global Note. Upon receipt by the Trustee or Note Registrar of (A) instructions from Euroclear, Clearstream or the Depository, as the case may be, directing the Trustee or Note Registrar to cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the minimum denomination applicable to such holder’s Notes held through a Rule 144A Global Note, to be exchanged or transferred, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit C-2 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Note is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, and is also a Qualified Purchaser or that, in the case of an exchange, the holder is a QIB and is also a Qualified Purchaser, then Euroclear or Clearstream or the Trustee or Note Registrar, as the case may be, will instruct the Depository to reduce the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Note to be transferred or exchanged and the Note Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note equal to the reduction in the principal amount of the Regulation S Global Note.

(iv)                              Other Exchanges. In the event that a Global Security is exchanged for Securities in definitive registered form without interest coupons pursuant to Section 2.10, such Securities may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to ensure that such transfers are made only to holders who are QIBs/QPs and comply with Rule 144A or are to Persons that are neither U.S. Persons nor U.S. Residents and otherwise comply with Regulation S under the Securities Act) and as may from time to time be adopted by the Co-Issuers, the Note Registrar and the Trustee.

(v)                                 Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Notes to Persons that are U.S. Persons or U.S. Residents shall be limited to transfers made pursuant to the provisions of Section 2.5(e)(iii) and 2.5(f)(iv).

(f)                                   Each Person who becomes a holder of a beneficial interest in Notes represented by an interest in a Rule 144A Global Note will be required to make or be deemed to have made, as applicable, the following representations and agreements:

(i)                                     The holder (A) is a QIB that is not (1) a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of unaffiliated issuers and is not a plan referred to in paragraph (a)(l)(i)(D) or (a)(l)(i)(E) of Rule 144A or (2) a trust fund referred to in paragraph (a)(l)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) understands that such Notes may be resold, pledged or transferred only to a person who is a QIB within the meaning of Rule 144A, (C) is aware that the sale of the Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (D) is acquiring the

Notes for its own account or for one or more accounts, each of which is a QIB, and as to each of which the holder exercises sole investment discretion, and in a principal amount of not less than the minimum denomination for such Note for the holder and for each such account. The holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes, and the holder, and any accounts for which it is acting, are each able to bear the economic risk of the holder’s or its investment.

(ii)                                  The holder understands that the Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Notes have not been and will not be registered under the Securities Act, and, if in the future the holder decides to offer, resell, pledge or otherwise transfer the Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the legend on such Notes set forth in Exhibit A or B as applicable. The holder acknowledges that no representation is made by the Co-Issuers or the Initial Purchasers as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Notes.

(iii)                               In connection with the purchase of the Notes (provided, that no such representation is made with respect to the Collateral Manager by any Affiliate of the Collateral Manager): (A) none of the Co-Issuers, the Initial Purchasers or the Collateral Manager is acting as a fiduciary or financial or investment adviser for the holder; (B) the holder is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Initial Purchasers or the Collateral Manager other than any in a current offering memorandum for such Notes and any representations expressly set forth in a written agreement with such party; (C) none of the Co Issuers, the Initial Purchasers or the Collateral Manager has given to the holder (directly or indirectly through any other Person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Notes; (D) the holder has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchasers or the Collateral Manager; (E) the holder has determined that the rates, prices or amounts and other terms of the purchase and sale of the Notes reflect those in the relevant market for similar transactions; (F) the holder is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (G) the holder is a sophisticated investor familiar with transactions similar to its investment in the Notes.

(iv)                              The holder and each account for which the holder is acquiring Notes is a Qualified Purchaser, the holder (or if the holder is acquiring Notes for any account, each such account) is acquiring the Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, the holder and each such account was not formed solely for the purpose of investing in the Notes and is not a (A) partnership, (B) common trust fund or (C) special trust, pension fund or retirement plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and the holder and each such account agrees that it shall not hold such Notes for the benefit of any other Person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the Notes or enter into any other arrangement pursuant to which any other Person shall be entitled to a beneficial interest in the distributions on the Notes and further that the Notes purchased directly or indirectly by it constitute an investment of no more than 40% of the holder’s and each such account’s assets. If the Holder is a private investment company formed prior to April 30, 1996, it has received the necessary consents from its beneficial holders. The holder understands and agrees that any purported transfer of the Notes or any interest therein to a holder that does not comply with the requirements of this clause (v) shall be null and void ab initio.

(v)                                 The Notes may not at any time be held by or on behalf of U.S. Persons or U.S. Residents that are not QIBs who are also Qualified Purchasers. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, the transferee will be required to provide the Trustee with a written certification in the form of Exhibit C-1 hereto as to compliance with the transfer restrictions.

(vi)                              The holder understands that the Notes offered in reliance on Rule 144A will bear the applicable legend set forth in Exhibit B, and will be represented by one or more Rule 144A Global Notes.

(vii)                           (a)                                 With regard to the holders of Notes other than the Class E Notes, either (a) it is not (and for so long as it holds any Note or any interest therein will not be) acting on behalf of an Employee Benefit Plan that is subject to Title I of ERISA, a plan described in section 4975(e)(l) of the Code, an entity which is deemed to hold the assets of any such plan pursuant to 29 C.F.R. section 2510.3-101, as modified by Section 3(42) of ERISA, which plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental or church plan which is subject to any Similar Law, or (b) its purchase and ownership of a Note will be covered by a prohibited transaction class exemption issued by the United States Department of Labor (or, in the case of a governmental or church plan, will not result in a violation of any Similar Law).

(b)                                 Each holder a Class E Note (1) will be deemed to represent and warrant that it is not a Benefit Plan Investor (including, for this purpose the general account of an insurance company any of the underlying assets of which constitute “plan assets” under Section 401(c) of ERISA) and (2) understands that if the Issuer determines that any holder of a Class E Note or beneficial interest therein is (or became) a Benefit Plan Investor, the Issuer may require, by notice to such holder require such holder to sell all of its right, title and interest to such Class E Note (or interest therein) to a person that is not a Benefit Plan Investor and otherwise satisfies the applicable requirements for holding such Class E Note, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder fails to effect the transfer required within such 30-day period, (x) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such holder to, cause such holder’s interest in such Class E Note to be transferred in a commercially reasonable sale arranged by the Collateral Manager (conducted by the Trustee in accordance with section 9-610 of the UCC as in effect in the state of New York as applied to securities that are sold on a recognized market or that are the subject of widely distributed standard price quotations) to a person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such person is not a Benefit Plan Investor and otherwise meets the requirements for holding such Class E Note and (y) pending such transfer, no further payments will be made in respect of the interest in such Class E Note held by such holder, and the interest in such Class E Note shall not be deemed to be outstanding for the purpose of any vote or consent of the holders of the Class E Notes.

(c)                                  If the purchaser of Notes is, or is acting on behalf of, a Plan subject to Title I of ERISA or an employee benefit plan that is not subject to Title I of ERISA but is subject to provisions of a Similar Law, the fiduciaries of such Plan or such employee benefit plan, as applicable, represent and warrant that they have been informed of and understand the Issuer’s investment objectives, policies and strategies and that the decision to invest such Plan’s assets or such employee benefit plan’s assets in Notes was made with appropriate consideration of relevant investment factors with regard to such Plan or such employee benefit plan, as the case may be, and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under Title I of ERISA or such Similar Law.

(viii)                        The holder will not, at any time, offer to buy or offer to sell the Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

(ix)                              The holder is not purchasing the applicable Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

(x)                                 The holder will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(xi)                              The holder understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances and that the Co-Issuers have assets limited to the Collateral for payment of all Classes of the Notes and the Subordinated Notes. The holder understands that the Notes will be highly illiquid and are not suitable for short-term trading. Furthermore, (A) in the case of a purchaser or transferee of the Class E Notes, the holder understands that (i) the Class E Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, (ii) the Class E Notes bear the first risk of loss after the Subordinated Notes, (B) in the case of a purchaser or transferee of the Class D Notes, the holder understands that (i) the Class D Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes and the Class C Notes, (ii) the Class D Notes bear the first risk of loss after the Class E Notes, (C) in the case of a purchaser or transferee of the Class C Notes, the holder understands that (i) the Class C Notes will rank subordinate in priority of payment to the Class A Notes and the Class B Notes, (ii) the Class C Notes bear the first risk of loss after the Class D Notes and (D) in the case of a purchaser or transferee of the Class B Notes, the holder understands that (i) the Class B Notes will rank subordinate in priority of payment to the Class A Notes and (ii) the Class B Notes bear the first risk of loss after the Class C Notes. The purchaser has had access to such financial and other information concerning the Co-Issuers and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Co-Issuers.

(xii)                           If the holder is acquiring the Notes in a transfer from an existing holder the transferee has satisfied all applicable registration and other requirements of the Board of Governors of the Federal Reserve System in connection with its acquisition of the Notes.

(xiii)                        The holder understands that the Issuer may require certification acceptable to it (i) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (ii) to enable the Issuer to qualify for a reduced rate or withholding in any jurisdiction from or through which the Issuer receives payments on its assets. The purchaser agrees to provide any such certification that is requested by the Issuer.

(xiv)                       The purchaser is not a member of the public in the Cayman Islands.

(g)                                  Each Person who becomes a holder of the Notes represented by an interest in a Regulation S Global Note will be deemed to have made, as applicable, the representations set forth in clauses (ii), (iii), (v), (vii), (viii), (ix), (x), (xi), (xii), (xiii) and (xiv) of Section 2.5(f) and to have further represented and agreed that the holder is aware that the sale of such Notes to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Notes offered in reliance on Regulation S will bear the applicable legend set forth in Exhibit A and be represented by one or more Regulation S Global Notes. The Notes so represented may not at any time be held by or on behalf of U.S. Persons or U.S. Residents. In addition, each Person who becomes a holder of the Notes represented by an interest in a Regulation S Global Note will be deemed to have represented and warranted that (i) it and each Person that becomes a beneficial owner of the Notes that it holds is not, and will not be, a U.S. Person or a U.S. Resident, its principal place of business is not located within any Federal Reserve District of the Board of Governors of the Federal Reserve System (or it has satisfied and will satisfy any applicable registration and other requirements of the Board of Governors of the Federal Reserve System in connection with its acquisition of the Notes) and its purchase of the Notes will comply with all applicable laws in any jurisdiction in which it resides or is located and (ii) it is aware that, before any interest in a Regulation S Global Note may be offered, resold, pledged or otherwise transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note the transferee will be required to provide the Trustee with a written certification in the form of Exhibit C-2 hereto as to compliance with the transfer restrictions.

(h)                                 Any purported transfer of a Security not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

(i)                                     Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Note Registrar (nor any other Transfer Agent) shall be responsible or liable for monitoring compliance with applicable federal, state or foreign securities laws

(including, without limitation, the Securities Act or Rule 144A or Regulation S promulgated thereunder or Section 4(2) thereof), the Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided, however, that if a specified transfer certificate or opinion of counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Note Registrar prior to registration of transfer of a Note, the Trustee and/or Note Registrar, as applicable, shall be under a duty to, upon receipt, examine the same to determine whether it conforms on its face to the requirements hereof.

Section 2.6                                    Mutilated, Defaced, Destroyed, Lost or Stolen Notes.

If (i) any mutilated or defaced Note is surrendered to the Trustee or a Transfer Agent, or if there shall be delivered to the Co-Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Co-Issuer (in the case of a Class A Note, Class B Note, Class C Note or Class D Note), the Issuer, the Trustee and such Transfer Agent such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Co-Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a bona fide purchaser, the Co-Issuers (or the Issuer, in the case of the Class E Notes) shall execute and, upon Issuer Request, the Trustee or the Authenticating Agent shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal amount registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Co-Issuer (solely with respect to the Class A Notes, Class B Notes, Class C Notes or Class D Notes), the Issuer, the Transfer Agent and the Trustee shall be entitled to recover such new Note, from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Co-Issuers, the Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Co-Issuer (solely with respect to the Class A Notes, Class B Notes, Class C Notes or Class D Notes) and the Issuer, may in their discretion instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note, the Co-Issuer (solely with respect to the Class A Notes, Class B Notes, Class C Notes or Class D Notes), the Issuer, the Trustee or any Transfer Agent may require the payment by the registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Co-Issuer (solely with respect to the Class A Notes, Class B Notes, Class C Notes or Class D Notes) and the Issuer, and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all of the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7                                    Payment in Respect of the Notes; Rights Preserved.

(a)                                 (i)                                     The Notes shall accrue interest during each Interest Accrual Period at the applicable Note Interest Rate, specified in Section 2.3. Except as provided below, interest on the Notes shall be due and payable quarterly in arrears on each Payment Date immediately following the related Interest Accrual Period. All payments on the Notes shall be made subject to and in accordance with the Priority of Payments.

(ii)                                  So long as any Class A Notes or Class B Notes are Outstanding, any portion of the interest due on the Class C Notes for which sufficient funds are unavailable to be paid (“Class C Deferred Interest”) as a result of the operation of the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.l(a) (and the failure to pay such interest shall not be an Event of Default) until the next succeeding Payment Date on which such amount is available to be paid in accordance with the Priority of Payments. Class C Deferred Interest shall be added to the principal amount of the Class C Notes, shall bear interest at the Class C Interest Rate, and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

(iii)                              So long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, any portion of the interest due on the Class D Notes for which sufficient funds are unavailable to be paid (“Class D Deferred Interest”) as a result of the operation of the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the next succeeding Payment Date on which such amount is available to be paid in accordance with the Priority of Payments. Class D Deferred Interest shall be added to the principal amount of the Class D Notes, shall bear interest at the Class D Interest Rate, and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

(iv)                             So long as any Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, any portion ofthe interest due on the Class E Notes for which sufficient funds are unavailable to be paid (“Class E Deferred Interest”) as a result of the operation of the Priority of Payments on any Payment Date shall not be considered “due and payable” for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the next succeeding Payment Date on which such amount is available to be paid in accordance with the Priority of Payments. Class E Deferred Interest shall be added to the principal amount of the Class E Notes, shall bear interest at the Class E Interest Rate, and shall be payable on the first Payment Date on which funds are permitted to be used for such purpose in accordance with the Priority of Payments.

(v)                                 Interest shall cease to accrue on each Class A Note, each Class B Note, each Class C Note, each Class D Note and each Class E Note or, in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless a Default otherwise occurs with respect to such payments of principal. To the extent lawful and enforceable, interest on any Deferred Interest and on any Defaulted Interest shall accrue at the applicable Note Interest Rate until paid as provided herein.

(b)                                 The principal amount of each Note shall be due and payable no later than the Stated Maturity thereof unless such amount becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise; provided, that (A) the payment of the principal due in respect of the Class E Notes (other than the payment of any additions to the principal thereof of amounts constituting Class E Deferred Interest) shall be subordinated to the payment on each Payment Date of the principal due and payable on the Class D Notes and may only occur after the principal of the Class D Notes has been paid in full or pursuant to Section 11.1(a)(i)(O) and (B) the payment of the principal due in respect of the Class D Notes (other than the payment of any additions to the principal thereof of amounts constituting Class D Deferred Interest) shall be subordinated to the payment on each Payment Date of the principal due and payable on the Class C Notes and may only occur after the principal of the Class C Notes has been paid in full and (C) the payment of the principal due in respect of the Class C Notes (other than the payment of any additions to the principal thereof of amounts constituting Class C Deferred Interest) shall be subordinated to the payment on each Payment Date of the principal due and payable on the Class B Notes and may only occur after the principal of the Class B Notes has been paid in full and (D) the payment of the principal due in respect of the Class B Notes shall be subordinated to the payment on each Payment Date of the principal due and payable on the Class A Notes and may only occur after the principal of the Class A Notes has been paid in full.

(c)                                  As a pre-condition to the payment of principal of and interest on any Note, the Issuer shall require previous delivery of properly completed and signed applicable United States federal income tax certifications (generally, an Internal Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a “United States person” within the meaning of section 770l(a)(30) of the Code or an applicable Internal Revenue Service Form W-8 (or applicable successor form) in the case of a person that is not a “United States person” within the meaning of section 770l(a)(30) of the Code), and the Issuer shall require certification acceptable to it to enable the Issuer, the Trustee and any Notes Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Note under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

(d)                                 Payments on definitive, certificated Securities delivered pursuant to Section 2.10 will be made on each Payment Date by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Holder thereof in accordance with wiring instructions provided to the Notes Paying Agent or, if such instructions have not been received at least five Business Days prior to the relevant Payment Date or a wire transfer cannot be effected, by a U.S. Dollar check mailed to the address of the Holder specified in the Note Register as of the Record Date applicable to such Payment Date. Notice will be mailed to each Holder of record of a definitive, certificated Security delivered pursuant to Section 2.10 no later than ten days before the Payment Date (other than the Stated Maturity Date) on which the final principal or other payment in respect of such redemption is expected to be made to such Holder. Payments on the Global Securities will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a U.S. Dollar check in immediately available funds delivered to the Depository or its nominee. Final payments in respect of the principal of the Notes will be made only against surrender of the Notes at the office of any Notes Paying Agent appointed under this Indenture; provided, that if there is delivered to the Co-Issuers, the Notes Paying Agent and the Trustee such security or indemnity as may be required by them to hold each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers, the Notes Paying Agent or the Trustee that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. None of the Co-Issuers, the Trustee and any Notes Paying Agent will have any responsibility or liability for any aspects of the records maintained by the Depository or its nominee or any of its participants relating to or for payments made thereby on account of beneficial interests in, a Global Security. For so long as any Notes are listed on the Irish Stock Exchange and the rules of such exchange shall so require the Co-Issuers will have a paying agent for the Notes that are so listed in Ireland and payments on the Notes may be effected through such Irish Paying Agent. In the event that the Irish Paying Agent is replaced at any time during such period, notice of the appointment of any replacement will be given to the Company Announcements Office. The Co-Issuers expect that the Depository or its nominee, upon receipt of any payment of any of the principal of and interest on a Global Note held by the Depository or its nominee, will immediately credit the applicable Agent Members’ accounts with payments in amounts proportionate to the respective beneficial interests in such Global Note as shown on the records of the Depository or its nominee. The Co Issuers also expect that payments by Agent Members to owners of beneficial interests in such Global Note held through Agent Members will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the Agent Members. None of the Co-Issuers, the Trustee and any Notes Paying Agent will have any responsibility or liability for any aspects of the records maintained by the Depository or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in, a Regulation S Global Note or a Rule 144A Global Note. In the case where any final payment of any of the principal of and interest on any Note (other than on the Stated Maturity thereof) is to be made, the Co-Issuers or, upon Issuer Request, the Trustee or its agent in the name and at the expense of the Co-Issuers shall not more than 30 days nor less than 10 days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Note Register, a notice which shall state the date on which such payment will be made and, the amount of such payment per U.S.$100,000 initial principal amount of Notes and shall specify the place where such Notes may be presented and surrendered for such payment.

(e)                                  Subject to the provisions of Sections 2.7(a), (b), (c) and (j), the Holders of Notes as of the close of business on the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable in accordance with the Priority of Payments and the principal amount payable in accordance with the Priority of Payments on such Payment Date. All such payments that are mailed or wired and returned to the Notes Paying Agent shall be held for payment as herein provided at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.

(f)                                   Payments in respect of interest, principal of or any other amounts payable in respect of any Note shall be paid to the Person in whose name that Note (or one or more predecessor Notes) is registered at the close of business on the Record Date for such payment.

Payments of principal of and interest on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes and the Class E Notes shall be made, subject to Section 2.7(j), to the Holders of such Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, as applicable, in the proportion that the Aggregate Outstanding Amount of the Notes of such Class registered in the name of each such Holder on such Record Date bears to the Aggregate Outstanding Amount of all Notes of such Class on such Record Date.

(g)                                  Payment of any Defaulted Interest may be made in any other lawful manner in accordance with the Priority of Payments if notice of such payment is given by the Trustee or its agent to the Co-Issuers and the Note holders, and such manner of payment shall be deemed practicable by the Trustee.

(h)                                 Interest accrued with respect to the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(i)                                     All reductions in the principal of a Note (or one or more predecessor Notes) effected by payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(j)                                    Notwithstanding any other provision hereof, the obligations of the Co- Issuers under the Securities, this Indenture and the other Transaction Documents are limited recourse obligations of the Issuer and (other than the Class E Notes and the Subordinated Notes, which are issued solely by the Issuer) non-recourse obligations of the Co-Issuer, in each case, payable solely from the Collateral and following realization and application of the Collateral in accordance with the Priority of Payments, any claims of the Trustee, any other Secured Party, any third party beneficiary of this Indenture and the Note holders still outstanding shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing or performance due under this Indenture, the other Transaction Documents or in respect of the Securities against any Officer, director, employee, stockholder or incorporator of the Co-Issuers, the Note holders, the Collateral Manager, the Trustee, any agent of the Trustee, U.S. Bank in its capacity as Collateral Administrator, the Initial Purchaser, their respective Affiliates or any of their successors or assigns for any amounts payable under the Notes of this

Indenture. It is understood that the foregoing provisions of this paragraph (j) shall not (i) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Securities or secured by this Indenture until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished and shall not thereafter revive. It is further understood that the foregoing provisions of this paragraph (j) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person. The provisions of this paragraph (j) shall survive the termination of this Indenture for any reason whatsoever.

(k)                                 Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note, as applicable, shall carry the rights to unpaid interest and principal that were carried by such other Note, as applicable.

(l)                                     Notwithstanding any of the foregoing provisions with respect to payments of any of the principal of, and interest on, the Notes except Section 2.7(j), if the Notes have become or been declared due and payable following an Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled, then payments of any of the principal of and interest on such Notes shall be made in accordance with Section 5.7.

Section 2.8                                    Persons Deemed Owners.

(a)                                 The Co-Issuers, the Trustee, and any agent of the Co-Issuers or the Trustee may treat the Person in whose name any Note is registered on the Note Register on the applicable Record Date as the owner of such Note for the purpose of receiving payments of any of the principal of and interest on such Note and, except as otherwise provided herein, on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Co-Issuers, the Trustee or any agent of the Co-Issuers or the Trustee shall be affected by notice to the contrary; provided, that the Depository, or its nominee, shall be deemed the owner of the Global Securities, and owners of beneficial interests in Global Securities will not be considered the owners of any Notes for the purpose of receiving notices.

Section 2.9                                    Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee or Note Registrar, be delivered to the Trustee and shall be promptly canceled by it and may not be reissued or resold. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee or Note Registrar shall be destroyed or held by the Trustee or Note Registrar in accordance with its standard retention policy unless the Co-Issuers shall direct by an Issuer Order that they be returned to it. Any Notes purchased by the Co-Issuers pursuant to Section 7.13 shall be immediately delivered to the Trustee for cancellation.

Section 2.10                             Global Notes; Temporary Notes.

(a)                                 A Global Security deposited with the Depository pursuant to Section 2.2 shall be transferred to the beneficial owners thereof in definitive form only if such transfer complies with Section 2.5 and (x) the Depository notifies the Co-Issuers that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a Clearing Agency and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such notice or (y) as a result of any amendment to or change in the laws or regulations of the Cayman Islands, the United States or the State of Delaware, as applicable, or of any authority therein or thereof having power to tax or in the interpretation or administration of such laws or regulations which become effective on or after the Closing Date, the Co-Issuers or the Notes Paying Agent is or will be required to make any deduction or withholding from any payment in respect of the Notes, which would not be required if the Notes were in definitive form.

(b)                                 Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.10 shall be surrendered by the Depository to the Corporate Trust Office or to an office or agency of the Issuer maintained in the Borough of Manhattan, The City of New York (a “New York Presenting Agent”) to be so transferred, in whole or from time to time in part, without charge, and the Trustee or the Authenticating Agent shall authenticate and deliver to the beneficial holders in definitive, certificated form (or initially, in temporary form) in accordance with Section 2.10(c), upon such transfer of each portion of such Global Security, an equal Aggregate Outstanding Amount of Notes of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.10 shall be executed, authenticated and delivered only in the minimum denominations and integral multiples of the amounts set forth in Section 2.3. Any definitive Security delivered in exchange for an interest in (i) a Rule 144A Global Note shall bear the applicable legend set forth in Exhibit B or (ii) a Regulation S Global Note shall bear the applicable legend set forth in Exhibit A and, in the case of clauses (i) and (ii), shall be subject to the transfer restrictions referred to in such applicable legends and to the deemed representations applicable to such Notes, in Section 2.5. The Holder of any registered individual Security in definitive, certificated form delivered pursuant to this Section 2.10 may transfer such Security by (a) surrendering it to the New York Presenting Agent and (b) delivering to the Trustee or the Note Registrar the certifications required pursuant to Section 2.5(e)(x) hereof. The Issuer hereby appoints Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036 as the initial New York Presenting Agent.

(c)                                  Subject to the provisions of Section 2.10(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

(d)                                 In the event of the occurrence of any of the events specified in Section 2.10(a), the Co-Issuers (or the Issuer, in the case of the Class E Notes) will promptly make available to the Trustee or the Authenticating Agent a reasonable supply of Certificated Notes in definitive, fully registered form without interest coupons. The Certificated Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any applicable securities exchange, all as determined by the Officers executing such Certificated Notes.

Pending the preparation of the Certificated Notes, the Co-Issuers or the Issuer, as applicable, may execute, and upon Issuer Order the Trustee or the Authenticating Agent shall authenticate and deliver, temporary Notes, which temporary Notes shall be exchanged for Certificated Notes, as applicable, as soon as reasonably practicable after they are submitted for such exchange.

Section 2.11                             Notes Beneficially Owned by Persons Not QIBs/QPs or Qualified Purchasers.

(a)                                 Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a Security or a beneficial interest in any Security to a Person that is a Non-Permitted Holder shall be null and void ab initio and any such purported transfer of which the Issuer, the Co-Issuer, the Trustee, the Authenticating Agent, the Notes Paying Agent or the Transfer Agent, shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.

(b)                                 Notwithstanding any other restrictions on transfer contained herein, if either of the Co-Issuers (or, in the case of the Class E Notes, the Issuer) determines that any Holder or beneficial owner of (i) a Note issued in reliance on Rule 144A (or any interest therein) is not both a Qualified Institutional Buyer and a Qualified Purchaser or (ii) a Class E Note (or any interest therein) is (or became) a Benefit Plan Investor (any beneficial owner or Holder described in clause (i) or (ii), a “Non-Permitted Holder”), either of the Co-Issuers (or, in the case of the Class E Notes, the Issuer) may require, by notice to such Non-Permitted Holder, that such Non-Permitted Holder sell all of its right, title and interest to such Note (or interest therein) to a Person that certifies to the Trustee and the Co-Issuers (or, in the case of the Class E Notes, the Issuer) that it is not a Non-Permitted Holder and not a Benefit Plan Investor with such sale to be effected within 30 days after notice of such sale requirement is given. If such Non-Permitted Holder fails to effect the transfer required within such 30-day period, (i) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such Non-Permitted Holder, to cause its interest in such Note to be transferred in a commercially reasonable sale (conducted by an investment bank retained by the Trustee at the expense of the Issuer and in consultation with the Collateral Manager in accordance with Section 9-610 of the Uniform Commercial Code as in effect in the State of New York as applied to securities that are sold on a recognized market or that are the subject of widely distributed standard price quotations) to a Person that certifies to the Trustee and the Co-Issuers (or, in the case of the Class E Notes, the Issuer), in connection with such transfer, that such Person is (1) not a Non-Permitted Holder and (2), in the case of a Class E Note, not a Benefit Plan Investor and (b) pending such transfer, no further payments will be made in respect of such Note held by such beneficial owner.

Section 2.12                             Tax Purposes.

The Issuer and each Holder and each holder of a beneficial interest in a Note, by acceptance of its Note, or its interest in a Note, shall be deemed to have agreed to treat, and shall treat, such Note, as unconditional debt of the Issuer for tax, accounting and financial reporting purposes. Each of the Issuer, the Co-Issuer and the Trustee and each Holder and each holder of a beneficial interest in a Note agrees to treat such Notes, for United States federal income tax purposes, as obligations of the Issuer only and not of the Co-Issuer.

Section 2.13                             No Gross Up.

The Issuer shall not be obligated to pay any additional amounts to the holders of beneficial interests in the Notes as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

ARTICLE 3

CONDITIONS PRECEDENT

Section 3.1                                    General Provisions.

The Notes (other than the Class E Notes) to be issued on the Closing Date shall be executed by the Co-Issuers and the Class E Notes to be issued on the Closing Date shall be executed by the Issuer, and such Notes shall be delivered to the Trustee or the Authenticating Agent for authentication and thereupon the same shall be authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Request, upon compliance with Section 3.2 and upon receipt by the Trustee of the following:

(a)                                 (i)                                     an Officer’s certificate of the Issuer (A) evidencing the authorization by Board Resolutions of the execution and delivery of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Collateral Account Control Agreement, any Hedge Agreements, the Subordinated Note Paying Agency Agreement, the Initial Purchase Agreement and the execution of the Notes and the execution of the Subordinated Notes; and specifying the Stated Maturity, the Aggregate Outstanding Amount and the Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Board Resolutions is a true and complete copy thereof, (2) such Board Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver the foregoing agreements hold the offices and have the signatures indicated thereon; and

(ii)                                  an Officer’s certificate of the Co-Issuer (A) evidencing the authorization by Board Resolutions of the execution and delivery of this Indenture, the Initial Purchase Agreement and the execution, authentication and delivery of the Notes and specifying the Stated Maturity, the Aggregate Outstanding Amount and the Note Interest Rate of each Class of Notes to be authenticated and delivered, and (B) certifying that (1) the attached copy of the Board Resolutions is a true and complete copy thereof, (2) such Board Resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver the foregoing agreements hold the offices and have the signatures indicated thereon;

(b)                                 (i)                                     either (A) a certificate of the Co-Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Co-Issuer that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, or (B) an Opinion of Counsel to the Co-Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes except as may have been given; and

(ii)                                  either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel to the Issuer that the Trustee is entitled to rely thereon and that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel to the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of the Notes, except as may have been given;

(c)                                  opinions of Stroock & Stroock & Lavan LLP, special U.S. counsel to the Co-Issuers (which opinions shall be limited to the laws of the State of New York, the federal law of the United States and the corporate law of the State of Delaware and may assume, among other things, the correctness of the representations and warranties made or deemed made by the purchasers of Notes pursuant to Sections 2.5(f) and (g), dated the Closing Date), substantially in the form of Exhibit G hereto;

(d)                                 an opinion of Maples and Calder, Cayman Islands, counsel to the Issuer (which opinion shall be limited to the laws of the Cayman Islands), dated the Closing Date, substantially in the form of Exhibit F hereto;

(e)                                  an opinion of Stroock & Stroock & Lavan LLP, counsel to the Collateral Manager, dated the Closing Date, substantially in the form of Exhibit G hereto;

(f)                                   an opinion of Alston & Bird LLP, counsel to the Trustee, dated the Closing Date, substantially in the form of Exhibit H hereto;

(g)                                  an Officer’s certificate of the Issuer stating no Default has occurred under this Indenture and that the issuance of the Notes and the Subordinated Notes will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Issuer Charter, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all expenses due or accrued with respect to the offering of the Notes or relating to actions taken on or in connection with the Closing Date have been paid or provided for;

(h)                               an Officer’s certificate of the Co-Issuer stating that no Default has occurred under this Indenture and that the issuance of the Notes (other than the Class E Notes) will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the Certificate of incorporation or By-laws of the Co-Issuer, any indenture or other agreement or instrument to which the Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Co-Issuer is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes (other than the Class E Notes) applied for have been complied with; and that all expenses due or accrued with respect to the offering of the Notes (other than the Class E Notes) or relating to actions taken on or in connection with the Closing Date have been paid or provided for;

(i)                                     an Accountants’ Certificate (i) confirming the information with respect to each Collateral Debt Security set forth on the Schedule of Collateral Debt Securities attached hereto as Schedule A and the information provided by the Collateral Manager on behalf of the Issuer with respect to every other asset included in the Collateral (other than the industry classification), by reference to such sources as shall be specified therein and (ii) confirming the calculations by or on behalf of the Issuer of the Class A/B Overcollateralization Ratio Test, the Class C Overcollateralization Ratio Test, the Class D Overcollateralization Ratio Test, the Class E Overcollateralization Ratio Test, the CERT, Collateral Quality Tests (other than the S&P CDO Monitor Test) and certain calculations relating to the Portfolio Profile Test (provided that for purposes of this Section 3.1(i) only, Purchased Accrued Interest shall be deemed to be zero); and (iii) specifying the procedures undertaken by them to review the data and computations relating to the Collateral Obligations;

(j)                                    fully executed counterparts of this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Collateral Account Control Agreement, the Subordinated Note Paying Agency Agreement, the Initial Purchase Agreement and the Placement Agency Agreement;

(k)                                 such other documents as the Trustee may reasonably require; and

(l)                                     evidence of application for a certificate from the Cayman Islands tax authorities for the Issuer stating that the Issuer will be exempt from certain Cayman Islands taxes, in form and substance satisfactory to the Trustee.

Section 3.2                                    Security for Notes.

Notes to be issued on the Closing Date shall be executed by the Co-Issuers or the Issuer, as applicable, and delivered to the Trustee or the Authenticating Agent for authentication and thereupon such Notes shall be authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order and upon delivery by the Issuer to the Trustee or the Authenticating Agent and receipt by the Trustee or its agent of the following:

(a)                                 Grant of Collateral Debt Securities. The Grant pursuant to the Granting Clauses of this Indenture of (i) all of the Issuer’s right, title and interest in and to the Collateral Debt Securities (other than any Synthetic Security Collateral) and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date securing the Secured Obligations, and Delivery of such Collateral Debt Securities and such Deposit to the Trustee or its nominee, which Grant and Delivery shall result in a perfected, first priority security interest in favor of the Trustee for the benefit of the Secured Parties in all of the Issuer’s right, title and interest in and to such Collateral Debt Securities and the Deposit pledged to the Trustee for inclusion in the Collateral and (ii) all of the Issuer’s right, title and interest in and to any Synthetic Security Collateral, in accordance with Section 12.4 and subject to any prior lien in favor of the related Synthetic Security Counterparty.

(b)                                 Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Debt Security and any Deposit pledged to the Trustee for inclusion in the Collateral on the Closing Date and immediately prior to the Delivery thereof on the Closing Date:

(i)                                     the Issuer (or the Trustee) is the owner of such Collateral Debt Security and such Deposit free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date and except for those Granted pursuant to this Indenture and encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Debt Security prior to the first Payment Date and owed by the Issuer to the seller of such Collateral Debt Security;

(ii)                                  the Issuer (or the Trustee) has acquired its ownership in such Collateral Debt Security and such Deposit in good faith without notice of any adverse claim as defined in UCC § 8-102(a)(l), except as described in paragraph (i);

(iii)                               the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security or such Deposit (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;

(iv)                              the Underlying Instrument with respect to such Collateral Debt Security does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Collateral Debt Security to the Trustee and the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Debt Security and such Deposit to the Trustee and has taken all actions, if any, required pursuant to Section 7.5(a);

(v)                                 the information set forth with respect to such Collateral Debt Security in the Schedule of Collateral Debt Securities is correct;

(vi)                              on the Closing Date, the Collateral Debt Securities included in the Collateral (A) satisfy, together with any Deposit, the requirements of Section 3.2(a) and (B) satisfy the definition of “Collateral Debt Security” (or, to the extent that the Issuer acquired or committed to acquire such Collateral Debt Securities prior to the Closing Date, satisfied the definition of “Collateral Debt Security” on the date that the Issuer acquired or committed to acquire such Collateral Debt Securities); and

(vii)                           upon Grant by the Issuer, the Trustee for the benefit of the Secured Parties has a first priority perfected security interest in the Collateral, other than Synthetic Security Collateral (assuming that any Clearing Corporation, securities intermediary or other entity not within the control of the Issuer involved in the Grant of Collateral takes the actions required of it for perfection of such security interest).

(c)                                  Rating Letters. An Officer’s certificate of each of the Co-Issuers to the effect that attached thereto are true and correct copies of letters signed by Moody’s and S&P and confirming that (a) the Class A Notes have each been rated “Aaa” by Moody’s and “AAA” by S&P, (b) the Class B Notes have been rated at least “Aa2” by Moody’s and at least “AA” by S&P, (c) the Class C Notes have been rated at least “A2” by Moody’s and at least “A” by S&P,

(d) the Class D Notes have been rated at least “Baa2” by Moody’s and at least “BBB” by S&P, and (e) the Class E Notes have been rated at least “Ba2” by Moody’s and at least “BB” by S&P.

(d)                                 Accounts. Evidence of the establishment of each of the Accounts.

Section 3.3                                    Custodianship; Transfer of Collateral Debt Securities, Equity Securities and Eligible Investments.

(a)                                 Subject to the limited right to relocate Pledged Securities set forth in Section 7.5(b), the Trustee shall hold at the office of the Custodian appointed under Section 6.17 at 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, all Collateral purchased in accordance with this Indenture in the relevant Account established and maintained pursuant to Article 10, as to which in each case the Trustee and the Custodian shall have entered into the Collateral Account Control Agreement, providing, inter alia, that the establishment and maintenance of such Account will be governed by a law satisfactory to the Issuer and the Trustee.

(b)                                 Each time that the Issuer or the Collateral Manager, on behalf of the Issuer, shall direct or cause the acquisition of any Collateral Debt Security, Equity Security or Eligible Investment (other than an Eligible Investment to be credited to the Subordinated Note Distribution Account), the Issuer shall cause the Collateral Manager to, if such Collateral Debt Security, Equity Security or Eligible Investment has not already been transferred to the relevant Account, cause such Collateral Debt Security, Equity Security or Eligible Investment to be Delivered to the Custodian to be held in the Custodial Account (except for Eligible Investments acquired with funds from an Account other than the Custodial Account, which may instead be Delivered to the Custodian to be held in such Account) for the benefit of the Trustee on behalf of the Note holders and any Hedge Counterparties in accordance with the terms of this Indenture (or shall take or cause the taking of any and all other actions necessary to create in favor of the Trustee a valid, perfected, first-priority security interest in each Collateral Debt Security, Equity Security and Eligible Investment Granted in accordance with Section 3.2(a), Section 3.2(b), Section 3.4 and Section 12.3(b) on behalf of the Note holders and any Hedge Counterparties under applicable law and regulations (including without limitation Articles 8 and 9 of the UCC and federal regulations governing transfers of interests in Government Securities in effect at the time of such Grant)), whereupon the security interest of the Trustee in the funds or other property utilized in connection with such acquisition shall, immediately and without further action on the part of the Trustee, be released and the security interest of the Trustee shall nevertheless come into existence and continue in such Collateral Debt Security, Equity Security or Eligible Investment so acquired, including all rights of the Issuer in and to any contracts related to and proceeds of such Collateral Debt Security, Equity Security or Eligible Investment.

(c)                                  Each of the parties hereto hereby agrees that (i) each Account shall be deemed to be a “securities account” for purposes of Article 8 of the UCC and (ii) except as otherwise expressly provided herein, the Trustee will be exclusively entitled to exercise the rights that comprise each “financial asset” (as defined in Article 8 of the UCC) held in each Account. Each of the parties hereto hereby agrees to cause the Custodian or any other securities intermediary that holds any money or other property for the Issuer or the Co-Issuer in an Account, to agree with the parties hereto that (x) the Cash and other property are to be treated as a “financial asset” under Article 8 of the UCC and (y) the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the New York UCC) for that purpose will be the State of New York, United States of America. In no event may any such financial asset held in any Account be registered in the name of, payable to the order of, or specially indorsed (within the meaning of Section 8-304(a) of the New York UCC) to, the Issuer unless such financial asset has subsequently been indorsed in blank or to the Custodian or other securities intermediary that holds such financial asset in such Account.

(d)                                 The Issuer shall cause a UCC financing statement describing the Collateral by use of the words “all personal property whether now owned or hereafter acquired” and naming the Issuer as debtor and the Trustee as secured party to be filed by or on behalf of the Issuer in the District of Columbia within ten (10) days of the Closing Date. The Issuer shall take all actions necessary to maintain the effectiveness of such financing statement and shall notify the Trustee in writing 30 days prior to any change in the Issuer’s name, identity, corporate structure, jurisdiction of incorporation or jurisdiction of its chief executive office. The Issuer hereby authorizes the Trustee to file such financing statement or any other financing statement, amendment, assignment or continuation statement that the Trustee in its sole discretion shall deem necessary or advisable in connection with the security interest granted hereunder. Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.

(e)                                  Without limiting the foregoing, the Issuer agrees, and the Issuer shall cause the Custodian, to take such different or additional action as the Trustee may reasonably request in order to maintain the perfection and priority of the security interest of the Trustee on behalf of the Note holders and any Hedge Counterparties in the Collateral (a) in the event of any change in applicable law or regulation, including, without limitation, Articles 8 and 9 of the UCC or (b) under the laws of the Cayman Islands, including, without limitation, registration of this Indenture in the Register of Mortgages of the Issuer at the Issuer’s office in the Cayman Islands.

Section 3.4                                    Purchase and Delivery of Collateral Debt Securities and Other Actions During the Ramp-Up Period; Effective Date Legal Opinion.

(a)                                 Purchase and Delivery.

(i)                                     On or prior to the Closing Date, the Issuer, at the direction of the Collateral Manager, shall have purchased or committed to purchase Collateral Debt Securities having an aggregate principal balance (determined at the time of purchase) equal to at least 60% of the Effective Date Par Amount. Such purchases as are made on or prior to the Closing Date shall be made in accordance with the terms of any agreements relating to the purchase of the Collateral Debt Securities and shall include the securities set forth in the Schedule of Collateral Debt Securities delivered on the Closing Date.

(ii)                                 If any component of the Ramp-Up Test is not satisfied on the 58th day and the 119th day after the Closing Date, the Collateral Manager shall provide Moody’s with (i) prompt written notice and (ii) a plan that the Collateral Manager reasonably believes will result in the satisfaction of such component of the Ramp-Up Test on the Effective Date.

(iii)                               The “Effective Date” shall occur on the day declared as the “Effective Date” by the Collateral Manager on or after the date on which either (i) the Collateral Quality Tests, the Coverage Tests and the Portfolio Profile Test shall have been satisfied and the Issuer shall have Granted Collateral Debt Securities having an aggregate principal balance (determined at the time of purchase) equal to or greater than the Effective Date Par Amount and Rating Agency Confirmation shall have been received from S&P only or (ii) Rating Agency Confirmation in connection therewith shall have been received from both Rating Agencies following a request by the Collateral Manager. Following the satisfaction of the conditions set forth in clause (i) or (ii) of the preceding sentence, the Collateral Manager may, upon notice to the Trustee, the Issuer, Moody’s and S&P, declare that the Effective Date shall have occurred on the date specified in such notice; provided, that if the Effective Date has not been earlier declared to have occurred pursuant to this Section 3.4(a)(iii), the Effective Date shall occur without any action by the Collateral Manager, or notice to or approval by any other Person, on the 145th day (or if any such day is not a Business Day, on the next succeeding Business Day) following the Closing Date.

(iv)                              For purposes of this Section 3.4(a) only, the term “purchased” shall include transactions which have been settled and transactions for which written confirmations have been executed; provided, that in the case of new issues, written confirmation will consist of commitment letters where final allocations have been received, such final allocations to be included as the amount purchased.

(b)                                 Schedule of Collateral Debt Securities. The Issuer shall cause the Collateral Manager to deliver to the Trustee and the Collateral Administrator on the Effective Date, an amended Schedule of Collateral Debt Securities listing all Collateral Debt Securities Granted to the Trustee pursuant to Section 3.2 and this Section 3.4 on or before the Effective Date, which schedule shall supersede any prior Schedule of Collateral Debt Securities delivered to the Trustee.

(c)                                  Accountants’ Certificate. The Issuer shall cause the Collateral Manager to deliver to the Trustee or its agent, no later than 5 Business Days after the Effective Date, an Accountants’ Certificate (and the Trustee shall promptly provide Moody’s and S&P with a copy thereof), dated as of the Effective Date and substantially in the form of the certificate delivered on the Closing Date pursuant to Section 3.1(i) (i) confirming whether the Collateral Quality Tests (provided, that with respect to the S&P CDO Monitor Test, such confirmation thereof shall be delivered on the later of the Effective Date and the date of receipt by the Collateral Manager of an S&P CDO Monitor), the Coverage Tests and the Portfolio Profile Test have been met, whether Collateral Debt Securities with an aggregate principal balance at least equal to the Effective Date Par Amount have been purchased, whether all Collateral Debt Securities have been issued by issuers in the United States or other Non-Emerging Market Countries and are denominated in Dollars and (ii) specifying the procedures undertaken by them to review the data and computations relating to such information and confirming that, except as noted in such

Accountants’ Certificate, the aggregate principal balance of the Collateral Debt Securities included in the Collateral on the Effective Date is at least equal to the Effective Date Par Amount.

(d)                                 Legal Opinion. The Issuer shall cause to be delivered to the Trustee on the Effective Date an Opinion of Counsel, dated the Effective Date, confirming the matters set forth in the Opinion of Counsel furnished pursuant to Section 3.1(c), with respect to the Collateral Debt Securities Granted to the Trustee between the Closing Date and the Effective Date and listed on the amended Schedule of Collateral Debt Securities delivered to the Issuer pursuant to this Section 3.4.

(e)                                  Electronic Default Model Input File and Schedule of Collateral Debt Securities. The Issuer shall cause the Collateral Manager to deliver to S&P, as promptly as possible on or after the Effective Date, the Excel Default Model Input File, prepared as of the Effective Date.

Section 3.5                                    Designation of Subordinated Note Financed Collateral Debt Securities.

(a)                                 On the Closing Date, the Collateral Manager shall, subject to (subsection (b) below), (identify to the Trustee and designate):

(i)                                     as Subordinated Note Financed Collateral Debt Securities (x) all assets delivered to the Trustee on such date that constitute Attached Margin Securities and (y) any additional assets that the Collateral Manager elects to designate as Subordinated Note Financed Collateral Debt Securities;

(ii)                                  for deposit into the Subordinated Note Financed Collection Account, as Subordinated Note Unused Proceeds, a portion of the Unused Proceeds as of the Closing Date (subject to the limits set forth in Section 3.5(b), calculated after giving effect to the purchases of any Subordinated Note Financed Collateral Debt Securities acquired on or prior to the Closing Date and any amounts deposited in the Subordinated Note Financed Loan Funding Subaccount as of the Closing Date); and

(iii)                               for deposit into the Subordinated Note Financed Loan Funding Subaccount an amount equal to the unfunded portion of any Subordinated Note Financed Collateral Debt Security that constitutes a Revolving Credit Facility or Delayed-Draw Loan.

(b)                                 The aggregate purchase price of the Collateral Debt Securities designated as Subordinated Note Financed Collateral Debt Securities pursuant to subsection (a)(i) above plus the aggregate amount deposited into the Subordinated Note Financed Collection Account as Subordinated Note Unused Proceeds as described in subsection (a)(ii) above plus the aggregate amount deposited into the Subordinated Note Financed Loan Funding Subaccount as described in subsection (a)(iii) above shall not exceed the Subordinated Note Financed Amount as of the Closing Date.

ARTICLE 4

SATISFACTION AND DISCHARGE

Section 4.1                                    Satisfaction and Discharge of Indenture.

This Indenture shall be discharged and shall cease to be of further effect with respect to the Notes and the Collateral except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Note holders to receive payments of the principal thereof and interest thereon as provided herein, (iv) the rights, obligations and immunities of the Trustee, the other Secured Parties, the Note Registrar, the Notes Paying Agent or the Transfer Agent hereunder and (v) the rights of Note holders as beneficiaries hereof with respect to the property deposited with the Trustee or the Custodian, and payable to all or any of them; and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a)                                 either:

(i)                                     all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

(ii)                                  all Notes not theretofore delivered to the Trustee or Transfer Agent for cancellation, (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Co-Issuers pursuant to Section 9.3 and the Issuer or the Co-Issuer, in the case of subclause (A), (B) or (C) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Custodian, in the name of the Trustee, in trust for such purpose, Cash, non-callable direct obligations of the United States of America or obligations entitled to the full faith and credit of the United States; provided, that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated “Aaa” by Moody’s and “AAA” by S&P, in an amount sufficient, as verified by a firm of Independent certified public accountants which are internationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of and interest on such Notes to the date of such deposit (in the case of Notes which have become due and payable), or to the Stated Maturity or the Redemption Date, as the case may be; provided, that this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

(b)                                 the Co-Issuers have paid or caused to be paid all other sums payable hereunder, under any Hedge Agreements and under the Collateral Management Agreement by the Co-Issuers; and

(c)                                  the Co-Issuers have delivered to the Trustee Officer’s certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge or other termination of this Indenture, the rights and obligations ofthe Co-Issuers, the Trustee, the Collateral Manager, the Custodian, the Securities Intermediary, and, if applicable, the Notes Paying Agent and the Note holders under Sections 2.7, 3.4, 4.2, 5.4(d) and (e), 5.9, 5.18, 6.7, 7.1, 7.3, 7.20 and 13.1 shall survive.

Section 4.2                                    Application of Trust Money.

All Monies deposited with the Trustee or the Custodian pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of the principal of and interest on the Notes.

Section 4.3                                    Repayment of Monies Held by Notes Paying Agent.

In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Notes Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Notes Paying Agent shall be released from all further liability with respect to such Monies.

ARTICLE 5

REMEDIES

Section 5.1                                    Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 a default in the payment of any interest on any Class A Note or Class B Note, or, if there are no Class A Notes or Class B Notes Outstanding, on any Class C Note or, if there are no Class A Notes, Class B Notes or Class C Notes Outstanding, on any Class D Note, or, if there are no Class A Notes, Class B Notes, Class C Notes or Class D Notes Outstanding, on any Class E Note, in each case when the same becomes due and payable, which default shall continue for a period of at least three Business Days;

(b)                                 a default in the payment of any principal of any Class A Note, Class B Note, Class C Note, Class D Note or Class E Note at the Stated Maturity or on the Redemption Date;

(c)                                  the failure on any Payment Date to disburse amounts (including, without limitation, amounts due and owing under any Hedge Agreements) available in the Payment Account in accordance with the Priority of Payments (except as otherwise provided in paragraphs (a) and (b)) and continuation of such failure for a period of at least three Business Days after the Trustee becomes aware of such failure;

(d)                                 either of the Co-Issuers or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(e)                                  a default in the performance, or breach, of (A) any other covenant, warranty or other agreement (including the provisions of Section 3.3) of the Issuer or the Co Issuer in this Indenture (other than the failure to meet the Reinvestment Criteria, the Collateral Quality Tests, the Coverage Tests, the CERT, the Ramp-Up Test or the Portfolio Profile Test and except for any other covenant or other agreement a default in the performance or breach of which is elsewhere in this Section 5.1 or in Article 7 specifically dealt with), or (B) any representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to be incorrect in any material respect when the same shall have been made, and, in each case, the continuation of such default, breach or failure for a period of 30 days (or, in the case of default, breach (if remediable) or failure of a representation or warranty regarding the Collateral, 15 days) after notice thereof shall have been given by registered or certified mail or overnight courier, to the Co-Issuers and the Collateral Manager by the Trustee if such default is known to it, or to the Co-Issuers, the Collateral Manager and the Trustee by the Holders of at least 25% of the Aggregate Outstanding Amount of the Notes of any Class, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(f)                                   the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Code, and/or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

(g)                                  the institution by the Issuer or the Co-Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code, and/or any bankruptcy, insolvency, reorganization or similar law enacted under the laws of the Cayman Islands or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action; or

(h)                                 on and after the Effective Date, on any Determination Date, the CDS Principal Balance plus, with respect to each Defaulted Obligation, the value thereof for purposes of clause (c) of the definition of “Principal Collateral Value,” is less than the Aggregate Outstanding Amount of the Class A Notes.

Upon the occurrence of an Event of Default, the Co-Issuers shall promptly (and in no event later than ten (10) days following such event) notify in writing the Trustee, the Collateral Manager, the Custodian, the Collateral Administrator, the Noteholders, any Hedge Counterparties, the Notes Paying Agent, the Subordinated Noteholders, the Subordinated Note Paying Agent, Moody’s and S&P.

Section 5.2                                    Acceleration of Maturity; Rescission and Annulment.

(a)                                 If an Event ofDefault occurs and is continuing (other than an Event of Default specified in Section 5.1(f) or (g)), either not less than a Majority of the Controlling Class or the Trustee, may, by notice to the Co-Issuers and any Hedge Counterparties, declare the Aggregate Outstanding Amount of all of the Notes to be immediately due and payable and, upon any such declaration, such Aggregate Outstanding Amount, together with all accrued and unpaid interest (if any) thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, then automatically, without any declaration or other act on the part of the Trustee or any Noteholder or Subordinated Noteholder, the Aggregate Outstanding Amount of all of the Notes, together with all accrued and unpaid interest (if any) thereon, and other amounts payable hereunder, shall become immediately due and payable.

(b)                                 At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article 5, a Majority of the Controlling Class, by notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

(i)                                     the Co-Issuers have paid or deposited with the Trustee a sum sufficient to pay:

(A)                               all overdue installments of interest on and principal of the Notes (other than principal due solely as a result of acceleration);

(B)                               to the extent that payment of such interest is lawful, interest upon Class C Deferred Interest, Class D Deferred Interest, Class E Deferred Interest and Defaulted Interest at the applicable Note Interest Rates;

(C)                               all unpaid taxes and Administrative Expenses and other sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(D)                               all amounts then due and payable under the Collateral Management Agreement and any Hedge Agreement; and

(ii)                                  the Trustee has determined that all Events of Default, other than the non-payment of the interest on or principal of Notes that have become due solely by such acceleration, have been cured and a Majority of the Controlling Class by notice to the Trustee has agreed with such determination (which agreement shall not be unreasonably withheld) or waived as provided in Section 5.14.

No such rescission shall affect any subsequent Default or impair any right consequent thereon. In addition, the Issuer shall not voluntarily effect the termination of any Hedge Agreement until, during the continuance of an Event ofDefault, the liquidation of the Collateral has begun.

Section 5.3                                    Collection of Indebtedness and Suits for Enforcement by Trustee.

The Co-Issuers covenant that if a Default shall occur in respect of the payment of any principal of, or interest on, any Class A Note or any Class B Note, or principal of or interest on any Class C Note (but only after the Class A Notes and the Class B Notes and all interest accrued thereon have been paid in full), or principal of or interest on any Class D Note (but only after the Class A Notes, the Class B Notes and the Class C Notes and all interest accrued thereon have been paid in full), or principal of or interest on any Class E Note (but only after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and all interest accrued thereon have been paid in full), the Co-Issuers shall, upon demand of the Trustee or any affected Note holder, pay to the Trustee, for the benefit of the Holder of such Note, as applicable, the whole amount, if any, then due and payable for the principal of and interest on such Note with interest upon the overdue Aggregate Outstanding Amount and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Note holder, as applicable, and their respective agents and counsel.

If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may (or shall at the direction of a Majority of the Controlling Class) (i) institute a Proceeding for the collection of the sums so due and unpaid, (ii) prosecute such Proceeding to judgment or final decree, (iii) enforce the same against the Issuer or the Co-Issuer, as applicable, or any other obligor upon the Notes and (iv) collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Collateral.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Note holders by such appropriate Proceedings as the Trustee shall deem most effectual (if no direction by a Majority of the Controlling Class is received by the Trustee or as the Trustee may be directed by a Majority of the Controlling Class), to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Notes under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law of any jurisdiction, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in the case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the Aggregate Outstanding Amount of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)                                 to file and prove a claim or claims for the whole amount of the principal of and interest on and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee) and of the Note holders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;

(b)                                 unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or Person performing similar functions in comparable Proceedings; and

(c)                                  to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders of any Notes and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of any Notes to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders of any Notes to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Hedge Counterparty or any Holders of Notes, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holders of Notes in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

All rights of action and of asserting claims under this Indenture, or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes of each Class and any Hedge Counterparties payable to the Holders of Notes and any Hedge Counterparties, subject to the terms of this Indenture, including this Article 5, Article 11 and Article 13.

In any Proceedings brought by the Trustee on behalf of the Holders (including any Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all of the Holders of the Notes.

Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless either of the conditions specified in Section 5.5(a) is met.

Section 5.4                                    Remedies.

(a)                                 If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may (after notice to the Note holders and any Hedge Counterparties), and shall, upon direction by a Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)                                     institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral Monies adjudged due;

(ii)           sell all or a portion of the Collateral or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.5 and Section 5.17;

(iii)                               institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iv)                              exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee, any Hedge Counterparties and the Holders of the Notes, hereunder; and

(v)                                 exercise any other rights and remedies that may be available at law or in equity.

Notwithstanding the above remedies, the Trustee may not sell or liquidate the Collateral or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in clauses (i) or (ii) of Section 5.5(a) is met.

The Trustee may but need not obtain and rely upon an opinion of an Independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of any principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.  In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Co-Issuers shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Co-Issuers, and the Trustee shall make no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(b)                                 If an Event of Default as described in Section 5.1(e) shall have occurred and be continuing, the Trustee may (after notice to the Note holders), and at the request of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

(c)                                  Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Note holder or Note holders may bid for and purchase the Collateral or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability, and any purchaser at any such sale may, in paying the purchase Money, turn in any of the Notes in lieu of Cash equal to the amount which shall, upon distribution of the net proceeds of such sale in accordance with the Priority of Payments, be payable on the Notes so turned in by such Holder (taking into account the Class of such Notes and provided that the sale of the Collateral has been negotiated); provided, however, that the respective Classes of Notes are redeemed in the same order that they would have been redeemed in accordance with the Priority of Payments and no treatment is provided to any Note holder that is more favorable than the treatment that would have been applied to such Note holder, as applicable, in the absence of this sentence. Said Notes in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after proper notation has been made thereon to show partial payment.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Co-Issuers, the Trustee, the Note holders and shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)                                 Each of the Subordinated Note holders shall have the right to bid for and purchase the Collateral or any part thereof and each of the Subordinated Note holders, in accordance with the provisions of the Subordinated Note Paying Agency Agreement, may at its election upon redemption of the Subordinated Notes receive such Collateral in payment in kind of the redemption price (in whole or in part) with respect to Subordinated Notes held by such Subordinated Note holder set forth in the Subordinated Note Paying Agency Agreement so long as offered to third parties in a fair bidding process.

(e)                                  Notwithstanding any other provision of this Indenture, none of the Trustee (in its own capacity or on behalf of any Note holders), the Note holders, any other Secured Party or any third party beneficiary of this Indenture or any other Transaction Document may, prior to the date which is one year and one day or, if longer, the applicable preference period then in effect, after the payment in full of all Subordinated Notes institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands law, federal or state bankruptcy or similar laws of any jurisdiction.  Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or its respective Affiliates, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

Section 5.5                                    Optional Preservation of Collateral.

(a)                                 If an Event of Default shall have occurred and be continuing, the Trustee shall retain and cause to be retained the Collateral intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain and cause to be maintained all accounts in respect of the Collateral and the Notes in accordance with the Priority of Payments and the provisions of Article 10 and Article 12 unless:

(i)                                     the Trustee determines that the anticipated proceeds of a sale or liquidation of all or a portion, as applicable, of the Collateral (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest, the Hedge Payment Amount, unpaid Administrative Expenses, the Senior Collateral Management Fee and all amounts payable prior to the payment of principal on such Notes and all amounts then due and unpaid to the Hedge Counterparties, and a Majority of the Controlling Class agrees with such determination; or

(ii)                                  the Holders of at least 66 2/3% of the Aggregate Outstanding Amount of Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes (voting together), direct the sale and liquidation of all or a portion of the Collateral (with the consent of each Interest Rate Hedge Counterparty, if any, in the event that the anticipated proceeds of the sale or liquidation of the Collateral (after giving effect to the liquidation of such Collateral in whole) would not be sufficient to discharge in full the amounts due to such Interest Rate Hedge Counterparty under the related Hedge Agreement).

The Trustee shall give written notice of the retention of the Collateral to the Issuer with a copy to the Co-Issuer. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.

(b)                                 Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell or cause the sale of the Collateral ifthe conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve or cause to be preserved the Collateral if prohibited by applicable law or if the Trustee is directed to liquidate the Collateral pursuant to Section 5.5(a)(ii).

(c)                                  In determining whether the condition specified in Section 5.5(a)(i) exists, the Trustee shall obtain bid prices with respect to each security contained in the Collateral from two nationally recognized dealers, as specified by the Collateral Manager in writing, at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. For the purposes of making the determinations required pursuant to Section 5.5(a)(i), the Trustee shall apply the standards set forth in Section 9.1(b)(i) or .(ii). In addition, for the purposes of determining issues relating to the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion of an Independent investment banking firm of national reputation.

The Trustee shall promptly deliver to the Note holders and any Hedge Counterparties a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains or causes to be retained the Collateral pursuant to Section 5.5(a)(i). In the case of each calculation made by the Trustee pursuant to Section 5.5(a)(i), the Trustee shall obtain a letter of an Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of this Indenture at the expense of the Issuer.

Section 5.6                                    Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7                                    Application of Money Collected.

Any Principal Proceeds, Interest Proceeds and/or any other Money collected by or on behalf of the Trustee with respect to the Notes or any Hedge Agreements pursuant to this Article 5 and all other Money that may then be held or thereafter received by or on behalf of the Trustee with respect to the Notes or any Hedge Agreements hereunder shall be applied (i) so long as there is no acceleration of the maturity of the Notes pursuant to and in accordance with

Section 5.2, on each Payment Date in accordance with the provisions of Section 11.1 and (ii) following an acceleration of the maturity of the Notes pursuant to and in accordance with Section 5.2, at the date or dates fixed by the Trustee in the following priority:

(1)                                 to the payment of the amounts described in subclauses (A) through (D) under Section 11.1(a)(i) in that order (provided, that no deposit shall be made to the Expense Reserve Account and any fees and expenses paid thereunder shall represent the amount of such fees and expenses accrued through the date on which such payment is made);

(2)                                 to the payment of, first, the Class A Interest Distribution Amount and any unpaid Defaulted Interest in respect of the Class A Notes, second, principal of the Class A Notes until the Aggregate Outstanding Amount of the Class A Notes has been reduced to zero, third, the Class B Interest Distribution Amount and any unpaid Defaulted Interest in respect of the Class B Notes and, fourth, principal of the Class B Notes until the Aggregate Outstanding Amount of the Class B Notes has been reduced to zero;

(3)                                 to the payment of the amounts described in subclauses (G) and (H) under Section 11.1(a)(i), in that order;

(4)                                 to the payment of principal of the Class C Notes until the Aggregate Outstanding Amount of the Class C Notes has been reduced to zero;

(5)                                 to the payment of the amounts described in subclause (J) and (K) under Section 11.1(a)(i), in that order;

(6)                                 to the payment of principal of the Class D Notes until the Aggregate Outstanding Amount of the Class D Notes has been reduced to zero;

(7)                                 to the payment of the amounts described in subclauses (M) and (N) under Section 11.1(a)(i), in that order;

(8)                                 to the payment of principal of the Class E Notes until the Aggregate Outstanding Amount of the Class E Notes has been reduced to zero;

(9)                                 to the payment of the amounts described in subclauses (R) through (V) under Section 11.1(a)(i) in the manner and in the priority set forth in Section 11.1(a)(i);

(10)                          to the Collateral Manager in an amount equal to 20% of the aggregate amount otherwise available for distribution pursuant to this subclause (10); and

(11)                          any remaining amounts to be released from the lien of this Indenture and deposited in the Subordinated Note Distribution Account for distribution by the Subordinated Note Paying Agent to the Holders of the Subordinated Notes in accordance with the Subordinated Note Paying Agency Agreement.

Section 5.8                                    Limitation on Suits.

No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 such Holder has previously given to the Trustee written notice of an Event of Default;

(b)                                 except as otherwise provided in Section 5.9, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default hereunder in its own name as Trustee and such Holders have offered to the Trustee reasonably satisfactory indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(c)                                  the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(d)                                 no direction inconsistent with such written request has been given to the Trustee during such 30-day period by a Majority of the Controlling Class; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders ofNotes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from any group of Holders, or from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Trustee shall follow the request of the group representing the higher percentage of the Controlling Class.

Section 5.9                                    Unconditional Rights of Noteholders to Receive Principal and Interest.

(a)                                 Notwithstanding any other provision in this Indenture except Section 2.7(j), the Holder of any Class A Note, Class B Note, Class C Note, Class D Note or Class E Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and interest on, such Class A Note, Class B Note, Class C Note, Class D Note or Class E Note, as the case may be, as such principal, interest become due and payable in accordance with the Priority of Payments and, in the case of the Class A Notes, Class B Notes, Class C Notes, Class D Notes and Class E Notes, in accordance with Section 13.1 and, subject to the provisions of Section 5.8, to institute Proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

(b)                                 Notwithstanding any other provision in this Indenture, (A) for so long as any of the Class A Notes are Outstanding, the Class B Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class B

Notes in accordance with the Priority of Payments, (B) for so long as any of the Class A Notes or Class B Notes are Outstanding, the Class C Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class C Notes in accordance with the Priority of Payments, (C) for so long as any of the Class A Notes, Class B Notes or Class C Notes are Outstanding, the Class D Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class D Notes in accordance with the Priority of Payments and (D) for so long as any of the Class A Notes, Class B Notes, Class C Notes or Class D Notes are Outstanding, the Class E Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class E Notes in accordance with the Priority of Payments.

Section 5.10                             Restoration of Rights and Remedies.

If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11                             Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Noteholders, as the case may be.

Section 5.13                             Control by Noteholders.

(a)                                 Notwithstanding any other provision of this Indenture, a Majority of the Controlling Class shall have the right subject to, Section 5.8, to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee; provided, that:

(i)                                     such direction shall not conflict with any rule of law or with this Indenture (including, without limitation, a limitation on the liability of the Co-Issuers as set forth in Section 2.7(j));

(ii)                                  the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided, however, that, subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received reasonably satisfactory indemnity against such liability as set forth below);

(iii)                               the Trustee shall have been provided with indemnity reasonably satisfactory to it; and

(iv)                              any direction to the Trustee to undertake a Sale of the Collateral shall be by the Holders of Notes secured thereby representing the percentage of the Aggregate Outstanding Amount of Notes specified in Section 5.4 or 5.5, as applicable.

(b)                                 The Trustee shall promptly notify the Custodian, the Securities Intermediary, the Collateral Manager, the Collateral Administrator, any Hedge Counterparties, the Subordinated Note Paying Agent, Moody’s and S&P of either of the following as to which (i) a Trust Officer on behalf of the Trustee has received written notice, or (ii) a Trust Officer has actual knowledge: the commencement of any proceeding by or against the Issuer commenced under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any jurisdiction.

Section 5.14                             Waiver of Past Defaults.

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, a Majority of the Controlling Class may on behalf of the Holders of all of the Notes waive any past Default and its consequences, except a Default:

(a)                                 in the payment of principal of any Note, in the payment of interest on the Class A Notes or the Class B Notes, in the payment of interest on the Class C Notes after the Class A Notes and the Class B Notes have been paid in full, in the payment of interest on the Class D Notes after the Class A Notes, the Class B Notes and the Class C Notes have been paid in full, in the payment of interest on the Class E Notes after the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes have been paid in full; or

(b)                                 in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note adversely affected thereby.

In the case of any such waiver, the Co-Issuers, any Hedge Counterparties, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give notice of any such waiver to the Collateral Manager, Moody’s and S&P.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section 5.15                             Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions ofthis Section 5.15 shall not apply to any suit instituted by the Trustee or the Collateral Manager, to any suit instituted by any Noteholder or group of Noteholders, holding in the aggregate more than 10% in Aggregate Outstanding Amount ofthe Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of amounts due and payable to Holders of any such Note on or after the Stated Maturity expressed in such Note (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16                             Waiver of Stay or Extension Laws.

The Co-Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17                             Sale of Collateral.

(a)                                Subject to Sections 5.4 and 5.5, the power to effect any sale (a “Sale”) of any portion of the Collateral shall not be exhausted by any one or more Sales as to any portion of such Collateral remaining unsold but shall continue unimpaired until all of the Collateral shall have been sold or all amounts payable from the Collateral secured pursuant to this Indenture shall have been paid. The Trustee may upon notice to the Noteholders and any Hedge Counterparties, and shall, upon written direction of a Majority of the Controlling Class from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, however, that if the Sale is rescheduled for a date more than five Business Days (in the case of a determination applying the standards set forth in Section 9.1(b)(i)) or 10 Business Days (in the case of a determination applying the standards set forth in Section 9.1(b)(ii)) after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided, that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)                                 The Trustee may bid for and acquire any portion of the Collateral in connection with a public Sale thereof, and may, pay all or part of the purchase price by crediting against amounts owing on the Notes or other amounts secured by the Collateral, in accordance with the Priority of Payments, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 and the Priority of Payments. The Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)                                  If any portion of the Collateral consists of securities issued without registration under the Securities Act (“Unregistered Securities”), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no-action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private sale of such Unregistered Securities.

(d)                                 The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Collateral in connection with a sale thereof, and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee’s authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

Section 5.18                             Action on the Notes.

The Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee, any Hedge Counterparties or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer or the Co-Issuer.

ARTICLE 6

THE TRUSTEE

Section 6.1                                    Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default:

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming on their face to the requirements of this Indenture; provided, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates or opinions determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer’s certificate furnished by the Collateral Manager, notify the party delivering such certificate or opinion if it does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders and any Hedge Counterparties.

(b)                                 In case an Event of Default has occurred and is continuing, as to which (i) a Trust Officer on behalf of the Trustee has received written notice, or (ii) a Trust Officer has actual knowledge, the Trustee shall, prior to the receipt of directions, if any, from a Majority of the Controlling Class, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co Issuer or the Collateral Manager in accordance with this Indenture or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof) relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)                              no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability (as estimated in good faith by the Trustee in its sole discretion) does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(B) net of the amounts specified in Section 6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services under this Indenture, other than when acting at the direction of Holders as contemplated by Article 5; and

(v)                                 the Trustee shall not be liable to the Noteholders for any action taken or omitted by it at the direction of any of the Co-Issuers, the Collateral Manager, and/or the Holders of the Notes of the Controlling Class (or other Class if required or permitted by the terms hereof) under circumstances in which such direction is required or permitted by the terms of this Indenture.

(d)                                 For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section 5.1(d), 5.1(f) or 5.1(g) or any Default described in Section 5.1(e) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally and such Event of Default specifically, the Issuer, the Co-Issuer, the Collateral or this Indenture. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2                                    Notice of Default.

Promptly (and in no event later than two Business Days) after the occurrence of any Event of Default known to the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Collateral Administrator, any Hedge Counterparties, the Custodian, Moody’s, for so long as any Notes are rated by Moody’s, S&P, for so long as any Notes are rated by S&P and all Holders of Notes, as their names and addresses appear on the Note Register, and, upon written request therefor in the form of Exhibit D attached hereto certifying that it is a holder of a beneficial interest in any Note to such holder, notice of all Events of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 6.3                                    Certain Rights of Trustee.

Except as otherwise provided in Section 6.1:

(a)                                 the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)                                  whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s certificate or (ii) be required to determine the value of any Collateral or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of internationally recognized accountants, investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(d)                                 as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders, pursuant to this Indenture, unless such Noteholders, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(f)                                   the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the direction of a Majority of the Controlling Class, Moody’s or S&P, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Co-Issuers, to examine the books and records relating to the Notes and the Collateral and the premises of the Co-Issuers and the Collateral Manager, personally or by agent or attorney during the Co-Issuers’ or the Collateral Manager’s normal business hours; provided, that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory authority and (ii) to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

(g)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodian or nominees; provided, that the Trustee shall not be responsible for any misconduct or negligence on the part of any non-affiliated agent appointed and supervised, or non-affiliated attorney appointed, with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuance of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

(i)                                     nothing herein shall be construed to impose an obligation on the part of the Trustee to recalculate, evaluate or verify any report, certificate or information received from the Issuer or the Collateral Manager (unless and except to the extent otherwise expressly set forth herein);

(j)                                    the Trustee shall not be responsible or liable for the actions or omissions of, or any inaccuracies in the records of any non-affiliated Custodian, Clearing Agency, Depository, Euroclear or Clearstream or for the acts or omissions of the Collateral Manager or the Co-Issuer; provided, that upon becoming aware of any such omission or inaccuracy, the Trustee shall use reasonable efforts in good faith and shall cooperate with the Issuer and/or the Collateral Manager to resolve such omission or inaccuracy;

(k)                                 to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles in the United States (“GAAP”), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the Independent accountant appointed pursuant to Section 10.7 (and, in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain instruction from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance; and

(I)                                   the enumeration of any permissive right or power herein available to the Trustee shall not be construed to be the imposition of a duty (unless and except to the extent expressly set forth herein).

Section 6.4                                    Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Co-Issuers and none of the Trustee, the Custodian, the Notes Paying Agent, the Transfer Agent or the Note Registrar assume responsibility for their correctness. Neither the Trustee, the Custodian, the Notes Paying Agent, the Transfer Agent nor the Note Registrar makes any representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee’s obligations hereunder), of the Collateral or of the Notes. Neither the Trustee, the Custodian, the Notes Paying Agent, the Transfer Agent nor the Note Registrar shall be accountable for the use or application by the Co-Issuers of the Notes (other than the Class E Notes) or the Issuer of the Class E Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5                                    May Hold Notes.

The Trustee, any Notes Paying Agent, the Note Registrar or any other agent of the Co-Issuers or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates, with the same rights it would have if it were not Trustee, Notes Paying Agent, Note Registrar or such other agent.

Section 6.6                                    Money Held in Trust.

Money held by the Trustee with the Custodian hereunder shall be held in trust to the extent required herein. The Trustee and the Custodian shall be under no liability for interest on any Money received hereunder except as otherwise agreed upon with the Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee or the Custodian in its commercial capacity and income or other gain actually received on Eligible Investments.

Section 6.7                                   Compensation and Reimbursement.

(a)                                 The Issuer agrees (subject to and in accordance with the priority of payment provisions set forth in Section 11.1):

(i)                                     to pay the Trustee or its agent on each Payment Date, as reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), the amounts specified in a fee letter from the Trustee or its agent in connection herewith;

(ii)                                  except as otherwise expressly provided herein, to reimburse the Trustee or its agent (subject to any written agreement between the Issuer and the Trustee, or its agent) in a timely manner upon its request and otherwise in accordance with Section 6.7(b) for all reasonable expenses, disbursements and advances incurred or made by the Trustee or its agent in accordance with any provision of this Indenture (including securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee or its agent pursuant to Section 5.4, 5.5, 6.3, 10.5 or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith); provided, that the securities transaction charges referred to above shall, in the case of certain Eligible Investments specified by the Collateral Manager, be waived to the extent of any amounts received by the Trustee or its agent during a Due Period from a financial institution in consideration of purchasing such Eligible Investments;

(iii)                               to indemnify the Trustee or its agent and its Officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

(iv)                              to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees and expenses) for any collection action taken pursuant to Section 6.13.

(b)                                 The Issuer may remit payment for such fees and expenses to the Trustee or its agent or, in the absence thereof, the Trustee or its agent may on any Payment Date deduct payment of its fees and expenses hereunder, subject to and in accordance with the Priority of Payments, from Monies on deposit in the Payment Account pursuant to Section 11.1 or 5.7.

(c)                                  The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee or its agent of any amounts provided by this Section 6.7 until at least one year and one day (or, if longer, the applicable preference period then in effect) after the payment in full of all Subordinated Notes issued under this Indenture. Nothing in this Section 6.7(c) shall preclude, or be deemed to estop, the Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period (or, if longer, the applicable preference period then in effect) in (A) any case or proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee or its Affiliates, or (ii) from commencing against the Issuer or the Co-Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(d)                                 The Trustee or its agent shall have a lien upon all property and funds held or collected as part of the Collateral to secure payment of amounts payable to the Trustee under this Section 6.7 not to exceed such amount with respect to any Payment Date, which amounts shall be payable to the Trustee in accordance with the Priority of Payments; provided, that the Trustee shall not institute any proceeding for enforcement of such lien except in connection with an action pursuant to Section 5.3 for the enforcement of the lien of this Indenture for the benefit of the Secured Parties; provided, further, that the Trustee may only enforce such a lien in conjunction with the enforcement of the rights of Noteholders in the manner set forth in Section 5.4; and provided, further, that any amounts under Section 6.7(a) not paid on any Payment Date shall remain outstanding and be payable on the next Payment Date in accordance with the Priority of Payments.

Fees of the Trustee or its agent applicable to periods shorter than a calendar quarter shall be prorated based on the number of days within such period and shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The Trustee or its agent shall receive amounts pursuant to this Section 6.7 in accordance with the Priority of Payments. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee or its agent shall not have received amounts due it on any Payment Date hereunder; provided, that nothing herein shall impair the Trustee’s, or its agent’s, rights under Section 6.1. No direction by a Majority of the Controlling Class shall affect the right of the Trustee or its agent to collect amounts owed to it under this Indenture.

If on any date when a fee shall be payable to the Trustee or its agent pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee not so paid shall be deferred and payable on such later date on which a fee shall be payable and sufficient funds are available therefor.

Section 6.8                                    Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Qualified Financial Institution that is organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state banking authority and having an office within the United States and a rating assigned by Moody’s of at least “Baa1” (and not on credit watch for downgrade) and a long-term unsecured issuer credit rating assigned by S&P of at least “BBB.” If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.9                                    Resignation and Removal; Appointment of Successor.

(a)                                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

(b)                                 The Trustee may resign at any time by giving not less than 60 days’ notice thereof to the Co-Issuers, the Collateral Manager, the Custodian, the Collateral Administrator, the Noteholders, any Hedge Counterparties, Moody’s and S&P. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer and an Authorized Officer of the Co-Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Noteholder, the Collateral Manager, any Hedge Counterparties and the Collateral Administrator; provided, that such successor Trustee shall be appointed only upon the consent of a Majority of the Notes (voting collectively), the Collateral Manager and any Interest Rate Hedge Counterparties (such approval not to be unreasonably withheld) or at any time when an Event of Default shall have occurred and be continuing, a Majority of the Controlling Class. If no successor trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, the Collateral Manager, any Hedge Counterparties, or any Holder of a Note, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  The Trustee may be removed at any time by Act of a Majority of the Notes or at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.10, by Act of a Majority of the Controlling Class, delivered to the Trustee, the Collateral Manager, any Hedge Counterparties and the Co-Issuers.

(d)                                 If at any time:

(i)                                     the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after request therefor by the Co-Issuers, the Collateral Manager or any Holder; or

(ii)                                  the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee or (B) subject to Section 5.15, the Collateral Manager or any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                                  If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, subject to Section 6.10, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or such Holders and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                   The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing notice of such event by first class mail, postage prepaid, to the Collateral Manager, the Custodian, the Collateral Administrator, any Hedge Counterparties, Moody’s, S&P, and the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Co-Issuers.

Section 6.10                             Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Co-Issuers, any Hedge Counterparties and the retiring Trustee an instrument in form and substance reasonably acceptable to the Co-Issuers accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all of the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers any Hedge Counterparty or a Majority of the Controlling Class or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(b). Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance either (a) such successor shall be a Qualified Financial Institution and shall also be qualified and eligible under this Article 6, or (b) Rating Agency Confirmation shall have been received; provided, that any successor Trustee hereunder shall be organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state banking authority and having an office within the United States and a rating assigned by Moody’s of at least “Baal” (and not on credit watch for downgrade) and a long-term unsecured issuer credit rating assigned by S&P of at least “BBB.”

Section 6.11                             Merger, Conversion, Consolidation or Succession to Business of Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that the Trustee shall give notice thereof to the Co-Issuers, the Collateral Manager, the Collateral Administrator, the Noteholders, any Hedge Counterparties, Moody’s and S&P. In case any of the Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 6.12                             Co-Trustees and Separate Trustee.

(a)                                 At any time or times for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Co-Issuers and the Trustee shall have the power to appoint, one or more Persons to act as co-trustee jointly with the Trustee of all or any part of the Collateral, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein, and to make such claims and enforce such rights of action, on behalf of the Noteholders.

The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee and to define the rights and obligations of the Trustee in relation to such co-trustee. Such instruments and agreements shall be subject to the review and approval of the Trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have power to make such appointment.

Should any written instrument from the Co-Issuers be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co Issuers. The Co-Issuers agree to pay for any reasonable fees and expenses in connection with such appointment (but only from and to the extent of the Collateral, to the extent funds are available there for under Section 11.1(a) after payment of all amounts payable to the Trustee) under such instruments.

(b)                                 Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the terms of this Indenture, including the following terms:

(i)                                     the Notes shall be authenticated and delivered by, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee or its agent, hereunder shall be exercised solely by, the Trustee, or its agent;

(ii)                                  the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly in the case of the appointment of a co-trustee and as shall be provided in the instrument appointing such co-trustee except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee appointed pursuant to the term of this Indenture;

(iii)                               the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and if an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co trustee so resigned or removed may be appointed in accordance with the provisions of this Section 6.12.;

(iv)                              no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;

(v)                                 the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(vi)                              any Act of Noteholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

Section 6.13                             Certain Duties of Trustee Related to Delayed Payment of Proceeds.

In the event that in any month the Custodian shall not have received a payment with respect to any Pledged Security on its Due Date, (a) the Custodian shall promptly notify the Issuer and the Trustee and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Custodian in its absolute discretion (but only to the extent permitted by Sections 10.2(a) and 10.2(b)), shall have made provision for such payment satisfactory to the Trustee in accordance with Sections 10.2(a) and 10.2(b), the Trustee (or, at the direction of the Trustee, the Custodian) shall request the issuer of such Pledged Security, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Trustee (or, at the direction of the Trustee, the Custodian) subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Collateral Manager requests a release of a Pledged Security and/or Delivers a Collateral Debt Security in connection with any such action under the Collateral Management Agreement, such release and/or substitution shall be subject to Section 10.6 and Article 12, as the case may be. Notwithstanding any other provision hereof, the Custodian shall deliver to the Issuer or its designee any payment with respect to any Pledged Security received after the Due Date thereof to the extent that the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and Sections 10.2(a) and 10.2(b) and such payment shall not be deemed part of the Collateral.

Section 6.14                             Authenticating Agents.

The Trustee hereby appoints U.S. Bank as Authenticating Agent, with power to act on the Trustee’s behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes and U.S. Bank hereby accepts such appointment.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any paper or any other further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Co-Issuers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.

The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15                             The Securities Intermediary.

(a)                                There shall at all times be one or more “securities intermediaries” (as defined in the UCC) appointed by the Trustee for purposes of this Indenture (the “Securities Intermediary”). The Trustee hereby appoints U.S. Bank, as the initial Securities Intermediary hereunder and U.S. Bank hereby accepts such appointment.

(b)                                The Securities Intermediary shall be, and U.S. Bank as initial Securities Intermediary hereunder hereby represents and warrants that it is as of the date hereof and shall be, for so long as it is the Securities Intermediary hereunder, a corporation or national bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, agree with the parties hereto that each Account shall be an account to which financial assets may be credited and undertake to treat the Trustee as entitled to exercise the rights that comprise such financial assets. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, agree with the parties hereto that each item of property credited to each Account shall be treated as a “financial asset” as defined in the UCC. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, acknowledge that as a result of Section 3.3(c) of this Indenture, the “securities intermediary’s jurisdiction” as defined and for purposes of the UCC of the Securities Intermediary with respect to the Collateral, shall be the State of New Yark. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, represent and covenant that it is not and will not be (as long as it is the Securities Intermediary hereunder) a party to any agreement that is inconsistent with the provisions of this Indenture. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, covenant that it will not take any action inconsistent with the provisions of this Indenture applicable to it. The Securities Intermediary shall, and U.S. Bank as initial Securities Intermediary does, agree that any item of property credited to any Account shall not be subject to any security interest, lien, or right of setoff in favor of the Securities Intermediary or anyone claiming through the Securities Intermediary (other than the Trustee).

(c)                                  It is the intent of the Trustee and the Co-Issuers that each Account shall be a securities account ofthe Trustee and not an account of the Co-Issuers. Nonetheless, (i) the Securities Intermediary shall agree to comply with entitlement orders originated by the Trustee without further consent by the Co-Issuers or any other person or entity and (ii) U.S. Bank, as initial Securities Intermediary, agrees that for so long as it is the Securities Intermediary hereunder it will comply with entitlement orders originated by the Trustee without further consent by the Co-Issuers or any other person or entity. The Securities Intermediary shall covenant that it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity, and U.S. Bank as initial Securities Intermediary hereby covenants that, for so long as it is the Securities Intermediary hereunder, it will not agree with any person or entity other than the Trustee that it will comply with entitlement orders originated by such person or entity.

(d)                                 The Securities Intermediary may at any time resign by notice to the Trustee and may at any time be removed by notice from the Trustee; provided, however, that it shall be the responsibility of the Trustee to appoint a successor Securities Intermediary and to cause the Accounts to be established and maintained with such successor Securities Intermediary in accordance with the terms hereof; and the responsibilities and duties of the retiring Securities Intermediary hereunder shall remain in effect until all of the Collateral credited to the Accounts held by such retiring Securities Intermediary has been transferred to such successor Securities Intermediary and both (x) such successor Securities Intermediary has assumed, by an instrument reasonably satisfactory to the Trustee and the Collateral Manager, the obligations of the retiring Securities Intermediary and (y) such successor Securities Intermediary, the Trustee and the Issuer have executed a collateral account control agreement substantially in the form attached hereto as Exhibit E. Any corporation into which the Securities Intermediary may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which the Securities Intermediary may be a party, shall be the successor ofthe Securities Intermediary hereunder, without the execution or filing of any paper or any further act on the part ofthe parties hereto or such Securities Intermediary or such successor corporation.

Section 6.16                             Fiduciary For Noteholders Only; Agent for Collateral Manager and Hedge Counterparties.

With respect to the security interest created hereunder in any Collateral, the Grant of such item of Collateral to the Trustee is to the Trustee as representative of the Noteholders and agent for the Collateral Manager and any Hedge Counterparties; in furtherance of the foregoing, the possession by the Trustee, the Custodian or the Securities Intermediary of any item of Collateral, the endorsement to or registration in the name of the Trustee, the Custodian or the Securities Intermediary of any item of Collateral, or the receipt by the Trustee, the Custodian or the Securities Intermediary of any item of Collateral through the crediting of any such item to the appropriate account, are all undertaken by the Trustee, the Custodian or the Securities Intermediary in its capacity as representative of the Noteholders and agent for the Collateral Manager and any Hedge Counterparties and by the Custodian and the Securities Intermediary as agent for the Trustee. To the extent permitted by applicable law, the Trustee shall not owe any fiduciary duties to any Hedge Counterparties or the Collateral Manager.

Section 6.17                             The Custodian.

The Issuer hereby appoints U.S. Bank National Association, as “Custodian” hereunder for the purpose of holding the Collateral on behalf of the Trustee and performing the duties expressly set forth in this Indenture on behalf of the Trustee, and U.S. Bank National Association, hereby accepts such appointment. In performing its duties hereunder, the Custodian shall enjoy all the rights, protections, and indemnities granted to the Trustee hereunder.

Section 6.18                             Withholding.

If any amount is required to be deducted or withheld from any payment to any Noteholder, such tax shall reduce the amount otherwise distributable to such Noteholder. The Trustee is hereby authorized to withhold or deduct from amounts otherwise distributable to any Noteholder sufficient funds for the payment of any tax that is legally required to be withheld or deducted (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and legally withholding payment of such tax, pending the outcome of such proceedings).  The amount of any withholding tax imposed with respect to any Noteholder shall be treated as Cash distributed to such Noteholder, as applicable, at the time it is deducted or withheld by Issuer or the Trustee; provided that it is remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.18. If any Noteholder wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes. Subject to Section 2.12, the Issuer shall indemnify the Trustee for any loss, cost or expense incurred in connection with the withholding of any amounts pursuant to this Section 6.18, subject to and in accordance with the Priority of Payments.

Section 6.19                             Representations and Warranties of the Trustee, the Custodian and the Securities Intermediary.

Each of the Trustee, the Custodian and the Securities Intermediary represents and warrants that:

(a)                                 it is a banking corporation with trust powers, duly and validly existing under the federal laws of the United States of America, with corporate power and authority to execute, deliver and perform its obligations under this Indenture, and is duly eligible and qualified to act as trustee, custodian or securities intermediary, as the case may be, under this Indenture;

(b)                                this Indenture has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except (i) as limited by bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and by general equitable principles, regardless of whether considered in a proceeding in equity or at law and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding there for may be brought;

(c)                                 neither the execution or delivery by it of this Indenture nor the performance of its obligations under this Indenture requires the consent or approval of, the giving of notice to or the registration or filing with, any governmental authority or agency under any existing law of the United States of America governing its banking or trust powers; and

(d)                                 in the case of the Trustee, it satisfies the criteria set forth in Section 6.8.

Section 6.20                             Request for Consents.

In the event that the Trustee receives written notice of any proposed amendment, consent or waiver under the Underlying Instruments of any Pledged Security (before or after any default) or in the event any action is required to be taken in respect of a Pledged Security, the Trustee shall promptly contact the Issuer and the Collateral Manager. The Collateral Manager may, on behalf of the Issuer, instruct the Trustee pursuant to an Issuer Order to, and the Trustee shall, with respect to a Pledged Security as to which a consent or waiver under the Underlying Instruments of such Collateral Debt Security (before or after any default) has been proposed or with respect to action required to be taken in respect of a Pledged Security, give consent, grant waiver, vote or exercise any or all other rights or remedies with respect to any such Pledged Security in accordance with such Issuer Order. In the absence of any instruction from the Collateral Manager, the Trustee shall not engage in any vote or take action in with respect to such Pledged Security.

ARTICLE 7

COVENANTS

Section 7.1                                    Payment of Principal and Interest.

The Co-Issuers, or in the case of the Class E Notes, the Issuer will duly and punctually pay or procure the payments of any principal of, and interest on, the Notes in accordance with their respective terms and this Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Noteholder of such amounts shall be considered as having been paid by the Issuer and the Co-Issuer, as applicable, to such Noteholder, as applicable, for all purposes of this Indenture.

Section 7.2                                    Maintenance of Office or Agency.

U.S. Bank is hereby appointed as a “Notes Paying Agent” for the payment of amounts due on the Notes and U.S. Bank hereby accepts such appointment.  U.S. Bank is hereby appointed as a “Transfer Agent” where notices and demands to or upon the Issuer or the Co Issuer in respect of Notes or this Indenture may be served and where Notes may be surrendered for registration of transfer or exchange and U.S. Bank hereby accepts such appointment. U.S. Bank shall be the principal Notes Paying Agent and shall pay the amounts due on the Notes on behalf of the Issuer to the extent practicable.

The Issuer hereby appoints Maples and Calder Listing Services in Dublin, Ireland as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes.

The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, that the Issuer shall maintain in the Borough of Manhattan, The City ofNew York, an office or agency where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served which shall initially be the office of the New Yark Presenting Agent and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax; and provided, still further, that so long as any of the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange shall so require, the Co-Issuers shall maintain a Notes Paying Agent in Ireland (such paying agent, the “Irish Paying Agent”). In the event that the Irish Paying Agent is replaced at any time during such period, notice of the appointment of any replacement will be given to the Company Announcements Office of the Irish Stock Exchange. The Co-Issuers shall give prompt notice to the Trustee, Moody’s, S&P and the Noteholders of the appointment or termination of any such Notes Paying Agent or agent for notices and of the location and any change in the location of any such office or agency.

If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City ofNew York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph), notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Notes Paying Agent, at the main office of the applicable Notes Paying Agent. The Co-Issuers hereby appoint each Notes Paying Agent as their agent to receive such respective presentations, surrenders, notices and demands.

Section 7.3                                    Money for Note Payments to be Held in Trust.

All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Co-Issuers by the Trustee or a Notes Paying Agent.

When the Co-Issuers shall have a Notes Paying Agent that is not also the Note Registrar, they shall furnish, or cause the Note Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Notes Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes.

Whenever the Co-Issuers shall have a Notes Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date with such Notes Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due with respect to the Classes of Notes for which it acts as Notes Paying Agent (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Notes Paying Agent is the Trustee) the Issuer and the Co-Issuer, as applicable, shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Notes Paying Agent with respect to the Classes of Notes for which it acts as Notes Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the applicable Notes with respect to which such deposit was made shall be paid over by such Notes Paying Agent to the Trustee for application in accordance with Article 10.

The initial Notes Paying Agent shall be as set forth in Section 7.2. Any additional or successor Notes Paying Agent shall be appointed by Issuer Order with written notice thereof to the Trustee; provided, that so long as any Notes are Outstanding and rated by Moody’s or S&P, as applicable, and with respect to any additional or successor Notes Paying Agent (other than a Notes Paying Agent in Ireland), either (i) such additional or successor Notes Paying Agent is a Qualified Financial Institution or (ii) Rating Agency Confirmation shall have been received. In the event that such additional or successor Notes Paying Agent ceases to be a Qualified Financial Institution and Rating Agency Confirmation are not received, the Co-Issuers shall promptly remove such Notes Paying Agent and appoint a successor Notes Paying Agent. The Co-Issuers shall not appoint any Notes Paying Agent (other than the initial Notes Paying Agent or any Notes Paying Agent in Ireland) that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Notes Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Notes Paying Agent shall agree with the Trustee (and if the Trustee or its agent acts as Notes Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Notes Paying Agent will:

(a)                                 allocate all sums received for payment to the Holders of Notes for which it acts as Notes Paying Agent on each Payment Date and Redemption Date among such Holders in the proportion specified in the applicable report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;

(b)                                 hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)                                  if such Notes Paying Agent is not the Trustee, immediately resign as a Notes Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Notes Paying Agent at the time of its appointment;

(d)                                 if such Notes Paying Agent is not the Trustee, immediately give the Trustee notice of any Default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and

(e)                                  if such Notes Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Notes Paying Agent.

The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Notes Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Notes Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Notes Paying Agent; and, upon such payment by any Notes Paying Agent to the Trustee, such Notes Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Trustee or any Notes Paying Agent in trust for the payment of any principal of or interest on any Note and remaining unclaimed for two years after such amounts have become due and payable shall be paid to the Co-Issuers on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer or the Co-Issuer for payment of such amounts and all liability ofthe Trustee or such Notes Paying Agent with respect to such trust Money (but only to the extent of the amounts so paid to the Co-Issuers) shall thereupon cease. The Trustee or such Notes Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Co-Issuers, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Notes Paying Agent, at the last address of record of each such Holder.

Section 7.4                                    Existence of Co-Issuers; Compliance with Laws.

(a)                                The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated under the laws of the Cayman Islands and organized under the laws of the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Collateral; provided, that the Issuer and the Co-Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands and the State of Delaware, respectively, to any other jurisdiction reasonably selected by the Issuer or the Co-Issuer, respectively, so long as (i) such change is not disadvantageous in any material respect to any of the Holders, the Collateral Manager or any Interest Rate Hedge Counterparty, (ii) written notice of such change shall have been given by the Trustee to the Holders, the Custodian, the Collateral Manager, any Hedge Counterparties, Moody’s and S&P and (iii) on or prior to the fifteenth Business Day following such notice the Trustee shall not have received notice from a Majority of the Controlling Class, the Collateral Manager or any Interest Rate Hedge Counterparty objecting to such change.

(b)                                 The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including, if applicable, holding regular board of directors’ and shareholders’ meetings) are followed.

The Issuer shall at all times endeavor to maintain an Administrator.  If the Administrator resigns or is removed pursuant to the Administration Agreement, the Issuer will promptly appoint a successor Administrator.

Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding.  Without limiting the generality of the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer), (ii) the Co-Issuer shall not have any subsidiaries and (iii) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors), (B) engage in any transaction with any shareholder that would constitute a conflict of interest (other than transactions expressly permitted pursuant to the Collateral Management Agreement, including Sections 3 and 5 thereof, and pursuant to the Administration Agreement) or (C) pay dividends other than in accordance with the terms of this Indenture and the Issuer Charter.

(c)                                 The Issuer/Co-Issuer shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees, determinations and awards (including, without limitation, any fiscal and accounting rules and regulations and any foreign or domestic law, rule or regulation), including in connection with the issuance, offer and sale of the Notes.

Section 7.5                                    Protection of Collateral.

(a)                                 The Issuer shall, to the maximum extent permitted by applicable law, from time to time execute and deliver all such supplements and amendments hereto and all such

Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Noteholders and any Hedge Counterparties hereunder and to:

(i)                                     Grant more effectively all or any portion of the Collateral;

(ii)                                  maintain or preserve the lien (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)                               perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)                              enforce any of the Pledged Securities or other instruments or property included in the Collateral;

(v)                                 preserve and defend title to the Collateral and the rights therein of the Trustee, any Hedge Counterparties and the Noteholders in the Collateral against the claims of all Persons and parties; or

(vi)                              pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral.

The Issuer hereby designates the Trustee, its agent and attorney-in-fact to execute any Financing Statement, continuation statement or other instrument required pursuant to this Section 7.5. Such power of attorney is coupled with an interest, and the Issuer hereby ratifies and confirms all that the Trustee may do by virtue thereof; provided that such designation shall not impose upon the Trustee any of the Issuer’s obligations under this Section 7.5.

(b)                                 The Trustee and the Custodian shall not, except in accordance with Section 10.6(a), (b) or (c), as applicable, permit the removal of any portion of the Collateral or transfer any portion of the Collateral from the Account to which it is credited, or cause or permit any change in the notice, delivery or registration made pursuant to Section 3.3 with respect to any general intangible or participation, as applicable, if after giving effect thereto the jurisdiction governing the perfection of security interest by the Trustee or Custodian in any such Collateral is different from the jurisdiction governing perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(c)), unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

(c)                                  The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Securities.

Section 7.6                                    Opinions as to Collateral.

The Co-Issuers shall, (i) upon the reasonable request of the Trustee or any Rating Agency predicated upon a change in law or other circumstances (but no more frequently than once per calendar year, commencing in 2008) and (ii) on or before December 31, 2012, and each fifth anniversary thereafter cause to be furnished to the Trustee, the Custodian, the Collateral Manager, the Co-Issuers and Moody’s, an Opinion of Counsel confirming (subject to qualifications customary to the firm delivering such opinion) the matters set forth in the Opinion of Counsel furnished pursuant to Section 3.l(c) with regard to the validity and perfection of such security interest and stating that no further action (other than as specified in such Opinion of Counsel) needs to be taken to ensure the continued effectiveness and perfection of such lien and security interest during the annual period following the date on which such opinion is delivered.

Section 7.7                                    Performance of Obligations.

(a)                                 The Co-Issuers shall not take any action, and will use their commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and as otherwise required hereby.

(b)                                 The Co-Issuers may, with the prior consent of a Majority of the Notes (except, in each case, with respect to the Collateral Management Agreement and the Collateral Administration Agreement as initially executed), contract with other Persons, including the Collateral Manager, for the performance of actions and obligations to be performed by the Co Issuers hereunder by such Persons and the performance of the actions and other obligations with respect to the Collateral of the nature set forth in the Collateral Management Agreement by the Collateral Manager. Notwithstanding any such arrangement, the Co-Issuers shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Co-Issuers; and the Co-Issuers will punctually perform, and use their best efforts to cause the Collateral Manager or such other Person to perform, all of its obligations and agreements contained in the Collateral Management Agreement or such other agreement.

Section 7.8                                    Negative Covenants.

(a)                                 The Issuer will not and, with respect to clauses (ii), (iii), (iv) and (vi) below, the Co-Issuer will not:

(i)                                     sell, transfer, assign, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Collateral, except as expressly permitted by this Indenture and the Collateral Management Agreement;

(ii)                                  claim any credit on, or make any deduction from, the amounts payable in respect to the Notes (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future

Noteholder or any Hedge Counterparty, by reason of the payment of any taxes levied or assessed upon any part of the Collateral;

(iii)                               incur or assume or guarantee any indebtedness, other than the Notes and the Subordinated Notes and save as expressly provided in this Indenture and the transactions contemplated hereby, or other than the issuance of the 250 ordinary shares issued to Maples Finance Limited as Share Trustee, (1) issue any additional class of securities, or (2) issue any additional shares of stock;

(iv)                              (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes, except as may be expressly permitted hereby, or by the Collateral Management Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture and, in the case of Synthetic Security Collateral, the lien in favor of the related Synthetic Security Counterparty) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral (or, in the case of Synthetic Security Collateral, a second priority security interest subject only to the lien in favor of the related Synthetic Security Counterparty);

(v)                                 establish a branch, agency, office or place of business in the United States (or, except as provided herein, in any jurisdiction other than the Cayman Islands), or take any action or engage in any activity (directly or through the Collateral Manager or other agent) which would subject it to United States federal, state or local income tax or to income tax in any other jurisdiction;

(vi)                              have any subsidiaries (other than with respect to the Issuer, the Co- Issuer or with respect to the Co-Issuers, any subsidiaries necessitated by a change of jurisdiction pursuant to Section 7.4);

(vii)                           hire any employees or, so long as the Notes are Outstanding, pay any dividends to the holders of the Issuer’s ordinary shares in respect of the ordinary shares;

(viii)                        (A) change its name without first delivering to the Trustee notice thereof and an Opinion of Counsel that such name change will not adversely affect the Trustee’s lien or the interest hereunder of the Secured Parties or the Trustee and obtaining Rating Agency Confirmation with respect thereto or (B) conduct business under an assumed name;

(ix)                              except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documented with customary loan or bond trading documentation (but not excepting any Synthetic Securities or Hedge Agreements), enter into any agreements unless such agreements contain “non-petition” and “limited recourse” provisions or amend or waive any such provisions, in each case unless Rating Agency Confirmation has been received with respect thereto; or

(x)                                 (A) commingle its assets with those of another entity, (B) conduct business in any name other than its own and (C) fail to correct any known misunderstandings regarding its separate identity.

(b)                                 Notwithstanding clause (a)(iii) above, the Co-Issuers may issue and sell additional Notes (not including the Class E Notes) and the Issuer may issue and sell additional Subordinated Notes and Class E Notes, and use the proceeds to purchase additional Collateral Debt Securities and Eligible Investments in accordance with the Reinvestment Criteria and to enter into additional Hedge Agreements subject to Section 7.18 hereof; provided, the following conditions are met: (i) the additional issuance of Securities results in a pro rata increase in the principal amount of each Class of Securities; (ii) such issue does not exceed 50% of the original issue amount of each applicable Class of Securities; (iii) the terms of the Securities issued are identical to the terms of previously issued Securities of the Class of which such Securities are a part; (iv) Rating Agency Confirmation shall have been received with respect to such additional issuance and sale of Securities; (v) a Majority of the Subordinated Notes shall have consented to such issuance and sale (provided that for this purpose Collateral Manager Securities will not be disregarded and which consent shall be evidenced by an Officer’s certificate of the Issuer certifying that such consent has been obtained); (vi) the Collateral Manager will have consented to such issuance and sale; (vii) the Trustee shall have received from the Issuer an Opinion of Counsel to the Issuer acceptable to the Trustee to the effect that the additional issue will not cause the Issuer to be required to register as an “investment company” under the Investment Company Act; and (viii) the Trustee shall have received from the Issuer an Opinion of Counsel to the Issuer acceptable to the Trustee to the effect that, for United States federal income tax purposes, (A) such issuance will not adversely affect the tax characterization as debt of any outstanding Class of Notes that was characterized as debt at the time of issuance and (B) such issuance will not cause the Issuer to be engaged in a U.S. trade or business. If such issuance occurs prior to the Effective Date, the Effective Date Par Amount shall be adjusted to take account of any such additional issuance of Securities. The proceeds of such an additional issuance will be used to purchase additional Collateral Debt Securities and Eligible Investments and, if applicable, to enter into additional Hedge Agreements.

Subject to the prior consent of the Collateral Manager and a Majority of the Subordinated Notes (including, for such purpose, any Collateral Manager Securities), the Issuer may, in one or more issuances, issue and sell additional Subordinated Notes; provided that with respect to any such additional issuance the following additional conditions are satisfied: (i) Rating Agency Confirmation is received with respect to such issuance; (ii) the additional Subordinated Notes are issued for cash and the net proceeds of such additional issuance are used to purchase additional Collateral Debt Securities and, if applicable, to enter into Hedge Agreements; (iii) the terms and conditions of the additional Subordinated Notes are identical to those of the initial Subordinated Notes (including that the issue price of such newly issued Subordinated Notes shall be par); (iv) the additional Subordinated Notes will rank pari passu in all respects with the initial Subordinated Notes; and (v) any additional Subordinated Notes issued will, to the extent reasonably practicable, be offered first to holders of Subordinated Notes in such amounts as are necessary to preserve their pro rata percentage interest in the Subordinated Notes.

Prior to any additional issuance of Notes or Subordinated Notes, the Trustee shall receive an Officer’s Certificate certifying that the applicable conditions precedent to such issuance have been satisfied.

(c)                                  Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Collateral, or enter into or engage in any business with respect to any part of the Collateral, except as expressly permitted by this Indenture and the Collateral Management Agreement.

(d)                                 The Co-Issuer will not invest any of its assets in “securities,” as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.

(e)                                  Neither the Issuer nor the Co-Issuer shall enter into any material agreement after the Closing Date (other than Hedge Agreements in accordance with Section 7.18 or other agreements contemplated by this Indenture) without the prior consent of a Majority of the Notes, and the Issuer or the Co-Issuer, as applicable, shall provide notice of all such agreements to the Noteholders. Notwithstanding the foregoing, the Issuer or the Co-Issuer, as applicable, may enter into one or more material agreements after the Closing Date (including Hedge Agreements in accordance with Section 7.18 hereof and other agreements provided for in this Indenture) without the consent of the Holders of any Class of Notes, if (i) the Issuer or the Co-Issuer, as applicable, determines that any such agreement would not, upon or after becoming effective, adversely affect the rights or interests of such Class of Notes, (ii) the Issuer or the Co Issuer, as applicable, gives 10 days’ prior notice to the applicable Noteholders of any such agreement and (iii) Rating Agency Confirmation shall have been received.

(f)                                  The Issuer shall comply with all of the restrictions set forth in Section 31 of the Collateral Management Agreement, unless, with respect to a particular transaction, the Issuer and the Trustee shall have received an opinion or advice of tax counsel of nationally recognized standing in the United States experienced in such matters that, under the relevant facts and circumstances with respect to such transaction, the Issuer’s failure to comply with one or more of such provisions will not cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis. The provisions set forth in Section 31 of the Collateral Management Agreement may be amended, eliminated or supplemented (without execution of a supplemental indenture) if the Issuer and the Trustee shall have received an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that the Issuer’s compliance with such amended provisions or supplemental provisions or the Issuer’s failure to comply with such provisions proposed to be eliminated, as the case may be, will not cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis provided, further, that written notice of any such amendment, elimination or supplementation of or to the provisions of such Section 31 pursuant to this clause (f) shall be provided to each Rating Agency then rating any Class of Notes within 30 days of any such amendment, elimination or supplementation.  For the avoidance of doubt, in the event an opinion of tax counsel as described above has been obtained in accordance with the terms hereof, no consent of any Noteholder and no Rating Agency Confirmation shall be required in order to comply with this Section 7.8(e) in connection with the amendment, elimination or supplementation of any provision of such Section 31 contemplated by such opinion of tax counsel.

Section 7.9                                    Statement as to Compliance.

On or before the Payment Date occurring in October of each calendar year, commencing with the Payment Date occurring in October 2008, or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Issuer shall deliver to the Trustee and the Custodian (to be forwarded by the Trustee to each Holder of a Note and each Subordinated Noteholder), any Hedge Counterparties, Moody’s and S&P an Officer’s certificate stating, as to each signer thereof, that:

(a)                                 a review of the activities of the Issuer and of the Issuer’s performance under this Indenture during the prior calendar year (or from the Closing Date until the Payment Date occurring in October 2008, in the case of the first such Officer’s certificate) has been made under his supervision; and

(b)                                 to the best of its knowledge, based on such review, the Issuer has fulfilled all of its material obligations under this Indenture throughout such year and no Default or Event of Default has occurred during such year, or, if there has been a Default or Event of Default, specifying each such Default or Event of Default known to it and the nature and status thereof.

Section 7.10                             Co-Issuers May Consolidate, etc., Only on Certain Terms.

(a)                                 The Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law and unless:

(i)                                     the Issuer shall be the surviving corporation, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be a company incorporated and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class; provided, that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the Hedge Counterparties and each Noteholder, the due and punctual payment of any principal of and interest on all Notes and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed, and shall expressly assume all obligations of the Issuer under any Hedge Agreement all as provided herein;

(ii)                                  with respect to such consolidation, merger, transfer or conveyance, the Trustee shall have received Rating Agency Confirmation, and, if so specified in any Interest Rate Hedge, if any, the prior written consent of the related Interest Rate Hedge Counterparty;

(iii)                               if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey the Collateral or all or substantially all of its assets to any other Person except in accordance with the provisions ofthis Section 7.10;

(iv)                              if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee, the Hedge Counterparties, Moody’s and S&P an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a)(i) and to execute and deliver a supplemental indenture hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer, (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes, (B) the Trustee continues to have a valid perfected first priority security interest in the Collateral securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Collateral securing any of the Notes, such Notes and (C) such other matters as the Trustee, the Interest Rate Hedge Counterparties or any Noteholder may reasonably require;

(v)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)                              the Issuer shall have notified the Hedge Counterparties, Moody’s and S&P of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee, the Custodian, the Hedge Counterparties and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for in relation to such transaction have been complied with and that no adverse tax consequences will result there from to the Noteholders or the Hedge Counterparties;

(vii)                           after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act;

(viii)                        after giving effect to such transaction, the outstanding stock of the Issuer or the Co-Issuer will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person; and

(ix)                              the Trustee shall have received from the Issuer an Opinion of Counsel to the Issuer acceptable to the Trustee to the effect that, for United States federal income tax purposes, such transaction will not adversely affect the tax characterization as debt of any outstanding Class of Notes that was characterized as debt at the time of issuance.

(b)                                 The Co-Issuer shall not consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless:

(i)                                     the Co-Issuer shall be the surviving corporation, or the Person (if other than the Co-Issuer) formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets ofthe Co-Issuer are transferred shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Co-Issuer to be performed or observed, all as provided herein;

(ii)                                  with respect to such consolidation, merger, transfer or conveyance, the Trustee shall have received Rating Agency Confirmation;

(iii)                               if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Co-Issuer with respect to its Affiliates and (B) not to consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(iv)                              if the Co-Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Co-Issuer is merged or to which all or substantially all of the assets of the Co-Issuer are transferred shall notify and have delivered to the Trustee, the Hedge Counterparties, Moody’s and S&P an Officer’s certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in clause (i) and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; and that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such other matters as the Trustee, the Interest Rate Hedge Counterparties or any Noteholder may reasonably require;

(v)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(vi)                              the Co-Issuer shall have notified the Hedge Counterparties, Moody’s and S&P of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee, the Custodian, the Hedge Counterparties and each Noteholder an Officer’s certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article 7 and that all conditions precedent in this Article 7 provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes or the Hedge Counterparties;

(vii)                           after giving effect to such transaction, neither of the Co-Issuers will be required to register as an investment company under the Investment Company Act; and

(viii)                        after giving effect to such transaction, the outstanding stock of the Issuer and the Co-Issuer will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person.

Section 7.11                             Successor Substituted.

Upon any consolidation or merger, or transfer or conveyance of all or substantially all ofthe assets ofthe Issuer or the Co-Issuer, in accordance with Section 7.10, the Person formed by or surviving such consolidation or merger (if other than the Issuer or the Co Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, and shall be bound by each obligation and covenant of, the Issuer or the Co-Issuer, as the case may be, under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the “Issuer” or the “Co-Issuer’’ in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article 7 may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of, as applicable, the Notes and from its obligations under this Indenture.

Section 7.12                             No Other Business.

The Issuer shall not engage in any business or activity other than (i) acquisition and disposition of, and investment and reinvestment in, Collateral Debt Securities, any associated Equity Securities and Eligible Investments, (ii) the entering into, and the performance of its obligations under, this Indenture, the Hedge Agreements, the Collateral Management Agreement, the Collateral Administration Agreement, the Master Participation Agreement, the Subordinated Note Paying Agency Agreement and the Initial Purchase Agreement, (iii) the issuance and sale of the Securities, (iv) the pledge ofthe Collateral as security for its obligations in respect of the Hedge Agreements, the Notes and the Collateral Management Agreement and (v) undertaking other activities incidental to the foregoing.

In addition, the Issuer may not acquire any asset, conduct any activity or take any action, if the acquisition or ownership of such asset, the conduct of such activity or the taking of such action, as the case may be, would cause the Issuer to be engaged, or deemed to be engaged, in a trade or business within the United States for United States federal income tax purposes or otherwise to be subject to United States federal income tax on a net basis.

The Co-Issuer shall not engage in any business or activity other than (i) the co issuance and sale of the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and (ii) other activities incidental to the foregoing.

The Issuer shall not amend the Issuer Charter and the Co-Issuer shall not amend its Certificate of lncorporation or By-laws without receiving Rating Agency Confirmation and the prior written consent of the Controlling Class.

Section 7.13                             Purchase of Notes.

(a)                                 Notwithstanding anything contained in this Indenture to the contrary, the Collateral Manager on behalf of the Issuer may acquire Notes with Sale Proceeds, in open market or privately negotiated transactions, or otherwise, without regard to the other restrictions described in this Indenture, at a price not exceeding the lesser of the market value thereof and 99% oftheir Aggregate Outstanding Amount; provided, that:

(i)                                     the Issuer shall not acquire any Class E Notes while any Class D Notes remain Outstanding or any Class D Notes while any Class C Notes remain Outstanding or any Class C Notes while any Class B Notes remain Outstanding or any Class B Notes while any Class A Notes remain Outstanding; and

(ii)                                  no Notes shall be so purchased unless:

(1)                                 after giving effect to such purchase the Coverage Tests and the Collateral Quality Tests will be satisfied, as certified by the Issuer to the Trustee and confirmed in writing by the Independent accountant appointed pursuant to Section 10.7;

(2)                                 an amount sufficient to pay (A) interest on the next Payment Date on the Class A Notes or, if the Class A Notes have been paid in full, the Class B Notes or, if the Class B Notes have been paid in full, the Class C Notes or, if the Class C Notes have been paid in full, the Class D Notes or, ifthe Class D Notes have been paid in full, the Class E Notes and (B) all amounts required to be paid on such next Payment Date prior to such interest in accordance with the Priority of Payments, has been retained in the Collection Account; and

(3)                                 such purchase satisfies the requirements, if any are applicable, of any stock exchange upon which the Notes to be purchased are then listed.

(4)                                 Any Notes acquired by either of the Co-Issuers shall be delivered to the Trustee for cancellation and will no longer be Outstanding.

Section 7.14                             Reaffirmation ofRatings; Annual Rating Review.

(a)                                 The Issuer (or the Collateral Manager on its behalf) shall, at least 35 days prior to the first Payment Date, request in writing (with respect to S&P, by email to cdoeffectivedateportfolios@sandp.com) that each ofS&P and Moody’s (subject to the proviso below) confirm that it has not reduced or withdrawn the ratings assigned by it on the Closing Date to any Class of Notes. In the event that (x) any Moody’s rating or S&P rating assigned on the Closing Date to the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes is reduced or withdrawn within 30 days after the Issuer (or the Collateral Manager on its behalf) delivers such request, (y) the Issuer (or the Collateral Manager on its behalf) fails to timely request such confirmation at least 30 days prior to the first Payment Date; provided that, the Issuer will not be required to request such confirmation from Moody’s in the event that Moody’s has received an Accountants’ Certificate confirming that each Coverage Test (other than the Interest Coverage Ratio Tests), Collateral Quality Test (excluding the S&P CDO Monitor Test) and the Portfolio Profile Test is satisfied as of the Effective Date and the aggregate principal amount of the Collateral Debt Securities (excluding Defaulted Obligations) plus the aggregate amount calculated pursuant to clause (c) ofthe definition of”Principal Collateral Value” in respect of all Defaulted Obligations is at least equal to the Effective Date Par Amount, or (z) the Issuer shall not have obtained a confirmation from S&P that it has not reduced or withdrawn the ratings assigned by it on the Closing Date to any Class ofNotes on or prior to the first Payment Date, then an “Effective Date Ratings Downgrade” will have occurred:

(i)                                     Interest Proceeds and then, if necessary, Principal Proceeds, shall be applied on the next Payment Date and on each Payment Date thereafter in accordance with the Priority of Payments until such original ratings are reinstated or confirmed, in each case in accordance with the Priority ofPayments for distribution as a payment of principal on the Notes or, in the case of Interest Proceeds only, invested in Collateral Debt Securities (or Eligible Investments prior to such investment); and

(ii)                                  if and for so long as any Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require, the Issuer will give notice of an Effective Date Ratings Downgrade to the Company Announcements Office.

(b)                                 So long as any ofthe Notes remain Outstanding, on or before January 31 in each year commencing in 2009, the Co-Issuers shall obtain and pay for an annual review of the ratings ofthe Notes from Moody’s and for an annual review of the ratings ofNotes and ongoing surveillance by S&P. The Co-Issuers shall promptly notify the Trustee, the Collateral Manager, and the Custodian (and the Trustee shall promptly notify the Hedge Counterparties and the Noteholders) if at any time the applicable ratings on the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Class E Notes have been, or are known to be, changed or withdrawn.

Section 7.15                             Reporting.

(a)                                 At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note, designated by such Holder or beneficial owner or to the Trustee for delivery to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A in connection with the resale of such Note by such Holder or beneficial owner. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

(b)                                 Section 3(c)(7) Procedures:

(i)                                     Section 3(c)(7) Reminder Notices. The Trustee on behalf of the Co-Issuers shall send to the Noteholders a Section 3(c)(7) Reminder Notice at the times required under Section 10.5. Without limiting the foregoing, the Trustee on behalf of the Issuer shall send a copy of each report referred to in Section 10.5(a) to the Depository, with a request that the Depository forward each such report to the relevant Depository participants for further delivery to beneficial owners of interests in the Global Notes.

(ii)                                  Depository Actions. The Issuer (or, as specified below, the Trustee on its behalf) shall direct the Depository to take the following steps in connection with the Rule 144A Global Notes:

(A)                               The Issuer shall direct the Depository to include the “3c7” marker in the Depository 20-character security descriptor and the 48-character additional descriptor for the Rule 144A Global Notes of each Class in order to indicate that sales are limited to QIBs/QPs.

(B)                               The Issuer shall direct the Depository to cause each physical Depository deliver order ticket delivered by the Depository to purchasers to contain the Depository 20-character security descriptor; and shall direct the Depository to cause each Depository deliver order ticket delivered by the Depository to purchasers in electronic form to contain the “3c7” indicator and a related user manual for participants, which shall contain a description of the relevant restrictions.

(C)                               The Issuer shall instruct the Depository to send a notice substantially in the form attached as Exhibit I hereto to all Depository participants in connection with the offering of the Rule 144A Global Notes.

(D)                               The Issuer shall advise the Depository that it is a Section 3(c)(7) issuer and shall request the Depository to include the Rule 144A Global Notes in the Depository’s “Reference Directory” of Section 3(c)(7) offerings.

(E)                                The Trustee on behalf of the Issuer may, or shall from time to time upon the request of the Note Registrar or the Collateral Manager, at the Issuer’s expense, request the Depository to deliver to the Issuer a list of all Depository participants holding an interest in the Rule 144A Global Notes.

(iii)                               Bloomberg Screens, Etc. The Issuer shall from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding Rule 144A and Section 3(c)(7) restrictions on the Rule 144A Global Notes. Without limiting the foregoing, the Issuer shall request Bloomberg, L.P. to include the following on each Bloomberg screen containing information about the Rule 144A Global Notes:

(A)                               The “Note Box” on the bottom of the “Security Display” page describing each Rule 144A Global Note should state: “Iss’d Under 144A/3c7.”

(B)                               The “Security Display” page should have a flashing red indicator stating “See Other Available Information.”

(C)                               Such indicator should link to an “Additional Security Information” page, which should state that the Rule 144A Global Notes “are being offered in reliance on the exemption from registration under Rule 144A to Persons that are both (1) qualified institutional buyers (as defined in Rule 144A) and (2) qualified purchasers (as defined under Section 3(c)(7)).”

(iv)                              CUSIP. The Issuer shall cause each “CUSIP” number obtained for the Rule 144A Global Notes to have an attached “fixed field” that contains “3c7” and “144A” indicators.

Section 7.16                             Calculation Agent.

(a)                                 The Co-Issuers agree that for so long as any of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes remain Outstanding there shall at all times be an agent appointed to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule C hereto. U.S. Bank is hereby appointed as calculation agent (the “Calculation Agent”) for the purposes described herein, and U.S. Bank hereby accepts such appointment. The Calculation Agent may be removed by the Co-Issuers at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Co-Issuers, or if the Calculation Agent fails to determine any of the information required to be calculated pursuant to Section 7.16(b) for any Interest Accrual Period, the Co-Issuers shall promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in Europe and which does not control or is not controlled by or under common control with the Co-Issuers or their Affiliates. No resignation or removal of the Calculation Agent shall be effective without a successor having been duly appointed. For so long as any of the Notes are listed on the Irish Stock Exchange and the rules of such exchange so require, the Issuer will publish notice of the appointment, termination or change in the office of such Calculation Agent to the Company Announcements Office.

(b)                                 The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the London Banking Day immediately following each LIBOR Determination Date, the Calculation Agent shall calculate the Floating Rates for the next Interest Accrual Period and the Floating Amounts (rounded to the nearest cent, with half a cent being rounded upwards) on the related Payment Date, and shall communicate such rates and amounts to the Co-Issuers, the Trustee, the Collateral Manager, Euroclear, Clearstream and each Notes Paying Agent and (if and for so long as such Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require) the Company Announcements Office. The Calculation Agent shall also specify to the Co-Issuers, the Trustee and the Collateral Manager the quotations upon which the Floating Rates are based, and in any event the Calculation Agent shall notify the Co-Issuers and the Collateral Manager before 5:00p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Floating Rates and the Floating Amounts, or (ii) it has not determined and is not in the process of determining the Floating Rates and the Floating Amounts, together with its reasons therefor.

(c)                                  The Calculation Agent shall cause the Floating Rates, the Floating Amounts, the Interest Accrual Period and the Payment Date to be communicated to Euroclear and Clearstream by the London Banking Day immediately following each LIBOR Determination Date. For so long as any of the Notes are listed on the Irish Stock Exchange and the rules of such stock exchange so require, such information will be given to the Company Announcements Office as soon as practicable, but in no event later than the fourth Business Day following such LIBOR Determination Date. The determination of the Floating Rates and the Floating Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

Section 7.17                             Certain Tax Matters.

(a)                                 The Issuer shall not file, or cause to be filed, any income or franchise tax return in any state ofthe United States unless it shall have obtained an Opinion of Counsel prior to such filing that, under the laws of such jurisdiction, the Issuer is required to file such income or franchise tax return.

(b)                                 If required to prevent the withholding or imposition ofUnited States federal income tax, the Issuer shall deliver or cause to be delivered a United States Internal Revenue Service Form W-8BEN to each issuer, counterparty or paying agent with respect to any Collateral Debt Security at the time such Collateral Debt Security is purchased or entered into and thereafter prior to the expiration or obsolescence of such form.

Section 7.18                             Hedge Agreement Provisions.

(a)                                 Each Hedge Agreement, if any, entered into by the Issuer on the Closing Date shall be in a form satisfactory to Moody’s, S&P and the Collateral Manager and subject to Rating Agency Confirmation. The Issuer may, from time to time, enter into additional Hedge Agreements, unwind or reduce the notional amount of any Hedge Agreements or, in the event that any Hedge Agreement is terminated prior to its scheduled expiration, replacement Hedge Agreements, and the Trustee may release funds in the Collection Account for such purpose; provided, however, that Rating Agency Confirmation will have been received with respect to each such termination, unwinding, reduction or additional or replacement Hedge Agreement. Notwithstanding the foregoing, the Issuer may not enter into any additional or replacement Interest Rate Hedge except in accordance with the terms of any existing Hedge Agreements, if any.

(b)                                 In the event of any early termination of an Interest Rate Hedge, (i) any termination or modification payment paid by the Interest Rate Hedge Counterparty to the Issuer (the “Hedg Termination Receipts”) will be deposited in a single, segregated trust account held in the United States in the name of the Trustee as Entitlement Holder (the “Hedge Termination Receipts Account”) for the benefit of the Secured Parties and (ii) any Hedge Replacement Proceeds will be deposited in a single, segregated trust account held in the United States in the name of the Trustee as Entitlement Holder (the “Hedge Replacement Account”) for the benefit of the Secured Parties.

(c)                                  The Collateral Manager will use commercially reasonable efforts to cause the Issuer, promptly following the early termination of an Interest Rate Hedge (other than on a Redemption Date) and to the extent possible (and subject to subsection (e) below) through application of funds available in the Hedge Termination Receipts Account, to enter into a replacement Interest Rate Hedge (a “Replacement Hedge”) at the lowest cost (subject to the other considerations deemed by the Collateral Manager to be relevant to such agreement, including selection of an Interest Rate Hedge with terms most favorable to the Issuer) with a successor Interest Rate Hedge Counterparty (in accordance with the applicable Interest Rate Hedge); provided, that Rating Agency Confirmation shall have been received. In the event that notwithstanding the Collateral Manager’s commercially reasonable efforts, a Replacement Hedge is not entered into within 30 days following the termination of such Interest Rate Hedge, the Collateral Manager on behalf of the Issuer will promptly make such other hedging arrangements as it determines, in its commercially reasonable judgment, appropriate, or may determine, in its commercially reasonable judgment, not to make such hedging arrangements; provided, Rating Agency Confirmation is received with respect to such arrangement or determination, as the case may be.

(d)                                 (i)                                     If, after the early termination of any Interest Rate Hedge, either (A) the Collateral Manager on behalf of the Issuer determines not to replace the terminated Interest Rate Hedge and Rating Agency Confirmation shall have been received or (B) such termination occurs on a Redemption Date, then amounts in the Hedge Termination Receipts Account (after providing for the costs of entering into a Replacement Hedge, if any) shall become part of Principal Proceeds and shall be transferred to the Payment Account and distributed in accordance with the Priority ofPayments on the next following Payment Date (or on such Redemption Date).

(ii)                                  If a Hedge Shortfall Amount exists, and such amount is payable by the Interest Rate Hedge Counterparty under the applicable Interest Rate Hedge, the Trustee shall demand that the applicable Interest Rate Hedge Counterparty pay to the Issuer such Hedge Shortfall Amount, in accordance with the terms of the applicable Interest Rate Hedge and, upon receipt thereof, such payment shall be deposited in the Hedge Termination Receipts Account. If the Trustee is unable to recover the Hedge Shortfall Amount from such Interest Rate Hedge Counterparty, the Hedge Shortfall Amount shall become part of the Hedge Payment Amount to be paid to the replacement Interest Rate Hedge Counterparty in accordance with the Priority of Payments on the next following Payment Date.

(e)                                  The amounts in the Hedge Replacement Account, upon receipt therein, will be applied directly to the payment of termination payments, if any, payable by the Issuer to any Interest Rate Hedge Counterparty. To the extent not fully paid from Hedge Replacement Proceeds, such termination payment will be payable to the Interest Rate Hedge Counterparty on the next Payment Date in accordance with the Priority of Payments. To the extent that the funds available in the Hedge Replacement Account exceed any such termination payments (or ifthere are no termination payments due), the amounts in the Hedge Replacement Account will become part of Principal Proceeds and will be transferred to the Payment Account and distributed in accordance with the Priority of Payments on the next following Payment Date.

(f)                                   The Trustee will, upon receiving written notice of the exposure calculated in accordance with the terms ofthe applicable credit support annex, if any, to any Hedge Agreement, make a demand to the Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex, if any, equal to the required credit support amount.

(g)                                  Each Interest Rate Hedge shall provide that if at any time an Interest Rate Hedge Counterparty or its credit support provider fails to maintain the Minimum Rating, such Interest Rate Hedge Counterparty shall transfer (within 30 days and at its own cost) all of its rights and obligations under the Interest Rate Hedge to a Qualified Replacement Counterparty or such Interest Rate Hedge Counterparty shall post collateral as required by such Interest Rate Hedge and in any event a Termination Event (with respect to which the Interest Rate Hedge Counterparty is the sole Affected Party (as defined in the applicable Interest Rate Hedge)) shall occur under such Interest Rate Hedge in the event that the Interest Rate Hedge Counterparty (i) has not transferred all of its rights and obligations under the Interest Rate Hedge to a Qualified Replacement Counterparty within 30 days after such Interest Rate Hedge Counterparty first failed to maintain such Minimum Rating or (ii) has not transferred all of its rights and obligations under the Interest Rate Hedge to a Qualified Replacement Counterparty promptly (but in no event more than 10 days) after such Interest Rate Hedge Counterparty first failed to maintain a short term rating of at least “A-3” by S&P or, if no short term rating, a long term rating of”BBB “ by S&P, unless Rating Agency Confirmation shall have been received. In addition, each Interest Rate Hedge shall provide that the Interest Rate Hedge Counterparty shall be required to post collateral as required to such Interest Rate Hedge in the event that the ratings of the Interest Rate Hedge Counterparty are downgraded below the Required Rating.

(h)                                 The Issuer will enter into Hedge Agreements solely for the purpose of managing interest rate and other risks in connection with the Issuer’s issuance of, and payments on, the Notes and the Issuer’s ownership and disposition of the Collateral Debt Securities.

(i)                                     The amounts payable to the Hedge Counterparties shall be limited to the amounts payable under the Priority of Payments and the claims of each Hedge Counterparty (if there is more than one) shall rank equally.

G)                                   The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the “Hedge Counterparty Collateral Account”, which shall be held in trust in the name of the Trustee as Entitlement Holder for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. The Trustee shall deposit all collateral received from a Hedge Counterparty under a Hedge Agreement in the Hedge Counterparty Collateral Account. Any and all funds at any time on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be held in trust by the Trustee for the benefit of the Secured Parties. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Hedge Counterparty Collateral Account shall be (x) income relating to funds on deposit in the Hedge Counterparty Collateral Account that are required to be distributed to the Hedge Counterparty pursuant to the terms of the applicable credit support annex, if any, and (y) upon Issuer Order (i) for application to obligations of a Hedge Counterparty to the Issuer under a Hedge Agreement if such Hedge Agreement becomes subject to early termination or (ii) to return collateral to such Hedge Counterparty when and as required by such Hedge Agreement. The Trustee shall be fully protected in relying upon such Issuer Order. The Hedge Counterparty Collateral Account shall remain at all times with a Qualified Financial Institution in the United States.

Section 7.19                             Compliance with Collateral Management Agreement, etc.

The Issuer agrees to perform all actions required to be performed, and to refrain from performing any actions prohibited, under the Collateral Management Agreement. The Issuer also agrees to take all actions as may be necessary to ensure that all of the Issuer’s representations and warranties made pursuant to the Collateral Management Agreement are true and correct as of the date thereof and continue to be true and correct for so long as any Notes are Outstanding. The Issuer further agrees not to authorize or otherwise permit the Collateral Manager to act in contravention of the representations, warranties and agreements of the Collateral Manager under the Collateral Management Agreement.

Section 7.20                             Representations and Warranties by Issuer as to Security Interest.

The Issuer hereby represents and warrants as set forth below. The representations and warranties, set forth in this Section 7.20, shall survive the execution of this Indenture and shall be repeated on each day Collateral is Delivered.

(a)                                 This Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Collateral in favor of the Trustee which security interest is prior to all other liens, claims and encumbrances and is enforceable as such as against creditors of and purchasers from the Issuer.

(b)                                 All of the Collateral Debt Securities and Eligible Investments have been and will have been credited to a Securities Account. The securities intermediary for each Securities Account has agreed to treat all assets credited to the Securities Accounts as “financial assets” within the meaning of the applicable Uniform Commercial Code. The Collateral (other than those Collateral Debt Securities and Eligible Investments which have been credited to a Securities Account) constitutes either “instruments” or “general intangibles” within the meaning ofthe applicable Uniform Commercial Code.

(c)                                  The Issuer owns and has good and marketable title to the Collateral Debt Securities and Eligible Investments. The Collateral is free and clear of any lien, claim or encumbrance of any Person (other than the security interest created hereunder). The Issuer has received all consents and approvals required by the terms of any item of Collateral to the transfer to the Trustee of its interest and rights in the Collateral except to the extent that any requirement for consent or approval is rendered ineffective under the applicable Uniform Commercial Code.

(d)                                 The Issuer has caused or will have caused, within ten days ofthe issuance of the Notes, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral, to the Trustee.

(e)                                  The Issuer has delivered to the Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Trustee relating to the Securities Accounts without further consent by the Issuer.

(f)                                   Other than the security interest granted to the Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any part of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering any part of the Collateral, other than any financing statements relating to the security interest granted to the Trustee. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

(g)                                  The Securities Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the securities intermediary of any Securities Account complying with entitlement orders of any person other than the Trustee.

(h)                                 All original executed promissory notes, if any, with respect to Loans and all original executed participation certificates, if any, with respect to Participations that constitute or evidence a portion of the Collateral have been delivered by the Issuer to the Trustee. The promissory notes, if any, with respect to Loans and participation certificates, if any, with respect to Participations, if any, that constitute or evidence a portion of the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed by the Issuer to any Person other than the Trustee. All financing statements filed or to be filed against the Issuer in favor of the Trustee in connection herewith describing the Collateral contain a statement to the following effect: “The grant of a security interest in any collateral described in this financing statement will violate the rights of the Trustee.”

So long as any Notes are Outstanding and rated by S&P, no provision of this Section 7.20 may be waived or amended by any party hereto. The Issuer shall provide prompt notice to S&P upon the Issuer become aware of any breach of this Section 7.20.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.1                                    Supplemental Indentures Without Consent ofNoteholders and Subordinated Noteholders.

Without the consent of the Holders of any Notes or any Subordinated Notes, the Issuer and the Co-Issuer when authorized by Board Resolutions, the Trustee, the Custodian and

the Securities Intermediary at any time and from time to time may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, subject to the terms of any existing Hedge Agreements, for any of the following purposes:

(a)                                 to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;

(b)                                 to add to the covenants of the Issuer and the Co-Issuer, if applicable, or the Trustee for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Co-Issuers;

(c)                                  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery ofthe Notes;

(d)                                 to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12;

(e)                                  to provide for the issuance of additional Notes or Subordinated Notes to the extent permitted under, and subject to, Section 7.8(b) and to extend to such Notes and Subordinated Notes the benefits and provisions of this Indenture;

(f)                                   to modify the transfer restrictions on the Notes, so long as any such modifications comply with the Securities Act, the Investment Company Act and other applicable law;

(g)                                  to accommodate the issuance of any Class of Notes in book-entry form through the facilities of The Depository Trust Company (“DTC”) or otherwise;

(h)                                 to authorize the appointment of any listing agent, transfer agent, paying agent or additional registrar for any Class ofNotes required or advisable in connection with the listing of any Class of Notes on the Irish Stock Exchange, or any other stock exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by any governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Note in connection therewith;

(i)                                     to make any modification to effect the provisions of Section 10.9 or as otherwise required by any law, rule or regulation to which the Issuer, the Securities or any stock exchange on which any Class of the Securities is listed is subject, in each case, in order to permit or maintain such listing on such stock exchange or on another stock exchange or, if applicable, terminate such listing;

(j)                                    to correct or amplify the description of any property at any time subject or required to be subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subject to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

(k)                                 to reduce the permitted minimum denomination of the Notes or the Subordinated Notes;

(1)                                 to take any action necessary or advisable to prevent the Issuer, the Holders of the Notes or the Trustee from being subject to withholding or other taxes, fees or assessments or to prevent the Issuer from being treated as engaged in a United States trade or business or otherwise being subjected to United States federal, state or local income tax on a net income tax basis; provided that such action will not cause the Holders of the Notes to experience any material change to the timing, character or source of the income from the Notes and will not be considered a significant modification resulting in an exchange for purposes of section 1.1001-3 of the Treasury Regulations;

(m)                             to conform this Indenture more fully to the Offering Memorandum;

(n)                                 to evidence or implement any changes thereto required by applicable law and related regulations or guidelines, including without limitation the USA Patriot Act;

(o)                                 to make any modification which the Collateral Manager deems necessary in order to correct or clarify the provisions of this Indenture relating to the Rating Agency methodologies;

(p)                                 to amend or otherwise modify (a) if a Rating Agency Confirmation (from Moody’s only) is obtained (1) the Weighted Average Recovery Rate (Moody’s), the Diversity Test and the Weighted Average Rating Test and (2) other provisions of this Indenture to the extent relating to ratings provided by Moody’s or (b) if a Rating Agency Confirmation (from S&P only) is obtained (1) Weighted Average Recovery Rate (Standard & Poor’s) and (2) other provisions of this Indenture to the extent relating to ratings provided by S&P, other than (in the case of each of subclauses (a) and (b) of this clause (p)) an amendment that significantly alters the overall credit quality of the Collateral;

(q)                                 to effect a refinancing, replacement, reissuance, substitution or other action of like effect with respect to the Subordinated Notes (a “Subordinated Note Reissuance”) through the issuance of subordinated notes or other securities in replacement of the Subordinated Notes on terms subordinated to the Notes in all respects as the Subordinated Notes are subordinated to the Notes prior to such Subordinated Note Reissuance and otherwise having substantially the same rights, benefits and economic terms as the Subordinated Notes as evidenced by a certificate of the Collateral Manager, except that holders of such reissued security may be Secured Parties hereunder; provided that the Issuer shall have obtained Rating Agency Confirmation in relation to such Subordinated Note Reissuance;

(r)                                    to correct any manifest error herein;

(s)                                   to cure any ambiguity, correct any typographical error, or correct, modify or supplement any provision which is defective or inconsistent with any other provision herein or inconsistent with any Rating Agency methodology;

(t)                                            to limit the amount of any Hedge Default Termination Payment payable pursuant to the Priority of Payments in connection with the receipt of a Rating Agency Confirmation in respect of the related Hedge Agreement; or

(u)                                         to provide for the issuance of Refinancing Notes to the extent permitted under and subject to Section 9.1.

Notwithstanding anything to the contrary in this Section 8.1, by purchasing Notes, Holders of the Notes agree that the interest rate on the Notes may be amended by a Pricing Amendment, subject only to their right to require, as a condition to the effectiveness of such Pricing Amendment, that the Issuer cause any affected Notes held by such Holder to be sold for an amount equal to the outstanding principal amount thereof plus accrued and unpaid interest.

Notwithstanding anything to the contrary in this Section 8.1, the Issuer may enter into a Pricing Amendment at the direction of a Majority of the Subordinated Notes and the Collateral Manager; provided that no Pricing Amendment shall become effective unless and until (a) the Trustee and Standard & Poor’s have received an Opinion of Counsel to the effect that the Pricing Amendment will not result in a deemed exchange of the Notes for purposes of Section 1001 of the Code for the Holder(s) of the Notes other than Transferring Noteholders, (b) each Transferring Noteholder shall have received a purchase price of no less than the outstanding principal of its Notes plus all accrued and unpaid interest thereon and (c) the Issuer must have received a Rating Agency Confirmation with respect to the Notes that are the subject of such Pricing Amendment. The Issuer may extend the effective date of a Pricing Amendment to a date no later than 5 Business Days after the proposed effective date to facilitate the settlement of the sales in respect of Transferring Noteholders.

Notwithstanding anything to the contrary in this Section 8.1, if any of the Rating Agencies changes the method of calculating any of its respective Collateral Quality Tests (a “Collateral Quality Test Modification”) or any of the respective Coverage Tests (a “Coverage Test Modification”), the Issuer may incorporate corresponding changes into this Indenture without the consent of the holders of the Notes, Subordinated Notes (i) (A) in the case of a Collateral Quality Test Modification, if Rating Agency Confirmation is obtained with respect to the Rating Agency that made such change or (B) in the case of a Coverage Test Modification, if Rating Agency Confirmation is obtained with respect to each Rating Agency then rating the Notes and (ii) if notice of such change is delivered by the Collateral Manager to the Trustee and to the holders of the Notes and Subordinated Notes (which notice may be included in the next regular report to Noteholders). Any such modification shall be effected without execution of a supplemental indenture.

Section 8.2                                    Supplemental Indentures With Consent of Noteholders and Subordinated Noteholders.

Subject to the terms of any existing Hedge Agreements, by Act of said Holders delivered to the Trustee and the Co-Issuers, the Trustee, the Custodian, the Securities Intermediary and the Co-Issuers may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or to modify in any manner the rights of the Holders of any Class of Securities under this Indenture; provided that the Trustee, the Custodian, the Securities Intermediary and the Co Issuers shall not enter into any supplemental Indenture that materially and adversely affects (i) the Holders of the Class A Notes, Class B Notes, Class C Notes, Class D Notes or Class E Notes without the prior written consent of not less than a Majority of each Class of Notes materially and adversely affected thereby or (ii) the Subordinated Noteholders without the prior written consent of the Subordinated Note Paying Agent acting at the direction of a Majority of the Subordinated Notes in the manner provided in the Subordinated Note Paying Agency Agreement.

Notwithstanding the foregoing, the Trustee, the Custodian, the Securities Intermediary and the Co-Issuers may not enter into any supplemental indenture without the written consent of each Interest Rate Hedge Counterparty materially and adversely affected thereby, each Holder of Outstanding Notes of any Class if such Class is materially and adversely affected thereby, and each Holder of Outstanding Subordinated Notes if the Class of Subordinated Notes is materially and adversely affected thereby, if such supplemental indenture shall:

(a)                                         (i) change the Stated Maturity of the principal of or the due date of any installment of interest on any Note or distributions on the Subordinated Notes, reduce the principal amount thereof or reduce or increase the rate of interest (if any) thereon, or the Redemption Price with respect thereto, (ii) change the earliest date on which any Note or Subordinated Note may be redeemed, or (iii) change the provisions of this Indenture relating to the application of proceeds of any Collateral to the payment of principal of or (except in the case of a Pricing Amendment) interest on the Notes or distributions on or redemption of the Subordinated Notes or change any place where, or the coin or currency in which, any such amounts are payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);

(b)                                         reduce the percentage of the Holders of the Securities (in each case, by principal amount) of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

(c)                                           impair or adversely affect the Collateral then held by the Issuer except as otherwise permitted in this Indenture;

(d)                                          permit the creation of any lien ranking senior in priority to or pari passu with the lien of this Indenture with respect to any part of the Collateral, other than Synthetic Security Collateral, or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture except as otherwise permitted in this Indenture;

(e)                                           reduce the percentage of the Holders of Notes (in each case, by principal amount) of each Class whose consent is required to request the Trustee to preserve the Collateral or rescind the Trustee’s election to preserve the Collateral pursuant to Section 5.5 or to sell or liquidate the Collateral pursuant to Section 5.4 or 5.5;

(f)                                          modify any of the provisions of this Section 8.2, except to increase the percentage of outstanding Notes or Subordinated Notes whose Holders’ consent is required for any such action or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note or Subordinated Note materially and adversely affected thereby;

(g)                                         modify the definition of the term “Outstanding” or the Priority of Payments set forth in Section 5.7 or Section 11.1(a); or

(h)                                        modify any of the provisions of this Indenture in such a manner as to affect directly the calculation of the amount of any payment of interest on or principal of any Note or distributions on or redemption of Subordinated Notes on any Payment Date or to affect the rights of the Holders of Notes or Subordinated Notes to the benefit of any provisions for the redemption of such Notes or Subordinated Notes contained herein.

Section 8.3                                    Execution of Supplemental Indentures.

The Trustee shall not enter into any supplemental indenture (whether or not the consent of the Holders of any Class of Notes or the Subordinated Notes is required) pursuant to Section 8.1 or Section 8.2 until it shall have received Rating Agency Confirmation with respect to such supplemental indenture (in the case of a supplemental indenture pursuant to Section 8.1, other than subclauses (o) or (p) thereof, from S&P only); provided that the Trustee may, with the consent of each Holder of the Securities of each affected Class, enter into any such supplemental indenture notwithstanding that a Rating Agency Confirmation is not received with respect to such supplemental indenture. Not later than 15 Business Days prior to the execution of any proposed supplemental indenture, the Trustee, at the expense of the Co-Issuers, shall mail to the Noteholders, the Subordinated Note Paying Agent, the Collateral Manager and any Hedge Counterparty and, for so long as any Notes are rated by Moody’s, to Moody’s, and, for so long as any Notes are rated by S&P, to S&P, a copy of such proposed supplemental indenture (conforming in all substantive material respects to the supplemental indenture ultimately adopted) or a summary thereof and, if any Class of Notes are so rated, shall request Rating Agency Confirmation.

If applicable, the Trustee may, consistent with an Opinion of Counsel delivered in accordance with the last paragraph of this Section 8.3, determine whether or not the Holders of any Class of Notes or the Subordinated Noteholders, as the case may be, would be materially and adversely affected or adversely affected, as applicable, by such supplemental indenture (after giving notice of such supplemental indenture to such Holders). Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Trustee as described in the last paragraph of this Section 8.3.

It shall not be necessary for any Act of Noteholders or Act of Subordinated Noteholders under this Section 8.3 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Co-Issuers, the Trustee, the Custodian and the Securities Intermediary of any supplemental indenture pursuant to this Section 8.3, the Trustee, at the expense of the Co-Issuers, shall mail to the Holders of the Notes, the Subordinated Noteholders, the Collateral Manager, the Hedge Counterparties and, so long as any of the Notes are so rated, Moody’s or S&P, as applicable, a copy thereof. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. In addition, the Trustee shall, (i) for so long as any Notes are listed on the Irish Stock Exchange, notify the Irish Stock Exchange of any supplemental indenture promptly upon the execution of such supplemental indenture promptly upon the execution of such supplemental indenture.

Each of the Trustee, the Custodian and the Securities Intermediary is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee, the Custodian or the Securities Intermediary shall not be obligated to enter into any such supplemental indenture which materially and adversely affects the Trustee’s, the Custodian’s or the Securities Intermediary’s own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee, the Custodian and the Securities Intermediary shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel (which may be based, as to factual matters, upon a certificate or opinion of, or representations by, an officer of the Issuer, the Co-Issuer or the Collateral Manager) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with. The Collateral Manager shall not be bound to follow any supplemental indenture, however, until the Collateral Manager has received written notice and a copy thereof from the Issuer or the Trustee; provided, that the Collateral Manager will not be bound by any supplemental indenture that affects the rights and duties of the Collateral Manager unless the Collateral Manager shall have consented thereto.

Section 8.4                                    Certain Further Limitations on Supplemental Indentures.

Notwithstanding anything to the contrary herein, the Issuer and the Co-Issuer agree that they will not consent to or enter into any indenture supplemental hereto or any amendment to any other document related hereto that:

(a)                                          modifies any provision of this Indenture or such other document relating to the institution of proceedings for the Issuer or the Co-Issuer to be adjudicated as bankrupt or insolvent, or the consent by the Issuer or the Co-Issuer to the institution ofbankruptcy or insolvency proceedings against it, or the filing with respect to the Issuer or the Co-Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law of any jurisdiction, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively; or

(i)                                             modifies any provision of this Indenture or any other document such that the obligations of the Co-Issuers are no longer limited-recourse senior debt obligations of the Issuer and limited-recourse and/or non-recourse debt obligations of the Co-Issuers, payable solely from the Collateral in accordance with the terms of this Indenture.

Section 8.5                                    Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes, theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.6                                    Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Co-Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Trustee and the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Co-Issuers and authenticated and delivered by the Trustee or the Authenticating Agent in exchange for Outstanding Notes.

ARTICLE 9

REDEMPTION OF NOTES

Section 9.1                                    Redemption at the Option of the Subordinated Noteholders; Election to Redeem.

(a)                                 All Classes of Notes may be redeemed in whole but not in part by the Issuer at the applicable Redemption Price from Sale Proceeds and other proceeds of the Collateral, Refinancing Proceeds, if any, and all other funds in the Collection Account, the Payment Account, the Interest Reserve Account, the Loan Funding Account, the Hedge Termination Receipts Account and the Expense Reserve Account (after the payment of, or establishment of a reasonable reserve for all other amounts payable under the Priority of Payments, other than distributions to the Holders of the Subordinated Notes):

(i)                                                on any Payment Date following the occurrence and during the continuation of a Tax/Regulatory Event (a redemption pursuant to this clause (i), a “Tax/Regulatory Redemption”) or

(ii)                                             on any Payment Date following the Non-Call Period (a redemption pursuant to this clause (ii), an “Optional Redemption”);

in each case, upon receipt by the Trustee of the written direction of the Subordinated Note Paying Agent (acting at the direction of a Majority of the Subordinated Notes) delivered in accordance with the Subordinated Note Paying Agency Agreement, which direction shall be given so as to be received by the Issuer and the Trustee not later than sixty (60) days prior to such Payment Date (or such other date agreed to by the Trustee).

(b)                                 A “Tax/Regulatory Event” is (x) a new, or a change in any, U.S. or foreign tax statute, treaty, regulation, rule, ruling, practice, procedure or judicial decision or interpretation which results in (i) any portion of any payment due from any obligor (including any Synthetic Security Counterparty) under any Collateral Debt Security becoming properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is not compensated for by a “gross-up” provision under the terms of such Collateral Debt Security, (ii) any jurisdiction properly imposing net income, profits or similar tax on the Issuer, (iii) any portion of any payment due under a Hedge Agreement by the Issuer becoming properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is compensated for by a “gross-up” provision under the terms of any Hedge Agreement or (iv) any portion of any payment due under any Hedge Agreement by any Hedge Counterparty becoming properly subject to the imposition of U.S. or foreign withholding tax, which withholding tax is not compensated for by a “gross-up” provision under the terms of any Hedge Agreement; provided, that the total amount of (A) the tax or taxes imposed on the Issuer as described in clause (ii) of this definition, (B) the total amount withheld from payments to the Issuer which is not compensated for by a “gross-up” provision as described in clauses (i) and (iv) of this definition and (C) the total amount of any tax “gross-up” payments that are required to be made by the Issuer as described in clause (iii) of this definition are, in the aggregate, equal to or in excess of the Applicable Threshold for the Due Period immediately preceding the date of the applicable Tax/Regulatory Redemption or proposed Tax/Regulatory Redemption or (y) the receipt by the Collateral Manager of advice in writing by counsel or the applicable governmental or regulatory entity that existing regulations have been interpreted by such governmental or regulatory entity or the passing of new regulations, in each case, that may cause the Notes of the Issuer to be deemed debt of the Collateral Manager or otherwise cause the Collateral Manager’s ownership of the Subordinated Notes or its acting as Collateral Manager to be in violation of such existing or new regulations.

Notwithstanding any other part of this Section 9.1 the Notes shall not be redeemed pursuant to subsection (a) above, unless (w) all Outstanding Classes of Notes shall be simultaneously redeemed in full, (x) any Hedge Agreements shall be terminated and any net payments then due and owing thereunder shall be paid in full and (y) any Administrative Expenses then due and owing and the Collateral Management Fees then due and owing shall be paid or provided for; provided that any Subordinated Collateral Management Fee need not be paid or provided for in the event a Tax/Regulatory Redemption is directed by a Majority of the Subordinated Notes.

In the event that the criteria described in (w) through (y) in the paragraph above are satisfied, the Collateral Manager shall direct the Trustee, and the Trustee shall direct the Custodian, to sell Collateral Debt Securities, Eligible Investments and any other Collateral; provided, that the Sale Proceeds and all other proceeds therefrom, any Refinancing Proceeds and all other funds in the Collection Account, the Payment Account, the Interest Reserve Account, the Expense Reserve Account, the Loan Funding Account and the Hedge Termination Receipts Account (after the payment of, or establishment of a reasonable reserve for, all other amounts required to be paid under this Section 9.1 and the Priority of Payments in order to redeem the Notes, including, without limitation, all amounts then due and owing under the Hedge Agreements) shall be at least sufficient to redeem the Notes in whole but not in part in accordance with the procedures set forth below; and provided further, that such Sale Proceeds and other proceeds of the Collateral and Refinancing Proceeds are received by the Custodian for the benefit of the Noteholders on behalf of the Trustee at least one Business Day prior to the scheduled Redemption Date and are used, to the extent necessary, to make such a redemption.

The Notes shall not be redeemed pursuant to this Section 9.1 unless either:

(i)                                              at least seven Business Days before the scheduled Redemption Date, the Collateral Manager will have furnished to the Trustee (with a copy to each Hedge Counterparty) evidence, in form satisfactory to the Trustee, that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements (which may include a confirmation of sale) with an institution or institutions (or a guarantor or guarantors of the obligations thereof) whose short-term unsecured debt obligations have a credit rating of “P-1” from Moody’s and at least “A-1” by S&P, to purchase (and/or to provide a Refinancing in connection with) not later than one Business Day immediately preceding the scheduled Redemption Date, in immediately available funds, all or part of the Collateral Debt Securities, Eligible Investments and any other Collateral at a purchase price at least equal to an amount that, when taken together with any other Cash to be applied in respect of such redemption and the proceeds of the Collateral Debt Securities and Eligible Investments and any other Collateral maturing on or prior to the scheduled Redemption Date, any Refinancing Proceeds and any net payments with respect to any Hedge Agreements received by the Issuer under any Hedge Agreements on or prior to the scheduled Redemption Date, will be at least sufficient to (x) redeem the Notes, in full, at the applicable Redemption Prices and (y) pay the other amounts described in the second paragraph of this Section 9.1(b) when such amount is applied in accordance with the Priority of Payments (such Redemption Price, together with such other amounts, collectively, the “Total Redemption Amount”); or

(ii)                                           prior to selling any Collateral Debt Securities and/or Eligible Investments and any other Collateral and selling or terminating the Hedge Agreements, the Collateral Manager will have certified to the Trustee (with a copy to each Hedge Counterparty) that the expected proceeds from such sale or termination multiplied by the applicable percentage specified in the table below (the “Redemption Advance Rates”), when taken together with any other Cash to be applied in respect of such redemption and the proceeds of the Collateral Debt Securities and Eligible Investments and any other Collateral maturing on or prior to the scheduled Redemption Date, any Refinancing Proceeds and any net payments with respect to any Hedge Agreements received by the Issuer under any Hedge Agreements on or prior to the scheduled Redemption Date, will equal or exceed the Total Redemption Amount.

Redemption Advance Rates

	Number of Business Days between Certification to the Trustee and Sale of Collateral
		1 to 2	3 to 5	6 or more
Collateral Type	same day	Business Days	Business Days	Business Days
Loan Obligations (other than Loan Obligations with a Market Value of less than 90% of the portion of the Principal Collateral Value attributable thereto)	100%	93%	92%	88%
Collateral Debt Securities with a Moody’s Rating of “B3” or higher (other than such Collateral Debt Securities with a Market Value of less than 90% of the portion of the Principal Collateral Value attributable thereto)	100%	89%	85%	75%
Loan Obligations with a Market Value of less than 90% of the portion of the Principal Collateral Value attributable thereto	100%	80%	73%	60%
Collateral Debt Securities with a Moody’s Rating of “Caa1” or lower or with a Market Value of less than 90% of the portion of the Principal Collateral Value attributable thereto	100%	75%	65%	45%
Synthetic Securities	100%	(1)	(1)	(1)

(1)              The Redemption Advance Rate for a Synthetic Security shall be 90% of the Redemption Advance Rate for the related Reference Obligation for the applicable number of days prior to the scheduled Redemption Date.

If the Subordinated Notes are not to be redeemed in connection with an Optional Redemption, then the Issuer, at the Collateral Manager’s direction, may apply the proceeds received from the issuance of new senior secured notes or other debt obligations (the “Refinancing Notes”) to the redemption of the Notes (a “Refinancing”). Any such refinancing will be subject to the consent of a Majority of the Subordinated Notes (including, for such purpose, Subordinated Notes that are Collateral Manager Securities). The terms of such Refinancing Notes and the financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes. Prior to executing any Refinancing, the Issuer shall obtain Rating Agency Confirmation in relation to such Refinancing.

The Issuer shall issue Refinancing Notes in connection with an Optional Redemption only if (i) the Cash proceeds from the Refinancing Proceeds and all other funds in the Collection Account on or prior to the Redemption Date will be at least sufficient to pay the Total Redemption Amount in respect of all Classes of Notes, (ii) the Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption and (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Sections 2.7(j) and 6.7(c).

The Subordinated Noteholders will not have any cause of action against any of the Co-Issuers, the Collateral Manager, the Subordinated Note Paying Agent or the Trustee for any failure to obtain a Refinancing. In the event that a Refinancing is obtained meeting the criteria specified above and in a manner acceptable to the requisite Subordinated Noteholders, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Subordinated Noteholders. The Trustee shall not be obligated to enter into any amendments that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder; and the Trustee shall be entitled (but not obligated) to require the Issuer to provide to it an Opinion of Counsel to the effect that such amendment meets the criteria specified above and is permitted hereunder without consent of Noteholders (except that such counsel shall have no obligation to opine as to the sufficiency of the Refinancing Proceeds, or the sufficiency of the Accountants’ Certificate required under Article 3 above).

(c)                                  In addition to the redemption description in Section 9.1(a) and (b), at any time following the Non-Call Period, the Issuer may refinance (a “Replacement”) any Class of Notes (the “Replaced Notes”) in whole but not in part on a Payment Date after the Non-Call Period if (i) the Cash proceeds from the obligations issued to refinance such Replaced Notes (the “Replacement Notes”) will be at least sufficient and will be used (to the extent necessary) to pay the Redemption Price in respect of 100% of the Aggregate Outstanding Amount of such Replaced Notes; (ii) the aggregate principal amount of any Replacement Notes is no greater than the aggregate principal amount of the Replaced Notes plus an amount equal to the expenses in connection with the Replacement; (iii) the Replacement Notes do not rank higher in priority pursuant to the Priority of Payments than the Replaced Notes (and do not have any greater entitlement to Interest Proceeds or Principal Proceeds on any Payment Date than would Replaced Notes of an equal principal amount); (iv) the stated maturity of the Replacement Notes is the same date as the Stated Maturity of the Replaced Notes; (v) the agreements or instruments relating to the Replacement Notes contain limited recourse and non-petition provisions equivalent to those applicable to the Replaced Notes; (vi) the expenses in connection with the Replacement Notes have been paid or will be adequately provided for from the proceeds of such Replacement (except for expenses owed to persons that agree to be paid solely as Administrative Expenses payable in accordance with the Priority of Payments); (vii) a Majority of the Subordinated Notes will have consented to such issuance; (viii) Rating Agency Confirmation will have been received with respect to such issuance; (ix) the Trustee will have received an opinion of counsel from the Issuer acceptable to the Trustee to the effect that the additional issue will not cause the Issuer to be required to register as an “investment company” under the Investment Company Act; and (x) the Trustee will have received an opinion of counsel from the Issuer acceptable to the Trustee to the effect that, for U.S. federal income tax purposes, (A) such issuance will not adversely affect the tax characterization as debt of any outstanding Class of Notes that was characterized as debt at the time of issuance, (B) the Replacement will not result in a deemed exchange of the Secured Notes for purposes of Section 1001 of the Code for the Holder(s) of the Secured Notes and (C) such issuance will not cause the Issuer to be engaged in a U.S. trade or business. Satisfaction of the foregoing clauses (i) through (viii) will be evidenced by an officer’s certificate delivered to the Trustee.

Any Replacement Proceeds received in respect of Replacement Notes will not constitute Principal Proceeds or Interest Proceeds but will be applied directly on the related Redemption Date to redeem the Replaced Notes (or all of the Notes, in the case all Classes of Notes are being redeemed) being refinanced without regard to the Priority of Payments; provided that to the extent that any Replacement Proceeds are not applied to redeem the Replaced Notes, such Replacement Proceeds will be treated as Principal Proceeds.

(d)                                 Amounts due and payable on the Notes on or prior to a Redemption Date shall continue to be payable to the Holders of such Notes as of the relevant Record Date according to their terms. The election of the Issuer to redeem any Notes pursuant to this Section 9.1 shall be evidenced by an Issuer Order from the Collateral Manager directing the Trustee to make the payment to the Notes Paying Agent of the Redemption Price of all of the Notes to be redeemed from funds in the Payment Account as described below. The Issuer shall deposit, or cause to be deposited, the funds required for a redemption pursuant to this Section 9.1 in the Payment Account on or before the Business Day prior to the Redemption Date. Principal

Proceeds and Interest Proceeds received in connection with any redemption shall be payable as set forth in the Priority of Payments.

The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee, each Hedge Counterparty and the Custodian pursuant to Section 9.2.

Section 9.2                                    Notice to Trustee of Optional Redemption, Replacement or Tax/Regillatory Redemption.

In the event of any redemption or replacement pursuant to Section 9.1, the Issuer shall, at least 45 days prior to the Redemption Date (unless the Trustee and the Custodian shall each agree to a shorter notice period), notify the Trustee, each Hedge Counterparty and the Custodian (which notice shall be sent from outside of the United States) of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the Redemption Price of such Notes as determined by the Collateral Manager, in accordance with Section 9.1.

Section 9.3                                    Notice of Optional Redemption, Replacement, Tax/Regulatory Redemption or Maturity by the Co-Issuers.

Notice of redemption pursuant to Section 9.1, the Maturity of any Class of Notes, or the Replacement of a Class of Notes shall be given by first class mail, postage prepaid, mailed not less than 10 Business Days prior to the applicable Redemption Date or Maturity to each Holder of Notes to be redeemed pursuant to Section 9.1 or at Maturity, at its address recorded in the Note Register with a copy to the Subordinated Note Paying Agent (for forwarding to the Holders of the Subordinated Notes) and to each Hedge Counterparty. If and for so long as any Class of Notes is listed on the Irish Stock Exchange, the Trustee shall give notice of any redemption of such Class of Notes and the applicable Redemption Date to the Company Announcements Office, not less than ten Business Days prior to such date.

All notices of redemption shall state or specify:

(a)                                 the applicable Redemption Date;

(b)                                 the Redemption Price;

(c)                                  which Classes of Notes are being paid in full and that interest on the Notes of such Classes shall cease to accrue on the date specified in the notice; and

(d)                                 the place or places where such Notes to be redeemed are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Issuer to be maintained as provided in Section 7.2.

Any such notice of redemption or replacement may be withdrawn by the Issuer up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Subordinated Note Paying Agent, the Hedge Counterparties and the Collateral Manager (x) if the Collateral Manager shall be unable to deliver such sale agreement or agreements or certifications, as the case may be, in form satisfactory to the Trustee or (y) at the written direction of at least a Majority of the Outstanding Subordinated Notes. Notice of any such withdrawal will be given by the Trustee to each Holder of Notes at each such Holder’s address in the Note Register maintained by the Note Registrar by overnight courier guaranteeing next day delivery (or second day delivery outside the United States), sent not later than the third Business Day prior to the Redemption Date. Notwithstanding any other part of this Article 9, no Hedge Agreement shall be terminated in connection with an Optional Redemption, a Replacement or a Tax/Regulatory Redemption prior to the day following the last day during which a notice of redemption may be withdrawn by the Issuer pursuant to this paragraph.

At the cost of the Co-Issuers, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery (or second day delivery outside the United States), sent not later than the third Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be redeemed at such Holder’s address in the Note Register.

Notice of redemption shall be given by the Co-Issuers or, at the Co-Issuers’ request, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

Section 9.4                                    Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therefor, and from and after the Redemption Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be redeemed in full, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided, that if there is delivered to the Co-Issuers, the Trustee and the Transfer Agent such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such Note, then, in the absence of notice to the Co-Issuers, the Trustee or the Transfer Agent that the applicable Note has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Notes of a Class so to be redeemed whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period, as applicable, the Note remains Outstanding.

Section 9.5                                    Mandatory Redemption.

On any Payment Date (beginning on each Payment Date on or after the Determination Date related to the second Payment Date with respect to the Class A/B Interest

Coverage Ratio Test, the Class C Interest Coverage Ratio Test and the Class D Interest Coverage Ratio Test) on which any of Coverage Tests shall not have been met on the immediately preceding Determination Date, or following an Effective Date Ratings Downgrade, principal payments on the Notes will be made as and to the extent set forth in Section 11.1.

Section 9.6                                    Special Amortization of the Notes.

During the Reinvestment Period, one or more Classes of the Notes may be amortized in whole or in part sequentially in order of seniority by the Issuer (a “Special Amortization”) on one or more Payment Dates if, at any time during the related Due Period (i) the Collateral Manager has been unable, for a period of at least 30 consecutive days, to identify Collateral Debt Securities that it determines would be appropriate in sufficient amounts to permit the reinvestment in additional Collateral Debt Securities of all or a portion of the Unused Proceeds or Principal Proceeds then deposited in the Collection Account and (ii) the Collateral Manager elects, in its sole discretion, to cause all or any portion of such Unused Proceeds and/or Principal Proceeds to be applied to payment of principal of the Notes in order of seniority by notification to each of the Trustee and the Issuer (such amount specified by the Collateral Manager, the “Special Amortization Amount”). In addition, if and for so long as any Class of Notes is listed on the Irish Stock Exchange and the rules of such exchange so require, the Trustee will give notice of such Special Amortization to the Company Announcements Office. On the first Payment Date following any date on which such notice is given by the related Determination Date (unless such notice is withdrawn as described in the next sentence), Principal Proceeds or Unused Proceeds, as designated by the Collateral Manager, shall be applied in an amount equal to the Special Amortization Amount to the extent available in accordance with the Priority of Payments, to pay the principal of the Notes, sequentially in order of seniority. The Collateral Manager may withdraw any notice designating Unused Proceeds or Principal Proceeds (or any portion thereof) as a Special Amortization Amount on or prior to the immediately preceding Determination Date.

The amount to be paid on any Note being redeemed on a Payment Date in connection with a Special Amortization shall be the Aggregate Outstanding Amount of such Note, or the portion thereof redeemed in connection with such Special Amortization (including any Class C Deferred Interest, Class D Deferred Interest or Class E Deferred Interest, as applicable, remaining unpaid), in accordance with the Priority of Payments. A partial redemption of the Notes in connection with a Special Amortization shall be made in accordance with subclause (E) of Section 11.1(a)(ii).

Section 9.7                                    Pricing Amendment.

After the last day of the Non-Call Period, a Majority of the Subordinated Notes and the Collateral Manager may, from time to time, direct an amendment of the provisions of this Indenture relating to interest on one or more Classes of Notes (a “Pricing Amendment”). In the event of a proposed Pricing Amendment, the Issuer shall deliver written notice (a “Repricing Notice”) at least 30 Business Days prior to the proposed effective date of such Pricing Amendment to the Holders of each Class of Notes whose interest rate will be modified by such Pricing Amendment. Each Repricing Notice shall specify the proposed effective date of such Pricing Amendment and the interest rate proposed for each affected Class of Notes. Each Holder of Notes of a Class affected by such Pricing Amendment shall have the right, exercisable by delivery of a transfer notice (in the form attached to, and containing the information specified therein, the related Repricing Notice) to the Issuer and the Trustee within 15 Business Days after receipt of the related Repricing Notice to request that the Notes of an affected Class held by such Holder be transferred to a third party eligible to purchase such Notes at a price of no less than the outstanding principal of such Notes plus all accrued and unpaid interest thereon (each Holder exercising such transfer right, a “Transferring Noteholder”). Prior to the effectiveness of any Pricing Amendment, (a) the Trustee and Standard & Poor’s must have received an Opinion of Counsel to the effect that the Pricing Amendment will not result in a deemed exchange of the Notes for purposes of Section 1001 of the Code for the Holder(s) of the Notes other than Transferring Noteholders, (b) each Transferring Noteholder shall have received a purchase price of no less than the outstanding principal of its Notes plus all accrued and unpaid interest thereon and (c) the Issuer must have received a Rating Agency Confirmation. The Issuer may extend the effective date of the Pricing Amendment to a date no later than 5 Business Days after the proposed effective date to facilitate the settlement of the sales in respect of Transferring Noteholders.

By purchasing Notes, Holders of the Notes agree that the interest rate on the Notes may be amended by a Pricing Amendment, subject only to their right to require, as a condition to the effectiveness of such Pricing Amendment, that the Issuer cause any affected Notes held by them to be sold for an amount equal to the outstanding principal amount thereof plus accrued and unpaid interest.

ARTICLE 10

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 10.1                             Collection of Money.

Except as otherwise expressly provided herein, the Custodian, in the name of and on behalf of the Trustee, may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other securities intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Pledged Securities in accordance with the terms and conditions of such Pledged Securities. The Custodian shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Indenture.

The Accounts established by the Trustee pursuant to Section 7.18 and this Article 10 may include any number of sub-accounts for convenience in administering Collateral Debt Securities. In addition, all Cash deposited in the Accounts (other than the Payment Account) established pursuant to Section 7.18 and this Article 10 shall be invested in Eligible Investments in accordance with the procedures set forth in Sections 10.2(d) and 10.2(e) and any restrictions applicable to such Accounts.

Section 10.2                             Collection Account.

(a)                                 The Trustee shall, prior to the Closing Date, establish with the Custodian a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Note Financed Collection Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. The Trustee shall from time to time deposit into the Note Financed Collection Account (i) any Note Unused Proceeds, (ii) any Hedge Receipt Amount, (iii) all Principal Proceeds and Interest Proceeds of any Note Financed Collateral Debt Securities or in respect of or from the disposition of any Exchanged Margin Securities received in exchange for or in connection with a Note Financed Collateral Debt Security (unless Principal Proceeds are simultaneously reinvested in Collateral Debt Securities or deposited into the Loan Funding Account) and (iv) any other amounts permitted or required to be deposited into the Note Financed Collection Account pursuant to this Indenture. Notwithstanding any other part of this Indenture, the funds on deposit in the Note Financed Collection Account shall not be used at any time to acquire Attached Margin Securities.

(b)                                 The Trustee shall, prior to the Closing Date, establish with the Custodian a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Subordinated Note Financed Collection Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. The Trustee shall from time to time deposit into the Subordinated Note Financed Collection Account (i) any Subordinated Note Unused Proceeds and (ii) all Principal Proceeds and Interest Proceeds of any Subordinated Note Financed Collateral Debt Securities or in respect of or from the disposition of any Exchanged Margin Securities received in exchange for or in connection with a Subordinated Note Financed Collateral Debt Security (unless Principal Proceeds are simultaneously reinvested in Collateral Debt Securities or deposited into the Loan Funding Account). Notwithstanding the foregoing (A) the total amount of Principal Proceeds and Unused Proceeds on deposit in the Subordinated Note Financed Collection Account shall not exceed the Available Subordinated Note Financed Amount and (B) the amount withdrawn from the Subordinated Note Financed Collection Account at any time to pay the purchase price of an Attached Margin Security shall not exceed the Available Subordinated Note Financed Amount.

(c)                                  All monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Collection Account other than in accordance with the Priority of Payments.

(d)                                 All Distributions and any net proceeds from the sale or other disposition of a Collateral Debt Security or Equity Security received by or on behalf of the Trustee shall be immediately deposited into the applicable Collection Account. Subject to Sections 10.2(f) and 10.2(g), all such property, together with any securities in which funds included in such property are or shall be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by or on behalf of the Trustee in the Collection Account as part of the Collateral subject to disbursement and withdrawal as provided in this Section 10.2. By Issuer Order (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to invest, and, upon receipt of such Issuer Order, the Trustee shall cause to be invested, all funds received into the Collection Account during a Due Period, and amounts received in prior Due Periods and retained in the Collection Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date. The Custodian, within one Business Day after receipt of any Distribution or other proceeds which is not Cash, shall so notify the Issuer and the Trustee and the Issuer shall treat such Distribution as an Equity Security and may sell such Distribution or other proceeds for Cash in an arm’s length transaction to a Person which is not an Affiliate of the Issuer or the Collateral Manager in accordance with Article 12 and deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 10.2; provided, that the Issuer need not treat such Distributions or other proceeds as an Equity Security if it delivers an Officer’s certificate to the Trustee and the Custodian certifying that such Distributions or other proceeds constitute Collateral Debt Securities or Eligible Investments.

(e)                                  If prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions with respect to investment in Eligible Investments pursuant to Section 10.2(d), the Trustee shall seek instructions from the Issuer within three Business Days after transfer of such funds to the Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to the Collection Account, it shall cause the investment and reinvestment of the funds held in the Collection Account, as fully as practicable, but only in one or more Eligible Investments described in clause (vii) of the definition of “Eligible Investments” maturing no later than the Business Day immediately preceding the next Payment Date. If after the occurrence of an Event of Default, the Issuer shall not have given investment directions to the Trustee pursuant to Section 10.2(d) for three consecutive days, the Trustee shall cause the investment and reinvestment of such Monies as fully as practicable in Eligible Investments described in clause (vii) of the definition of “Eligible Investments” maturing (or allowing withdrawal of funds) not later than the earlier of (i) 30 days after the date of such investment and (ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection Account, any gain realized from such investments shall be credited to the Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Trustee and the Custodian shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such investment, except with respect to investments in obligations of U.S. Bank and only to the extent of the liability of U.S. Bank for such insufficiency.

(f)                                   Upon Issuer Order and subject to the requirements of Section 3.4, between the Closing Date and the close of business on the Effective Date only, all or any portion of Unused Proceeds and any Reinvestment Income thereon shall be released from the Collection Account and applied by the Trustee in accordance with such Issuer Order in payment for Collateral Debt Securities purchased in accordance with Section 3.4 and Granted to the Trustee.

(g)                                  During the Reinvestment Period, the Issuer may by Issuer Order direct the Trustee to reinvest in Collateral Debt Securities and, upon receipt of such Issuer Order, the Trustee shall cause such reinvestment in Collateral Debt Securities as permitted under and in accordance with the requirements of Article 12 and such Issuer Order, Principal Proceeds,

Unused Proceeds and Interest Proceeds deposited to the Collection Account pursuant to Section 11.1(a)(i)(Q), and after the end of the Reinvestment Period, the Issuer may by Issuer Order direct the Trustee to reinvest in Collateral Debt Securities and, upon receipt of such Issuer Order, the Trustee shall cause such reinvestment in Collateral Debt Securities as permitted under and in accordance with the requirements of Article 12 and such Issuer Order, Unscheduled Principal Payments or Sale Proceeds arising from the sale of Credit Risk Obligations or Credit Improved Obligations, which Principal Proceeds, Unused Proceeds and Unscheduled Principal Payments and Sale Proceeds, as applicable, in each of the foregoing cases have been deposited into the Collection Account and which, at the time of such reinvestment, either (i) are not invested in Eligible Investments pursuant to Section 10.2(d) or (ii) are available for withdrawal from or payment under such Eligible Investments. Any Collateral Debt Securities purchased with Interest Proceeds deposited to the Collection Account pursuant to Section 11.1(a)(i)(O) shall, for all purposes hereunder, be deemed to have been purchased with Principal Proceeds.

(h)                                 The Issuer hereby directs the Trustee to, and the Trustee shall, cause the Custodian to transfer to the Payment Account, for application pursuant to Section 11.1(a), on or prior to the Business Day prior to each Payment Date, all Interest Proceeds and Principal Proceeds (other than Principal Proceeds that are required to be deposited into the Loan Funding Account pursuant to Section 10.3(d) and Principal Proceeds that have been reinvested or designated for reinvestment) with respect to such Payment Date; provided, however, that, to the extent that Principal Proceeds in the Collection Account as of such date are in excess of the amounts required to be distributed pursuant to the Priority of Payments on the next Payment Date as shown in the Payment Date Report with respect to such Payment Date, the Issuer may direct the Trustee to, and, upon such direction, the Trustee shall cause the Custodian to, retain such excess amounts in the Collection Account and not to transfer such excess amounts to the Payment Account.

(i)                                     Following the liquidation of the Collateral pursuant to and in accordance with Section 5.5, an Authorized Officer of the Issuer shall by Issuer Order direct the Trustee to, and the Trustee shall cause the Custodian to, transfer to the Payment Account, for application pursuant to Section 5.7, any Money collected by or on behalf ofthe Trustee with respect to the Notes or the Hedge Agreements pursuant to Article 5 and any Money that may then be held or thereafter received by or on behalf of the Trustee with respect to the Notes or the Hedge Agreements.

Section 10.3                             Payment Account, Loan Funding Account, Expense Reserve Account, Custodial Account and Synthetic Letters of Credit Withholding Tax Account.

(a)                                 The Trustee shall, prior to the Closing Date, establish with the Custodian in the United States a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Payment Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. Except as provided in Sections 5.7, 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and for payments to Holders of the Subordinated Notes and, upon Issuer Order, to pay the Hedge Payment Amount and

Administrative Expenses and all other amounts specified herein, all in accordance with the Priority of Payments. All monies deposited from time to time in the Payment Account pursuant to this Indenture shall be held in trust by the Trustee as part of the Collateral and shall be applied to the purposes provided herein. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments.

(b)                                              The Trustee shall, on or prior to the Closing Date, establish at the Custodian a single segregated trust account in the name the Trustee, as Entitlement Holder, which shall be designated as the “Loan Funding Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and sole right of withdrawal and into which the Issuer shall from time to time make such deposits as are required pursuant to Section 10.3(d).

(c)                                               The Trustee shall, on or prior to the Closing Date, establish at the Custodian two separated segregated trust subaccounts of the Loan Funding Account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Note Financed Loan Funding Subaccount” and the “Subordinated Note Financed Loan Funding Subaccount,” respectively.

(d)                                              By Issuer Order (which may be in the form of standing instructions), the Issuer shall at all times direct the Trustee to invest, and, upon receipt of such Issuer Order, the Trustee shall cause to be invested, all funds received into the Loan Funding Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next scheduled funding date for any Delayed-Draw Loan or Revolving Credit Facility or, if there is no such scheduled funding date, the next succeeding Business Day. All interest and other income from such investments shall be deposited in the applicable Collection Account. Any gain realized from such investments shall be credited to the applicable Collection Account, and any loss resulting from such investments shall be charged to the applicable Collection Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Loan Funding Account shall be pursuant to this Section 10.3(d). At all times, the Loan Funding Account shall remain with a Qualified Financial Institution. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Loan Funding Account other than in accordance with the provisions of this Indenture and the Collateral Account Control Agreement.

Upon the earlier of the purchase by the Issuer or the initial funding by the Issuer of any Collateral Debt Security that is a Revolving Credit Facility or a Delayed-Draw Loan, funds from Principal Proceeds and Unused Proceeds in the applicable Collection Account shall be deposited, at the direction of the Collateral Manager acting on behalf of the Issuer, and at all times funds shall be maintained, in the corresponding Loan Funding Account such that the amount of funds on deposit in the account shall be equal to 100% of the combined aggregate principal amounts of the unfunded portion of the Issuer’s funding commitments under the Revolving Credit Facilities and Delayed-Draw Loans. Upon initial purchase, such funds shall be treated as part of the purchase price for the related Collateral Debt Security. All Distributions in respect of principal payable under any Revolving Credit Facility received by the Trustee shall be deposited into the applicable subaccount of the Loan Funding Account, but only up to the amount of the undrawn commitment thereunder. Distributions in respect of principal payable under any Revolving Credit Facility in excess of the amount of the undrawn commitment thereunder shall, to the extent not invested in accordance with Article 12, be deposited into the applicable Collection Account and treated as Principal Proceeds. Upon any draws by the borrower under a Revolving Credit Facility or any advances under any Delayed-Draw Loans, in either case, after the Closing Date, the Trustee upon Issuer Order shall withdraw from the Loan Funding Account an amount equal to the Issuer’s obligation in respect of such draw or advance and shall satisfy the Issuer’s obligation with such funds. Only funds in the Subordinated Note Financed Loan Funding Subaccount may be used to satisfy any additional funding obligations of the Issuer under any Revolving Credit Facilities or Delayed-Draw Loans constituting Subordinated Note Financed Collateral Debt Securities and only funds in the Note Financed Loan Funding Subaccount may be used to satisfy any additional funding obligations of the Issuer under any Revolving Credit Facilities or Delayed-Draw Loans constituting Note Financed Collateral Debt Securities. Upon the sale, maturation or termination of a Revolving Credit Facility or Delayed-Draw Loan or a termination or reduction of the Issuer’s commitments thereunder, or any other date on which the funds on deposit in the Loan Funding account exceed the amount required to be maintained therein pursuant to this Section 10.3(d), at the direction of the Collateral Manager any funds in (a) the Subordinated Note Financed Loan Funding Subaccount in excess of 100% of the combined aggregate principal amounts of the undrawn and outstanding commitments under the Revolving Credit Facilities and Delayed-Draw Loans constituting Subordinated Note Financed Collateral Debt Securities and (b) the Note Financed Loan Funding Subaccount in excess of 100% of the combined aggregate principal amounts of the undrawn and outstanding commitments under the Revolving Credit Facilities and Delayed-Draw Loans constituting Note Financed Collateral Debt Securities, in each case, in the Collateral shall be transferred to the applicable Collection Account and treated as Sale Proceeds.

(e)                                               The Trustee shall, prior to the Closing Date, establish with the Custodian in the United States a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Expense Reserve Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. A portion of the Deposit in an amount equal to approximately U.S.$1,625,500 shall be deposited into the Expense Reserve Account on the Closing Date. The Trustee shall, from time to time, use the amounts on deposit in the Expense Reserve Account, if so directed by the Issuer, by Issuer Order, to pay Administrative Expenses constituting expenses of the Co-Issuers (other than the Collateral Management Fee but including other amounts payable to the Collateral Manager), to invest in Eligible Investments in accordance with Section 10.1 and to pay the fees and expenses incurred by or on behalf of the Issuer in connection with the structuring and consummation of the initial issuance and sale of the Securities and in connection with the Effective Date. The Trustee shall remit funds as directed from the Expense Reserve Account to the Issuer or the Co-Issuer, as the case may be, or the appropriate vendor or payee in accordance with Section 11.1(d). On the earlier of (i) the Business Day immediately preceding the first Payment Date after the Effective Date and (ii) the Business Day that the Collateral Manager has confirmed to the Trustee that all fees and expenses incurred by or on behalf of the Issuer in connection with the structuring and consummation of the initial issuance and sale of the Securities and in connection with the Effective Date have been paid by the Issuer, the Trustee shall transfer any amount in excess of U.S.$40,000 remaining in the Expense Reserve Account to the Collection Account for application pursuant to Section 11.1(a). On the Business Day immediately preceding the final Payment Date, all amounts remaining in the Expense Reserve Account shall be transferred to the Collection Account. Any amounts transferred from the Expense Reserve Account to the Collection Account shall be treated as Principal Proceeds.

(f)                                                The Trustee shall, prior to the Closing Date, establish with the Custodian a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Custodial Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall have exclusive control and the sole right of withdrawal. The only permitted withdrawals from the Custodial Account shall be in accordance with this Indenture.

(g)                                               The Trustee shall, on the Closing Date, establish with the Custodian in the United States a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Interest Reserve Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall, at the direction of the Collateral Manager, have exclusive control and the sole right of withdrawal. On the Closing Date, a portion of the net proceeds received by the Issuer from the initial issuance and sale of the Securities in an amount equal to U.S.$2,500,000 shall be deposited into the Interest Reserve Account. The Trustee shall remit funds as directed by the Collateral Manager from the Interest Reserve Account with respect to the first Payment Date and the second Payment Date (with respect to all remaining amounts, if any, credited to the Interest Reserve Account), to the Payment Account for application by the Trustee (as directed by the Collateral Manager) as (a) Interest Proceeds in accordance with Section ll.l(a)(i) and/or (b) Principal Proceeds in accordance Section ll.l(a)(ii) on such Payment Date.

(h)                                              The Trustee shall, on the Closing Date, establish with the Custodian in the United States a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Quarterly Reserve Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall, at the direction of the Collateral Manager, have exclusive control and the sole right of withdrawal. All Interest Proceeds constituting Quarterly Pay Reserve Amounts in respect of the applicable Due Period shall be remitted to the Quarterly Reserve Account. On the Business Day prior to each Payment Date, the Trustee shall deposit into the Payment Account (for application as Interest Proceeds on such Payment Date) all funds standing to the credit of the Quarterly Reserve Account as ofthe commencement of the Due Period related to such Payment Date.

(i)                                                  The Trustee shall, prior to the Closing Date, establish with the Custodian in the United States a single, segregated trust account in the name of the Trustee, as Entitlement Holder, which shall be designated as the “Synthetic Letters of Credit Withholding Tax Account” and which shall be held by the Custodian in trust for the benefit of the Secured Parties and over which the Trustee shall, at the direction of the Collateral Manager, have exclusive control and sole right of withdrawal. The Collateral Manager, in its sole discretion, shall direct the Issuer to deposit 30.0% of the fees received in connection with each Synthetic Letter of Credit into the Synthetic Letters of Credit Withholding Tax Account, which represents an amount it believes to be at least equal to any withholding tax payments that may be payable by the Issuer with respect to such Synthetic Letter of Credit, to the extent not already withheld by the obligor thereon or any agent with respect thereto and to the extent such withholding taxes are not the subject of a gross-up provision that would require any obligor thereon to pay additional amounts to the Issuer in respect of such tax liability. Amounts on deposit in the Synthetic Letters of Credit Withholding Tax Account shall be used solely to pay withholding tax payments (together with any penalties or other amounts payable in connection therewith) payable by (and at the direction of) the Issuer with respect to any Synthetic Letter of Credit that have not been previously paid by the agent bank for such Synthetic Letter of Credit until the earliest of (x) the Stated Maturity, (y) the redemption of the Securities and (z) the expiration of the statute of limitations applicable to the non-payment of such amounts, at which time such amounts shall be deposited into the Collection Account as Interest Proceeds. Amounts on deposit in the Synthetic Letters of Credit Withholding Tax Account shall not be considered for purposes of calculating the Interest Proceeds, the Weighted Average Coupon Test or the Weighted Average Spread Test. Amounts in the Synthetic Letters of Credit Withholding Tax Account shall be invested in Eligible Investments at the direction of the Collateral Manager pending the application of the funds in the manner described above, and earnings from such Eligible Investments shall be deposited in the Collection Account as Interest Proceeds.

(j)                                                 The Trustee hereby instructs the Custodian (which instruction may be revoked by written notice from the Trustee to the Custodian) to establish the accounts referenced in Section 10.2 and this Section 10.3 and to deposit or withdraw amounts in or from such accounts, and to take such other actions, each as required of the Trustee pursuant to Sections 10.1 and 10.2 and this Section 10.3.

(k)                                              The Custodian, acting on behalf of the Trustee, shall give the Issuer immediate notice if it becomes aware that any Account or in any financial asset carried therein, or otherwise to the credit of such Account, shall become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

Section 10.4                             Reports.

The Trustee shall cause the Custodian or the Collateral Administrator, as the case may be, to supply, in a timely fashion to the Co-Issuers and the Collateral Manager any information regularly maintained (or required to be maintained hereunder or under the Collateral Administration Agreement) by the Trustee, the Custodian or the Collateral Administrator, as the case may be, that the Co-Issuers or the Collateral Manager may from time to time request with respect to the Pledged Securities and any other information reasonably needed to complete the Monthly Report, the Payment Date Report, the Subordinated Noteholder Report or the Redemption Date Report. In addition, the Trustee, the Custodian and the Collateral Administrator shall promptly provide any other information reasonably available to the Trustee, the Custodian or the Collateral Administrator, respectively, by reason of its acting as the Trustee, the Custodian or the Collateral Administrator, as the case may be, hereunder and required to be provided by Section 10.5 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement. The Trustee, the Custodian or the Collateral Administrator, as the case may be, shall forward to the Collateral Manager and the Hedge Counterparties copies of notices and other writings received by it from the issuer of or obligor on any Collateral Debt Security or from any Clearing Agency with respect to any Collateral Debt Security advising the holders of such security or obligation of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions and/or prepayments of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer or obligor.

Nothing in this Section 10.4 shall be construed to impose upon the Trustee any duty to prepare any report or statement required under Section 10.5 or to calculate or compute information required to be set forth in any such report or statement other than information regularly maintained by the Trustee by reason of its acting as Trustee hereunder.

Section 10.5                             Accountings.

If the Trustee and the Custodian shall not have received any accounting provided for in this Section 10.5 on the first Business Day after the date on which such accounting is due to the Trustee and the Custodian, the Trustee and the Custodian shall use their best efforts to cause such accounting to be made by the applicable Payment Date. Each Monthly Report, Payment Date Report and Subordinated Noteholder Report sent to any Holder or beneficial owner shall contain, or be accompanied by, the following notice:

The Notes may be beneficially owned only by investors that (a) are neither U.S. persons (as defined in Regulations under the United States Securities Act of 1933, as amended (the “Securities Act”) nor U.S. residents (for purposes of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”)) or are both U.S. persons and U.S. residents that are also (i) qualified purchasers for purposes of Section 3(c)(7) of the Investment Company Act and (ii) qualified institutional buyers within the meaning of Rule 144A of the Securities Act and in each case (b) can make the applicable representations set forth in Section 2.5 of this Indenture governing the Notes or the appropriate Exhibit to such Indenture. Beneficial ownership interest in the Notes may be transferred only to an investor that meets the qualifications set forth in clause (a) of the preceding sentence and that can make the applicable representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a) to sell its interest in the Notes, or may sell such interest on behalf of such owner, pursuant to Section 2.11 of such Indenture.

(a)                                 Monthly. Not later than the seventh Business Day after the 20th day of each month (other than a month in which a Payment Date occurs) commencing in April 2008, the Issuer shall cause the Collateral Administrator to compile a monthly report (the “Monthly Report”), which shall contain the following information and instructions with respect to the Collateral, determined as of such 20th day (or, if such 20th day is not a Business Day, the next succeeding Business Day), and shall provide such Monthly Report to the Trustee who shall deliver or make available such Monthly Report to each holder of a beneficial interest in any Global Note upon written request therefor in the form of Exhibit D attached hereto certifying that it is such a beneficial holder, the Hedge Counterparties, each Rating Agency, the Depository

(accompanied by a request that it be transmitted to the beneficial holders of Notes on the books of the Depository), the Initial Purchaser, the Collateral Manager, the Trustee and the Subordinated Note Paying Agent (for delivery to the Holders of the Subordinated Notes):

(i)                                     Certain Information Relating to the Collateral.

(1)                                 Principal Balances and Other Information Relating to Collateral Debt Securities, Equity Securities and Eligible Investments.

(A)                               The aggregate principal balance of the Collateral Debt Securities, Equity Securities and the Eligible Investments (separately stated and in the aggregate), the CDS Principal Balance and the Principal Collateral Value;

(B)                               With respect to each Collateral Debt Security, the principal balance, the purchase price, annual interest rate or spread to LIBOR or other applicable benchmark rate, Stated Maturity, issuer or obligor, Moody’s Industry Classification Group, Moody’s Default Probability Rating and Moody’s Rating (if applicable), S&P Industry Classification Group and S&P Rating (if applicable)(provided that confidential S&P private ratings will not be included), Moody’s Recovery Rate, Standard & Poor’s Recovery Rate and the jurisdiction of organization of the issuer or obligor of such Collateral Debt Security (which, in the case of a Synthetic Security, shall be the jurisdiction of organization of the issuer or obligor of the related Reference Obligation) and the Sovereign debt rating of such jurisdiction of organization ; and

(C)                               With respect to each Equity Security, the principal balance (if applicable), the purchase price, annual interest rate or spread to LIBOR or other applicable benchmark rate (if applicable), exercise or strike price (in the case of a warrant or similar right) and the Stated Maturity (if applicable).

(2)                                 Proceeds. The amount of any proceeds in the Collection Account, including Interest Proceeds and Principal Proceeds (with Sale Proceeds separately stated), received since the date of determination of the last Monthly Report and the principal balance, the annual interest rate or spread to LIBOR or other applicable benchmark rate, Stated Maturity, issuer and rating of each Eligible Investment purchased with funds from such account.

(3)                                 Account Balances and Eligible Investments. The Balance of Cash and Eligible Investments on deposit in the Loan Funding Account and the Expense Reserve Account and the principal balance, annual interest rate, Stated Maturity, issuer and rating of each Eligible Investment purchased with funds from each such account.

(4)                                 CDS Purchased and Sold.

(A)                               The identity of any Pledged Securities that were (x) released for sale or other disposition or (y) Granted, in each case since the date of determination of the last Monthly Report;

(B)                               The purchase or sale price of each Pledged Security Granted or sold since the date of determination of the last Monthly Report; and

(C)                               The identity of the purchasers or sellers thereof, if any, that are Affiliated with either of the Co-Issuers or the Collateral Manager.

(5)                                 Defaulted CDS. The identity of each Collateral Debt Security that became a Defaulted Obligation since the date of determination of the last Monthly Report.

(6)                                 Current Pay Obligations. The identity of each Collateral Debt Security that is a Current Pay Obligation.

(7)                                 CDS Upgraded or Downgraded. The identity of each Collateral Debt Security whose issuer has experienced a rating upgrade or downgrade by Moody’s or S&P since the date of determination of the last Monthly Report.

(ii)                                  Compliance With Coverage Tests and the CERT.

(1)                                 Class A/B OC. The Class A/B Overcollateralization Ratio, the level at which the Class A/B Overcollateralization Ratio Test is satisfied and a statement as to whether the Class A/B Overcollateralization Ratio Test is satisfied.

(2)                                 Class A/B IC. The Class A/B Interest Coverage Ratio, the level at which the Class A/B Interest Coverage Ratio Test is satisfied and a statement as to whether the Class A/B Interest Coverage Ratio Test is satisfied.

(3)                                 Class C OC. The Class C Overcollateralization Ratio, the level at which the Class C Overcollateralization Ratio Test is satisfied and a statement as to whether the Class C Overcollateralization Ratio Test is satisfied.

(4)                                 Class C IC. The Class C Interest Coverage Ratio, the level at which the Class C Interest Coverage Ratio Test is satisfied and a statement as to whether the Class C Interest Coverage Ratio Test is satisfied

(5)                                 Class DOC. The Class D Overcollateralization Ratio, the level at which the Class D Overcollateralization Ratio Test is satisfied and a statement as to whether the Class D Overcollateralization Ratio Test is satisfied.

(6)                                 Class D IC. The Class D Interest Coverage Ratio, the level at which the Class D Interest Coverage Ratio Test is satisfied and a statement as to whether the Class D Interest Coverage Ratio Test is satisfied.

(7)                                 Class E OC. The Class E Overcollateralization Ratio, the level at which the Class E Overcollateralization Ratio Test is satisfied and a statement as to whether the Class E Overcollateralization Ratio Test is satisfied.

(8)                                 CERT. The CERT, the level at which the CERT is satisfied and a statement as to whether the CERT is satisfied.

(iii)                               Compliance With Collateral Quality Tests.

(1)                                 S&P CDO Monitor Test. The Class A Scenario Default Rate, the Class A Break Even Default Rate, the Class A Loss Differential, the Class B Scenario Default Rate, the Class B Break Even Default Rate, the Class B Loss Differential, the Class C Scenario Default Rate, the Class C Break Even Default Rate, the Class C Loss Differential, the Class D Scenario Default Rate, the Class D Break Even Default Rate, the Class D Loss Differential, the Class E Scenario Default Rate, the Class E Break Even Default Rate, the Class E Loss Differential, the level at which the S&P CDO Monitor Test is satisfied, and a statement as to whether the S&P CDO Monitor Test is satisfied calculated based on the Current Portfolio as of the date of such report.

(2)                                 Weighted Average Rating Test. The Weighted Average Rating Factor, the currently applicable maximum rating factor set forth in the Moody’s Test Matrix and a statement as to whether the Weighted Average Rating Test is satisfied.

(3)                                 Weighted Average Spread Test. The Weighted Average Spread, the level at which the Weighted Average Spread Test is satisfied and a statement as to whether the Weighted Average Spread Test is satisfied.

(4)                                 Diversity Test. The Diversity Score, the level at which the Diversity Test is satisfied and a statement as to whether the Diversity Test is satisfied.

(5)                                 Weighted Average Life Test. The Weighted Average Life, the levels at which the Weighted Average Life Test is satisfied with respect to the Payment Date occurring after such date and a statement as to whether the Weighted Average Life Test is satisfied.

(6)                                 Weighted Average Recovery Rate Test. The Moody’s Weighted Average Recovery Rate Test and the S&P Weighted Average Recovery Rate Test, the levels at which the Moody’s Weighted Average Recovery Rate Test and the S&P Weighted Average Recovery Rate Test is satisfied and a statement as to whether the Moody’s Weighted Average Recovery Rate Test and the S&P Weighted Average Recovery Rate Test is satisfied and, with respect to each Collateral Debt Security, the “Category” of such Collateral Debt Security for purposes of determining the Standard & Poor’s Recovery Rate and the Moody’s Recovery Rate with respect thereto as set forth on Schedule E.

(iv)                              Portfolio Profile Test and Other Percentage Limitations.

(1)                                 Portfolio Profile Test. A calculation in reasonable detail necessary to determine compliance with each subclause of the Portfolio Profile Test and the levels required for each such criterion pursuant to this Indenture.

(2)                                 Triple C Assets. The identity of each Collateral Debt Security which has a Moody’s Default Probability Rating of “Caa1” or below or an S&P Rating of “CCC+” or below and any such Collateral Debt Securities sold or purchased pursuant to the proviso to clause (11) or (12) of the definition of “Portfolio Profile Test.”

(3)                                 Defaulted and Current Pay Obligations. The aggregate principal balance of all Defaulted Obligations and Current Pay Obligations then outstanding and since the Closing Date, and the market value of each Defaulted Obligation and Current Pay Obligation, as provided to the Trustee by the Collateral Manager.

(4)                                 Moody’s Rating. The identity of each Collateral Debt Security that has been assigned a Moody’s Default Probability Rating pursuant to clause (iv) ofthe definition thereof.

(5)                                 S&P Rating. The identity of each Collateral Debt Security that was assigned an S&P Rating based on a rating given by Moody’s as provided in subclause (vii) of the definition of “S&P Rating.”

(v)                                        Synthetic Securities, Participations and Enhanced Bonds.

(1)                                 Synthetic Securities. If applicable, the identity of each Collateral Debt Security that is a Synthetic Security and the identity of the related Reference Obligor, Reference Obligation and Synthetic Security Counterparty, the aggregate principal balance of all Synthetic Securities and, for each Synthetic Security, the rating by Moody’s and S&P of the relevant Reference Obligor, the rating by Moody’s and S&P of the relevant Synthetic Security Counterparty and the S&P Rating and the Moody’s Rating of the Synthetic Security.

(2)                                 Participations. If applicable, the identity of each Collateral Debt Security that is a Participation and the identity of the underlying loan and Selling Institution, the aggregate principal balance of all Participations, the rating by Moody’s and S&P of the related Selling Institution and the S&P Rating and the Moody’s Rating of such Participation.

(3)                                 Enhanced Bonds. If applicable, the identity of each bond combined with an investment grade security, security or contract to create an Enhanced Bond.

(vi)                              Other Information. Such other information as the Trustee may reasonably request.

With respect to any of the foregoing items to be reported as a fraction or percentage, such items may be eliminated from the Monthly Report to the extent that the applicable percentage, or the numerator of such fraction, is equal to zero. Upon receipt of each

Monthly Report, the Collateral Manager shall, compare the information contained therein to the information contained in its records with respect to the Collateral and shall, within three Business Days after receipt of such Monthly Report, notify the Trustee and the Issuer that the information contained in the Monthly Report conforms to the information maintained by the Trustee, the Collateral Manager, the Collateral Administrator, as the case may be, with respect to the Collateral, or detail any discrepancies. In the event that any discrepancy exists, the Collateral Manager or the Collateral Administrator, as the case may be, and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved or the Collateral Administrator, as the case may be, shall within five Business Days cause the Independent accountants appointed pursuant to Section 10.7 to review such Monthly Report and the Collateral Manager’s or the Collateral Administrator’s, as the case may be, records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Trustee’s, the Collateral Manager’s or the Collateral Administrator’s records, as the case may be, the Monthly Report or the Trustee’s, the Collateral Manager or the Collateral Administrator’s records, as the case may be, shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture, and a copy of such revised report shall be provided by the Trustee to the Hedge Counterparties.

Each Monthly Report shall state that it is for informational purposes only; that certain information included in the report is estimated, approximated or projected; and that the report is provided without any representations or warranties as to accuracy or completeness and none of the Issuer, the Trustee, the Collateral Administrator, the Subordinated Note Paying Agent and the Collateral Manager will have any liability for such estimates, approximations or projections.

(b)                                         Payment Date Accounting. The Issuer shall cause the Collateral Administrator to render an accounting (the “Payment Date Report”), determined as of each Determination Date, and delivered to the Trustee who shall deliver or make available such Payment Date Report to each holder of a beneficial interest in any Global Note upon written request there for in the form of Exhibit D attached hereto certifying that it is such a beneficial holder, the Hedge Counterparties, each Rating Agency, the Depository (accompanied by a request that it be transmitted to the beneficial holders of Notes on the books of the Depository), the Initial Purchaser, the Collateral Manager, the Trustee and the Subordinated Note Paying Agent (for delivery to the Holders of the Subordinated Notes) not later than the Business Day preceding the related Payment Date. The Payment Date Report shall contain the information set forth in Section 10.5(a) plus the following information, all as of such Determination Date unless otherwise specified:

(1)                                 LIBOR for the related Interest Accrual Periods, the Floating Rates for the related Interest Accrual Period(s) and the Class A Interest Distribution Amount, Class B Interest Distribution Amount, Class C Interest Distribution Amount, Class D Interest Distribution Amount and Class E Interest Distribution Amount (including, without duplication, any Defaulted Interest on the Notes, if any) for the related Payment Date (in the aggregate and separately for each Class of Notes);

(2)                                 the amount of Principal Proceeds and the amount of Interest Proceeds received during the related Due Period;

(3)                                 the Administrative Expenses payable on the related Payment Date on an itemized basis;

(4)                                 the Balance on deposit in the Collection Account at the end of the related Due Period;

(5)                                 the Balance on deposit in the Interest Reserve Account at the end of the related Due Period;

(6)                                 the amounts payable from the Payment Account pursuant to each subclause of Section 11.1(a)(i) and Section 11.1(a)(ii) on the related Payment Date; and

(7)                                 the Balance on deposit in the Loan Funding Account at the end of the related Due Period; and

(8)                                 for each Hedge Agreement, the Hedge Receipt Amount or the Hedge Payment Amount for the related Payment Date and the outstanding notional amount of such Hedge Agreement and the amounts, if any, scheduled to be received and paid by the Issuer pursuant to such Hedge Agreement for the related Payment Date, separately stating the portion (if any) payable under Sections 11.l(a)(i)(T) and (U).

Each Payment Date Report shall state that it is for informational purposes only; that certain information included in the report is estimated, approximated or projected; and that the report is provided without any representations or warranties as to accuracy or completeness and none of the Issuer, the Trustee, the Collateral Administrator, the Subordinated Note Paying Agent and the Collateral Manager will have any liability for such estimates, approximations or projections.

(c)                                           Subordinated Noteholder Report. The Issuer shall cause the Collateral Administrator to provide information (the “Subordinated Noteholder Report”), determined (except with respect to the approximate aggregate value referenced in clause (1) below) as of, and delivered to the Subordinated Note Paying Agent, in its capacity as Custodian (who shall deliver or make available such report to the Trustee, the Collateral Manager, the Initial Purchasers and the Administrator) on, the dates specified in Section 10.5(a) for the Monthly Report (other than for months in which a Payment Date occurs). The Subordinated Note Paying Agent shall deliver or make available to each Subordinated Noteholder a copy of the Subordinated Noteholder Report. The Subordinated Noteholder Report shall contain the following information:

(1)                                 the approximate aggregate value of the Collateral Debt Securities, the Hedge Agreements, and the Equity Securities, in each case as of the preceding month end and the identity of each Collateral Debt Security that experienced a rating change since the last such report; and

(2)                                 the estimated amount of the payment for the Subordinated Notes on the next Payment Date based on projected scheduled interest payments on the Collateral Debt Securities included in the Collateral, and based upon projected estimated amounts payable pursuant to subclauses (A) through (X) of Section 11.1(a)(i) and subclauses (A) through (H) of Section 11.1(a)(ii) on the related Payment Date.

Each Subordinated Noteholder Report shall state that it is for informational purposes only; that certain information included in the report is estimated, approximated or projected; and that the report is provided without any representations or warranties as to accuracy or completeness and none of the Issuer, the Trustee, the Collateral Administrator, the Subordinated Note Paying Agent and the Collateral Manager will have any liability for such estimates, approximations or projections.

(d)                                 Payment Date Instructions. Each Payment Date Report shall constitute instructions to the Trustee or its agent to withdraw on the related Payment Date from the Payment Account and pay or transfer the amounts set forth in such report in the manner specified in, and in accordance with, the Priority of Payments.

(e)                                  Redemption Date Instructions. Not later than five Business Days after receiving an Issuer Request requesting information regarding a redemption or replacement of the Notes of a Class or Subordinated Notes as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Co-Issuers and the Co-Issuers shall compute the following information and provide such information in a statement (the “Redemption Date Statement”) delivered to the Trustee:

(i)                                     the Aggregate Outstanding Amount of the Notes of the Class or Classes or Subordinated Notes to be redeemed or replaced as of such Redemption Date;

(ii)                                  the amount of accrued interest due on such Notes as of the last day of the Interest Accrual Period immediately preceding such Redemption Date or the remaining Interest Proceeds in respect of the Subordinated Note holders; and

(iii)                               the amount stated by the Custodian to be on deposit in the Collection Account and the Expense Reserve Account available for application to the redemption of such Notes or Subordinated Notes.

(f)                                   Re-rating Report. The Trustee hereby instructs U.S. Bank, as Collateral Administrator, to provide annually to Moody’s and S&P a report indicating, as of the Closing Date and each Payment Date that has occurred thereafter, (i) the Aggregate Outstanding Amount of each Class of Notes, (ii) the amount of Principal Proceeds paid to Holders of each Class of Notes and (iii) the amount of Interest Proceeds paid to Holders of each Class of Notes.

To the extent the Trustee or Custodian is required to provide any information or reports required to be provided by the Issuer, the Co-Issuer, the Collateral Administrator or the Collateral Manager pursuant to this Section 10.5 as a result of the failure of the Issuer, the Co Issuer, the Collateral Manager or (only so long as U.S. Bank or an Affiliate is not the Collateral Administrator) the Collateral Administrator to provide such information or reports, the Trustee or Custodian shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Trustee or Custodian for such Independent certified public accountant shall be reimbursed pursuant to Section 6.7.

(g)                                  Annual Reminder. On each anniversary of the Closing Date (or the next Business Day, if such anniversary is not a Business Day), the Trustee will request from the Depository (and pay on behalf of the Issuer any costs associated therewith) a list of all Agent Members holding positions in the Notes (provided, that if the Trustee is otherwise aware of who is holding the Regulation S Global Notes as custodian for Euroclear and Clearstream, it need not obtain such a report with respect to those Notes), and shall send to each such Agent Member (including the custodian for Euroclear and Clear stream) a notice (or, in the event the Depository does not furnish such list of Agent Members, send to the Depository accompanied by a request that it be transmitted to the beneficial holders ofNotes on the books of the Depository), identifying the Notes to which it relates, that provides as follows:

“Please convey copies of this notice to each person who is shown in your records as an owner of Notes held by you.

The Notes may be beneficially owned only by investors that (a) are neither U.S. persons (as defined in Regulations under the United States Securities Act of 1933, as amended (the “Securities Act”) nor U.S. residents (for purposes of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”)) or are both U.S persons and U.S. residents that are also (i) qualified purchasers for purposes of Section 3(c)(7) of the Investment Company Act and (ii) qualified institutional buyers within the meaning of Rule 144A of the Securities Act and (b) can make the applicable representations set forth in Section 2.5 of this Indenture governing the Notes or the appropriate Exhibit to such Indenture. Beneficial ownership interest in the Notes may be transferred only to an investor that meets the qualifications set forth in clause (a) of the preceding sentence and that can make the applicable representations referred to in clause (b) of the preceding sentence. The Issuer has the right to compel any beneficial owner that does not meet the qualifications set forth in clause (a) to sell its interest in the Notes or may sell such interest on behalf of such owner, pursuant to Section 2.11 of such Indenture.”

(h)                                 Electronic Default Input Model Input File and Schedule of Collateral Debt Securities. The Issuer shall deliver or cause to be delivered to S&P on the same date as each Monthly Report is delivered the Excel Default Model Input File, prepared as of the date of such Monthly Report. In addition, such files shall be delivered on the second day prior to such Payment Date.

(i)                                     Credit Estimates of the Collateral Debt Securities. The Issuer shall deliver or cause to be delivered to S&P (by email to creditestimates@standardandpoors.com) on the same date as each Monthly Report is delivered, a report setting forth each Collateral Debt

Security that has a S&P Rating based on a credit estimate (including the date of the last such credit estimate delivered with respect to such Collateral Debt Security).

(j)                                    Excel Default Model Input File. The Trustee shall deliver or cause to be delivered to S&P (by email to cdo_surveillance@standardandpoors.com) on the same date as each Monthly Report is delivered, the Excel Default Model Input File for such reporting period.

Section 10.6                             Release of Securities.

(a)                                 If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee and the Custodian at least two Business Days prior to the settlement date for any sale of a security certifying that:

(i)                                     the Collateral Manager has determined that a Pledged Security has become a Credit Risk Obligation (which certification shall contain a short statement of the reason for such determination), a Credit Improved Obligation (which certification shall contain a short statement of the reason for such determination) or a Defaulted Obligation constitutes an Equity Security and that it has directed the Trustee or its agent to sell or cause the sale of such security pursuant to Section 12.1(a), Section 12.1(b) or Section 12.1(e), as applicable;

(ii)                                  the Collateral Manager on behalf of the Issuer has directed the Trustee or its agent to sell or cause the sale of such security pursuant to Section 12.1(c);

(iii)                               such security is being sold in connection with a sale pursuant to Section 12.1(d) in connection with a redemption pursuant to Section 9.1 or in connection with the Stated Maturity and, in the case of a sale in connection with a redemption pursuant to Section 9.1, the proceeds from any such sale of Collateral Debt Securities and other securities shall be sufficient to redeem the Notes; or

(iv)                              the sale of such security is otherwise expressly permitted under the terms of this Indenture,

direct the Trustee or its agent to release or cause the release of such security and, upon receipt of such Issuer Order, the Trustee shall cause delivery of any such security, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such security is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price there for as set forth in such Issuer Order; provided, that the Trustee may cause delivery of any such security in physical form for examination in accordance with street delivery custom.

(b)                                 The Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for redemption or payment in full of a Pledged Security or the date set for redemption or surrender of any Equity Security, certifying that such security is being redeemed or paid in full, as applicable, direct the Trustee, or at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent there for on or before the date set for redemption or payment, as applicable, in each case against receipt of the redemption price or payment in full thereof.

(c)                                  If no Event of Default has occurred and is continuing and subject to Article 12, the Issuer may, by Issuer Order delivered to the Trustee at least two Business Days prior to the date set for an exchange, tender or sale, certifying that a Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the Trustee’s instructions, the Custodian, to deliver such security, if in physical form, duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)                                 The Trustee or the Custodian shall deposit any proceeds received by it from the disposition of a Pledged Security in the Collection Account, unless simultaneously applied to the purchase of Collateral Debt Securities or Eligible Investments as permitted under and in accordance with requirements of Article 12 and this Article 10. Subject to its applicable standard of care, neither the Trustee nor the Custodian shall be responsible for any loss resulting from delivery or transfer of any security prior to receipt of payment in accordance herewith.

(e)                                  The Trustee or its agent shall upon receipt of an Issuer Order at such time as there are no Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release the Collateral from the lien of this Indenture.

Section 10.7                             Reports by Independent Accountants.

(a)                                 On the Closing Date, the Collateral Manager on behalf of the Issuer shall appoint a firm of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any removal of or resignation by such firm, the Collateral Manager on behalf of the Issuer shall, promptly appoint by Issuer Order delivered to the Trustee, Moody’s and S&P, a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation. If the Collateral Manager shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Collateral Manager shall promptly notify the Trustee of such failure. If the Collateral Manager shall not have appointed a successor within 10 days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such firm of Independent certified public accountants and its successor shall be payable by the Issuer.

(b)                                 On or before the Business Day immediately preceding the Payment Date occurring in October of each year (commencing in 2008), the Collateral Manager on behalf of the Issuer shall cause to be delivered to the Trustee, the Collateral Administrator, Moody’s and S&P a statement from a firm of Independent certified public accountants indicating that (i) such firm has reviewed the Payment Date Report received since the last review (or since the Closing Date, in the case of the first such review) and applicable information from the Trustee or its agent (ii) the calculations within each such Payment Date Report have been performed in accordance with the applicable provisions of this Indenture and (iii) the aggregate principal balance of the Pledged Securities and the aggregate principal balance of the Collateral Debt Securities and any Eligible Investments purchased with Principal Proceeds securing the Notes as of the immediately preceding Determination Date; provided, that in the event of a conflict between such firm of Independent certified public accountants and the Collateral Manager or the Issuer with respect to any matter in this Section 10.7, the determination by such firm of Independent certified public accountants shall be conclusive.

(c)                                  Any statement delivered to the Trustee pursuant to clause (b) shall be delivered (or caused to be delivered) by the Trustee to (i) each beneficial holder of a Note, upon written request by such beneficial holder there for in the form of Exhibit D attached hereto certifying that it is such a beneficial holder and (ii) any Hedge Counterparty if required by such Hedge Counterparty.

Section 10.8                             Reports to Moody’s and S&P.

In addition to the information and reports specifically required to be provided to Moody’s and S&P pursuant to the terms of this Indenture, the Collateral Manager on behalf of the Issuer shall provide Moody’s and S&P with all information or reports delivered by the Collateral Manager to the Trustee hereunder, and such additional information as Moody’s or S&P may from time to time reasonably request and the Issuer, or the Collateral Manager on behalf of the Issuer, determines in its commercially reasonable judgment may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Collateral Manager, the Collateral Administrator, the Hedge Counterparties and the Trustee if the rating on any Class of Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn. Upon receipt of such notice, the Trustee, in the name and at the expense of the Co-Issuers, shall notify the Company Announcements Office, so long as any Notes are listed on the Irish Stock Exchange, of any reduction or withdrawal in the rating on such Notes. The Trustee, on behalf of the Issuer, shall notify S&P promptly (and in any case not later than the 1oth Business Day) upon becoming aware of the occurrence of any of the following events: (1) the breach of any covenant, representation or warranty by any party to this Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, any Hedge Agreement, the Indemnity Agreement or the Initial Purchase Agreement since the last report, (2) the termination or change of any party to this Indenture or the Collateral Management Agreement or (3) the amendment or waiver of any provision of this Indenture or the Collateral Management Agreement (other than to cure an ambiguity).

Section 10.9                             Regulatory Reporting.

The Issuer will use its commercially reasonable efforts to make an application for the listing of the Notes on the Irish Stock Exchange. The listing on the Irish Stock Exchange is not a condition to issuance of the Notes or the Subordinated Notes. If the provisions of any law, rule or regulation to which the Issuer, Co-Issuer, the Securities or any stock exchange upon which the Securities are listed require the furnishing of additional information to the Holders of any Class of Securities, require information to be delivered sooner than the dates contemplated under this Article 10 or if the Issuer otherwise determines that the maintenance of such listing would impose a material burden or expense (in excess of the amount anticipated on the Closing Date), the Issuer (or the Collateral Manager acting on the Issuer’s behalf) may, in its sole discretion (i) subject to the approval of the Trustee, supplement or accelerate the delivery of any reports required under this Article 10, including the Monthly Report, the Payment Date Report and the Subordinated Noteholder Report, (ii) remove one or more affected Classes of the

Securities from listing on such stock exchange, (iii) reclassify one or more affected Classes of the Securities or (iv) subject to Section 8.1(g), effect a Subordinated Note Reissuance. For the avoidance of doubt, the expenses of preparing any additional reports, supplementing any other reports to Holders of the Securities or any removal or reclassification of a listing on a stock exchange pursuant to this Section 10.9 shall be Administrative Expenses. Any supplemental information to be delivered pursuant to this Section 10.9 may be delivered in conjunction with, or separately from, such reports. In the event the Issuer causes the delisting of any Class of Securities from a stock exchange pursuant to this Section 10.9, the Issuer will use reasonable efforts to seek a replacement listing on such other stock exchange outside the European Union, that is a member of the International Federation of Stock Exchanges and that is located in a state that is a member of the Organization for Economic Cooperation and Development, unless obtaining or maintaining a listing on such stock exchange requires the Issuer to restate its accounts or is otherwise unduly burdensome, in which event the Issuer will make reasonable endeavors to obtain a replacement listing elsewhere.

ARTICLE 11

APPLICATION OF MONIES

Section 11.1                             Disbursements of Monies from Payment Account.

(a)                                 Notwithstanding any other provision in this Indenture other than Section 5.7 and the other subsections of this Section 11.1, if applicable, the Trustee hereby instructs the Custodian (which shall be a standing instruction absent written revocation of such instruction by the Trustee to the Custodian) to, on each Payment Date prior to an acceleration of the maturity of the Notes pursuant to Section 5.2, disburse amounts, if any, transferred by the Custodian to the Payment Account from the Collection Account pursuant to Section 10.2 and the Expense Reserve Account pursuant to Section 10.3 and the Hedge Termination Receipts Account and the Hedge Replacement Account pursuant to Section 7.18 as follows and for application by the Trustee in accordance with the following priorities:

(i)                                     On each Payment Date prior to an acceleration of the Maturity of the Notes, Interest Proceeds with respect to such Payment Date shall be applied in the following order of priority:

(A)                               to the payment of taxes and governmental fees and expenses, if any, owing by the Co-Issuers as certified by an Authorized Officer of the Issuer to the Trustee prior to and in connection with the related Determination Date; provided, that withholding tax payments payable by the Issuer with respect to any Synthetic Letter of Credit (together with any penalties or other amounts payable in connection therewith) will be paid out of funds on deposit in the Synthetic Letters of Credit Withholding Tax Account and any such obligations will be paid pursuant to this clause (A) only to the extent that such funds are insufficient for such purpose;

(B)                               to the payment, in the following order, of (i) accrued and unpaid fees due to the Trustee under this Indenture, (ii) on a pro rata basis, accrued and unpaid fees due to the Subordinated Note Paying Agent under the

Subordinated Note Paying Agency Agreement and accrued and unpaid fees due to the Collateral Administrator under the Collateral Administration Agreement, and accrued and unpaid fees due to the Administrator under the Administration Agreement, (iii) on a pro rata basis, accrued and unpaid Administrative Expenses (other than fees) due to the Trustee, the Subordinated Note Paying Agent, the Collateral Administrator and the Administrator, (iv) accrued and unpaid fees of the Rating Agencies in connection with their rating of the Notes, (v) accrued and unpaid amounts (other than Collateral Management Fees) due and owing to the Collateral Manager under the Collateral Management Agreement, (vi) any other accrued and unpaid Administrative Expenses of the Co-Issuers (including the expenses of the Administrator under the Administration Agreement) and, (vii) other than on the final Payment Date, to the credit of the Expense Reserve Account but only to the extent necessary to cause the amount on deposit therein to equal $40,000, provided that the cumulative amount paid under clauses (i) through (vii) above (excluding amounts due or accrued with respect to the Closing Date) in any consecutive 12 month period shall not exceed the sum of $160,000 and an amount equal to 0.035% of the CDS Principal Balance as of the preceding Determination Date;

(C)                               to the Collateral Manager in an amount equal to the Senior Collateral Management Fee due on such Payment Date and then, any accrued and unpaid Senior Collateral Management Fees due on prior Payment Dates;

(D)                               to the payment of, first, the net amounts due (excluding any Defaulted Hedge Termination Payments) under any Interest Rate Hedges, if any, to be allocated pro rata to any Interest Rate Hedge Counterparties under any Interest Rate Hedges, based on the respective amounts due and, second, the net amounts due (excluding any Defaulted Synthetic Security Termination Payments) under any Synthetic Security, if any, to be allocated pro rata to any Synthetic Security Counterparties under any Synthetic Securities, based on the respective amounts due;

(E)                                to the payment of, first, the Class A Interest Distribution Amount and any unpaid Defaulted Interest in respect of the Class A Notes and, second, the Class B Interest Distribution Amount and any unpaid Defaulted Interest in respect of the Class B Notes, in each foregoing case, along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class A Interest Rate or Class B Interest Rate, as applicable;

(F)                                 if the Class A/B Overcollateralization Ratio Test or the Class A/B Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class A/B Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes and, second, the Class B Notes, in each case, in whole or in part, to the extent necessary to cause the Class A/B Overcollateralization Ratio Test or the Class A/B Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of each such Class of Notes has been reduced to zero;

(G)                               to the payment of the Class C Interest Distribution Amount and any unpaid Defaulted Interest on the Class C Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class C Interest Rate);

(H)                              to the payment of all unpaid Class C Deferred Interest, if any;

(I)                                   if the Class C Overcollateralization Ratio Test or the Class C Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class C Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes and, third, the Class C Notes, in each case, in whole or in part, to the extent necessary to cause the Class C Overcollateralization Ratio Test or the Class C Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of each such Class of Notes has been reduced to zero;

(J)                                   to the payment of the Class D Interest Distribution Amount and any unpaid Defaulted Interest on the Class D Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class D Interest Rate);

(K)                              to the payment of all unpaid Class D Deferred Interest, if any;

(L)                                if the Class D Overcollateralization Ratio Test or the Class D Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class D Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes, third, the Class C Notes, and, fourth, the Class D Notes, in each case, in whole or in part, to the extent necessary to cause the Class D Overcollateralization Ratio Test or the Class D Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of each such Class of Notes has been reduced to zero;

(M)                            to the payment of the Class E Interest Distribution Amount and any unpaid Defaulted Interest on the Class E Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class E Interest Rate);

(N)                               to the payment of all unpaid Class E Deferred Interest, if any;

(O)                               if the Class E Overcollateralization Ratio Test is not satisfied on the immediately preceding Determination Date, to pay the Aggregate Outstanding Amount of the Class E Notes, in whole or in part, to the extent necessary to cause the Class E Overcollateralization Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of the Class E Notes has been reduced to zero;

(P)                                 on each Payment Date following an Effective Date Ratings Downgrade, at the sole discretion of the Collateral Manager, either (i) to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes, and, fifth, the Class E Notes, in each case, until each such rating is reinstated or, if sooner, until the Aggregate Outstanding Amount of the applicable Class or Classes of Notes has been reduced to zero or (ii) to invest in Collateral Debt Securities (or Eligible Investments prior to such investment), in each case until each such rating is reinstated;

(Q)                               with respect to any Payment Date occurring during the Reinvestment Period, if the CERT is not satisfied as of the immediately preceding Determination Date, an aggregate amount equal to the lesser of(a) 50% of the Interest Proceeds remaining after the payments pursuant to subclauses (A) through (P) above have been made and (b) the amount that would be required to be so applied in order to satisfy the CERT, in each case after taking into account the payments made pursuant to the preceding subclauses in this Section 11.1(a)(i), to the Collection Account, to be invested in additional Collateral Debt Securities or in Eligible Investments pending investment in additional Collateral Debt Securities;

(R)                               to the Collateral Manager in an amount equal to the Subordinated Collateral Management Fee due on such Payment Date and then, any accrued and unpaid Subordinated Collateral Management Fees due on prior Payment Dates;

(S)                                 to the payment of Administrative Expenses, first (i) to the extent due to the Trustee, the Subordinated Note Paying Agent, the Collateral Administrator and the Administrator, pro rata, and second (ii) all other Administrative Expenses (including amounts due to and reimbursement of expenses and indemnities of the Collateral Manager and fees and expenses with respect to any Optional Redemption, Replacement or Pricing Amendment), in each case to the extent not otherwise paid in full under subclause (B) above, as a result of the limitations expressed in such subclauses;

(T)                                to the extent not paid in the manner described and in accordance with Section 7.18(e), to the payment of any unpaid Defaulted Hedge Termination Payments under any Interest Rate Hedges;

(U)                               to the payment of, first, any net amounts due under any Asset Specific Hedge and any Timing Hedge, if any, with respect to such Payment Date and, second, any unpaid Defaulted Synthetic Security Termination Payments;

(V)                               to be released from the lien of this Indenture and deposited in the Subordinated Note Distribution Account for distribution by the Subordinated Note Paying Agent to the Holders of the Subordinated Notes in accordance with the Subordinated Note Paying Agency Agreement, but only in such an amount that would not cause the Subordinated Note Internal Rate of Return for such Payment Date to exceed 12% after taking into account deposits thereto made on or prior to such Payment Date;

(W)                            to the Collateral Manager in an amount equal to 20% of the aggregate amount otherwise available for distribution pursuant to this subclause (W) on such Payment Date; and

(X)                               any remaining amounts to be released from the lien of this Indenture and deposited in the Subordinated Note Distribution Account for distribution by the Subordinated Note Paying Agent to the Holders ofthe Subordinated Notes in accordance with the Subordinated Note Paying Agency Agreement.

(ii)                                  On each Payment Date prior to the acceleration of the Maturity of the Notes, Principal Proceeds with respect to such Payment Date (other than Principal Proceeds that are required to be deposited into the Loan Funding Account pursuant to Section 10.3(d) and Principal Proceeds that have been reinvested or designated for reinvestment) shall be applied in the following order of priority:

(A)                               first, to the payment of the amounts referred to in subclauses (A) through (E) of Section 11.1(a)(i) above (except for any remaining obligations relating to withholding tax liabilities associated with Synthetic Letters of Credit, and otherwise in the same manner and order of priority), but, in each case, only to the extent not paid in full thereunder;

(B)                               after giving effect to the application of Interest Proceeds as specified in Section 11.1(a)(i) above, if the Class A/B Overcollateralization Ratio Test or the Class A/B Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class A/B Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes and, second, the Class B Notes, in each case, in whole or in part, to the extent necessary to cause the Class A/B Overcollateralization Ratio Test or the Class A/B Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of each such Class of Notes has been reduced to zero;

(C)                               on each Payment Date following an Effective Date Ratings Downgrade, to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes, third, the Class C Notes, fourth, the Class D Notes and, fifth, the Class E Notes, in each case, until each such rating is reinstated or, if sooner, until the Aggregate Outstanding Amount of the applicable Class or Classes of Notes has been reduced to zero; but only to the extent the ratings on the applicable Notes have not been reinstated after the application of Interest Proceeds as specified in subclause (P) of Section 11.1(a)(i) above;

(D)                               to the payment of the Class C Interest Distribution Amount and any unpaid Defaulted Interest on the Class C Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class C Interest Rate), but only to the extent not paid in full under Section 11.1(a)(i) above;

(E)                                after giving effect to the application of Interest Proceeds as specified in Section 11.1(a)(i) and in subclause (B) above, if the Class C Overcollateralization Ratio Test or the Class C Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class C Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes and, third, the Class C Notes, in each case, in whole or in part, to the extent necessary to cause the Class C Overcollateralization Ratio Test or the Class C Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate Outstanding Amount of each such Class of Notes has been reduced to zero;

(F)                                 to the payment of the Class D Interest Distribution Amount and any unpaid Defaulted Interest on the Class D Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class D Interest Rate), but only to the extent not paid in full under Section 11.1(a)(i) above;

(G)                               after giving effect to the application of Interest Proceeds as specified in Section 11.1(a)(i) and in subclauses (B) and (E) above, if the Class D Overcollateralization Ratio Test or the Class D Interest Coverage Ratio Test is not satisfied on the immediately preceding Determination Date (other than the Determination Date related to the first Payment Date with respect to the Class D Interest Coverage Ratio Test), to pay the Aggregate Outstanding Amount of, first, the Class A Notes, second, the Class B Notes, third, the Class C Notes, and, fourth, the Class D Notes, in each case, in whole or in part, to the extent necessary to cause the Class D Overcollateralization Ratio Test or the Class D Interest Coverage Ratio Test, as applicable, to be met or, if sooner, until the Aggregate

Outstanding Amount of each such Class of Notes has been reduced to zero;

(H)                              to the payment of the Class E Interest Distribution Amount and any unpaid Defaulted Interest on the Class E Notes (along with (without duplication) any accrued and unpaid interest on such Defaulted Interest at the Class E Interest Rate), but only to the extent not paid in full under Section 11.1(a)(i) above;

(I)                                   at the option of the Collateral Manager, to the payment of fees and expenses with respect to any Optional Redemption, Replacement or Pricing Amendment;

(J)                                   (A) during the Reinvestment Period, to the reinvestment in Collateral Debt Securities (and, pending such reinvestment, to the investment in Eligible Investments) or if a Special Amortization is elected by the Collateral Manager, to the payment of the Special Amortization Amount, first, to the payment of the Aggregate Outstanding Amount of the Class A Notes until the Class A Notes are paid in full, second, to the payment of the Aggregate Outstanding Amount of the Class B Notes until the Class B Notes are paid in full, third, to the payment of the Aggregate Outstanding Amount of the Class C Notes until the Class C Notes are paid in full, fourth, to the payment of the Aggregate Outstanding Amount of the Class D Notes until the Class D Notes are paid in full and, fifth, to the payment of the Aggregate Outstanding Amount of the Class E Notes until the Class E Notes are paid in full, in each case, after taking into account amounts paid under the preceding subclauses of this section and pursuant to Section 11.1(a)(i) above, or (B) after the Reinvestment Period (i) at the option of the Collateral Manager, with respect solely to Sale Proceeds of Credit Risk Obligations and Credit Improved Obligations and Unscheduled Principal Payments, to the reinvestment in Collateral Debt Securities (and, pending such reinvestment, to the investment in Eligible Investments) and then (ii) first, to the payment of the Aggregate Outstanding Amount of the Class A Notes until the Class A Notes are paid in full, second, to the payment of the Aggregate Outstanding Amount of the Class B Notes until the Class B Notes are paid in full, third, to the payment of Class C Deferred Interest, fourth, to the payment of the Aggregate Outstanding Amount of the Class C Notes until the Class C Notes are paid in full, fifth, to the payment of Class D Deferred Interest, sixth, to the payment of the Aggregate Outstanding Amount of the Class D Notes until the Class D Notes are paid in full , seventh, to the payment of Class E Deferred Interest and, eighth, to the payment of the Aggregate Outstanding Amount of the Class E Notes until the Class E Notes are paid in full, in each case after taking into account amounts paid under the preceding subclauses of this section and pursuant to Section 11.1(a)(i) above;

(K)                              to the payment of the amounts referred to in subclauses (R) through (V) of Section 11.1(a)(i) above (and in the same manner and order of priority), but only to the extent not paid in full thereunder;

(L)                                to the Collateral Manager in an amount equal to 20% of the aggregate amount otherwise available for distribution pursuant to this subclause (L) on such Payment Date; and

(M)                            any remaining amounts to be released from the lien of this Indenture and deposited in the Subordinated Note Distribution Account for distribution by the Subordinated Note Paying Agent to the Holders of the Subordinated Notes in accordance with the Subordinated Note Paying Agency Agreement.

(iii)                               Interest Proceeds may be applied on dates other than Payment Dates to pay the accrued interest portion of the purchase price of any Collateral Debt Securities.

(b)                                 Not later than 12:00 p.m., New York City time, on or before the Business Day preceding each Payment Date, the Issuer shall, pursuant to Section 10.2(h), remit or cause to be remitted to the Custodian for deposit in the Payment Account, Interest Proceeds and Principal Proceeds with respect to such Payment Date to the extent necessary to pay the amounts described in Section 11.1(a) required to be paid on such Payment Date.

(c)                                  If on any Payment Date the amount available in the Payment Account from amounts of Interest Proceeds and Principal Proceeds received in the related Due Period is insufficient to make the full amount of the disbursements required by the statements furnished by the Issuer pursuant to Section 10.5(b), the Custodian shall make the disbursements called for in the order and according to the Priority of Payments, to the extent funds are available therefor.

(d)                                 In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with Section 11.1(a), the Custodian shall remit such funds as directed, to the extent available, to the appropriate vendor or payee no later than each Payment Date.

(e)                                  In the event that any Hedge Counterparty defaults in the payment of its obligations to the Issuer under the relevant Hedge Agreement on any Payment Date, the Trustee shall make a demand on such Hedge Counterparty, or its credit support provider, if applicable, demanding payment by 3:00p.m., New York City time, on such date. The Trustee shall give notice to the Noteholders and the Collateral Manager upon the continuing failure by such Hedge Counterparty or its credit support provider, if applicable, to perform its obligations during the two Business Days following a demand made by the Trustee on such Hedge Counterparty and its credit support provider, if applicable, and shall take such action with respect to such continuing failure directed to be taken by the Noteholders.

Section 11.2                   Trust Account.

All amounts held by, or deposited with or in the name of the Trustee in any Account other than the Payment Amount pursuant to the provisions of this Indenture, and not invested in Collateral Debt Securities or Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at a Qualified Financial Institution to be held in trust in the name of the Trustee for the benefit of the Secured Parties. To the extent that Monies deposited in a trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments in accordance with Section 10.1.

ARTICLE 12

SALE OF COLLATERAL DEBT SECURITIES; SUBSTITUTION

Section 12.1                             Sale of Collateral Debt Securities and Reinvestment.

(a)                                 Provided that no Event of Default has occurred and is continuing and subject to the satisfaction ofthe conditions specified in Section 10.6 as applicable, this Section 12.1 and Sections 12.2 and 12.3, the Collateral Manager, on behalf of the Issuer, may direct the Trustee or its agent to sell, and the Trustee shall sell or cause to be sold in the manner directed by the Collateral Manager:

(i)                                     any Defaulted Obligation;

(ii)                                  any Equity Security (including any debt security or obligation purchased by the Issuer that is later determined at the discretion of the Collateral Manager not to have been a Collateral Debt Security at the time ofthe purchase thereof);

(iii)                               any Credit Risk Obligation (provided, that if a Downgrade Event has occurred and is continuing, then the satisfaction of the Credit Risk Objective Criteria shall be required as a condition to such sale); or

(iv)                              any Credit Improved Obligation (provided, that if a Downgrade Event has occurred and is continuing, then the satisfaction of the Credit Improved Objective Criteria shall be required as a condition to such sale).

(b)                                 Credit Improved Obligations and Credit Risk Obligations.

(i)                                     Notwithstanding Section 12.1(a)(iv), the Collateral Manager may not direct the sale of a Credit Improved Obligation unless the Collateral Manager has certified to the Trustee that, in the commercially reasonable judgment of the Collateral Manager, either:

(1)                                 in the case of a Credit Improved Obligation to be sold during the Reinvestment Period or after the Reinvestment Period the Collateral Manager believes that the Sale Proceeds of such Credit Improved Obligation can be reinvested within 30 Business Days of the sale of such Credit Improved Obligation in one or more substitute Collateral Debt Securities having an aggregate principal balance at least equal to 100% of the principal balance of the Credit Improved Obligation, and the Collateral Manager shall use commercially reasonable efforts to effect such reinvestment; or

(2)                                 in the case of a Credit Improved Obligation to be sold after the Reinvestment Period, the Sale Proceeds from such sale shall not be less than 100% of the principal amount of the Credit Improved Obligation sold and the Sale Proceeds from such sale shall be deposited in the Collection Account to be applied as Principal Proceeds (to the extent constituting Principal Proceeds) and as Interest Proceeds (to the extent (if any) constituting Interest Proceeds) in accordance with the terms hereof and/or as otherwise required in accordance with the priorities described under Section 11.1(a) on the first Payment Date following the Due Period in which such sale occurred.

(ii)                                  The Collateral Manager may direct sales of Credit Risk Obligations at any time. Sale Proceeds resulting from any the sale of Credit Risk Securities may be reinvested in Collateral Debt Securities only if (A) the principal amount of the Collateral Debt Securities so purchased equals or exceeds the Sale Proceeds applied to such purchase or (B)(i) the Class D Overcollateralization Ratio is at least equal to 115.2% after such reinvestment and (ii) the Portfolio Profile Test is met with respect to such reinvestment or, if any percentage limitation set forth in the Portfolio Profile Test is not met with respect to such reinvestment, the Collateral Debt Security being purchased is not of a type of Collateral Debt Security subject to such percentage limitation.

(c)                                  Discretionary Trading. Provided that no Event of Default or Downgrade Event has occurred and is continuing, during the Reinvestment Period, any Collateral Debt Security which is not a Defaulted Obligation, an Equity Security, a Credit Risk Obligation or a Credit Improved Obligation may be sold so long as the following conditions are satisfied:

(i)                                     The Collateral Manager has certified to the Trustee that in the commercially reasonable judgment of the Collateral Manager, the Sale Proceeds will be reinvested in compliance with the Reinvestment Criteria in one or more substitute Collateral Debt Securities prior to the end of the next Due Period and the Collateral Manager will use commercially reasonable efforts to effect such reinvestment; provided that the Class D Overcollateralization Ratio must be at least 115.2% after giving effect to such purchase if the Collateral Debt Securities to be purchased will have an aggregate principal balance of less than the aggregate principal balance of the Collateral Debt Securities sold; and

(ii)                                  After giving effect to any such sale occurring after the Effective Date, the aggregate principal balance of such sale together with all other sales pursuant to Section 12.1(c) during the immediately preceding twelve month period (or if shorter, the period from and including the Effective Date) shall not exceed 25% of the Threshold Amount as of the date of such sale.

(d)                                 Sale on Redemption.  The Collateral Debt Securities, Eligible Investments and Equity Securities may be sold in connection with an Optional Redemption (including in connection with a Refinancing) or a Tax/Regulatory Redemption, subject to and in accordance with Section 9.1, but without regard to the restrictions set forth in this Section 12.1 and Section 12.2. In addition, on or prior to the date that is fifteen (15) Business Days prior to the Stated Maturity, the Collateral Manager shall direct the Trustee in writing to sell all of the Pledged Securities to the extent necessary such that no Pledged Securities (other than Eligible

Investments with overnight maturities) will be held by the Issuer on or after such date. The settlement date for any such sales shall be no later than one (1) Business Day prior to the Stated Maturity.

(e)                                  Defaulted Obligations and Equity Securities.

(i)                                     A Defaulted Obligation or an Equity Security may be sold and, during the Reinvestment Period only, the Sale Proceeds thereof may be reinvested without regard to the foregoing restrictions set forth in this Section 12.1.

(ii)                                  During the Reinvestment Period, the Collateral Manager shall use commercially reasonable efforts to reinvest the Sale Proceeds of such Defaulted Obligation or Equity Security in compliance with the Reinvestment Criteria in one or more substitute Collateral Debt Securities prior to the end of the Reinvestment Period; provided, however, that the Sale Proceeds and recoveries in respect of a Defaulted Obligation may not be reinvested at any time unless each of the Coverage Tests would be satisfied after giving effect to such reinvestment.

(iii)                               After the Reinvestment Period, if an Equity Security or a Defaulted Obligation is sold, the Collateral Manager will instruct the Issuer and the Trustee to apply the Sale Proceeds thereof as Principal Proceeds (to the extent constituting Principal Proceeds) and as Interest Proceeds (to the extent (if any) constituting Interest Proceeds) in accordance with the Priority of Payments.

(iv)                              Notwithstanding the foregoing, (A) Equity Securities that are received upon the exercise of convertible bonds must be sold within three Business Days of receipt and (B) the acquisition of an Exchanged Defaulted Obligation and receipt of any other asset in connection with an Offer or a distressed (or other) exchange shall not be deemed to be a sale of the exchanged security or constitute a purchase or reinvestment pursuant to this Article 12.

(f)                                   Synthetic Securities. For purposes of this Article 12, a Synthetic Security in the form of a swap transaction may, in the Collateral Manager’s commercially reasonable judgment and otherwise in accordance with this Indenture, be assigned or terminated rather than sold, and any Cash received upon such assignment or termination shall be deemed to be Sale Proceeds. Any Cash received upon the liquidation of Synthetic Security Collateral shall be deemed to be (a) Sale Proceeds, in the event that the Synthetic Security or the Synthetic Security Counterparty’s lien was sold or assigned, (b) Unscheduled Principal Payments, in the event that the Synthetic Security or the Synthetic Security Counterparty’s lien was subject to early termination or (c) scheduled Principal Proceeds, in the event that the Synthetic Security was terminated at its scheduled maturity.

(g)                                  Downgrade Notification. lf Moody’s downgrades below “A3” its rating of any Selling Institution with respect to any Participation, the Collateral Manager, on behalf of the Issuer, shall direct the Trustee to notify Moody’s of such downgrade.

(h)                                 Securities Lending. The Issuer shall not enter into a securities lending agreement with respect to any Collateral Debt Securities.

Section 12.2                             Eligibility Criteria and Trading Restrictions.

Excepting Collateral Debt Securities otherwise specified hereby and any Collateral Debt Securities purchased prior to the Effective Date, the Issuer may purchase a Collateral Debt Security, and Grant such Security to the Trustee as a Pledged Security, following the Ramp-Up Period only if, as evidenced by an Officer’s certificate of the Issuer or the Collateral Manager delivered to the Trustee, as of the date of such purchase, the following conditions (the “Reinvestment Criteria”) are satisfied as of the date of the Issuer’s purchase of such Collateral Debt Security or, if earlier, the date the Issuer is committed to purchase such Collateral Debt Security:

(a)                                 Diversity Test. After giving effect to such purchase, either (1) the Diversity Test will be satisfied or (2) the Diversity Score will have been maintained or increased.

(b)                                 Coverage Tests. After giving effect to such purchase, either (1) the Coverage Tests will be satisfied or (2) solely in the case of a reinvestment of any Sale Proceeds (other than Sale Proceeds of a Defaulted Obligation) or Unscheduled Principal Payments during the Reinvestment Period, the coverage ratio relating to any Coverage Test that is not satisfied will have been maintained or improved.

(c)                                  Weighted Average Life Test. After giving effect to such purchase, either (1) the Weighted Average Life Test will be satisfied or (2) if the Weighted Average Life Test will not be satisfied such test result will be maintained or improved.

(d)                                 Weighted Average Rating Test. After giving effect to such purchase, either (1) the Weighted Average Rating Test will be satisfied or (2) such test result will have been maintained or improved.

(e)                                  Weighted Average Spread Test. After giving effect to such purchase, either (1) the Weighted Average Spread Test will be satisfied or (2) the Weighted Average Spread will be maintained or will have increased after giving effect to such purchase.

(f)                                   Compliance With Perfection Procedures. If such Collateral Debt Securities are securities held by a securities intermediary other than The Depository Trust Company, the Trustee, Euroclear or Clearstream, the Collateral Manager shall have notified Moody’s prior to such purchase and delivered an Opinion of Counsel at the expense of the Issuer to the Trustee, Moody’s and S&P, stating the necessary events upon the occurrence of which the security interest of the Trustee in such Collateral Debt Securities will be a perfected first priority security interest; provided, that in such event the Collateral Manager shall, within 30 days after the date of such Grant, deliver to the Trustee a certificate stating that the necessary events set forth in such Opinion of Counsel have taken place.

(g)                                  S&P CDO Monitor Test. With respect to any purchase during the Reinvestment Period, after giving effect to such purchase, the S&P CDO Monitor Test will be satisfied; provided, that, Credit Risk Obligations may be sold and the Sale Proceeds thereof reinvested without regard to such restriction.

(h)                                 Weighted Average Recovery Rate Test. After giving effect to such purchase, either of the following clauses (1) or (2) is satisfied: (1) the Moody’s Weighted Average Recovery Rate Test and the S&P Weighted Average Recovery Rate Test will be satisfied or (2) if such purchase occurs during the Reinvestment Period or, solely in the case of a reinvestment of the Sale Proceeds of Credit Risk Obligations, after the Reinvestment Period (A) if either, but not both, the Moody’s Weighted Average Recovery Rate Test or the S&P Weighted Average Recovery Rate Test would be failed after giving effect to such purchase, the failing test will not be further from being satisfied after giving effect to such purchase or (B) if both the Moody’s Weighted Average Recovery Rate Test and the S&P Weighted Average Recovery Rate Test are not satisfied, each such test will not be further from being satisfied after giving effect to such purchase.

(i)                                     No Event of Default. No Event of Default shall have occurred and be continuing.

(j)                                    Portfolio Profile Test. Either (1) after giving effect to such purchase, the Portfolio Profile Test will be satisfied or (2) in the case of any subclause set forth in the Portfolio Profile Test that is not satisfied prior to such purchase or after giving effect to such purchase, the Collateral Debt Security to be purchased is not of the same type described in such subclause (if a maximum limitation is specified in such subclause), subject to the provisos in subclauses (11) and (12) of the definition of “Portfolio Profile Test.”

(k)                                 Replace With Same or Shorter Average Life; Rating Conditions. Notwithstanding any other subclause of these Reinvestment Criteria, if such purchase involves the reinvestment of Unscheduled Principal Payments or Sale Proceeds in connection with the sale of a Credit Improved Obligation or Credit Risk Obligation after the Reinvestment Period (i) the Weighted Average Life Test and the Weighted Average Rating Test will each be satisfied after giving effect to such investment, (ii) clauses (11) and (12) of the definition of the Portfolio Profile Test will be satisfied after giving effect to such investment (giving effect to the provisos contained therein), (iii) the Class E Overcollateralization Ratio Test will be satisfied and, if the S&P CDO Monitor Test is not satisfied, the Scenario Default Rate for each Class of Notes is maintained or improved from the levels as of the Effective Date, and (iv) neither Rating Agency has reduced its rating on the Class A Notes and/or the Class B Notes below the initial rating as in effect on the Closing Date (unless such rating has been subsequently upgraded back to the initial rating as in effect on the Closing Date) or reduced its rating on the Class C Notes, the Class D Notes or the Class E Notes by more than two subcategories below the initial rating as in effect on the Closing Date (unless such rating has been subsequently upgraded back to a rating no more than one subcategory below the initial rating as in effect on the Closing Date).

(1)                                 Funding of Loan Funding Account. Upon the purchase of a Revolving Credit Facility or Delayed-Draw Loan, the Issuer has made a deposit to the Loan Funding Account in the amount and in the manner described in Section 10.3(d).

(m)                             Subordinated Notes Financed Amount. After giving effect to such purchase, the conditions set forth in Section 3.5(b) shall be satisfied.

(n)                                 Exchange of Defaulted Obligations. Notwithstanding any other subclause of these Reinvestment Criteria, the Collateral Manager may instruct the Trustee to exchange a Defaulted Obligation for (i) another Defaulted Obligation (an “Exchanged Defaulted Obligation”) or (ii) an Exchanged Equity Security for so long as at the time of or in connection with such exchange:

(i)                                     such Exchanged Defaulted Obligation or Exchanged Equity Security is issued by the same obligor of the Defaulted Obligation (or an affiliate of or successor to such obligor or an entity that succeeds to substantially all of the assets of such obligor) and, in the case of such Exchanged Defaulted Obligation, ranks in right of payment no more junior than the Defaulted Obligation for which it was exchanged; provided that if the Issuer is also required to pay an amount for such Exchanged Defaulted Obligation or Exchanged Equity Security, the Issuer may use Interest Proceeds to effect such payment for so long as, after giving effect to such purchase, there would be sufficient proceeds in the Collection Account to pay all amounts required to be paid pursuant to the Priority of Payments prior to distributions to Holders of the Class E Notes on the next succeeding Payment Date;

(ii)                                  in the case of an Exchanged Defaulted Obligation, each Coverage Test that is satisfied prior to each such exchange will be satisfied after such exchange or, if any Coverage Test is not satisfied prior to such exchange, then such Coverage Test will be at least as close to being satisfied after such exchange as prior to such exchange;

(iii)                               in the case of an Exchanged Defaulted Obligation that is rated by the Rating Agencies, if the Weighted Average Rating Test or the S&P CDO Monitor Test is satisfied prior to such exchange, both tests will be satisfied after such exchange or, if either of the Weighted Average Rating Test or the S&P CDO Monitor Test is not satisfied prior to such exchange, then each such unsatisfied test will be at least as close to being satisfied following such exchange as prior to such exchange;

(iv)                              in the case of an Exchanged Defaulted Obligation, the expected total recovery proceeds of such Exchanged Defaulted Obligation, as determined by the Collateral Manager, must be no less than the expected total recovery proceeds of the Defaulted Obligation for which it was exchanged; and

(v)                                 as determined by the Collateral Manager, in the case of the Exchanged Defaulted Obligation, each clause of the Portfolio Profile Test that is satisfied prior to such exchange will be satisfied after such exchange and, with respect to any clause of the Portfolio Profile Test that is not satisfied prior to such exchange, then such clause will be at least as close to being satisfied as prior to such exchange.

The foregoing restrictions shall not apply to Eligible Investments.

Section 12.3                             Conditions Applicable to all Transactions Involving Substitution.

(a)                                 Any transaction effected under this Article 12 or under Section 10.2 shall be conducted on an arm’s length basis (except as expressly permitted under Section 5 of the Collateral Management Agreement), and, in strict accordance with the terms of the Collateral Management Agreement.

(b)                                 Upon any substitution pursuant to this Article 12, all of the Issuer’s right, title and interest to the Pledged Security or Securities shall be Granted to the Trustee pursuant to this Indenture, such Pledged Securities shall be registered in the name of the Trustee, and, if applicable, the Issuer (or the Trustee or Custodian) shall receive the Pledged Security or Securities for which the Pledged Security or Securities were substituted. The Trustee shall also receive, not later than the date fixed by the Issuer on which a Collateral Debt Security is to be delivered to the Issuer and pledged to the Trustee an Officer’s certificate of the Collateral Manager demonstrating compliance with the provisions of this Article 12. In the event of a substitution involving a Collateral Debt Security pursuant to this Article 12, the Trustee shall promptly forward a copy of such Officer’s certificates to Moody’s and S&P.

Section 12.4                             Synthetic Securities.

(a)                                 As part of the purchase of a Synthetic Security which is a credit swap transaction, the Issuer or the Collateral Manager on behalf of the Issuer may from time to time be required to purchase collateral (the “Synthetic Security Collateral”), deposit it with a custodian or other third party and Grant to the related Synthetic Security Counterparty a first priority security interest in such Synthetic Security Collateral. The Issuer may so purchase Synthetic Security Collateral and shall direct the Trustee to cause the release of funds to purchase such Synthetic Security Collateral; provided, that (i) payments received with respect to any Synthetic Security Collateral will not be subject to withholding tax of any jurisdiction, unless the Issuer is entitled to a full gross-up (on an after-tax basis) with respect to any such withholding tax and (ii) such Synthetic Security Collateral complies with the requirements of the definition of “Eligible Investments.” The purchase price of the Synthetic Security Collateral shall, for purposes of this Indenture, be considered part of the purchase price of the related Synthetic Security. The Issuer shall Grant to the Trustee a second priority security interest in any Synthetic Security Collateral, and shall cause the Synthetic Security Counterparty and the custodian or other third party holding the Synthetic Security Collateral to be notified of and acknowledge such second priority security interest. Any payments in respect of such Synthetic Security Collateral not retained by the Synthetic Security Counterparty are to be paid to the Trustee. Interest received by the Trustee with respect to such Synthetic Security Collateral prior to the release of such Synthetic Security Collateral shall be Interest Proceeds; principal payments received by the Trustee on such Synthetic Security Collateral prior to the release of such Synthetic Security Collateral shall either be Principal Proceeds or, if required under the terms of the related Synthetic Security, invested in substitute Synthetic Security Collateral. Upon the release of the Synthetic Security Counterparty’s lien on any Synthetic Security Collateral held in relation to a Synthetic Security through the termination or sale of such Synthetic Security or otherwise, the Collateral Manager on behalf of the Issuer shall cause such Synthetic Security Collateral to be Delivered to the Custodian for the benefit of the Trustee (or shall, in the case of any asset not of a category specified in the definition of “Deliver,” use commercially reasonable efforts to take or cause the taking of any and all other actions necessary (for which determination the Collateral Manager may rely conclusively on an Opinion of Counsel) to create in favor of the Trustee a valid, perfected, first-priority security interest in such Synthetic Security Collateral under applicable law and regulations (including without limitation Articles 8 and 9 of the UCC) in effect at the time of such release) on behalf of the Note holders. Any Cash received upon the liquidation or maturity of such Synthetic Security Collateral shall be deemed to be (x) Sale Proceeds in the event the Synthetic Security or the Synthetic Security Counterparty’s lien was sold or assigned,

(y) Unscheduled Principal Payments, in the event the Synthetic Security or the Synthetic Security Counterparty’s lien was subject to an early termination other than by the Collateral Manager or (z) scheduled Principal Proceeds, in the event the Synthetic Security was terminated at its scheduled maturity.

(b)                                 Synthetic Securities may be purchased or entered into by the Issuer for such purposes as (among others) (i) structuring an investment in a Reference Obligation which Reference Obligation has a maturity, currency or interest rate that otherwise may be inconsistent with the criteria for purchasing Collateral Debt Securities or (ii) achieving yield enhancement based on the coupon payments on a Reference Obligation; provided that, the Issuer shall not purchase or enter into a Synthetic Security for the purpose of establishing recovery floors or other means of credit protection as a result of defaults on Reference Obligations.

ARTICLE 13

NOTEHOLDERS’ RELATIONS

Section 13.1                             Subordination.

(a)                                 The Issuer, the Trustee, the Holders of the Class B Notes, Class C Notes, Class D Notes, Class E Notes and the Subordinated Notes agree for the benefit of the Holders of each Note of a Senior Class that the rights of the Issuer and each Holder of a Subordinate Interest in and to the Collateral shall be subordinate and junior to the Classes of Notes Senior to each such Class of Notes to the extent and in the manner set forth in Section 11.1(a) and Section 5.7 of this Indenture. The Holders of the Class B Notes, Class C Notes, Class D Notes, Class E Notes and the Subordinated Notes and the other holders of equity in the Issuer and Co-Issuer agree, for the benefit of the Holders of each applicable Senior Class of Notes, not to cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer for failure to pay to them amounts due under the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes, the Subordinated Notes, as applicable, until the payment in full of each applicable Class of Notes Senior to such Class of Notes and not before one year and one day (or if longer, the applicable preference period then in effect) have elapsed since such payment.

(b)                                 In the event that notwithstanding the provisions of this Indenture, any Holder shall have received any payment or distribution or dividends in respect of the principal of or interest on such Note, respectively, contrary to the provisions of this Indenture (including, as applicable, Sections 5.7 and 11.1(a)), then such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the appropriate Holders in accordance with this Indenture; provided, that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Collateral and subject in all respects to the provisions of this Indenture, including, without limitation, as applicable, Sections 5.7 and 11.1(a) and this Section 13.1.

(c)                                 Each Holder of Subordinate Interests will be deemed to agree with all Holders of each Class of Notes that is Senior to such Class of Notes that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including, without limitation, Section 5.7 and Section 11.1(a); provided, that after the all Notes of each Class of Notes Senior to such Subordinate Interest are no longer Outstanding, the Holders of Subordinate Interests shall be fully subrogated to the rights of the Holders of the Notes of such Senior Classes of Notes. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of Subordinate Interests.

Section 13.2                             Standard of Conduct.

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Note holder under this Indenture, subject to the terms and conditions of this Indenture, including, without limitation, Section 5.9, a Note holder or Noteholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Note holder, the Issuer, or any other Person, except for any liability to which such Note holder may be subject to the extent such liability results from such Note holder’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

Section 13.3                             Right to List of Holders.

Any Note holder shall have the right, upon five Business Days’ prior notice to the Note Registrar, to obtain a complete list of Note holders. For the avoidance of doubt, in no event shall the Note Registrar provide to Noteholders or any Person, or otherwise distribute, the initial complete list of Note holders.

ARTICLE 14

MISCELLANEOUS

Section 14.1                             Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer or the Co-Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or the Co-Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Authorized Officer of the Issuer or the Co-Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, the Co-Issuer or the Collateral Manager or an officer of an investment bank or other professional adviser, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee, Note Registrar, Notes Paying Agent or Transfer Agent at the request or direction of the Issuer or the Co-Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Co-Issuers’ rights to make such request or direction, the Trustee, Note Registrar, Notes Paying Agent or Transfer Agent shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

Section 14.2                             Acts of Noteholders and Subordinated Note holders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders or Subordinated Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders or Subordinated Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders or Subordinated Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

(c)                                  The principal amount and registered numbers of Notes held by any Person, and the date of his holding the same, shall be proved by the Note Register or in the case of Subordinated Notes, the principal amount of the Subordinated Notes held by any Person, and the date of such Person holding the same will be proved by the Subordinated Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes or Subordinated Note holder shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee, Note Registrar, Notes Paying Agent or Transfer Agent or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.3                             Notices, etc., to the Trustee, the Co-Issuers, the Collateral Manager, any Hedge Counterparty, Moody’s, S&P, the Subordinated Note Paying Agent, the Custodian and the Collateral Administrator.

Any request, demand, authorization, direction, notice, consent, waiver, confirmation or Act of Noteholders or Subordinated Noteholders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)                                 the Trustee by any Note holder or Subordinated Note holder or by the Co- Issuers or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at its Corporate Trust Office, telecopy No. (704) 335-4678, Attention: CDO Trust Services - GSC Investment Corp. CLO 2007, Ltd., or at any other address previously furnished in writing to the Co-Issuers or Note holder by the Trustee;

(b)                                 the Co-Issuers by the Trustee or by any Note holder or Subordinated Note holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it c/o Maples Finance Limited at P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands, telecopy No. (345) 945-7100, Attention: Directors, with a copy to (i) Maples and Calder addressed to it at P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, telecopy No. (345) 949-8080, Attention: GSC Investment Corp. CLO 2007, and to the Co-Issuer addressed to it at 850 Library Avenue, Suite 204, Newark, Delaware 19711, Attention: President or if to (ii) the Issuer’s agent for service of process in Ireland addressed to it at Maples and Calder Listing Services Limited, 75 St. Stephen’s Green, Dublin 2, Ireland, facsimile No. +353 (0)1 619 2001, Attention: Ciaran Cotter, or at any other address previously furnished in writing to the Trustee by the Issuer or the Co-Issuer, as the case may be;

(c)                                  the Collateral Manager by the Co-Issuers, or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Collateral Manager addressed to it at 888 7th Avenue, 27th Floor, New York, New York 10019, telecopy No. (212) 884-6184, Attention: Thomas Inglesby, with a copy to GSC Group, 300 Campus Drive, Florham Park, NJ 07932, telecopy No. (973-593-5454), Attention: General Counsel, or at any other address previously furnished in writing to the Co-Issuers or the Trustee by the Collateral Manager;

(d)                                 Moody’s by the Co-Issuers, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Moody’s addressed to it at Moody’s Investors Service, Inc., 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, telecopy No. (212)

553-4808 (with confirmation of receipt thereof), Attention: CBO CBO/CLO Monitoring- GSC Investment Corp. CLO 2007, Ltd. with a copy by e-mail to cdomonitoring@moodys.com;

(e)                                  S&P by the Co-Issuers, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to S&P addressed to it at Standard & Poor’s, 55 Water Street, 41st Floor, New York, New York 10041, telecopy No. (212) 438-2664 (with confirmation of receipt thereof), Attention: Asset-backed CBO/CLO Surveillance with a copy by e-mail to cdo_surveillance@standardandpoors.com;

(f)                                   any Hedge Counterparty by the Co-Issuers, the Collateral Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered or sent by overnight courier service or by telecopy in legible form to such Hedge Counterparty addressed to it at the address specified in the relevant Hedge Agreement or at any other address previously furnished in writing to the Issuer or the Trustee by such Hedge Counterparty; or

(g)                                  the Subordinated Note Paying Agent shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage paid, hand delivered, sent by overnight courier service or by telecopy in legible form to the Subordinated Note Paying Agent at U.S. Bank National Association, 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: CDO Trust Services- GSC Investment Corp. CLO 2007, Ltd., Fax: (704) 335-4678; or

(h)                                 the Custodian or Collateral Administrator shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class, postage paid, hand delivered, sent by overnight courier service or by telecopy in legible form to the Custodian at U.S. Bank National Association, 214 North Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Attention: CDO Trust Services- GSC Investment Corp. CLO 2007, Ltd., Fax: (704) 335-4678.

Section 14.4                             Notices to Noteholders; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Notes of any event,

(a)                                 such notice shall be sufficiently given to the Holders of the Notes, as the case may be, if in writing and mailed, first class postage prepaid, to each Holder of a Note affected by such event, at the address of such Holder as it appears in the Note Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(b)                                 such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing.

The Trustee will deliver to the Holders of the Notes, as the case may be, any information or notice requested to be so delivered by at least 25% of the Holders of any class of Notes (other than the Initial Noteholders List). If and for so long as any Notes are listed on the Irish Stock Exchange notices to the Holders of such Notes shall also be given to the Company Announcements Office.

Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of a Note shall affect the sufficiency of such notice with respect to other Holders of Notes. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Notes as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Notwithstanding any provision to the contrary contained herein or in any agreement or document related hereto, any report, statement or other information required to be provided by the Trustee may be provided by providing access to the Trustee’s password protected website containing such information.

Section 14.5                             Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture or the Notes.

Section 14.6                             Successors and Assigns.

All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.

Section 14.7                             Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.8                                Benefits of Indenture.

Nothing in this Indenture or in the Notes expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, as such rights are limited herein, any benefit or any legal or equitable right, remedy or claim under this Indenture; provided, however, that each Hedge Counterparty, the Collateral Manager and the Subordinated Noteholders (and the Subordinated Note Paying Agent on behalf thereof) shall be express third- party beneficiaries of this Indenture.

Section 14.9                                Governing Law.

THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

Section 14.10                          Submission to Jurisdiction.

The Co-Issuers hereby irrevocably submit to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and the Co Issuers hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. The Co-Issuers hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Co-Issuers irrevocably consent to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Co-Issuers’ respective agents. The agent for service of process for each of the Issuer and the Co-Issuer is U.S. Bank National Association, 40 Broad Street, 5th Floor, New York, New York 10003. The Co-Issuers agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 14.11                          Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. A facsimile copy of a signature page to this Indenture or any related agreement or other document shall be deemed sufficient evidence of execution for all purposes.

ARTICLE 15

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT AND HEDGE AGREEMENTS

Section 15.1                                Assignment of Collateral Management Agreement and Hedge Agreement(s).

(a)                                  The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes hereunder and to the Secured Parties and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Trustee, for the benefit of the Secured Parties, all of the Issuer’s estate, right, title and interest in, to and under the Collateral Management Agreement and each Hedge Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager or the applicable Hedge Counterparty thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Trustee hereby grants the Issuer a license to exercise all of the Issuer’s rights pursuant to the Collateral Management Agreement and each Hedge Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this Indenture, including, without limitation, as set forth in subsection (f) of this Section 15.1), which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

(b)                                 The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement or any Hedge Agreement, nor shall any of the obligations contained in the Collateral Management Agreement or any Hedge Agreement be imposed on the Trustee.

(c)                                  Upon the retirement of the Notes and the release of the Collateral from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all of the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement and all Hedge Agreement(s) shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(d)                                 The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement or any Hedge Agreement.

(e)                                  The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

(f)                                    The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:

(i)                                     the Collateral Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Collateral Manager;

(ii)                                  the Collateral Manager acknowledges that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee for the benefit of the Secured Parties, and the Collateral Manager agrees that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Secured Parties;

(iii)                               the Collateral Manager shall deliver to the Trustee or its agent duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Collateral Management Agreement;

(iv)                              neither the Co-Issuers nor the Collateral Manager will enter into any agreement amending, modifying or terminating the Collateral Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without Noteholder consent) or selecting or consenting to a successor manager without receiving Rating Agency Confirmation;

(v)                                 except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 12 and Section 13 of the Collateral Management Agreement), the Collateral Manager shall continue to serve as Collateral Manager under the Collateral Management Agreement notwithstanding that the Collateral Manager shall not have received amounts due it under the Collateral Management Agreement because sufficient funds were not then available hereunder to pay such amounts. The Collateral Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the Collateral Management Fee or other amounts payable by the Issuer to the Collateral Manager under the Collateral Management Agreement until the payment in full of all Notes issued under this Indenture and any amounts due and owing under the Hedge Agreements and the expiration of a period equal to one year and one day or, if longer, the applicable preference period then in effect, following such payment; and

(vi)                              The Collateral Manager shall not enter into any transactions with Affiliates except as specified in Section 5 of the Collateral Management Agreement.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

GSC INVESTMENT CORP. CLO 2007, LTD.,
as Issuer

By:	/s/ Carrie Bunton
	Name:	Carrie Bunton
	Title:	Director

[Signature Page to Indenture]

1

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

GSC INVESTMENT CORP. CLO 2007, INC.,
as Co-Issuer

By:	/s/ Donald J. Puglist
	Name:	Donald J. Puglist
	Title:	President

[Signature Page to Indenture]

2

IN WITNESS WHEREOF, we have set our hands as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, Custodian and Securities Intermediary

By:	/s/ C. Brand Hosford
	Name:	C. Brand Hosford
	Title:	Vice President

[Signature Page to Indenture]

3

Divider

SCHEDULE A

COLLATERAL DEBT SECURITIES AS OF THE CLOSING DATE

Appendix I- GSC Investment Corp. CLO 2007, Ltd. Portfolio of Pre-Closing Collateral Debt Securities	As of 01/16/08

Information presented herein is confidential and proprietary to, Lehman Brothers Inc. and Lehman Brothers International (Europe) (collectively, “Lehman Brothers”) Such material is not to be reproduced or retransmitted in whole or in part or used for any purpose except as authorized by Lehman Brothers, as appropriate, and is to be treated as strictly confidential and not disclosed directly or indirectly to any party other than the recipient.  By accepting this information the recipient agrees that it will cause its directors, partners, officers, employees and representatives to, use the information only to evaluate its potential interest in the Securities to be issued based on this portfolio, Limited as described in the Offering Memorandum and for no other purpose and will not divulge any such information to any other party.

The information regarding the securities set forth below pertains only to the expected portfolio of the Issuer as of the Closing Date. Due to the accumulation of additional Collateral Debt Securities and the reinvestment of Principal Proceeds and Sale Proceeds, the portfolio of the Issuer on any date after the Closing Date will differ materially from the expected initial portfolio set forth below.

		Weighted Average	Weighted Average			Weighted Average
	Par Amount	Spread	Coupon	WARF	Diversity	Purchase Price
Total Portfolio	278,725,349	2.60%	11.00%	2383	42	94.94
Senior Secured Loans	254,200,349	2.46%	NA	2447	NA	96.10
Second Lien / Senior Unsecured Loans	9,025,000	6.95%	11.00%	2978	NA	97.77
Structured Finance Security	15,500,000	3.51%	NA	990	NA	74.33

				Par	Fixed/		Purchase		Moody’s			S&P	Moody’s	Moody’s	S&P	S&P
	Issuer Name	Description	Asset Type	Amount	Float	Spread	Price	Maturity	Rating	RF	Facility	Rating	Code	Industry	Code	Industry
1	Acosta, Inc.	Term Loan	Senior Secured Loan	3,000,000	Float	2.25%	95.75%	7/28/2013	B2	2720	B2	B	10	Diversified/Conglomerate Service	8	Business Equipmt
2	Advanced Lighting Technologies, Inc.	Term Loan (First Lien)	Senior Secured Loan	3,970,000	Float	2.75%	95.00%	6/1/2013	B2	2720	B1	B	13	Electronics	17	Electronics
3	Aleris International Inc.	U.S. Loan	Senior Secured Loan	3,989,924	Float	2.00%	90.88%	12/19/2013	B2	2720	B2	B+	23	Mining, Steel, Iron and Nonprecious Metals	31	Minerals/Mining
4	Amerigroup Corporation	Credit-Linked Letter of Credit	Senior Secured Loan	3,970,000	Float	2.00%	97.00%	4/15/2012	B1	2220	Ba3	BB	20	Insurance	29	Insurance
5	Appleton Papers Inc.	Term B Loan	Senior Secured Loan	4,233,393	Float	1.75%	94.88%	6/5/2014	B1	2220	Ba2	BB-	11	Diversified Natural Resources, Precious Metals, and Minerals	24	Forest products
6	APS Healthcare, Inc.	Term Loan (First Lien)	Senior Secured Loan	2,039,750	Float	3.25%	94.50%	3/30/2013	B3	3490	B1	B	17	Healthcare, Education, and Childcare	25	Health care
7	Aramark Corporation	LC Facility Letter of Credit	Senior Secured Loan	266,814	Float	2.15%	95.09%	1/26/2014	B1	2220	Ba3	B+	10	Diversified/Conglomerate Service	23	Food service
8	Aramark Corporation	U.S. Term Loan	Senior Secured Loan	3,733,186	Float	1.88%	95.09%	1/26/2014	B1	2220	Ba3	B+	10	Diversified/Conglomerate Service	23	Food service
9	Asurion Corporation	Term Loan (First Lien)	Senior Secured Loan	6,000,000	Float	3.00%	96.33%	7/3/2014	B2	2720	B2	B-	14	Finance	20	Banking
10	BABSN 2007-1A	Floating - 01/2021 - D1 - 05617AAA9	Structured Finance Secu	1,500,000	Float	3.25%	73.52%	1/18/2021	Ba2	990	Ba2	BB	34	Structured Finance Securities	50	CDO
11	Brown Publishing Company, The	Loan (Second Lien)	Second Lien Loan	2,000,000	Float	7.50%	99.48%	9/14/2014	B3	3490	B3	B-	26	Printing and Publishing	33	Publishing
12	Canwest Mediaworks Limited Partnership	Credit D	Senior Secured Loan	2,000,000	Float	2.00%	95.63%	7/10/2014	B1	2220	Ba1	B	26	Printing and Publishing	33	Publishing
13	Capella Healthcare, Inc.	First Lien Term Loan	Senior Secured Loan	1,983,784	Float	2.50%	96.63%	11/30/2012	B3	3490	B2	B	17	Healthcare, Education, and Childcare	25	Health care
14	CCM Merger Inc. (Motor City Casino)	Term B Loan	Senior Secured Loan	1,984,739	Float	2.00%	97.63%	7/13/2012	B1	2220	Ba3	B	19	Hotels, Motels, Inns, and Gaming	27	Hotels
15	Celanese US Holdings LLC	CL Loan	Senior Secured Loan	2,000,000	Float	1.75%	98.00%	4/2/2014	Ba3	1766	Ba3	BB	6	Chemicals, Plastics, and Rubber	10	Chemicals
16	Celanese US Holdings LLC	Term Loan	Senior Secured Loan	997,487	Float	1.75%	96.00%	4/2/2014	Ba3	1766	Ba3	BB	6	Chemicals, Plastics, and Rubber	10	Chemicals
17	Cenveo Corporation	Term C Facility	Senior Secured Loan	1,741,858	Float	1.75%	96.38%	6/21/2013	B1	2220	Ba2	BB-	29	Telecommunications	38	Telecommunications
18	CFF Acquisition LLC,	Term Loan A	Senior Secured Loan	4,000,000	Float	3.75%	99.50%	7/31/2013	B3	3490	B3	B-	21	Leisure and Amusement	30	Leisure
19	CHS/ Community Health Systems, Inc.	Delayed Draw Term Loan	Senior Secured Loan	185,615	Float	2.25%	96.28%	7/25/2014	B1	2220	Ba3	B+	17	Healthcare, Education, and Childcare	25	Health care
20	CHS/ Community Health Systems, Inc.	Funded Term Loan	Senior Secured Loan	3,690,642	Float	2.25%	90.28%	7/25/2014	B1	2220	Ba3	B+	17	Healthcare, Education, and Childcare	25	Health care
21	Cinemark USA, Inc.	Term Loan	Senior Secured Loan	4,000,000	Float	1.75%	95.25%	10/5/2013	B1	2220	Ba3	B	21	Leisure and Amusement	30	Leisure
22	Citco III Limited	B Term Loan	Senior Secured Loan	4,275,000	Float	2.25%	96.80%	6/30/2014	Ba3	1766	Ba3	BBB-	8	Personal and Nondurable Consumer Products (Manufacturing Only)	14	Cosmetics
23	Commscope, Inc.	Term B Loan	Senior Secured Loan	4,000,000	Float	2.50%	90.00%	12/26/2014	Ba3	1766	Ba3	BB-	29	Telecommunications	38	Telecommunications
24	Continental Alloys & Services, Inc.	U.S. Term Advance	Senior Secured Loan	995,000	Float	2.50%	95.13%	6/15/2012	B2	2720	B2	B	24	Oil and Gas	32	Oil and gas
25	Covanta Energy Corporation	Funded Letter of Credit	Senior Secured Loan	622,012	Float	1.40%	96.00%	2/9/2014	Ba2	1350	Ba2	BB-	24	Oil and Gas	32	Oil and gas
26	Covanta Energy Corporation	Term Loan	Senior Secured Loan	1,334,626	Float	1.50%	96.00%	2/9/2014	Ba2	1350	Ba2	BB-	24	Oil and Gas	32	Oil and gas
27	Culligan International Company	Dollar Loan	Senior Secured Loan	2,493,719	Float	2.25%	90.90%	11/24/2012	B3	3490	B2	B	4	Beverage, Food and Tobacco	4	Beverage and tobacco
28	DaVita Inc.	Tranche B-1 Term Loan	Senior Secured Loan	1,000,000	Float	1.50%	96.00%	10/5/2012	Ba3	1766	Ba1	BB-	17	Healthcare, Education, and Childcare	25	Health care
29	DeCrane Aircraft Holdings, Inc.	First Lien Term Loan	Senior Secured Loan	4,200,000	Float	2.75%	96.53%	2/21/2013	B3	3490	B1	B-	1	Aerospace and Defense	1	Aerospace
30	Edgen Murray Corporation	Term Loan (Second Lien)	Second Lien Loan	2,000,000	Float	6.25%	92.25%	5/11/2015	B2	2720	B3	B-	23	Mining, Steel, Iron and Nonprecious Metals	36	Steel
31	Edgen Murray Corporation	US Term Loan	Senior Secured Loan	3,977,506	Float	2.75%	96.06%	5/11/2014	B2	2720	B3	B-	23	Mining, Steel, Iron and Nonprecious Metals	36	Steel
32	Education Management LLC	Tranche C Term Loan	Senior Secured Loan	4,544,667	Float	1.75%	94.64%	6/1/2013	B2	2720	B2	B	17	Healthcare, Education, and Childcare	25	Health care
33	First Data Corporation	Initial Tranche B-1 Term Loan	Senior Secured Loan	3,990,000	Float	2.75%	95.06%	9/24/2014	B2	2720	Ba3	B+	14	Finance	20	Banking
34	First Data Corporation	Initial Tranche B-2 Term Loan	Senior Secured Loan	2,000,000	Float	2.75%	95.25%	9/24/2014	B2	2720	Ba3	B+	14	Finance	20	Banking
35	FleetCor Technologies Operating Company, LLC	Tranche 1 Term Loan	Senior Secured Loan	2,012,819	Float	2.25%	96.49%	4/30/2013	B1	2220	Ba3	B+	14	Finance	20	Banking
36	FleetCor Technologies Operating Company, LLC	Tranche 2 Term Loan	Senior Secured Loan	405,606	Float	2.25%	96.49%	4/30/2013	B1	2220	Ba3	B+	14	Finance	20	Banking
37	Forestar (USA) Real Estate	Term Loan	Senior Secured Loan	2,400,000	Float	4.00%	99.90%	12/1/2010	B2	2720	B2	B+	11	Diversified Natural Resources. Precious Metals, and Minerals	24	Forest products
38	Freescale Semiconductor, Inc.	Term Loan	Senior Secured Loan	3,989,924	Float	1.75%	93.88%	11/29/2013	B1	2220	Ba1	B+	13	Electronics	17	Electronics
39	Fresenius Medical Care AG & Co., KGaA/Freser	Tranche B Term Loan	Senior Secured Loan	3,355,357	Float	1.38%	97.15%	3/31/2013	Ba2	1350	Ba1	BB	17	Healthcare, Education, and Childcare	25	Health care
40	GALE 2007 - 3A	Floating - 04/2021 - E - 363205AA3	Structured Finance Seas	4,000,000	Float	3.50%	75.04%	4/19/2021	Ba2	990	Ba2	BB	34	Structured Finance Securities	50	CDO
41	Georgia-Pacific LLC	Term B Loan	Senior Secured Loan	3,966,020	Float	1.75%	95.25%	12/20/2012	Ba3	1766	Ba2	BB-	7	Containers, Packaging, and Glass	24	Forest products
42	Graham Packaging Company, L.P.	Term Loan B	Senior Secured Loan	3,400,000	Float	2.25%	95.81%	10/7/2011	B2	2720	B1	B	7	Containers, Packaging, and Glass	13	Containers
43	Grosvenor Capital Management Holdings, LLLP	Term Loan	Senior Secured Loan	3,450,197	Float	2.00%	96.96%	12/5/2013	Ba2	1350	Ba2	BB+	14	Finance	6	Brokerages
44	GSI Holdings L.L.C.	Term Loan	Senior Secured Loan	3,990,000	Float	3.00%	96.94%	8/1/2014	B2	2720	B1	B	15	Farming and Agriculture	19	Agriculture
45	GXS Worldwide, Inc. (fka GXS Corporation)	First Lien Term Loan	Senior Secured Loan	4,250,000	Float	4.00%	98.39%	3/5/2013	B2	2720	Ba3	B	29	Telecommunications	8	Business Equipmt
46	Hanger OrthopedicGroup, Inc.	Tranche B Term Loan	Senior Secured Loan	2,991,745	Float	2.25%	96.17%	5/26/2013	B2	2720	Ba3	B	17	Healthcare, Education, and Childcare	25	Health care
47	Harrington Holdings, Inc.	Term Loan (First Lien)	Senior Secured Loan	2,481,250	Float	2.25%	97.25%	1/11/2014	B2	2720	B1	B	17	Healthcare, Education, and Childcare	25	Health care
48	Hawker Beechcraft Acquisition Company LLC	LC Facility Deposit	Senior Secured Loan	235,126	Float	2.00%	95.75%	3/26/2014	B2	2720	Ba3	B+	1	Aerospace and Defense	1	Aerospace
49	Hawker Beechcraft Acquisition Company LLC	Term Loan	Senior Secured Loan	2,757,927	Float	2.00%	95.75%	3/26/2014	B2	2720	Ba3	B+	1	Aerospace and Defense	1	Aerospace
50	HCA Inc.	Tranche B Term Loan	Senior Secured Loan	5,989,924	Float	2.25%	95.92%	11/18/2013	B2	2720	Ba3	B+	17	Healthcare, Education, and Childcare	25	Health care
51	Hilsinger Company, The	Term Loan	Senior Secured Loan	1,985,000	Float	3.25%	96.00%	12/31/2013	B2	2720	B2	B-	8	Personal and Nondurable Consumer Products (Manufacturing Only)	14	Cosmetics
52	Hunter Defense Technologies, Inc.	First Lien Term B Loan	Senior Secured Loan	5,000,000	Float	3.25%	95.60%	8/13/2014	B2	2720	B1	B+	1	Aerospace and Defense	1	Aerospace
53	Idearc Inc (Verizon)	Tranche B Term Loan	Senior Secured Loan	5,989,924	Float	2.00%	96.15%	11/17/2014	Ba3	1766	Ba2	BB	29	Telecommunications	38	Telecommunications
54	Ineos US Finance LLC	Term A4 Facility	Senior Secured Lon	2,304,230	Float	2.25%	97.88%	12/14/2012	B1	2220	Ba3	B+	6	Chemicals, Plastics, and Rubber	10	Chemicals
55	IneosUS Finance LLC	Term B2 Facility	Senior Secured Loan	989,899	Float	2.25%	97.25%	12/16/2013	B1	2220	Ba3	B+	6	Chemicals, Plastics, and Rubber	10	Chemicals
56	Ineos US Finance LLC	Term C2 Facility	Senior Secured Loan	989,899	Float	2.75%	97.25%	12/15/2014	B1	2220	Ba3	B+	6	Chemicals, Plastics, and Rubber	10	Chemicals
57	JFB Firth Rixson Inc	Term B2 Facility (USD)	Senior Secured Loan	1,500,000	Float	3.00%	99.50%	8/11/2014	B1	2220	B1	B+	1	Aerospace and Defense	1	Aerospace
58	JFB Firth Rixson Inc	Term C2 Facility (USD)	Senior Secured Loan	1,500,000	Float	3.00%	99.50%	8/11/2015	B1	2220	B1	B+	1	Aerospace and Defense	1	Aerospace
59	KATO 2006-9A	Floating - 01/2019 - B2L - 486010AA9	Structured Finance Sears	5,000,000	Float	3.50%	75.07%	1/25/2019	Ba2	990	Ba2	BB	34	Structured Finance Securities	50	CDO
60	Key Safety Systems, Inc.	Term Loan (First Lien)	Senior Secured Loan	1,985,000	Float	2.25%	94.13%	3/8/2014	B2	2720	B1	B+	2	Automobile	3	Automotive
61	Kinder Morgan Inc.	Tranche B Term Loan	Senior Secured Loan	3,826,070	Float	1.50%	96.82%	5/30/2014	Ba2	1350	Ba2	BB-	24	Oil and Gas	32	Oil and gas

Appendix I- GSC Investment Corp. CLO 2007, Ltd. Portfolio of Pre-Closing Collateral Debt Securities	As of 01/16/08

Information presented herein is confidential and proprietary to, Lehman Brothers Inc. and Lehman Brothers International (Europe) (collectively, “Lehman Brothers”) Such material is not to be reproduced or retransmitted in whole or in part or used for any purpose except as authorized by Lehman Brothers, as appropriate, and is to be treated as strictly confidential and not disclosed directly or indirectly to any party other than the recipient. By accepting this information the recipient agrees that it will cause Its directors, partners, officers, employees and representatives to, use the information only to evaluate its potential interest in the Securities to be issued based on this portfolio, Limited as described in the Offering Memorandum and for no other purpose and will not divulge any such information to any other party.

The information regarding the securities set forth below pertains only to the expected portfolio of the Issuer as of the Closing Date. Due to the accumulation of additional Collateral Debt Securities and the reinvestment of Principal Proceeds and Sale Proceeds, the portfolio of the Issuer on any date after the Closing Date will differ materially from the expected initial portfolio set forth below.

		Weighted Average	Weighted Average			Weighted Average
	Par Amount	Spread	Coupon	WARF	Diversity	Purchase Price
Total Portfolio	278,725,349	2.60%	11.00%	2383	42	94.94
Senior Secured Loans	254,200,349	2.46%	NA	2447	NA	96.10
Second Lien / Senior Unsecured Loans	9,025,000	6.95%	11.00%	2978	NA	97.77
Structured Finance Security	15,500,000	3.51%	NA	990	NA	74.33

				Par	Fixed/		Purchase		Moody’s			S&P	Moody’s	Moody’s	S&P	S&P
	Issuer Name	Description	Asset Type	Amount	Float	Spread	Price	Maturity	Rating	RF	Facility	Rating	Code	Industry	Code	Industry
62	Kinetek Industries, Inc.	First Lien Term B-1 Loan	Senior Secured Loan	450,000	Float	2.50%	97.50%	11/10/2013	B2	2720	B1	B	9	Diversified/Conglomerate Manufacturing	28	Industrial machinery
63	Kinetek Industries, Inc.	First Lien Term B-2 Loan	Senior Secured Loan	45,000	Float	2.50%	97.50%	11/10/2013	B2	2720	B1	B	9	Diversified/Conglomerate Manufacturing	28	Industrial machinery
64	MC Communications, LLC	Tranche C Term Loan	Senior Secured Loan	3,951,554	Float	2.50%	95.91%	12/31/2010	B2	2720	B2		10	Diversified/Conglomerate Service	8	Business Equipmt
65	Metaldyne Company LLC	Credit Linked Deposit	Senior Secured Loan	256,410	Float	3.75%	88.75%	1/11/2012	B3	3490	B2	B	2	Automobile	3	Automotive
66	Metaldyne Company LLC	Initial Tranche B Term Loan	Senior Secured Loan	1,743,590	Float	3.75%	88.75%	1/13/2014	B3	3490	B2	B	2	Automobile	3	Automotive
67	Miller Heiman Acquisition Corp.	Term Loan B	Senior Secured Loan	1,783,073	Float	3.75%	99.25%	6/1/2012	B2	2720	B2	B	10	Diversified/Conglomerate Service	8	Business Equipmt
68	National Processing Company Group, Inc. (f/k/a/	First Lien Term Loan	Senior Secured Loan	2,448,203	Float	3.00%	98.44%	9/29/2013	B3	3490	B2	B	14	Finance	20	Banking
69	NewPage Corporation	Term Loan	Senior Secured Loan	3,300,000	Float	3.75%	98.55%	12/22/2014	B1	2220	Ba2	B	11	Diversified Natural Resources, Precious Metals, and Minerals	24	Forest products
70	Nielsen Finance LLC	Dollar Term Loan	Senior Secured Loan	5,992,429	Float	2.25%	94.65%	8/9/2013	B2	2720	Ba3	B	33	Broadcasting, Motion Pictures and Entertainment	5	Broadcast
71	NAG Energy, Inc.	Credit-Linked Deposit	Senior Secured Loan	1,066,667	Float	1.75%	94.81%	2/1/2013	Ba3	1766	Ba2	B+	32	Utilities	39	Utilities
72	NRG Energy, Inc.	Term Loan	Senior Secured Loan	2,933,333	Float	1.75%	94.81%	2/1/2013	Ba3	1766	Ba1	B+	32	Utilities	39	Utilities
73	Nuveen Investments, Inc.	Term Loan	Senior Secured Loan	4,000,000	Float	3.00%	98.81%	11/13/2014	B1	2220	Ba3	B+	14	Finance	20	Banking
74	Nyco Holdings 3 ApS	Facility B2	Senior Secured Loan	1,900,000	Float	2.25%	92.32%	12/29/2014	B1	2220	B1	B+	17	Healthcare, Education, and Childcare	25	Health care
75	Nyco Holdings 3 ApS	Facility C2	Senior Secured Loan	1,900,000	Float	3.00%	92.32%	12/29/2015	B1	2220	B1	B+	17	Healthcare, Education, and Childcare	25	Health care
76	Ones Carestream Finance LP	Term Loan (First Lien)	Senior Secured Loan	2,950,331	Float	2.00%	96.17%	4/30/2013	B1	2220	B2	B+	17	Healthcare, Education, and Childcare	25	Health care
77	Penton Media, Inc.	Term Loan (First Lien)	Senior Secured Loan	2,150,025	Float	2.25%	90.35%	2/1/2013	B2	2720	B1	B	26	Printing and Publishing	33	Publishing
78	Pinnacle Foods Finance LLC	Term Loan	Senior Secured Loan	5,000,000	Float	2.75%	93.75%	4/2/2014	B3	3490	B2	B	25	Personal, Food, and Miscellaneous Services	22	Food products
79	Psychiatric Solutions, Inc.	Term Loan	Senior Secured Loan	2,213,375	Float	1.75%	96.25%	7/2/2012	B1	2220	Ba3	B+	17	Healthcare, Education, and Childcare	25	Health care
80	QA Direct Holdings, LLC	Term Loan	Senior Secured Loan	1,994,987	Float	4.00%	99.00%	8/10/2014	B2	2720	B1	B+	10	Diversified/Conglomerate Service	12	Conglomerates
81	QCE, LLC (Quiznos)	Term Loan (First Lien)	Senior Secured Loan	2,992,405	Float	2.25%	91.75%	5/5/2013	B2	2720	B2	B	28	Retail Stores	23	Food service
82	Qualitor Acquisition Corp.	Second Lien Term Loan	Second Lien Loan	1,025,000	Float	7.25%	96.50%	6/30/2012	B3	3490	B3	B-	2	Automobile	3	Automotive
83	Quintiles Transnational Corp.	Term B Loan (First Lien)	Senior Secured Loan	1,396,447	Float	2.00%	98.38%	3/31/2013	B1	2220	B1	BB-	17	Healthcare, Education, and Childcare	25	Health care
84	Royalty Pharma Finance Trust	Tranche B Tema Loan	Senior Secured Loan	3,291,709	Float	2.25%	99.00%	4/16/2013	Baa2	360	Baa2	BBB-	14	Finance	15	Drugs
85	Seminole Tribe of Florida	Term B-1 Delay Draw Loan	Senior Secured Loan	248,421	Float	1.50%	98.13%	3/5/2014	Baa3	610	Baa3	BBB	21	Leisure and Amusement	30	Leisure
86	Seminole Tribe of Florida	Term B-2 Delay Draw Loan	Senior Secured Loan	847,368	Float	1.50%	98.13%	3/5/2014	Baa3	610	Baa3	BBB	21	Leisure and Amusement	30	Leisure
87	Seminole Tribe of Florida	Term B-3 Delay Draw Loan	Senior Secured Loan	866,397	Float	1.50%	98.13%	3/5/2014	Baa3	610	Baa3	BBB	21	Leisure and Amusement	30	Leisure
88	Specialized Technology Resources, Inc.	Term Loan (First Lien)	Senior Secured Loan	1,982,519	Float	2.50%	96.15%	6/15/2014	B2	2720	B1	B	9	Diversified/Conglomerate Manufacturing	12	Conglomerates
89	STCLO 2007-6A	Floating - 04/2021 - D- 86176YAG7	Structured Finance Secu	5,000,000	Float	3.60%	73.26%	4/17/2021	Ba2	990	Ba2	BB	34	Structured Finance Securities	50	CDO
90	Stronghaven, Incorporated	Term Loan B	Second Lien Loan	4,000,000	Fixed	11.00%	100.00%	10/31/2010	B2	2720	B2	B	7	Containers, Packaging, and Glass	13	Containers
91	SunGard Data Systems Inc (Solar Capital Corp)	New US Term Loan	Senior Secured Loan	5,000,000	Float	2.00%	95.85%	2/28/2014	B2	2720	Ba3	B+	14	Finance	20	Banking
92	Targus Group International	First Lien Tranche B Term Loan	Senior Secured Loan	3,000,000	Float	3.50%	90.96%	11/22/2012	Caal	4770	B2	B-	13	Electronics	17	Electronics
93	Texas Competitive Electric Holdings Company,1	Initial Tranche B-2 Term Loan	Senior Secured Loan	5,985,000	Float	3.50%	97.92%	10/10/2014	Ba3	1766	Ba3	B-	32	Utilities	39	Utilities
94	TransFirst Holdings,Inc.	Term Loan (First Lien)	Senior Secured Loan	2,487,500	Float	2.75%	95.75%	6/15/2014	B3	3490	B2	B	14	Finance	20	Banking
95	USI Holdings Corporation	Tranche B Term Loan	Senior Secured Loan	2,982,513	Float	2.75%	95.00%	5/5/2014	B3	3490	B2	B-	20	Insurance	29	Insurance
96	Weight Watchers International, Inc.	Term B Loan	Senior Secured Loan	4,115,142	Float	1.50%	97.71%	1/26/2014	Ba1	940	Ba1	BB	25	Personal, Food, and Miscellaneous Services	22	Food products
97	Wenner Media LLC	Term Loan	Senior Secured Loan	1,984,293	Float	1.75%	98.25%	10/2/2013	Ba3	1766	Ba3	B+	26	Printing and Publishing	33	Publishing
98	WireCo WorldGroup Inc.	Term Loan	Senior Secured Loan	3,986,714	Float	2.25%	95.00%	2/10/2014	B2	2720	B1	B	23	Mining, Steel, Iron and Nonprecious Metals	31	Minerals/Mining
99	Worldwide Express Operations, LLC	Term Loan	Senior Secured Loan	3,989,305	Float	4.25%	100.00%	6/30/2013	B3	3490	B3	B-	27	Cargo Transport	2	Air transport
100	Yell Group Plc	Facility B1	Senior Secured Loan	4,000,000	Float	2.00%	97.19%	10/27/2012	Ba3	1766	Ba3	BB-	26	Printing and Publishing	33	Publishing

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SCHEDULE B-1

MOODY’S INDUSTRY CLASSIFICATION GROUP LIST

1.	Aerospace and Defense
2.	Automobile
3.	Banking
4.	Beverage, Food and Tobacco
5.	Buildings and Real Estate
6.	Chemicals, Plastics and Rubber
7.	Containers, Packaging and Glass
8.	Personal and Non-Durable Consumer Products (Manufacturing Only)
9.	Diversified/Conglomerate Manufacturing
10.	Diversified/Conglomerate Service
11.	Diversified Natural Resources, Precious Metals and Minerals
12.	Ecological
13.	Electronics
14.	Finance
15.	Farming and Agriculture
16.	Grocery
17.	Healthcare, Education and Childcare
18.	Home and Office Furnishings, Housewares and Durable Consumer Products
19.	Hotels, Motels, Inns and Gaming
20.	Insurance
21.	Leisure and Amusement
22.	Machinery (Non-Agriculture, Non-Construction and Non-Electronic)
23.	Mining, Steel, Iron and Non-Precious Metals
24.	Oil and Gas
25.	Personal, Food and Miscellaneous Services
26.	Printing and Publishing
27.	Cargo Transport
28.	Retail Store
29.	Telecommunications
30.	Textiles and Leather
31.	Personal Transportation
32.	Utilities
33.	Broadcasting and Entertainment
34.	Structured Finance Obligations

M-1

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SCHEDULE B-2

S&P INDUSTRY CLASSIFICATION GROUP LIST**

0	Zero Default Risk
1	Aerospace & Defense
2	Air transport
3	Automotive
4	Beverage & Tobacco
5	Radio & Television
6	Brokers, Dealers & Investment Houses
7	Building & Development
8	Business equipment & services
9	Cable & satellite television
10	Chemicals & plastics
11	Clothing/textiles
12	Conglomerates
13	Containers & glass products
14	Cosmetics/toiletries
15	Drugs
16	Ecological services & equipment
17	Electronics/electrical
18	Equipment leasing
19	Farming/agriculture
20	Financial intermediaries
21	Food/drug retailers
22	Food products
23	Food service
24	Forest products
25	Health care
26	Home furnishings
27	Lodging & casinos
28	Industrial equipment
29	Insurance
30	Leisure goods/activities/movies
31	Nonferrous metals/minerals
32	Oil & gas
33	Publishing
34	Rail industries
35	Retailers (except food & drug)
36	Steel
37	Surface transport
38	Telecommunications
39	Utilities

**          This list may be modified from time to time to conform to the Industry Classification Group currently reflected in S&P’s criteria.

M-2

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SCHEDULE C

LIBOR FORMULA

For purposes of calculating the Floating Rates, the Co-Issuers will appoint the Trustee as calculation agent (in such capacity, the “Calculation Agent”). With respect to each Interest Accrual Period, “LIBOR” for purposes of determining the Floating Rates means the rate determined by the Calculation Agent in accordance with the following provisions:

(1)           LIBOR for any Interest Accrual Period will equal the offered rate, as obtained by the Calculation Agent, for U.S. Dollar deposits of the Designated Maturity which appears on the Reuters Screen LIBOR01 (as defined in the International Swaps and Derivatives Association, Inc. 2006 ISDA Definitions) or such other screen as may replace Reuters Screen LIBOR01, for the purpose of displaying comparable rates as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date as reported by Bloomberg Financial Markets Commodities News. “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London Banking Day prior to the first day of such Interest Accrual Period. “London Banking Day” means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

(2)           If, on any LIBOR Determination Date, such rate does not appear on the Reuters Screen LIBOR01 (or such other page as may replace such Reuters Screen LIBOR01 for the purpose of displaying comparable rates), the Calculation Agent will determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for U.S. Dollar deposits of the Designated Maturity, by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR will equal such arithmetic mean. If, on any LIBOR Determination Date, fewer than two Reference Banks provide such quotations, LIBOR will be deemed to be the arithmetic mean of the offered quotations that one or more leading banks in New Yark City selected by the Calculation Agent (after consultation with the Collateral Manager) are quoting on the relevant LIBOR Determination Date for U.S. Dollar deposits for the Designated Maturity, to the principal London offices of leading banks in the London interbank market. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Calculation Agent.

(3)           If the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the base rate for each day during such Interest Accrual Period.

M-1

For purposes of clause (1) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point. For the purposes of clauses (2) and (3) above, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one thirty-second of a percentage point.

With respect to any Collateral Debt Security, LIBOR shall be the London interbank offered rate determined in accordance with the related Underlying Instrument.

“Designated Maturity”: Three months; provided, that with respect to the initial Interest Accrual Period and the Interest Accrual Period related to the Stated Maturity of each Note, “Designated Maturity” will mean the total number of days elapsed in such Interest Accrual Period. LIBOR for the first Interest Accrual Period will be determined by interpolating from the rate corresponding to the integer maturity obtained when the Designated Maturity is rounded down and the rate corresponding to the integer maturity obtained when the Designated Maturity is rounded up; provided that, if an Interest Accrual Period is less than or equal to seven days, then LIBOR will be determined as if the maturity of the Dollar deposits referred to therein were a period of time equal to seven days.

M-2

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SCHEDULE D

DIVERSITY SCORE TABLE

Aggregate Industry/ Regional Equivalent Unit Score	Diversity Score	Aggregate Industry Regional Equivalent Unit Score	Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Diversity Score	Aggregate Industry/ Regional Equivalent Unit Score	Diversity Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

Source: Moody’s Investors Service Inc.

M-1

Divider

SCHEDULE E

DETERMINATION OF RECOVERY RATE PERCENTAGE

Standard & Poor’s

As of any date of determination, in making calculations with respect to any Class of Notes (including calculation of the S&P Weighted Average Recovery Rate Test), the Standard & Poor’s recovery rate (the “Standard & Poor’s Recovery Rate”) with respect to any Collateral Debt Security will be the percentage for such Collateral Debt Security set forth in (x) the applicable table below, (y) the row in such table opposite the Standard & Poor’s CRR of such Collateral Debt Security (or, in the case of a Form-Approved Synthetic Security, the Reference Obligation unless otherwise specified by Standard & Poor’s) and (z) the column in such table below the current S&P Rating of the respective Class of Notes; provided, that (i) with respect to a DIP Loan or a Synthetic Security, the Standard & Poor’s Recovery Rate shall be the recovery rate assigned by Standard & Poor’s or, if not assigned, shall be the recovery rate assigned to a Senior Secured Loan in Table IV below, and with respect to a Structured Finance Security the Standard & Poor’s Recovery Rate shall be the recovery rate determined by reference to Table V or Table VI below, as applicable and (ii) the Issuer or the Collateral Manager may request the assignment of a recovery rate from Standard & Poor’s with respect to any Collateral Debt Security, any such assignment by Standard & Poor’s to be in writing (electronic or otherwise). Notwithstanding anything in this Indenture to the contrary, the recovery rate for each Asset Specific Hedged Collateral Debt Security must be assigned by Standard & Poor’s at the time of entry into the applicable Asset Specific Hedge.

Table I (if the Collateral Debt Security has a Standard & Poor’s CRR):

Recovery Rates for Assets With Corporate Recovery Ratings

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Asset recovery rating
1+	100%	100%	100%	100%	100%	100%
1	92%	94%	96%	98%	100%	100%
2	78%	81%	84%	87%	90%	90%
3	58%	61%	64%	67%	70%	70%
4	38%	41%	44%	47%	50%	50%
5	16%	20%	24%	27%	30%	30%
6	6%	7%	8%	9%	10%	10%

**As of the Closing Date.

Table II (if the Collateral Debt Security is a Senior Unsecured Loan and has no Standard & Poor’s CRR, but other senior secured corporate debt of the same obligor has a Standard & Poor’s CRR)

U.S. Recovery Rates of Corporate Senior Unsecured Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	53%	55%	57%	59%	61%	61%
1	48%	50%	52%	54%	56%	56%
2	43%	45%	47%	49%	51%	51%
3	39%	41%	43%	45%	47%	47%
4	22%	24%	26%	28%	30%	30%
5	8%	10%	12%	14%	15%	15%
6	4%	4%	4%	4%	4%	4%

**  As of the Closing Date.

Table III (if the Collateral Debt Security is a subordinated obligation and has no Standard & Poor’s CRR, but other senior secured corporate debt of the same obligor has a Standard & Poor’s CRR)

U.S. Recovery Rates of Corporate Subordinnted Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	25%	25%	25%	25%	25%	25%
1	22%	22%	22%	22%	22%	22%
2	20%	20%	20%	20%	20%	20%
3	20%	20%	20%	20%	20%	20%
4	10%	10%	10%	10%	10%	10%
5	5%	5%	5%	5%	5%	5%
6	2%	2%	2%	2%	2%	2%

**  As of the Closing Date.

Table IV (if none of Table I, Table II or Table III is applicable)

Standard & Poor’s U.S. Tiered Corporate Recovery Rates

(for Collateral Debt Securities that do not have a Standard & Poor’s CRR)*

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
U.S. loan recovery rates
Senior Secured Loans+	56%	60%	64%	67%	70%	70%
Cov-Lite Loans	51%	54%	57%	60%	63%	63%
Senior Unsecured Loans and Second Lien Loans*++	40%	42%	44%	46%	48%	48%
Subordinated loans	22%	22%	22%	22%	22%	22%
U.S. bond recovery rates
Senior Secured Notes	48%	49%	50%	51%	52%	52%
Unsecured bonds	38%	41%	42%	44%	45%	45%
Subordinated bonds	19%	19%	19%	19%	19%	19%

*  The aggregate principal amount of all Second Lien Loans without a Standard & Poor’s CRR (excluding any Defaulted Obligations) that, in the aggregate, represent up to 15% of the CDS Principal Balance will have the Standard & Poor’s Recovery Rate specified for Second Lien Loans in the table above. The aggregate principal amount of all Second Lien Loans without a Standard & Poor’s CRR (excluding any Defaulted Obligations) in excess of 15% of the CDS Principal Balance will have the Standard & Poor’s Recovery Rate specified for Subordinated Loans in the table above.

**As of the Closing Date.

+ Solely for the purpose of determining the Standard & Poor’s Recovery Rate for such Loan, no Loan shall constitute a “Senior Secured Loan” if such Loan does not have a Standard & Poor’s CRR or a Standard & Poor’s Recovery Rate assigned as part of a credit estimate, unless such Loan, in the Collateral Manager’s commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such Loan’s purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all Loans senior or pari passu to such Loans and (ii) the outstanding principal balance of such Loan, which value may be derived from, among other things, the enterprise value of the issuer of such Loan (provided, that the terms of this proviso may be amended or revised at any time by a written agreement of the Issuer, the Collateral Manager and the Trustee (without the consent of any holder of any Note), subject to Rating Agency Confirmation from Standard & Poor’s, in order to conform to Standard & Poor’s then-current criteria for such Loans).

++ Solely for the purpose of determining the Standard & Poor’s Recovery Rate for any Loan, no Loan shall constitute a “Second Lien Loan” if such Loan does not have a Standard & Poor’s CRR or a Standard & Poor’s Recovery Rate assigned as part of a credit estimate, unless such Loan, in the Collateral Manager’s commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such Loan’s purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager’s customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal amount of all Loans senior or pari passu to such Loan and (ii) the outstanding principal balance of such Loan, which value may be derived from, among other things, the enterprise value of the issuer of such Loan (provided, that the terms of this footnote may be amended or revised at any time by a written agreement of the Issuer, the Collateral Manager and the Trustee (without the consent of any holder of any Note), subject to Rating Agency Confirmation from Standard & Poor’s, in order to conform to Standard & Poor’s then-current criteria for such Loans).

Standard & Poor’s Recovery Rates for Structured Finance Securities

Table V (if the Structured Finance Security is the Senior-most tranche of securities issued by the issuer of or obligor on such Structured Finance Security)

S&P Rating of Collateral Debt Security at the Date of	Recovery Rate by S&P Rating of Class of Notes on the Applicable Measurement Date
Issuance	AAA	AA	A	BBB	BB	B	CCC
AAA	80%	85%	90%	90%	90%	90%	90%
AA	70%	75%	85%	90%	90%	90%	90%
A	60%	65%	75%	85%	90%	90%	90%
BBB	50%	55%	65%	75%	85%	85%	85%
BB*
B*
CCC*

*  As assigned by Standard & Poor’s on a case-by-case basis.

Table VI (if the Structured Finance Security is not the Senior-most tranche of securities issued by the issuer of or obligor on such Structured Finance Security)

S&P Rating of Collateral Debt Security at the Date of	Recovery Rate by S&P Rating of Class of Notes on the Applicable Measurement Date
Issuance	AAA	AA	A	BBB	BB	B	CCC
AAA	65%	75%	80%	85%	85%	85%	85%
AA	55%	65%	75%	80%	80%	80%	80%
A	40%	45%	55%	65%	80%	80%	80%
BBB	30%	35%	40%	45%	50%	60%	70%
BB	10%	10%	10%	25%	35%	40%	50%
B	3%	5%	5%	10%	10%	20%	25%
CCC	0%	0%	0%	0%	3%	5%	5%

In all recovery rate tables above, Note rating categories below “AAA” include rating subcategories (for example, the “AA” column also applies to Notes rated “AA+” and “AA-”).

“Cov-Lite Loan”: A Loan that (i) does not contain any financial covenants or (ii) requires the borrower to comply with an Incurrence Covenant, but no Maintenance Covenants.

“Incurrence Covenant”: A covenant by the borrower of a Loan to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower including, but not limited to, a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.

“Maintenance Covenant”: A covenant by the borrower of a Loan to comply with one or more financial covenants during each reporting period, whether or not it has taken any specified action.

“Standard & Poor’s CRR”: With respect to any Collateral Debt Security, a corporate recovery rate assigned by Standard & Poor’s to such Collateral Debt Security.

“Standard & Poor’s CRR Recovery Rate”: With respect to any Collateral Debt Security to which Standard & Poor’s has assigned a Standard & Poor’s CRR, the recovery rate determined in accordance with the definition of Standard & Poor’s Recovery Rate.

“Standard & Poor’s Group A1 Countries”: The “Standard & Poor’s Group A1 Countries,” as determined from time to time by Standard & Poor’s, which as of the date hereof are the United Kingdom, Ireland, Finland, Denmark, The Netherlands, South Africa, Australia and New Zealand.

“Standard & Poor’s Group A2 Countries”: The “Standard & Poor’s Group A2 Countries,” as determined from time to time by Standard & Poor’s, which as of the date hereof are Belgium, Germany, Austria, Spain, Portugal, Luxembourg, Switzerland, Sweden, Norway, Hong Kong and Singapore.

“Standard & Poor’s Group B Countries”: The “Standard & Poor’s Group B Countries,” as determined from time to time by Standard & Poor’s, which as of the date hereof are France, Italy, Greece, Japan, South Korea and Taiwan.

“Standard & Poor’s Group Countries”: The Standard & Poor’s Group Al Countries, the Standard & Poor’s Group A2 Countries and the Standard & Poor’s Group B Countries.

Table VII

Emerging Market Recoveries

	AAA	AA	A	BBB	BB	B and CCC

Sovereign Debt	37%	38%	40%	47%	49%	50%
Corporate Debt	22%	24%	32%	33%	35%	37%

Table VIII (Standard & Poor’s Group A1 Countries)

Europe and Asia Recovery Rates of Senior Unsecured Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Secured Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	65%	68%	71%	73%	76%	76%
1	57%	60%	63%	65%	68%	68%
2	50%	53%	55%	57%	59%	59%
3	42%	45%	47%	49%	51%	51%
4	18%	18%	18%	18%	18%	18%
5	8%	8%	8%	8%	8%	8%
6	4%	4%	4%	4%	4%	4%

**  As of the Closing Date.

Table IX (Standard & Poor’s Group A2 Countries)

Europe and Asia Recovery Rates of Senior Unsecured Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	53%	55%	57%	59%	61%	61%
1	48%	50%	52%	54%	56%	56%
2	43%	45%	47%	49%	51%	51%
3	39%	41%	43%	45%	47%	47%
4	18%	18%	18%	18%	18%	18%
5	8%	8%	8%	8%	8%	8%
6	4%	4%	4%	4%	4%	4%

**  As of the Closing Date.

Table X (Standard & Poor’s Group B Countries)

Europe and Asia Recovery Rates of Senior Unsecured Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	45%	46%	48%	49%	51%	51%
1	41%	43%	44%	46%	47%	48%
2	37%	39%	41%	42%	44%	44%
3	33%	36%	37%	39%	40%	41%
4	16%	16%	16%	16%	16%	16%
5	6%	6%	6%	6%	6%	6%
6	3%	3%	3%	3%	3%	3%

**  As of the Closing Date.

Table XI (Standard & Poor’s Group A1 Countries)

Europe and Asia Recovery Rates of Subordinated Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	22%	22%	22%	22%	22%	22%
1	20%	20%	20%	20%	20%	20%
2	18%	18%	18%	18%	18%	18%
3	18%	18%	18%	18%	18%	18%
4	9%	9%	9%	9%	9%	9%
5	4%	4%	4%	4%	4%	4%
6	2%	2%	2%	2%	2%	2%

**  As of the Closing Date.

Table XII (Standard & Poor’s Group A2 Countries)

Europe and Asia Recovery Rates of Subordinated Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	22%	22%	22%	22%	22%	22%
1	20%	20%	20%	20%	20%	20%
2	18%	18%	18%	18%	18%	18%
3	18%	18%	18%	18%	18%	18%
4	9%	9%	9%	9%	9%	9%
5	4%	4%	4%	4%	4%	4%
6	2%	2%	2%	2%	2%	2%

**  As of the Closing Date.

Table XIII (Standard & Poor’s Group B Countries)

Europe and Asia Recovery Rates of Subordinated Debt If Senior Secured Debt Has A Recovery Rating

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured recovery ratings
1+	20%	20%	20%	20%	20%	20%
1	17%	17%	17%	17%	17%	17%
2	15%	15%	15%	15%	15%	15%
3	15%	15%	15%	15%	15%	15%
4	8%	8%	8%	8%	8%	8%
5	3%	3%	3%	3%	3%	3%
6	1%	1%	1%	1%	1%	1%

**  As of the Closing Date.

Table XIV (Standard & Poor’s Group Countries)

Europe and Asia Tiered Corporate Recovery Rates (By Asset Class and Standard & Poor’s Group Countries) (for Collateral Debt Securities that do not have a Standard & Poor’s CRR)

Rating of Class of Notes**	AAA	AA	A	BBB	BB	B and CCC
Senior secured loans
Group A1	68%	73%	78%	81%	85%	85%
Group A2	56%	60%	64%	67%	70%	70%
Group B	48%	51%	55%	57%	60%	60%
Senior secured Cov-Lite Loans
Group A1	61%	66%	70%	73%	77%	77%
Group A2	50%	54%	58%	60%	63%	63%
Group B	43%	46%	49%	52%	54%	54%
Mezzanine/second-lien/senior unsecured loans
Group A1	45%	47%	50%	52%	54%	54%
Group A2	40%	42%	44%	46%	48%	48%
Group B	35%	37%	39%	40%	42%	42%
Subordinated loans
Group A1	20%	20%	20%	20%	20%	20%
Group A2	20%	20%	20%	20%	20%	20%
Group B	17%	17%	17%	17%	17%	17%
Senior secured bonds
Group A1	60%	61%	62%	63%	64%	64%
Group A2	48%	49%	50%	51%	52%	52%
Group B	43%	44%	45%	46%	47%	47%
Senior unsecured bonds
Group A1	40%	42%	44%	46%	48%	48%
Group A2	38%	41%	42%	44%	45%	45%
Group B	32%	35%	36%	38%	39%	40%
Subordinated bonds
Group A1	18%	18%	18%	18%	18%	18%
Group A2	18%	18%	18%	18%	18%	18%
Group B	15%	15%	15%	15%	15%	15%

**  As of the Closing Date.

In all recovery rate tables above, Note rating categories below “AAA” include rating subcategories (for example, the “AA” column also applies to Notes rated “AA+” and “AA-”). Notwithstanding the foregoing, the Standard & Poor’s Recovery Rates set forth in the tables above may be adjusted on a case-by-case basis upon receipt of Rating Agency Confirmation from Standard & Poor’s. The Standard & Poor’s Recovery Rate of any Synthetic Security shall be 0% until a Standard & Poor’s Recovery Rate is assigned by Standard & Poor’s.

Moody’s

As of any determination date, the Moody’s recovery rate (the “Moody’s Recovery Rate”) with respect to any Collateral Debt Security will be the percentage for such Collateral Debt Security set forth in the applicable table below:

Table I:

Moody’s Priority Category	Moody’s Recovery Rate
Synthetic Securities

In the case of:

(i) a Form-Approved Synthetic Security, the “Moody’s Priority Category Recovery Rate” given by Moody’s to the Form-Approved Synthetic Security at the time of approval of the Form-Approved Synthetic Security by Moody’s, and

(ii) any other Synthetic Security, the “Moody’s Priority Category Recovery Rate” given by Moody’s to the Synthetic Security at the time of acquisition of the Synthetic Security.

Structured Finance Obligations

The Moody’s Priority Category Recovery Rate determined in accordance with the Moody’s Structured Finance Security Recovery Rates set forth in Appendix F by reference to the type of asset and its then Moody’s Rating (or, with respect to assets to which such schedule does not apply, on a case-by-case basis in connection with the grant of the relevant Collateral Debt Security).

Unsecured DIP Loans and any Collateral Debt Securities not covered above or below	As determined by Moody’s on a case-by-case basis.

For Bonds, Moody’s Senior Secured Loans and Moody’s Non Senior Secured Loans, the relevant Moody’s Recovery Rate is the rate determined pursuant to the table below based on the number of rating subcategories difference between the Bond’s or Loan’s Moody’s Obligation Rating and its Moody’s Default Probability Rating (for purposes of clarification, if the Moody’s Obligation Rating is higher than the Moody’s Default Probability Rating, the rating subcategories difference will be positive and if it is lower, negative):

Table II:

Number of Moody’s Ratings Subcategories Difference Between the Moody’s
Obligation Rating and the		Moody’s Non
Moody’s Default Probability	Moody’s Senior	Senior Secured
Rating	Secured Loans	Loans	Bonds
+2 or more	60%	45%	40%
+1	50%	42%	35%
0	45%	40%	30%
-1	40%	30%	15%
-2	30%	15%	10%
-3 or less	20%	10%	2%

If no Moody’s Recovery Rate has been specifically assigned with respect to a Loan pursuant to the above tables and the Loan is a DIP Loan, the relevant Moody’s Recovery Rate is 50%.

Table III:

The Moody’s Recovery Rate for a Structured Finance Security will be the applicable rate set forth below based on the appropriate sector as categorized by Moody’s:

Diversified Securities primarily include (1) Automobile Securities; (2) Car Rental Receivable Securities; (3) Credit Card Securities; (4) Student Loan Securities:

Initial Rating Structured Finance Security

% of Underlying
Capital Structure	Aaa	Aa	A	Baa	Ba	B
>70%	85%	80%	70%	60%	50%	40%
<0% >10%	75%	70%	60%	50%	40%	30%
<10%	70%	65%	55%	45%	35%	25%

Residential Securities primarily include (1) Home Equity Loan Securities; (2) Manufactured Housing Securities; (3) Residential A Mortgage Securities; (4) Residential B/C Mortgage Securities:

Initial Rating of Structured Finance Security

% of Underlying
Capital Structure	Aaa	Aa	A	Baa	Ba	B
>70%	85%	80%	65%	55%	45%	30%
<70% >10%	75%	70%	55%	45%	35%	25%
<10% >5%	65%	55%	45%	40%	30%	20%
<5% >2%	55%	45%	40%	35%	25%	15%
<2%	45%	35%	30%	25%	15%	10%

Undiversified Securities primarily include (1) CMBS Conduit; (2) CMBS Credit Tenant Lease; (3) CMBS Large Loan; (4) those ABS Sectors not included in Diversified Securities:

Initial Rating of Structured Finance Security

% of Underlying
Capital Structure	Aaa	Aa	A	Baa	Ba	B
>70%	85%	80%	65%	55%	45%	30%
<70% >10%	75%	70%	55%	45%	35%	25%
<10% >5%	65%	55%	45%	35%	25%	15%
<5% >2%	55%	45%	35%	30%	20%	10%
<2%	45%	35%	25%	20%	10%	5%

Collateralized Debt Obligations include (1) High-diversity CDOs (Diversity Score in excess of 20); (2) Low-Diversity CDOs (Diversity Score of 20 or less).

High Diversity Collateralized Debt Obligations:

Initial Rating of Structured Finance Security

% of Underlying
Capital Structure	Aaa	Aa	A	Baa	Ba	B
>70%	85%	80%	65%	55%	45%	30%
<70% >10%	75%	70%	60%	50%	40%	25%
<10% >5%	65%	55%	50%	40%	30%	20%
<5% >2%	55%	45%	40%	35%	25%	10%
<2%	45%	35%	30%	25%	10%	5%

Low Diversity Collateralized Debt Obligations:

Initial Rating of Structured Finance Security

% of Underlying
Capital Structure	Aaa	Aa	A	Baa	Ba	B
>70%	80%	75%	60%	50%	45%	30%
<70% >10%	70%	60%	55%	45%	35%	25%
<10% >5%	60%	50%	45%	35%	25%	15%
<5% >2%	50%	40%	35%	30%	20%	10%
<2%	30%	25%	20%	15%	7%	4%

Notwithstanding the foregoing, the Moody’s Recovery Rates and Standard & Poor’s Recovery Rates set forth in the tables above may be modified by the Issuer on a case-by-case basis upon receipt of Rating Agency Confirmation from Moody’s or Standard & Poor’s, as applicable.

“Assigned Moody’s Rating”: The monitored publicly available rating or the monitored estimated rating expressly assigned to a debt obligation (or facility) by Moody’s that addresses the full amount of the principal and interest promised.

“Corporate Family Rating”: With respect to any Collateral Debt Security or any obligor on any Collateral Debt Security as of any date of determination, the corporate family rating of such Collateral Debt Security or such obligor, as the case may be, as of such date, if any, as published from time to time by Moody’s.

“Moody’s Default Probability Rating”: With respect to any Loan or Bond, as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(a)                                 with respect to any Moody’s Senior Secured Loan:

(i)                                     if the Loan’s obligor has a Corporate Family Rating from Moody’s, such Corporate Family Rating; and

(ii)                                  if the preceding clause does not apply, the Moody’s Obligation Rating of such Loan; and

(b)                                 with respect to a Moody’s Non Senior Secured Loan or a Bond:

(i)                                     if the Obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such rating; and

(ii)                                  if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating of the Loan or Bond, as applicable; and

(c)                                  with respect to a Synthetic Security or collateralized loan obligation, the Moody’s Obligation Rating thereof; and

(d)                                 with respect to a DIP Loan, the rating that is one rating subcategory below the Moody’s Obligation Rating thereof.

Notwithstanding the foregoing, if the Moody’s Rating or ratings used to determine the Moody’s Default Probability Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade; provided, that with respect to Structured Finance Securities such rating or ratings will be adjusted down two subcategories (if on watch for downgrade) or up two subcategories (if on watch for upgrade); and provided, further, that the requirement for such rating or ratings to be adjusted will not apply if(a) there has been an announcement by Moody’s with respect to such Loan or Bond that the placement of such Loan or Bond on watch was in connection with an acquisition, corporate merger, reorganization or other similar transaction and (b) the issuer of such Bond or Loan is required to redeem such Bond or Loan at par upon the completion of such transaction.

“Moody’s Equivalent Senior Unsecured Rating”: With respect to any Loan or Bond and the obligor thereof as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(a)                                 if the obligor has a senior unsecured obligation with an Assigned Moody’s Rating, such Assigned Moody’s Rating;

(b)                                 if the preceding clause does not apply, the Moody’s “Issuer Rating” for the obligor;

(c)                                  if the preceding clauses do not apply, but the obligor has a subordinated obligation with an Assigned Moody’s Rating, then

(i)                                     if such Assigned Moody’s Rating is at least “B3” (and, if rated “B3,” not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is one rating subcategory higher than such Assigned Moody’s Rating, or

(ii)                                  if such Assigned Moody’s Rating is less than “B3” (or rated “B3” and on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be such Assigned Moody’s Rating;

(d)                                 if the preceding clauses do not apply, but the obligor has a senior secured obligation with an Assigned Moody’s Rating, then:

(i)                                     if such Assigned Moody’s Rating is at least “Caa3” (and, if rated “Caa3,” not on watch for downgrade), the Moody’s Equivalent Senior Unsecured Rating shall be the rating which is one subcategory below such Assigned Moody’s Rating, or

(ii)                                  if such Assigned Moody’s Rating is less than “Caa3” (or rated “Caa3” and on watch for downgrade), then the Moody’s Equivalent Senior Unsecured Rating shall be “Ca”;

(e)                                  if the preceding clauses do not apply, but such obligor has a Corporate Family Rating, the Moody’s Equivalent Senior Unsecured Rating shall be one rating subcategory below such Corporate Family Rating;

(f)                                   if the preceding clauses do not apply, but the obligor has a senior unsecured obligation (other than a bank loan) with a monitored public rating from Standard & Poor’s (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), then the Moody’s Equivalent Senior Unsecured Rating shall be:

(i)                                     one rating subcategory below the Moody’s equivalent of such Standard & Poor’s rating if it is “BBB-” or higher,

(ii)                                  two rating subcategories below the Moody’s equivalent of such Standard & Poor’s rating if it is “BB+” or lower, or

(iii)                               so long as the aggregate of the principal balances of Collateral Debt Securities having an Assigned Moody’s Rating pursuant to this clause (:t)(iii), clause (g)(iii) and clause (h)(iii) below, in the aggregate, does not exceed 10.0% of the CDS Principal Balance, (x) “B3” (unless such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000) until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s if(A) the Collateral Manager certifies to the Trustee that in its commercially reasonable judgment, it believes an estimated rating equivalent to a rating no lower than “B3” will be assigned by Moody’s and the Issuer or the Collateral Manager on its behalf applies for an estimated rating from Moody’s within ten (10) Business Days of the date of the commitment to purchase the Loan or Bond and (B) all the Coverage Tests and the Collateral Quality Tests are satisfied; provided, that if Moody’s issues an estimated rating lower than “B3” pursuant to this clause (f)(iii)(x) at least three times within a twelve-month period or a cumulative total of five times, the Issuer may not utilize this clause (f)(iii)(x) and (y) if such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000, “Caa1” until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s; provided, that, with respect to any Collateral Debt Security for which an estimated rating from Moody’s has been received, the Collateral Manager shall request that Moody’s confirm such estimated rating on an annual basis;

(g)                                  if the preceding clauses do not apply, but the obligor has a subordinated obligation (other than a bank loan) with a monitored public rating from Standard & Poor’s (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody’s Rating shall be deemed to be:

(i)                                     one rating subcategory below the Moody’s equivalent of such Standard & Poor’s rating if it is “BBB-” or higher,

(ii)                                  two rating subcategories below the Moody’s equivalent of such Standard & Poor’s rating if it is “BB+” or lower, and the Moody’s Equivalent Senior Unsecured Rating shall be determined pursuant to clause (c) above, or

(iii)                               so long as the aggregate of the principal balances of Collateral Debt Securities having an Assigned Moody’s Rating pursuant to this clause (g)(iii), clause (f)(iii) above and clause (h)(iii) below, in the aggregate, does not exceed 10.0% of the CDS Principal Balance, (x) “B3” (unless such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000) until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s if(A) the Collateral Manager certifies to the Trustee that in its commercially reasonable judgment, it believes an estimated rating equivalent to a rating no lower than “B3” will be assigned by Moody’s and the Issuer or the Collateral Manager on its behalf applies for an estimated rating from Moody’s within ten (10) Business Days of the date of the commitment to purchase the Loan or Bond and (B) all the Coverage Tests and the Collateral Quality Tests are satisfied; provided, that if Moody’s issues an estimated rating lower than “B3” pursuant to this clause (g)(iii)(x) at least three times within a twelve-month period or a cumulative total of five times, the Issuer may not utilize this clause (g)(iii)(x) and (y) if such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000, “Caa1” until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s; provided, that, with respect to any Collateral Debt Security for which an estimated rating from Moody’s has been received, the Collateral Manager shall request that Moody’s confirm such estimated rating on an annual basis;

(h)                                 if the preceding clauses do not apply, but the obligor has a senior secured obligation with a monitored public rating from Standard & Poor’s (without any postscripts, asterisks or other qualifying notations, that addresses the full amount of principal and interest promised), the Assigned Moody’s Rating shall be deemed to be:

(i)                                     one rating subcategory below the Moody’s equivalent of such Standard & Poor’s rating if it is “BBB-” or higher,

(ii)                                  two rating subcategories below the Moody’s equivalent of such Standard & Poor’s rating if it is “BB+” or lower, and the Moody’s Equivalent Senior Unsecured Rating shall be determined pursuant to clause (d) above, or

(iii)                               so long as the aggregate of the principal balances of Collateral Debt Securities having an Assigned Moody’s Rating pursuant to this clause (h)(iii), clause (f)(iii) and clause (g)(iii) above, in the aggregate does not exceed 10.0% of the CDS Principal Balance, (x) “B3” (unless such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000) until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s if(A) the Collateral Manager certifies to the Trustee that in its commercially reasonable judgment, it believes an estimated rating equivalent to a rating no lower than “B3” will be assigned by Moody’s and the Issuer or the Collateral Manager on its behalf applies for an estimated rating from Moody’s within ten (10) Business Days of the date of the commitment to purchase the Loan or Bond and (B) all the Coverage Tests and the Collateral Quality Tests are satisfied; provided, that if Moody’s issues an estimated rating lower than “B3” pursuant to this clause (h)(iii)(x) at least three times within a twelve-month period or a cumulative total of five times, the Issuer may not utilize this clause (h)(iii)(x) and (y) if such Collateral Debt Security is an interest in a Loan (or Participation therein) of an obligor whose outstanding credit facilities have a maximum aggregate principal balance of less than U.S.$100,000,000, “Caa1” until the Issuer or the Collateral Manager obtains an estimated rating from Moody’s; provided, that, with respect to any Collateral Debt Security for which an estimated rating from Moody’s has been received, the Collateral Manager shall request that Moody’s confirm such estimated rating on an annual basis;

(i)                                     if the preceding clauses do not apply and each of the following clauses (i) through (viii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa1”:

(i)                                     neither the obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings,

(ii)                                  no debt securities or obligations of the obligor are in default,

(iii)                               neither the obligor nor any of its Affiliates has defaulted on any debt during the preceding two years,

(iv)                              the obligor has been in existence for the preceding five years,

(v)                                 the obligor is current on any cumulative dividends,

(vi)                              the fixed-charge ratio for the obligor exceeds 125% for each of the preceding two fiscal years and for the most recent quarter,

(vii)                           the obligor had a net profit before tax in the past fiscal year and the most recent quarter, and

(viii)                        the annual financial statements of such obligor are unqualified and certified by a firm of Independent accountants of international reputation, and quarterly statements are unaudited but signed by a corporate officer;

(j)                                    if the preceding clauses do not apply but each of the following clauses (i) and (ii) do apply, the Moody’s Equivalent Senior Unsecured Rating will be “Caa3”:

(i)                                     neither the obligor nor any of its Affiliates is subject to reorganization or bankruptcy proceedings; and

(ii)                                  no debt security or obligation of such obligor has been in default during the past two years; and

(k)                                 if the preceding clauses do not apply and a debt security or obligation of the obligor has been in default during the past two years, the Moody’s Equivalent Senior Unsecured Rating will be “Ca.”

Notwithstanding the foregoing, the aggregate principal amount of the Collateral Debt Securities that may be given a Moody’s Equivalent Senior Unsecured Rating based on a rating by Standard & Poor’s in the manner provided in clauses (f), (g) and (h) above may not exceed 10% of the CDS Principal Balance as of any date of determination.

“Moody’s Non Senior Secured Loan”: Any Loan that is not a Moody’s Senior Secured Loan.

“Moody’s Obligation Rating”: With respect to any Loan, Bond or Synthetic Security as of any date of determination, is the rating determined in accordance with the following, in the following order of priority:

(a)                                 any Collateral Debt Security (other than a Moody’s Non Senior Secured Loan, a Bond, a Synthetic Security or a DIP Loan):

(i)                                     if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii)                                  if the preceding clause does not apply, the rating that is one rating subcategory above the Moody’s Equivalent Senior Unsecured Rating; and

(b)                                 with respect to a Moody’s Non Senior Secured Loan or a Bond:

(i)                                     if it has an Assigned Moody’s Rating, such Assigned Moody’s Rating; or

(ii)                                  if the preceding clause does not apply, the Moody’s Equivalent Senior Unsecured Rating; and

(c)                                  with respect to a Synthetic Security, DIP Loan or collateralized loan obligation, the Assigned Moody’s Rating thereof.

Notwithstanding the foregoing, if the Moody’s Rating or ratings used to determine the Moody’s Obligation Rating are on watch for downgrade or upgrade by Moody’s, such rating or ratings will be adjusted down one subcategory (if on watch for downgrade) or up one subcategory (if on watch for upgrade; provided, that with respect to Structured Finance Securities such rating or ratings will be adjusted down two subcategories (if on watch for downgrade) or up two subcategories (if on watch for upgrade); and provided, further, that the requirement for such rating or ratings to be adjusted will not apply if(a) there has been an announcement by Moody’s with respect to such Loan or Bond that the placement of such Loan or Bond on watch was in connection with an acquisition, corporate merger, reorganization or other similar transaction and (b) the issuer of such Bond or Loan is required to redeem such Bond or Loan at par upon the completion of such transaction.

“Moody’s Rating”: With respect to any Collateral Debt Security, the Moody’s Default Probability Rating thereof; provided, that with respect to the Collateral Debt Securities generally, if at any time Moody’s or any successor to it ceases to provide rating services, references to rating categories of Moody’s in this Indenture shall be deemed instead to be references to the equivalent categories of any other nationally recognized investment rating agency selected by the Collateral Manager as of the most recent date on which such other rating agency and Moody’s published ratings for the type of security in respect of which such alternative rating agency is used.

“Moody’s Senior Secured Loan”: (a) (i) a Senior Secured Loan or (ii) a Second Lien Loan; provided, that such Senior Secured Floating Rate Note or such Second Lien Loan, in each case, will only constitute a “Moody’s Senior Secured Loan” if it has an Assigned Moody’s Rating that is not lower than the Corporate Family Rating of the related obligor and (b) such Loan is not: (i) a DIP Loan, (ii) a Loan for which the security interest or lien (or the validity or effectiveness thereof) in substantially all of its collateral attaches, becomes effective, or otherwise “springs” into existence after the origination thereof, or (iii) a type of Loan that Moody’s has identified as having unusual terms and with respect to which its Moody’s Recovery Rate has been or is to be determined on a case-by-case basis.

Divider

EXHIBIT A

Form of Regulation S Note

[Class A][Class B][Class C][Class D][Class E][Deferrable]

Floating Rate [Senior] Note Due 2020

THIS SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE “SECURITIES ACT”), AND THE CO-ISSUERS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED FROM TIME TO TIME (THE “INVESTMENT COMPANY ACT”). THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(l) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(1)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(l)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, AND WHO IS ALSO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW, AND WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXCEPTION OR (2) TO A PERSON THAT IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATION S) NOR A U.S. RESIDENT (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION S UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURED NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER THAT IS A U.S. PERSON OR A U.S. RESIDENT AND IS NOT A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE SECURED NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH INITIAL PURCHASER OF A SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN AND EACH SUBSEQUENT TRANSFEREE OF ANY SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN WILL BE DEEMED BY SUCH PURCHASE OR ACQUISITION OF ANY SUCH SECURED NOTE OR INTEREST THEREIN TO HAVE REPRESENTED AND WARRANTED AND IN CERTAIN CIRCUMSTANCES (WITH RESPECT TO ANY TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL SECURED NOTE FOR AN INTEREST IN A REGULATIONS GLOBAL SECURED NOTE OR VICE VERSA OR ANY TRANSFER OF A DEFINITIVE SECURED NOTE) WILL BE REQUIRED TO REPRESENT AND WARRANT THAT ON EACH DAY FROM THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE ACQUIRES SUCH SECURED NOTE OR INTEREST THEREIN THROUGH AND INCLUDING THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE DISPOSES OF SUCH SECURED NOTE OR INTEREST THEREIN, EITHER THAT (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED FROM TIME TO TIME (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE PLAN ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY FOREIGN, FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH SECURITY OR INTEREST THEREIN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A FOREIGN, GOVERNMENTAL OR CHURCH PLAN, A NON-EXEMPT VIOLATION OF ANY SUBSTANTIALLY SIMILAR FOREIGN, FEDERAL, STATE OR LOCAL LAW).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

To be included in the case of the Class E Notes:

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OlD”). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OlD, THE ISSUE DATE AND THE YIELD TO MATURITY PLEASE CONTACT TRUSTEE AT TELEPHONE No. (704) 335-4678, ATTENTION: CDO TRUST SERVICES- GSC INVESTMENT CORP. CLO 2007, LTD.

NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE HELD BY OR TRANSFERRED TO A BENEFIT PLAN INVESTOR AS DEFINED IN SECTION 3(42) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER. EACH ORIGINAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE) AND IS NOT ACTING ON BEHALF OF OR USING THE ASSETS OF (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE ACTING ON BEHALF OF OR USING THE ASSETS OF) A BENEFIT PLAN INVESTOR. EACH HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE, AND IS NOT ACTING ON BEHALF OF, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR; (2) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (OR AN INTEREST THEREIN) TO BENEFIT PLAN INVESTOR; AND (3) IT AND ANY FIDUCIARY CAUSING IT TO ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AGREE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TO INDEMNIFY AND HOLD HARMLESS THE ISSUER, THE CO-ISSUER, THE INITIAL PURCHASERS, THE TRUSTEE AND THE COLLATERAL MANAGER AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGE OR LOSS INCURRED BY THEM AS A RESULT OF ITS BREACH OF THE FOREGOING CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES THAT ARE APPLICABLE TO IT.

“BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF ERISA INCLUDES AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISION OF TITLE I OF ERISA, A “PLAN” THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE, AND ANY ENTITY WHOSE ASSETS ARE TREATED AS “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF A PLAN’S INVESTMENT IN SUCH ENTITY, INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT (AND A WHOLLY OWNED SUBSIDIARY OF SUCH GENERAL ACCOUNT) ANY OF THE UNDERLYING ASSETS OF WHICH CONSTITUTE “PLAN ASSETS” UNDER SECTION 401(c) OF ERISA.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN IS OR BECOMES A BENEFIT PLAN INVESTOR, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE

SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO, CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT OF THE HOLDERS OF THE CLASS E NOTES.

GSC INVESTMENT CORP. CLO 2007, LTD.
[GSC INVESTMENT CORP. CLO 2007, INC.]

[Class A][Class B][Class C][Class D][Class E] [Deferrable] Floating Rate

[Senior] Note Due 2020

[A][B][C][D][E]/S-	Up to U.S.$[ ]
CUSIP NO.: [ ]	ISIN NO.: [ ]
COMMON CODE: [ ]

[For the Class A Notes, Class B Notes, Class C Notes and Class D Notes: GSC INVESTMENT CORP. CLO 2007, LTD., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Issuer”), and GSC INVESTMENT CORP. CLO 2007, INC., a corporation incorporated under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”)][For the Class E Notes: GSC INVESTMENT CORP. CLO 2007, LTD., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Issuer”)], for value received, hereby promise[s] to pay to [           ] or its registered assigns, upon presentation and surrender of this [Class A][Class B][Class C][Class D][Class E] Note (except as otherwise permitted by the Indenture) (defined below), the principal sum of up to U.S.$[                    ], as adjusted upward or downward in accordance with the adjustments recorded in the books and records of the Trustee, or DTC or its nominees, on January 21, 2020 (the “Stated Maturity”) or upon the unpaid portion of such principal sum becoming due and payable at an earlier date by declaration of acceleration, call for redemption or as otherwise provided in the Indenture. The Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate specified in the Indenture. Except as provided otherwise in the Indenture, interest on this [Class A][Class B][Class C][Class D][Class E] Note shall be due and payable quarterly in arrears on each Payment Date immediately following the related Interest Accrual Period. All payments on the Notes shall be made subject to and in accordance with the Priority of Payments. All amounts payable and punctually paid on any Payment Date, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Payment Date.

This Note is one of a duly authorized issue of [Class A][Class B][Class C][Class D][Class E][Deferrable] Floating Rate [Senior] Notes due 2020 (the “[Class A][Class B][Class C][Class D][Class E] Notes”) of the [Co-Issuers][Issuer], limited in aggregate face amount to U.S.$[                       ] and issued under that certain Indenture, dated as of January 22, 2008 (the “Indenture”), by and among GSC Investment Corp. CLO 2007, Inc., a corporation incorporated under the laws of the State of Delaware, the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), custodian and securities intermediary. Authorized under the Indenture are the Class A Floating Rate Senior Notes due 2020 (the “Class A Notes”), the Class B Floating Rate Senior Notes due 2020 (the “Class B Notes”), the Class C Deferrable Floating Rate Notes due 2020 (the “Class C Notes”), the Class D Deferrable Floating Rate Notes due 2020 (the “Class D Notes”) and the Class E Deferrable Floating Rate Notes due 2020 (the “Class E Notes,” and together with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”). The Issuer will also issue U.S.$30,000,000 Subordinated Notes due 2020 (the “Subordinated Notes”).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

As more specifically detailed in the Indenture, (A) (i) the Class E Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and (ii) the Class E Notes bear the first risk of loss after the Subordinated Notes; (B) (i) the Class D Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes and the Class C Notes and (ii) the Class D Notes bear the first risk of loss after the Class E Notes; (C) (i) the Class C Notes will rank subordinate in priority of payment to the Class A Notes and the Class B Notes and (ii) the Class C Notes bear the first risk of loss after the Class D Notes; and (D) the Class B Notes will rank subordinate in priority of payment to the Class A Notes and (ii) the Class B Notes bear the first risk of loss after the Class C Notes.

The obligations of the [Co-Issuers][Issuer] under this Note and the Indenture are limited recourse obligations of the [Co-Issuers][Issuer] payable solely from the Collateral and following realization and application of the Collateral in accordance with the Priority of Payments or as otherwise provided in the Indenture upon a liquidation of the Collateral, and in the event the Collateral are insufficient to satisfy such obligations, any claims of Holders and obligations of the [Issuer][Co-Issuers] shall be extinguished.

Payments on this Note, if in global form, will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a U.S. Dollar check in immediately available funds delivered to the Depository or its nominee. Payments on this Note, if not in global form, will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Holder hereof in accordance with wiring instructions provided to the Notes Paying Agent, or, if such instructions have not been received at least five Business Days prior to the relevant Payment Date or a wire transfer cannot be effected, by a U.S. Dollar check mailed to the address of the Holder specified in the Note Register as of the Record Date applicable to such Payment Date.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

The [Co-Issuers][Issuer] shall not be obligated to pay any additional amounts as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

The Notes are subject to mandatory redemption upon the occurrence of certain events specified in the Indenture and are redeemable by the [Co-Issuers][Issuer] in whole, but not in part, as provided for and at a redemption price set forth in the Indenture.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this [Class A][Class B][Class C][Class D][Class E] Note, plus accrued and unpaid interest thereon calculated as set forth above.

Each Class of the Notes is issuable in global form deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., in minimum denominations such that the minimum denominations of each Note satisfy the minimum denominations of such Class of Notes as set forth in the Indenture.

The Issuer shall arrange for the Note Registrar to maintain the Note Register. Title to this Note shall pass by registration in the Note Register.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee, the Authenticating Agent or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The remedies of the Trustee or the Holder hereof, as provided in the Indenture, shall be cumulative and concurrent and may be pursued solely against the Collateral. No failure on the part of the Holder or of the Trustee in exercising any right or remedy hereunder or under the Indenture shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder or under the Indenture.

THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the [Co-Issuers][Issuer] [have][has] caused this Note to be duly executed.

Dated:	GSC INVESTMENT CORP. CLO 2007, LTD.

By:
Name:
Title:

[GSC INVESTMENT CORP. CLO 2007, INC.]

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

For value received                                                                                                          hereby sells, assigns and transfers unto

[Please print or type name and address, including zip code, and social security or other identifying number of assignee of assignee:]

the within Note and does hereby irrevocably constitute and appoint                                                             Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:

Signature

SCHEDULE OF EXCHANGES IN NOTE

The initial principal amount of this Note at issuance: $[                ]

The following exchanges of a part of this Note have been made:

Signature of
	Amount of decrease	Amount of increase	Principal amount of this	authorized
Date of	in principal amount	in principal amount	Note following such	officer of
Exchange	of this Note	of this Note	decrease (or increase)	Trustee

Divider

EXHIBIT B

Form of Rule 144A Note

[Class A][Class B][Class C][Class D][Class E][Deferrable]
Floating Rate [Senior] Note Due 2020

THIS SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE “SECURITIES ACT”), AND THE CO-ISSUERS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED FROM TIME TO TIME (THE “INVESTMENT COMPANY ACT”). THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(l) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(l)(i)(D) OR (a)(l)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(l)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, AND WHO IS ALSO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW, AND WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXCEPTION OR (2) TO A PERSON THAT IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATIONS) NOR A U.S. RESIDENT (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATIONS UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURED NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER THAT IS A U.S. PERSON OR A U.S. RESIDENT AND IS NOT A QUALIFIED PURCHASER AND A

QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE SECURED NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH INITIAL PURCHASER OF A SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN AND EACH SUBSEQUENT TRANSFEREE OF ANY SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN WILL BE DEEMED BY SUCH PURCHASE OR ACQUISITION OF ANY SUCH SECURED NOTE OR INTEREST THEREIN TO HAVE REPRESENTED AND WARRANTED AND IN CERTAIN CIRCUMSTANCES (WITH RESPECT TO ANY TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL SECURED NOTE FOR AN INTEREST IN A REGULATIONS GLOBAL SECURED NOTE OR VICE VERSA OR ANY TRANSFER OF A DEFINITIVE SECURED NOTE) WILL BE REQUIRED TO REPRESENT AND WARRANT THAT ON EACH DAY FROM THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE ACQUIRES SUCH SECURED NOTE OR INTEREST THEREIN THROUGH AND INCLUDING THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE DISPOSES OF SUCH SECURED NOTE OR INTEREST THEREIN, EITHER THAT (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED FROM TIME TO TIME (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE PLAN ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY FOREIGN, FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH SECURITY OR INTEREST THEREIN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A FOREIGN, GOVERNMENTAL OR CHURCH PLAN, A NON-EXEMPT VIOLATION OF ANY SUBSTANTIALLY SIMILAR FOREIGN, FEDERAL, STATE OR LOCAL LAW).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN IS NOT BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL

ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO, CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT.

To be included in the case of the Class E Notes:

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OlD”). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OlD, THE ISSUE DATE AND THE YIELD TO MATURITY PLEASE CONTACT TRUSTEE AT TELEPHONE No. (704) 335-4678, ATTENTION: CDO TRUST SERVICES - GSC INVESTMENT CORP. CLO 2007, LTD.

NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE HELD BY OR TRANSFERRED TO A BENEFIT PLAN INVESTOR AS DEFINED IN SECTION 3(42) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER. EACH ORIGINAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE) AND IS NOT ACTING ON BEHALF OF OR USING THE ASSETS OF (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE ACTING ON BEHALF OF OR USING THE ASSETS OF) A BENEFIT PLAN INVESTOR. EACH HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE, AND IS NOT ACTING ON BEHALF OF, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR; (2) IT WILL NOT SELL, PLEDGE OR

OTHERWISE TRANSFER THIS NOTE (OR AN INTEREST THEREIN) TO BENEFIT PLAN INVESTOR; AND (3) IT AND ANY FIDUCIARY CAUSING IT TO ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AGREE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TO INDEMNIFY AND HOLD HARMLESS THE ISSUER, THE CO-ISSUER, THE INITIAL PURCHASERS, THE TRUSTEE AND THE COLLATERAL MANAGER AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGE OR LOSS INCURRED BY THEM AS A RESULT OF ITS BREACH OF THE FOREGOING CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES THAT ARE APPLICABLE TO IT.

“BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF ERISA INCLUDES AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISION OF TITLE I OF ERISA, A “PLAN” THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE, AND ANY ENTITY WHOSE ASSETS ARE TREATED AS “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF A PLAN’S INVESTMENT IN SUCH ENTITY, INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT (AND A WHOLLY OWNED SUBSIDIARY OF SUCH GENERAL ACCOUNT) ANY OF THE UNDERLYING ASSETS OF WHICH CONSTITUTE “PLAN ASSETS” UNDER SECTION 401(c) OF ERISA.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN IS OR BECOMES A BENEFIT PLAN INVESTOR, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO, CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT OF THE HOLDERS OF THE CLASS E NOTES.

GSC INVESTMENT CORP. CLO 2007, LTD.
[GSC INVESTMENT CORP. CLO 2007, INC.]

[Class A][Class B][Class C][Class D][Class E][Deferrable]
Floating Rate [Senior] Note Due 2020

[A][B][C][D][E]-	Up to U.S.$[ ]
CUSIP NO.: [ ]	ISIN NO.: [ ]
COMMON CODE: [ ]

[For the Class A Notes, Class B Notes, Class C Notes and Class D Notes: GSC INVESTMENT CORP. CLO 2007, LTD., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Issuer”), and GSC INVESTMENT CORP. CLO 2007, INC., a corporation incorporated under the laws of the State of Delaware (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”)][For the Class E Notes: GSC INVESTMENT CORP. CLO 2007, LID., an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Issuer”)], for value received, hereby promise[s] to pay to [                  ] or its registered assigns, upon presentation and surrender of this [Class A][Class B][Class C][Class D][Class E] Note (except as otherwise permitted by the Indenture) (defined below), the principal sum of up to U.S.$[                               ], as adjusted upward or downward in accordance with the adjustments recorded in the books and records of the Trustee, or DTC or its nominees, on January 21, 2020 (the “Stated Maturity”) or upon the unpaid portion of such principal sum becoming due and payable at an earlier date by declaration of acceleration, call for redemption or as otherwise provided in the Indenture. The Notes shall accrue interest during each Interest Accrual Period at the Note Interest Rate specified in the Indenture. Except as provided otherwise in the Indenture, interest on this [Class A][Class B][Class C][Class D][Class E] Note shall be due and payable quarterly in arrears on each Payment Date immediately following the related Interest Accrual Period. All payments on the Notes shall be made subject to and in accordance with the Priority of Payments. All amounts payable and punctually paid on any Payment Date, will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Payment Date.

This Note is one of a duly authorized issue of [Class A][Class B][Class C][Class D][Class E][Deferrable] Floating Rate [Senior] Notes due 2020 (the “[Class A][Class B][Class C)[Class D][Class E] Notes”) of the [Co-Issuers][Issuer], limited in aggregate face amount to U.S.$[                               ] and issued under that certain Indenture, dated as of January 22, 2008 (the “Indenture”), by and among GSC Investment Corp. CLO 2007, Inc., a corporation incorporated under the laws of the State of Delaware, the Issuer and U.S. Bank National Association, as trustee (the “Trustee”), custodian and securities intermediary. Authorized under the Indenture are the Class A Floating Rate Senior Notes due 2020 (the “Class A Notes”), the Class B Floating Rate Senior Notes due 2020 (the “Class B Notes”), the Class C Deferrable Floating Rate Notes due 2020 (the “Class C Notes”), the Class D Deferrable Floating Rate Notes due 2020 (the “Class D Notes”) and the Class E Deferrable Floating Rate Notes due 2020 (the “Class E Notes,” and together with the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes, the “Notes”). The Issuer will also issue U.S.$30,000,000 Subordinated Notes due 2020 (the “Subordinated Notes”).

Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Co-Issuer, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Indenture, the terms and provisions of the Indenture shall govern with respect to this Note.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

As more specifically detailed in the Indenture, (A) (i) the Class E Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes and (ii) the Class E Notes bear the first risk of loss after the Subordinated Notes; (B) (i) the Class D Notes will rank subordinate in priority of payment to the Class A Notes, the Class B Notes and the Class C Notes and (ii) the Class D Notes bear the first risk of loss after the Class E Notes; (C) (i) the Class C Notes will rank subordinate in priority of payment to the Class A Notes and the Class B Notes and (ii) the Class C Notes bear the first risk of loss after the Class D Notes; and (D) the Class B Notes will rank subordinate in priority of payment to the Class A Notes and (ii) the Class B Notes bear the first risk ofloss after the Class C Notes.

The obligations of the [Co-Issuers][Issuer] under this Note and the Indenture are limited recourse obligations of the [Co-Issuers][Issuer] payable solely from the Collateral and following realization and application of the Collateral in accordance with the Priority of Payments or as otherwise provided in the Indenture upon a liquidation of the Collateral, and in the event the Collateral are insufficient to satisfy such obligations, any claims of Holders and obligations of the [Issuer][Co-Issuers] shall be extinguished.

Payments on this Note, if in global form, will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Depository or its nominee or, if a wire transfer cannot be effected, by a U.S. Dollar check in immediately available funds delivered to the Depository or its nominee. Payments on this Note, if not in global form, will be made by wire transfer in immediately available funds to a U.S. Dollar account maintained by the Holder hereof in accordance with wiring instructions provided to the Notes Paying Agent, or, if such instructions have not been received at least five Business Days prior to the relevant Payment Date or a wire transfer cannot be effected, by a U.S. Dollar check mailed to the address of the Holder specified in the Note Register as of the Record Date applicable to such Payment Date.

The registered Holder of this Note shall be treated as the owner hereof for all purposes.

The [Co-Issuers][Issuer] shall not be obligated to pay any additional amounts as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

The Notes are subject to mandatory redemption upon the occurrence of certain events specified in the Indenture and are redeemable by the [Co-Issuers][Issuer] in whole, but not in part, as provided for and at a redemption price set forth in the Indenture.

If an Event of Default shall occur and be continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the Stated Maturity of this Note, the amount payable to the Holder of this Note will be equal to the aggregate unpaid principal amount of this [Class A][Class B][Class C][Class D][Class E] Note, plus accrued and unpaid interest thereon calculated as set forth above.

Each Class of the Notes is issuable in global form deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., in minimum denominations such that the minimum denominations of each Note satisfy the minimum denominations of such Class of Notes as set forth in the Indenture.

The Issuer shall arrange for the Note Registrar to maintain the Note Register. Title to this Note shall pass by registration in the Note Register.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee, the Authenticating Agent or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The remedies of the Trustee or the Holder hereof, as provided in the Indenture, shall be cumulative and concurrent and may be pursued solely against the Collateral. No failure on the part of the Holder or of the Trustee in exercising any right or remedy hereunder or under the Indenture shall operate as a waiver or release thereof, nor shall any single or partial exercise of any such right or remedy preclude any other further exercise thereof or the exercise of any other right or remedy hereunder or under the Indenture.

THE INDENTURE AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Unless the certificate of authentication hereon has been executed by the Trustee by the manual signature of one of its Authorized Officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the [Co-Issuers][Issuer] [have][has] caused this Note to be duly executed.

Dated:

GSC INVESTMENT CORP. CLO 2007, LTD.

By:
Name:
Title:

[GSC INVESTMENT CORP. CLO 2007, INC.]

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

ASSIGNMENT FORM

For value received                                                                                                               hereby sells, assigns and transfers unto

[Please print or type name and address, including z1p code, and social security or other identifying number of assignee of assignee:]

the within Note and does hereby irrevocably constitute and appoint                                                                                          Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.

Date:

Signature

SCHEDULE OF EXCHANGES IN NOTE

The initial principal amount of this Note at issuance: $[                             ]

The following exchanges of a part of this Note have been made:

Signature of
	Amount of decrease	Amount of increase	Principal amount of this	authorized
Date of	in principal amount	in principal amount	Note following such	officer of
Exchange	of this Note	of this Note	decrease (or increase)	Trustee

Divider

EXHIBIT C-1

FORM OF SECTION 2.5 TRANSFER CERTIFICATE TO
REGULATION S GLOBAL NOTE

[To be used in connection with all transfers other than to persons taking delivery thereof in the form of Rule 144A Global Notes]

Lehman Brothers Inc.	Lehman Brothers International (Europe)
745 Seventh Avenue	One Broadgate
New York, NY 10019	London EC2M 7HA
England
GSC Investment Corp. CLO 2007, Ltd.	GSC Investment Corp.
c/o Maples Finance Limited	888 Seventh Avenue
P.O. Box 1093, Boundary Hall	New York, New York 10019
Cricket Square
Grand Cayman
KY1-1102
Cayman Islands

U.S. Bank National Association,	GSC Investment Corp. CLO 2007, Inc.
as Subordinated Note Paying Agent and	c/o Donald J. Puglisi
Trustee	850 Library Avenue, Suite 204
214 North Tryon Street, 26th Floor	Newark, Delaware 19711
Charlotte, North Carolina 28202

Re: GSC Investment Corp. CLO 2007, Ltd.
GSC Investment Corp. CLO 2007, Inc.
Class [A][B][C][D][E] Notes

Dear Sirs:

Reference is hereby made to (i) the Indenture, dated as of the Closing Date (the “Indenture”), among GSC Investment Corp. CLO 2007, Ltd. (the “Issuer”) and GSC Investment Corp. CLO 2007, Inc. (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”), custodian and securities intermediary, (ii) the Subordinated Note Paying Agency Agreement, dated as of the Closing Date (the “Subordinated Note Paying Agency Agreement”), between the Issuer and U.S. Bank National Association, as subordinated note paying agent (the “Subordinated Notes Paying Agent”) and (iii) U.S.$296,000,000 in aggregate principal amount of the Co-Issuers’ Class A Floating Rate Senior Notes Due 2020 (the “Class A Notes”); U.S.$22,000,000 in aggregate principal amount of the Co-Issuers’ Class B Floating Rate Senior Notes Due 2020 (the “Class B Notes”); U.S.$14,000,000 in aggregate principal amount of the Co-Issuers’ Class C Deferrable Floating Rate Notes Due 2020 (the “Class C Notes”); U.S.$16,000,000 in aggregate principal amount of the Co-Issuers’ Class D Deferrable Floating Rate Notes Due 2020 (the “Class D Notes”); U.S.$22,000,000 in aggregate principal amount of the Issuer’s Class E Deferrable Floating Rate Notes Due 2020 (the “Class E Notes,” and together with the Class A Notes, the Class B Notes,

C-1-1

the Class C Notes and the Class D Notes, the “Notes”) described in the Co-Issuers’ Offering Memorandum, dated January [         ], 2008 (the “Final Offering Memorandum”). The undersigned purchaser (the “Purchaser”) is purchasing U.S.$[                          ] Class [         ] Notes (the “Purchaser’s Notes”) to be purchased and held by the Purchaser (a) in definitive, fully registered, physical certificated form or (b) through Euroclear or Clearstream as a participant in DTC, on behalf of the Purchaser, in the form of one or more permanent global notes in definitive, fully-registered form (in each case purchased in reliance on Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”)). Capitalized terms used, and not otherwise defined herein, shall have the meaning specified in the Final Offering Memorandum.

In connection with its purchase of the Purchaser’s Notes, the Purchaser hereby represents, for the benefit of the Co-Issuers, the Trustee, the Collateral Manager, the Note Registrar, the Transfer Agent, the Parties and the Initial Purchasers and their respective affiliates (collectively, the “Parties”), that it is purchasing the Purchaser’s Notes in accordance with the transfer restrictions applicable to the Notes in the Indenture and the Final Offering Memorandum. In addition, the Purchaser makes the further representations, acknowledgments and agreements that are set forth in this transfer certificate (this “Transfer Certificate”), each for the benefit of the Parties:

1.              The Purchaser understands that the Purchaser’s Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Purchaser’s Notes have not been and will not be registered under the Securities Act, and, if in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Purchaser’s Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Notes, which shall be substantially in the form set forth in Exhibit A hereto. It acknowledges that no representation is made by the Co-Issuers or the Initial Purchasers as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Purchaser’s Notes.

2.              In connection with the purchase of the Purchaser’s Notes (provided, that no such representation is made with respect to the Collateral Manager by any affiliate of the Collateral Manager): (i) none of the Co-Issuers, the Initial Purchasers or the Collateral Manager is acting as a fiduciary or financial or investment adviser for the Purchaser; (ii) the Purchaser is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Initial Purchasers or the Collateral Manager other than any in a current offering memorandum for such Purchaser’s Notes and any representations expressly set forth in a written agreement with such party; (iii) none of the Co-Issuers, the Initial Purchasers or the Collateral Manager have given to the Purchaser (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Purchaser’s Notes; (iv) the Purchaser has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent that it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any

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transaction pursuant to the documentation for the Purchaser’s Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchasers or the Collateral Manager; (v) the Purchaser has determined that the rates, prices or amounts and other terms of the purchase and sale of the Purchaser’s Notes reflect those in the relevant market for similar transactions; (vi) the Purchaser is purchasing the Purchaser’s Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) the Purchaser is a sophisticated investor familiar with transactions similar to its investment in the Purchaser’s Notes.

3.              It understands that the Purchaser’s Notes will bear a legend substantially in the form attached as Exhibit A to this Transfer Certificate, unless the Co-Issuers determine otherwise in compliance with applicable law.

4.              Either [check one]:

☐                                    (a) it is not (and for so long as it holds any Note or any interest therein will not be) acting on behalf of an Employee Benefit Plan that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such plan pursuant to 29 C.P.R. section 2510.3-101, as modified by Section 3(42) ofERISA, which plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental or church plan which is subject to any Similar Law, or

☐                                    (b) its purchase and ownership of a Note will be covered by a prohibited transaction class exemption issued by the United States Department of Labor (or, in the case of a governmental or church plan, will not result in a violation of any Similar Law).

(i)                                     In the case of a Class E Note, each transferee of such Class E Note will be deemed to represent and warrant that it is not a Benefit Plan Investor (including, for this purpose the general account of an insurance company any of the underlying assets of which constitute “plan assets” under Section 401(c) of ERISA).

(ii)                                  In the case of a Class E Note, each purchaser of such Class E Note understands that if the Issuer determines that any holder of a Class E Note or beneficial interest therein is (or became) a Benefit Plan Investor, the Issuer may require, by notice to such holder require such holder to sell all of its right, title and interest to such Class E Note (or interest therein) to a person that is not a Benefit Plan Investor and otherwise satisfies the applicable requirements for holding such Class E Note, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder fails to effect the transfer required within such 30-day period, (x) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such

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holder to, cause such holder’s interest in such Class E Note to be transferred in a commercially reasonable sale arranged by the Collateral Manager (conducted by the Trustee in accordance with section 9-610 of the UCC as in effect in the state of New York as applied to securities that are sold on a recognized market or that are the subject of widely distributed standard price quotations) to a person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such person is not a Benefit Plan Investor and otherwise meets the requirements for holding such Class E Note and (y) pending such transfer, no further payments will be made in respect of the interest in such Class E Note held by such holder, and the interest in such Class E Note shall not be deemed to be outstanding for the purpose of any vote or consent of the holders of the Class E Notes.

(iii)                               If the Purchaser of Notes is, or is acting on behalf of, a Plan subject to Title I of ERISA or an employee benefit plan that is not subject to Title I of ERISA but is subject to provisions of a Similar Law, the fiduciaries of such Plan or such employee benefit plan, as applicable, represent and warrant that they have been informed of and understand the Issuer’s investment objectives, policies and strategies and that the decision to invest such Plan’s assets or such employee benefit plan’s assets in Notes was made with appropriate consideration of relevant investment factors with regard to such Plan or such employee benefit plan, as the case may be, and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under Title I of ERISA or such Similar Law.

5.              The Purchaser will not, at any time, offer to buy or offer to sell the Purchaser’s Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

6.              The Purchaser and each beneficial owner of the Purchaser’s Notes that it holds is not, and will not be, a U.S. Person as defined in Regulation S under the Securities Act or a U.S. resident for purposes of the Investment Company Act, its principal place of business is not located within any Federal Reserve District of the Board of Governors of the Federal Reserve System (or it has satisfied and will satisfy any applicable registration and other requirements of the Board of Governors of the Federal Reserve System in connection with its acquisition of the Purchaser’s Notes) and its purchase of the Purchaser’s Notes will comply with all applicable laws in any jurisdiction in which it resides or is located. A transferor who transfers an interest in a Regulation S Global Note or a Regulation S Definitive Note to a transferee who will hold the interest in the same form is not required to make any representation or certification. The Purchaser is aware that the sale of the Purchaser’s Notes to it is being made in reliance on the exemption from registration provided by Regulation S under the Securities Act. Before any interest in a Regulation S Global Note or Regulation S Definitive Note may be offered, resold, pledged or

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otherwise transferred to a person who takes delivery in the form of an interest in a Rule 144A Global Note or Rule 144A Definitive Note, as applicable, the transferor will be required to provide the Trustee with a written certification (in the form provided in the Indenture) as to compliance with the transfer restrictions.

7.              The Purchaser is not purchasing the Purchaser’s Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

8.              The Purchaser or transferee, as applicable, will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 of the Indenture, including the Exhibits referenced in such Section 2.5.

9.              The Purchaser understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances and that the Co-Issuers have assets limited to the Collateral for payment of all Classes of the Notes and the Subordinated Notes. The Purchaser understands that the Notes will be highly illiquid and are not suitable for short-term trading. Furthermore, (A) in the case of a purchaser or transferee of the Class E Notes, the holder understands that (i) the Class E Notes will rank subordinate in priority of payment to the Class D Notes and (ii) the Class E Notes bear the first risk of loss after the Subordinated Notes, (B) in the case of a purchaser or transferee of the Class D Notes, the holder understands that (i) the Class D Notes will rank subordinate in priority of payment to the Class C Notes and (ii) the Class D Notes bear the first risk of loss after the Class E Notes, (C) in the case of a purchaser or transferee of the Class C Notes, the holder understands that (i) the Class C Notes will rank subordinate in priority of payment to the Class B Notes and (ii) the Class C Notes bear the first risk of loss after the Class D Notes and (D) in the case of a purchaser or transferee of the Class B Notes, the holder understands that (i) the Class B Notes will rank subordinate in priority of payment to the Class A Notes and (ii) the Class B Notes bear the first risk of loss after the Class C Notes, in each of the foregoing case, as and in the manner described herein. The Purchaser has had access to such financial and other information concerning the Co-Issuers and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Co-Issuers.

10.       If the Purchaser is acquiring the Purchaser’s Notes in a transfer from an existing holder the transferee has satisfied all applicable registration and other requirements of the Board of Governors of the Federal Reserve System in connection with its acquisition of the Notes.

11.       The Purchaser acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal income, state and local income and franchise tax, the Notes will be treated as debt of the Issuer; it agrees to such treatment and agrees to take no action inconsistent with such treatment unless required by law.

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12.       The Purchaser understands that the Issuer may require certification acceptable to it (i) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (ii) to enable the Issuer to qualify for a reduced rate or withholding in any jurisdiction from or through which the Issuer receives payments on its assets. The purchaser agrees to provide any such certification that is requested by the Issuer.

13.       The Purchaser is not a member of the Public in the Cayman Islands.

[The following information is to be provided in the event that the Purchaser is taking delivery of its Notes in the form of Certificated Notes:

(A) The name and address of the registered holder of the Purchaser’s Notes will be:

[	]
[	]
[	]
[	]
[	].

(B) The taxpayer ID of the registered holder of the Purchaser’s Notes: [                                     ].

(C) The wire/payment instructions for the registered holder of the Purchaser’s Notes are:

[	]
[	]
[	]
[	]
[	].

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:
Date: , 20 ]

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Exhibit A

THIS SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE “SECURITIES ACT”), AND THE CO-ISSUERS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED FROM TIME TO TIME (THE “INVESTMENT COMPANY ACT”). THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(l) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(i)(D) OR (a)(l)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, AND WHO IS ALSO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW, AND WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXCEPTION OR (2) TO A PERSON THAT IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATIONS) NOR A U.S. RESIDENT (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATION SUNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURED NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER THAT IS A U.S. PERSON OR A U.S. RESIDENT AND IS NOT A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE SECURED NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH INITIAL PURCHASER OF A SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN AND EACH SUBSEQUENT TRANSFEREE OF ANY SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN WILL BE DEEMED BY SUCH PURCHASE OR ACQUISITION OF ANY SUCH SECURED NOTE OR INTEREST THEREIN TO HAVE REPRESENTED AND WARRANTED AND IN CERTAIN

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CIRCUMSTANCES (WITH RESPECT TO ANY TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL SECURED NOTE FOR AN INTEREST IN A REGULATIONS GLOBAL SECURED NOTE OR VICE VERSA OR ANY TRANSFER OF A DEFINITIVE SECURED NOTE) WILL BE REQUIRED TO REPRESENT AND WARRANT THAT ON EACH DAY FROM THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE ACQUIRES SUCH SECURED NOTE OR INTEREST THEREIN THROUGH AND INCLUDING THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE DISPOSES OF SUCH SECURED NOTE OR INTEREST THEREIN, EITHER THAT (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED FROM TIME TO TIME (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975(e)(l) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE PLAN ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY FOREIGN, FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH SECURITY OR INTEREST THEREIN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A FOREIGN, GOVERNMENTAL OR CHURCH PLAN, A NON-EXEMPT VIOLATION OF ANY SUBSTANTIALLY SIMILAR FOREIGN, FEDERAL, STATE OR LOCAL LAW).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

To be included in the case of the Class E Notes:

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY PLEASE CONTACT TRUSTEE AT TELEPHONE No. (704) 335-4678, ATTENTION: CDO TRUST SERVICES – GSC INVESTMENT CORP. CLO 2007, LTD.

NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE HELD BY OR TRANSFERRED TO A BENEFIT PLAN INVESTOR AS DEFINED IN SECTION 3(42) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER. EACH ORIGINAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE

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OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE) AND IS NOT ACTING ON BEHALF OF OR USING THE ASSETS OF (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE ACTING ON BEHALF OF OR USING THE ASSETS OF) A BENEFIT PLAN INVESTOR. EACH HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE, AND IS NOT ACTING ON BEHALF OF, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR; (2) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (OR AN INTEREST THEREIN) TO BENEFIT PLAN INVESTOR; AND (3) IT AND ANY FIDUCIARY CAUSING IT TO ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AGREE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TO INDEMNIFY AND HOLD HARMLESS THE ISSUER, THE CO-ISSUER, THE INITIAL PURCHASERS, THE TRUSTEE AND THE COLLATERAL MANAGER AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGE OR LOSS INCURRED BY THEM AS A RESULT OF ITS BREACH OF THE FOREGOING CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES THAT ARE APPLICABLE TO IT.

“BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF ERISA INCLUDES AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISION OF TITLE I OF ERISA, A “PLAN” THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE, AND ANY ENTITY WHOSE ASSETS ARE TREATED AS “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF A PLAN’S INVESTMENT IN SUCH ENTITY, INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT (AND A WHOLLY OWNED SUBSIDIARY OF SUCH GENERAL ACCOUNT) ANY OF THE UNDERLYING ASSETS OF WHICH CONSTITUTE “PLAN ASSETS” UNDER SECTION 401(c) OF ERISA.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN (X) IS OR BECOMES A BENEFIT PLAN INVESTOR OR (Y) (I) IS A U.S. PERSON AND (II) IS NOT BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO, CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN

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ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT OF THE HOLDERS OF THE CLASS E NOTES.

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Divider

EXHIBIT C-2

FORM OF SECTION 2.5 TRANSFER CERTIFICATE
TO RULE 144A GLOBAL NOTE

[To be used in connection with transfers other than transfers to persons taking delivery thereof in the form of Regulations Global Notes]

Lehman Brothers Inc.	Lehman Brothers International (Europe)
745 Seventh Avenue	One Broadgate
New York, NY 10019	London EC2M 7HA
England
GSC Investment Corp. CLO 2007, Ltd.	GSC Investment Corp.
c/o Maples Finance Limited	888 Seventh Avenue
P.O. Box 1093, Boundary Hall	New York, New York 10019
Cricket Square
Grand Cayman
KY1-1102
Cayman Islands

U.S. Bank National Association,	GSC Investment Corp. CLO 2007, Inc.
as Subordinated Note Paying Agent and	c/o Donald J. Puglisi
Trustee	850 Library Avenue, Suite 204
214 North Tryon Street, 26th Floor	Newark, Delaware 19711
Charlotte, North Carolina 28202

Re: GSC Investment Corp. CLO 2007, Ltd.
GSC Investment Corp. CLO 2007, Inc.
Class [A][B][C][Dl[El Notes

Dear Sirs:

Reference is hereby made to (i) the Indenture, dated as of the Closing Date (the “Indenture”), among the GSC Investment Corp. CLO 2007, Ltd. (the “Issuer”) and GSC Investment Corp. CLO 2007, Inc. (the “Co-Issuer,” and together with the Issuer, the “Co-Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”), custodian and securities intermediary, (ii) the Subordinated Note Paying Agency Agreement, dated as of the Closing Date (the “Subordinated Note Paying Agency Agreement”), between the Issuer and U.S. Bank National Association, as subordinated note paying agent (the “Subordinated Notes Paying Agent”) and (iii) U.S.$296,000,000 in aggregate principal amount of the Co-Issuers’ Class A Floating Rate Senior Notes Due 2020 (the “Class A Notes”); U.S.$22,000,000 in aggregate principal amount of the Co-Issuers’ Class B Floating Rate Senior Notes Due 2020 (the “Class B Notes”); U.S.$14,000,000 in aggregate principal amount of the Co-Issuers’ Class C Deferrable Floating Rate Notes Due 2020 (the “Class C Notes”); U.S.$16,000,000 in aggregate principal amount of the Co-Issuers’ Class D Deferrable Floating Rate Notes Due 2020 (the “Class D Notes”); U.S.$22,000,000 in aggregate principal amount of the Issuer’s Class E Deferrable Floating Rate Notes Due 2020 (the “Class E Notes,” and together with the Class A Notes, the Class B Notes,

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the Class C Notes and the Class D Notes, the “Notes”) described in the Co-Issuers’ Offering Memorandum, dated January [          ], 2008 (the “Final Offering Memorandum”). The undersigned purchaser (the “Purchaser”) is purchasing U.S.$[                                                 ] Class [        ] Notes (the “Purchaser’s Notes”) to be purchased and held by the Purchaser (a) in definitive, fully registered, physical certificated form or (b) through Euroclear or Clearstream as a participant in DTC, on behalf of the Purchaser, in the form of one or more permanent global notes in definitive, fully-registered form; in each case purchased in reliance on Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”)). Capitalized terms used, and not otherwise defined herein, shall have the meaning specified in the Final Offering Memorandum.

In connection with its purchase of the Purchaser’s Notes, the Purchaser hereby represents, for the benefit of the Co-Issuers, the Trustee, the Collateral Manager, the Note Registrar, the Transfer Agent, the Parties and the Initial Purchasers and their respective affiliates (collectively, the “Parties”), that it is purchasing the Purchaser’s Notes in accordance with the transfer restrictions applicable to the Notes in the Indenture and the Final Offering Memorandum. In addition, the Purchaser makes the further representations, acknowledgments and agreements that are set forth in this transfer certificate (this “Transfer Certificate”), each for the benefit of the Parties:

1.              The Purchaser (A) is a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act of 1933, as amended) that is not (i) a broker-dealer which owns and invests on a discretionary basis less than U.S.$25 million in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(l)(i)(E) of Rule 144A or (ii) a trust fund referred to in paragraph (a)(l )(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan, (B) understands that such Notes may be resold, pledged or transferred only to a person who is a QIB within the meaning of Rule 144A, (C) is aware that the sale of the Purchaser’s Notes to it is being made in reliance on the exemption from registration provided by Rule 144A and (D) is acquiring the Purchaser’s Notes for its own account or for one or more accounts, each of which is a qualified institutional buyer, and as to each of which the Purchaser exercises sole investment discretion, and in a principal amount of not less than the minimum denomination of such Note for the Purchaser and for each such account. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Purchaser’s Notes, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser’s or its investment.

2.              The Purchaser understands that the Purchaser’s Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Purchaser’s Notes have not been and will not be registered under the Securities Act, and, if in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Purchaser’s Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the Indenture and the legend on such Notes, which shall be substantially in the form set forth in Exhibit A hereto. It acknowledges that no representation is made by the Co-Issuers or the Initial Purchasers

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as to the availability of any exemption under the Securities Act or any state securities laws for resale ofthe Purchaser’s Notes.

3.              In connection with the purchase of the Purchaser’s Notes (provided, that no such representation is made with respect to the Collateral Manager by any affiliate of the Collateral Manager): (i) none of the Co-Issuers, the Initial Purchasers or the Collateral Manager is acting as a fiduciary or financial or investment adviser for the Purchaser; (ii) the Purchaser is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Co-Issuers, the Initial Purchasers or the Collateral Manager other than any in a current offering memorandum for such Purchaser’s Notes and any representations expressly set forth in a written agreement with such party; (iii) none of the Co-Issuers, the Initial Purchasers or the Collateral Manager have given to the Purchaser (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, retum, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase or the documentation for the Purchaser’s Notes; (iv) the Purchaser has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent that it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the documentation for the Purchaser’s Notes) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Co-Issuers, the Initial Purchasers or the Collateral Manager; (v) the Purchaser has determined that the rates, prices or amounts and other terms of the purchase and sale of the Purchaser’s Notes reflect those in the relevant market for similar transactions; (vi) the Purchaser is purchasing the Purchaser’s Notes with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (vii) the Purchaser is a sophisticated investor familiar with transactions similar to its investment in the Purchaser’s Notes.

4.              The Purchaser and each account for which the Purchaser is acquiring the Purchaser’s Notes is a qualified purchaser for purposes of Section 3(c)(7) of the Investment Company Act, the Purchaser (or if the Purchaser is acquiring the Purchaser’s Notes for any account, each such account) is acquiring the Purchaser’s Notes as principal for its own account for investment and not for sale in connection with any distribution thereof, the Purchaser and each such account was not formed solely for the purpose of investing in the Purchaser’s Notes and is not a (i) partnership, (ii) common trust fund or (iii) special trust, pension fund or retirement plan in which the partners, beneficiaries or participants, as applicable, may designate the particular investments to be made, and the Purchaser and each such account agrees that it will not hold such Purchaser’s Notes for the benefit of any other person and will be the sole beneficial owner thereof for all purposes and that it will not sell participation interests in the Purchaser’s Notes or enter into any other arrangement pursuant to which any other person will be entitled to a beneficial interest in the distributions on the Purchaser’s Notes and further that the Purchaser’s Notes purchased directly or indirectly by it constitute an investment of no more than 40% of the Purchaser’s and each such account’s assets. If the Purchaser is a private investment

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company formed prior to April 30, 1996, it has received the necessary consents from its beneficial holders. The Purchaser understands and agrees that any purported transfer of the Purchaser’s Notes or any interest therein to a purchaser that does not comply with the requirements of this paragraph will be null and void ab initio.

5.              The Purchaser’s Notes may not at any time be held by or on behalf of U.S. Persons (as defined in Regulation S under the Securities Act) that are not qualified institutional buyers. Before any interest in a Rule 144A Global Note may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Regulation S Global Note, the transferor will be required to provide the Trustee with a written certification (in the applicable form provided in the Indenture) as to compliance with the transfer restrictions.

6.              It understands that the Purchaser’s Notes will bear a legend substantially in the form attached as Exhibit A to this Transfer Certificate, unless the Co-Issuers determine otherwise in compliance with applicable law.

7.              Either [check one]:

☐                                            (a) it is not (and for so long as it holds any Note or any interest therein will not be) acting on behalf of an Employee Benefit Plan that is subject to Title I of ERISA, a plan described in section 4975(e)(1) of the Code, an entity which is deemed to hold the assets of any such plan pursuant to 29 C.F.R. section 2510.3-101, as modified by Section 3(42) ofERISA, which plan or entity is subject to Title I of ERISA or section 4975 of the Code, or a governmental or church plan which is subject to any Similar Law, or

☐                                            (b) its purchase and ownership of a Note will be covered by a prohibited transaction class exemption issued by the United States Department of Labor (or, in the case of a governmental or church plan, will not result in a violation of any Similar Law).

(i)                                     In the case of a Class E Note, each transferee of such Class E Note will be deemed to represent and warrant that it is not a Benefit Plan Investor (including, for this purpose the general account of an insurance company any of the underlying assets of which constitute “plan assets” under Section 401(c) of ERISA).

(ii)                                  In the case of a Class E Note, each purchaser of a Class E Note understands that if the Issuer determines that any holder of a Class E Note or beneficial interest therein is (or became) a Benefit Plan Investor, the Issuer may require, by notice to such holder require such holder to sell all of its right, title and interest to such Class E Note (or interest therein) to a person that is not a Benefit Plan Investor and otherwise satisfies the applicable requirements for holding such Class E Note, with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder fails to effect the transfer required within such 30-day

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period, (x) upon written direction from the Collateral Manager or the Issuer, the Trustee shall, and is hereby irrevocably authorized by such holder to, cause such holder’s interest in such Class E Note to be transferred in a commercially reasonable sale arranged by the Collateral Manager (conducted by the Trustee in accordance with section 9-610 of the UCC as in effect in the state of New York as applied to securities that are sold on a recognized market or that are the subject of widely distributed standard price quotations) to a person that certifies to the Trustee, the Issuer and the Collateral Manager, in connection with such transfer, that such person is not a Benefit Plan Investor and otherwise meets the requirements for holding such Class E Note and (y) pending such transfer, no further payments will be made in respect of the interest in such Class E Note held by such holder, and the interest in such Class E Note shall not be deemed to be outstanding for the purpose of any vote or consent of the holders of the Class E Notes.

(iii)                               If the Purchaser of Notes is, or is acting on behalf of, a Plan subject to Title I of ERISA or an employee benefit plan that is not subject to Title I of ERISA but is subject to provisions of a Similar Law, the fiduciaries of such Plan or such employee benefit plan, as applicable, represent and warrant that they have been informed of and understand the Issuer’s investment objectives, policies and strategies and that the decision to invest such Plan’s assets or such employee benefit plan’s assets in Notes was made with appropriate consideration of relevant investment factors with regard to such Plan or such employee benefit plan, as the case may be, and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under Title I of ERISA or such Similar Law.

8.              The Purchaser will not, at any time, offer to buy or offer to sell the Purchaser’s Notes by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitations or advertising.

9.              The Purchaser is not purchasing the Purchaser’s Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.

10.       The Purchaser or transferee, as applicable, will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in Section 2.5 of the Indenture, including the Exhibits referenced in such Section 2.5.

11.       The Purchaser understands that an investment in the Notes involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances and that the Co-Issuers have assets limited to the Collateral for payment of all Classes of the Notes and the Subordinated Notes. The Purchaser understands that the

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Notes will be highly illiquid and are not suitable for short-term trading. Furthermore, (A) in the case of a purchaser or transferee of the Class E Notes, the holder understands that (i) the Class E Notes will rank subordinate in priority of payment to the Class D Notes and (ii) the Class E Notes bear the first risk of loss after the Subordinated Notes, (B) in the case of a purchaser or transferee of the Class D Notes, the holder understands that (i) the Class D Notes will rank subordinate in priority of payment to the Class C Notes and (ii) the Class D Notes bear the first risk of loss after the Class E Notes and (C) in the case of a purchaser or transferee of the Class C Notes, the holder understands that (i) the Class C Notes will rank subordinate in priority of payment to the Class B Notes and (ii) the Class C Notes bear the first risk of loss after the Class D Notes and (D) in the case of a purchaser or transferee of the Class B Notes, the holder understands that (i) the Class B Notes will rank subordinate in priority of payment to the Class A Notes and (ii) the Class B Notes bear the first risk of loss after the Class C Notes, in each of the foregoing case, as and in the manner described herein. The Purchaser has had access to such financial and other information concerning the Co-Issuers and the Notes as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Notes, including an opportunity to ask questions of and request information from the Co-Issuers.

12.       If the Purchaser is acquiring the Purchaser’s Notes in a transfer from an existing holder the transferee has satisfied all applicable registration and other requirements of the Board of Governors of the Federal Reserve System in connection with its acquisition of the Notes.

13.       The Purchaser acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for purposes of U.S. federal income, state and local income and franchise tax, the Notes will be treated as debt of the Issuer; it agrees to such treatment and agrees to take no action inconsistent with such treatment unless required by law.

14.       The Purchaser understands that the Issuer may require certification acceptable to it (i) to permit the Issuer to make payments to it without, or at a reduced rate of, withholding or (ii) to enable the Issuer to qualify for a reduced rate or withholding in any jurisdiction from or through which the Issuer receives payments on its assets. The Purchaser agrees to provide any such certification that is requested by the Issuer.

15.       The Purchaser is not a member of the Public in the Cayman Islands.

[The following information is to be provided in the event that the Purchaser is taking delivery of its Notes in the form of Certificated Notes:

(A) The name and address of the registered holder of the Purchaser’s Notes will be:

[	]
[	]
[	]
[	]
[	].

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(B) The taxpayer ID of the registered holder of the Purchaser’s Notes: [                                                         ].

(C) The wire/payment instructions for the registered holder of the Purchaser’s Notes are:

[	]
[	]
[	]
[	]
[	].

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF PURCHASER]

By:
Name:
Title:
Date: , 20 ]

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Exhibit A

THIS SECURED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME (THE “SECURITIES ACT”), AND THE CO-ISSUERS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES INVESTMENT COMPANY ACT OF 1940, AS AMENDED FROM TIME TO TIME (THE “INVESTMENT COMPANY ACT”). THIS SECURED NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A)(l) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(l)(i)(D) OR (a)(l)(i)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(i)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A IN ACCORDANCE WITH RULE 144A, AND WHO IS ALSO A QUALIFIED PURCHASER (FOR PURPOSES OF THE INVESTMENT COMPANY ACT), SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS SPECIFIED IN THE INDENTURE REFERRED TO BELOW, AND WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXCEPTION OR (2) TO A PERSON THAT IS NEITHER A U.S. PERSON (AS DEFINED IN REGULATION S) NOR A U.S. RESIDENT (FOR PURPOSES OF THE INVESTMENT COMPANY ACT) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 (AS APPLICABLE) OF REGULATIONS UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS SECURED NOTE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 2.5 OF THE INDENTURE. ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE CO-ISSUERS, THE TRUSTEE OR ANY INTERMEDIARY. THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER THAT IS A U.S. PERSON OR A U.S. RESIDENT AND IS NOT A QUALIFIED PURCHASER AND A QUALIFIED INSTITUTIONAL BUYER TO SELL ITS INTEREST IN THE SECURED NOTES, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.

EACH INITIAL PURCHASER OF A SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN AND EACH SUBSEQUENT TRANSFEREE OF ANY SECURED NOTE (OTHER THAN A CLASS E NOTE) OR INTEREST THEREIN WILL BE DEEMED BY SUCH PURCHASE OR ACQUISITION OF ANY SUCH SECURED NOTE OR INTEREST THEREIN TO HAVE REPRESENTED AND WARRANTED AND IN CERTAIN

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CIRCUMSTANCES (WITH RESPECT TO ANY TRANSFER OF AN INTEREST IN A RULE 144A GLOBAL SECURED NOTE FOR AN INTEREST IN A REGULATION S GLOBAL SECURED NOTE OR VICE VERSA OR ANY TRANSFER OF A DEFINITIVE SECURED NOTE) WILL BE REQUIRED TO REPRESENT AND WARRANT THAT ON EACH DAY FROM THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE ACQUIRES SUCH SECURED NOTE OR INTEREST THEREIN THROUGH AND INCLUDING THE DATE ON WHICH SUCH PURCHASER OR TRANSFEREE DISPOSES OF SUCH SECURED NOTE OR INTEREST THEREIN, EITHER THAT (A) IT IS NOT AN “EMPLOYEE BENEFIT PLAN” SUBJECT TO THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED FROM TIME TO TIME (“ERISA”), A “PLAN” SUBJECT TO SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED FROM TIME TO TIME (THE “CODE”), AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE THE PLAN ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN, OR A FOREIGN, GOVERNMENTAL OR CHURCH PLAN WHICH IS SUBJECT TO ANY FOREIGN, FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR (B) ITS PURCHASE, HOLDING AND DISPOSITION OF SUCH SECURITY OR INTEREST THEREIN WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR, IN THE CASE OF A FOREIGN, GOVERNMENTAL OR CHURCH PLAN, A NON-EXEMPT VIOLATION OF ANY SUBSTANTIALLY SIMILAR FOREIGN, FEDERAL, STATE OR LOCAL LAW).

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE NOTE REGISTRAR FOR REGISTRATION OF TRANSFER OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN IS NOT BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO,

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CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS BOTH (A) A QUALIFIED INSTITUTIONAL BUYER AND (B) A QUALIFIED PURCHASER AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT.

To be included in the case of the Class E Notes:

THESE NOTES HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OlD”). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF OlD, THE ISSUE DATE AND THE YIELD TO MATURITY PLEASE CONTACT TRUSTEE AT TELEPHONE No. (704) 335-4678, ATTENTION: CDO TRUST SERVICES – GSC INVESTMENT CORP. CLO 2007, LTD.

NEITHER THIS NOTE NOR ANY INTEREST THEREIN MAY BE HELD BY OR TRANSFERRED TO A BENEFIT PLAN INVESTOR AS DEFINED IN SECTION 3(42) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER. EACH ORIGINAL PURCHASER AND EACH SUBSEQUENT TRANSFEREE OF THIS NOTE (OR ANY INTEREST HEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT IT IS NOT (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE) AND IS NOT ACTING ON BEHALF OF OR USING THE ASSETS OF (AND FOR SO LONG AS IT HOLDS THIS NOTE (OR AN INTEREST THEREIN) WILL NOT BE ACTING ON BEHALF OF OR USING THE ASSETS OF) A BENEFIT PLAN INVESTOR. EACH HOLDER OF THIS NOTE (OR AN INTEREST THEREIN) WILL BE DEEMED TO REPRESENT AND WARRANT THAT (1) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE, AND IS NOT ACTING ON BEHALF OF, AND FOR SO LONG AS IT HOLDS THIS NOTE WILL NOT BE ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR; (2) IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE (OR AN INTEREST THEREIN) TO BENEFIT PLAN INVESTOR; AND (3) IT AND ANY FIDUCIARY CAUSING IT TO ACQUIRE THIS NOTE (OR ANY INTEREST HEREIN) AGREE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, TO INDEMNIFY AND HOLD HARMLESS THE ISSUER, THE CO-ISSUER, THE INITIAL PURCHASERS, THE TRUSTEE AND THE COLLATERAL MANAGER AND THEIR RESPECTIVE AFFILIATES FROM ANY COST, DAMAGE OR LOSS INCURRED BY THEM AS A RESULT OF ITS BREACH OF THE FOREGOING

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CERTIFICATIONS, REPRESENTATIONS AND WARRANTIES THAT ARE APPLICABLE TO IT.

“BENEFIT PLAN INVESTOR” AS DEFINED IN SECTION 3(42) OF ERISA INCLUDES AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF ERISA) THAT IS SUBJECT TO THE PROVISION OF TITLE I OF ERISA, A “PLAN” THAT IS SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE, AND ANY ENTITY WHOSE ASSETS ARE TREATED AS “PLAN ASSETS” FOR PURPOSES OF ERISA OR SECTION 4975 OF THE CODE BY REASON OF A PLAN’S INVESTMENT IN SUCH ENTITY, INCLUDING AN INSURANCE COMPANY GENERAL ACCOUNT (AND A WHOLLY OWNED SUBSIDIARY OF SUCH GENERAL ACCOUNT) ANY OF THE UNDERLYING ASSETS OF WHICH CONSTITUTE “PLAN ASSETS” UNDER SECTION 401(c) OF ERISA.

IF, NOTWITHSTANDING THE RESTRICTIONS SET FORTH IN THE INDENTURE, THE ISSUER (OR THE COLLATERAL MANAGER ON ITS BEHALF) DETERMINES THAT ANY HOLDER OF THIS SECURED NOTE OR AN INTEREST HEREIN IS OR BECOMES A BENEFIT PLAN INVESTOR, THE ISSUER MAY REQUIRE, BY NOTICE TO SUCH HOLDER THAT SUCH HOLDER SELL ALL OF ITS RIGHT, TITLE AND INTEREST TO THIS SECURED NOTE (OR INTEREST HEREIN) TO A PERSON THAT IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE, WITH SUCH SALE TO BE EFFECTED WITHIN 30 DAYS AFTER NOTICE OF SUCH SALE REQUIREMENT IS GIVEN. IF SUCH HOLDER FAILS TO EFFECT THE TRANSFER REQUIRED WITHIN SUCH 30-DAY PERIOD, (X) UPON WRITTEN DIRECTION FROM THE COLLATERAL MANAGER OR THE ISSUER, THE TRUSTEE SHALL, AND IS HEREBY IRREVOCABLY AUTHORIZED BY SUCH HOLDER TO, CAUSE SUCH HOLDER’S INTEREST IN THIS SECURED NOTE TO BE TRANSFERRED IN A COMMERCIALLY REASONABLE SALE ARRANGED BY THE COLLATERAL MANAGER (CONDUCTED BY THE TRUSTEE IN ACCORDANCE WITH SECTION 9-610 OF THE UCC AS IN EFFECT IN THE STATE OF NEW YORK AS APPLIED TO SECURITIES THAT ARE SOLD ON A RECOGNIZED MARKET OR THAT ARE THE SUBJECT OF WIDELY DISTRIBUTED STANDARD PRICE QUOTATIONS) TO A PERSON THAT CERTIFIES TO THE TRUSTEE, THE ISSUER AND THE COLLATERAL MANAGER, IN CONNECTION WITH SUCH TRANSFER, THAT SUCH PERSON IS NOT A BENEFIT PLAN INVESTOR AND IS OTHERWISE ELIGIBLE TO HOLD THIS NOTE AND (Y) PENDING SUCH TRANSFER, NO FURTHER PAYMENTS WILL BE MADE IN RESPECT OF THE INTEREST IN THIS SECURED NOTE HELD BY SUCH HOLDER, AND THE INTEREST IN THIS SECURED NOTE SHALL NOT BE DEEMED TO BE OUTSTANDING FOR THE PURPOSE OF ANY VOTE OR CONSENT OF THE HOLDERS OF THE CLASS E NOTES.

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EXHIBIT D

FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

U.S. Bank National Association,
as Trustee

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Attention: CDO Trust Services-GSC Investment Corp. CLO 2007, Ltd.

Ladies and Gentlemen:

The undersigned hereby certifies that it is the beneficial owner of $            in principal amount of the [[Class A][Class B][Class C][Class D][Class E] [Deferrable] Floating Rate [Senior] Notes due 2020][Subordinated Notes due 2020] of GSC Investment Corp. CLO 2007, Ltd. [and GSC Investment Corp. CLO 2007, Inc.] and hereby requests the Trustee to provide it at the following address the [Monthly Report specified in Section 10.5(a)] [Payment Date Report specified in Section 10.5(b)] [Subordinated Noteholder Report specified in Section 10.5(c)] [notices pursuant to Section 14.3] [until such time as the undersigned ceases to be a beneficial owner]:

Name:
Address:

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this      day of                ,           .

[NAME OF BENEFICIAL OWNER]

By:
Authorized Signatory

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EXHIBIT E

FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

See Tab 7

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EXHIBIT F

FORM OF OPINION OF MAPLES AND CALDER

See Tab 41

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EXHIBIT G

FORMS OF OPINIONS OF STROOCK & STROOCK & LAVAN LLP

See Tabs 35, 36, 37, 38, 40

G-1

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EXHIBIT H

FORMS OF OPINION OF
ALSON & BIRD LLP

See Tab 42

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EXHIBIT I

FORM OF DTC NOTICE TO INVESTORS

See Tab 53

L-1